   As filed with the Securities and Exchange Commission on July 9, 2001

                                                     Registration No. 333-58902
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2

                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              IWO HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

  (For co-registrant, see "Co-Registrant Information" on the following page)

           Delaware                         4812                        14-1818487
 (State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
     of incorporation or
        organization)           Classification Code Number)       Identification Number)

                               ----------------

                           319 Great Oaks Boulevard
                            Albany, New York 12203
                                (518) 862-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                               Steven M. Nielsen
                     President and Chief Executive Officer
                              IWO Holdings, Inc.
                           319 Great Oaks Boulevard
                            Albany, New York 12203
                                (518) 862-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:

                           E. Michael Greaney, Esq.
                             Joerg H. Esdorn, Esq.
                          Gibson, Dunn & Crutcher LLP
                                200 Park Avenue
                           New York, New York 10166
                                (212) 351-4000
                             (212) 351-4035 (fax)

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------

  The registrant and the co-registrant hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant and the co-registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                           *CO-REGISTRANT INFORMATION

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                    State or Other   Primary Standard
                                   Jurisdiction of      Industrial      I.R.S. Employer
   Exact Name of Co-Registrant     Incorporation or Classification Code Identification
   as Specified in Its Charter       Organization         Numbers           Number
---------------------------------------------------------------------------------------
Independent Wireless One
 Corporation**..................       Delaware            4812           16-1565602
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
** Address and telephone of principal executive offices are the same as those of IWO Holdings, Inc.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED JULY 9, 2001


PROSPECTUS


                               IWO Holdings, Inc.
                               Offer to Exchange
                 All Outstanding 14% Senior Notes due 2011 for
                         New 14% Senior Notes due 2011

                                  -----------

  This exchange offer will expire at 5:00 p.m., New York City time, on [20 business days after commencement of exchange offer], 2001, unless extended.

  Terms of the exchange offer:

  . We will exchange all outstanding notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  . You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

  . The exchange of outstanding notes for new notes will not be a taxable exchange for United States federal income tax purposes.

  . The terms of the new notes to be issued are substantially identical to the terms of the outstanding notes, except that transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes do not apply.

  . Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal accompanying this prospectus states that by acknowledging this and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale. See "Plan of Distribution."

  .  We will not receive any proceeds from the exchange offer.

  . There is no existing market for the new notes to be issued, and we do not intend to apply for their listing on any securities exchange.

  See the "Description of Notes" section beginning on page 91 for more information about the new notes to be issued in this exchange offer.

  This investment involves risks. See the section entitled "Risk Factors" beginning on page 7 for a discussion of the risks that you should consider prior to tendering your outstanding notes for exchange.

  Neither the Securities and Exchange Commission nor any state securities and exchange commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                         Prospectus dated       , 2001.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................   8
Forward-Looking Statements...............................................  21
The Exchange Offer.......................................................  22
Use of Proceeds..........................................................  31
Capitalization...........................................................  31
Selected Historical Consolidated Financial Data..........................  32
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  34
Business.................................................................  44
Our Agreements with Sprint PCS...........................................  62
Management...............................................................  71
Principal Stockholders...................................................  78
Certain Transactions.....................................................  82
Regulation of the Wireless Telecommunications Industry...................  85
Description of Notes.....................................................  91
Book-Entry; Delivery and Form............................................ 134
Description of Certain Indebtedness...................................... 136
Description of Capital Stock............................................. 138
Material United States Federal Tax Considerations........................ 146
Plan of Distribution..................................................... 146
Legal Matters............................................................ 151
Experts.................................................................. 151
Where You Can Find More Information...................................... 152
Index to Consolidated Financial Statements............................... F-1

                               ----------------

   You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

                               ----------------

                               PROSPECTUS SUMMARY

   This summary contains basic information about us and this exchange offer but may not contain all the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus and the documents we refer you to. Unless otherwise specified, the words "we," "our," "ours," "us," "the company" and "our company" refer to IWO Holdings, Inc. and its subsidiaries. The term "outstanding notes" refers to the 14% Senior Notes due 2011 that were issued on February 2, 2001. The term "new notes" refers to the 14% Senior Notes due 2011 offered in this prospectus.

   All references to shares of common stock in this prospectus give effect to a 30-for-one stock split which was effected on November 27, 2000.

                               The Exchange Offer

 Notes Offered......................... $160.0 million aggregate principal amount of new 14% Senior Notes due
                                        2011, all of which have been registered
                                        under the Securities Act.

                                        The terms of the new notes offered in
                                        the exchange offer are substantially
                                        identical to those of the outstanding
                                        notes, except that certain transfer
                                        restrictions, registration rights and
                                        liquidated damages provisions relating
                                        to the outstanding notes do not apply
                                        to the registered new notes.

 Outstanding Notes..................... $160.0 million aggregate principal amount of 14% Senior Notes due 2011,
                                        all of which were issued on February 2,
                                        2001.

 The Exchange Offer.................... We are offering to issue registered new notes in exchange for a like principal
                                        amount and like denomination of our
                                        outstanding notes. We are offering to
                                        issue these registered new notes to
                                        satisfy our obligations under a
                                        registration rights agreement that we
                                        entered into with the initial
                                        purchasers of the outstanding notes
                                        when we sold them in a transaction that
                                        was exempt from the registration
                                        requirements of the Securities Act. You
                                        may tender your outstanding notes for
                                        exchange by following the procedures
                                        described under the caption "The
                                        Exchange Offer."

 Tenders; Expiration Date; Withdrawal.. The exchange offer will expire at 5:00
                                        p.m., New York City time, on [20
                                        business days after commencement of
                                        exchange offer], 2001, unless we extend
                                        it. If you decide to exchange your
                                        outstanding notes for new notes, you
                                        must acknowledge that you are not
                                        engaging in, and do not intend to
                                        engage in, a distribution of the new
                                        notes. You may withdraw any outstanding
                                        notes that you tender for exchange at
                                        any time prior to [20 business days
                                        after commencement of exchange offer],
                                        2001. If we decide for any reason not
                                        to accept any outstanding notes you
                                        have tendered for exchange, those
                                        outstanding notes will be returned to
                                        you without cost promptly after the
                                        expiration or termination of the
                                        exchange offer. See "The Exchange
                                        Offer--Terms of the Exchange Offer" for
                                        a more complete description of the
                                        tender and withdrawal provisions.

 Conditions to the Exchange Offer.. The exchange offer is subject to customary conditions, some of which we may waive.
 U.S. Federal Income Tax
  Consequences..................... Your exchange of outstanding notes for new notes to be issued in the exchange offer
                                    will not result in any gain or loss to you
                                    for U.S. federal income tax purposes.

 Use of Proceeds................... We will not receive any cash proceeds from the exchange offer.

 Exchange Agent.................... Firstar Bank, N.A.

 Consequences of Failure to
  Exchange Your Outstanding Notes.. Outstanding notes that are not tendered or that are tendered but not accepted will
                                    continue to be subject to the restrictions on transfer that are described in the legend on those outstanding notes. In general, you may offer or sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We, however, will have no further obligation to register the outstanding notes. If you do not participate in the exchange offer, the liquidity of your outstanding notes could be adversely affected.

 Consequences of Exchanging Your
  Outstanding Notes................ Based on interpretations of the staff of the SEC, we believe that you may offer for
                                    resale, resell or otherwise transfer the
                                    new notes that we issue in the exchange
                                    offer without complying with the
                                    registration and prospectus delivery
                                    requirements of the Securities Act if you:

                                    . acquire the new notes issued in the
                                      exchange offer in the ordinary course of your business;

                                    . are not participating, do not intend to
                                      participate, and have no arrangement or
                                      undertaking with anyone to participate,
                                      in the distribution of the new notes
                                      issued to you in the exchange offer; and

                                    . are not an "affiliate" of our company as
                                      defined in Rule 405 of the Securities
                                      Act.

                                    If any of these conditions is not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

                                    Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for outstanding notes which it acquired through market-making or other trading activities, must acknowledge that it will deliver a prospectus when it resells or transfers any new notes issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

                                   The Notes

   The terms of the new notes we are issuing in this exchange offer and the outstanding notes are identical in all material respects, except the new notes offered in the exchange offer:

  . will have been registered under the Securities Act;

  . will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

  . will not contain provisions relating to the payment of liquidated damages to be made to the holders of the outstanding notes under circumstances related to the timing of the exchange offer.

   A brief description of the material terms of the notes follows:

 Separability.....................  Each of the outstanding notes was issued as part of a unit consisting of $1,000
                                    principal amount of 14% senior notes due
                                    2011 of IWO Holdings, Inc. and one warrant
                                    to purchase 12.50025 shares of class C
                                    common stock of IWO Holdings, Inc. at an
                                    exercise price of $7.00 per share. The
                                    outstanding notes and the warrants will
                                    become separately transferable on the date
                                    on which the registration statement for
                                    this exchange offer is declared effective
                                    under the Securities Act.

 Notes............................  $160.0 million aggregate principal amount of 14% senior notes due 2011.

 Maturity Date....................  January 15, 2011.

 Interest Reserve.................  We used a portion of the proceeds of the offering to purchase a portfolio of U.S.
                                    government securities which will generate
                                    sufficient proceeds to make the first six
                                    scheduled interest payments on the notes.
                                    The account holding the investment
                                    securities and all of the securities and
                                    other items contained in the account have
                                    been pledged to the trustee for the benefit
                                    of the holders of the notes.

 Guarantee........................  Independent Wireless One Corporation
                                    initially is the sole guarantor of the
                                    notes. All of our restricted subsidiaries
                                    formed or acquired after the issue date of
                                    the outstanding notes that guarantee our
                                    senior credit facilities will also
                                    guarantee the notes. If we cannot make
                                    payments on the notes, the guarantors must
                                    make them instead.

 Ranking..........................  The notes are:

                                    . senior unsecured obligations (except that
                                      the notes are secured by the interest
                                      reserve through the sixth interest
                                      payment date);

                                    . equal in right of payment to all of our
                                      existing and future senior debt; and

                                    . senior in right of payment to all of our
                                      future subordinated debt.

                                    The guarantees are unsecured obligations of the guarantors and are:

                                    . subordinated in right of payment to all
                                      existing and future senior debt of the
                                      guarantors, including a guarantor's
                                      obligations under our existing senior
                                      credit facilities and other credit
                                      facilities with banks or institutional
                                      lenders;

                                    . equal in right of payment to all future
                                      senior subordinated debt of the
                                      guarantors; and

                                    . senior in right of payment to all future
                                      subordinated debt of the guarantors.

                                    Our initial guarantor generates all of our operating income, and we are dependent on it to meet our obligations under the notes.

 Optional Redemption..............  On or after January 15, 2006, we may redeem all or part of the notes at redemption
                                    prices set forth under the first paragraph
                                    of "Description of Notes--Optional
                                    Redemption," together with accrued and
                                    unpaid interest, if any, and liquidated
                                    damages, if any, thereon to the date of
                                    redemption.

                                    During the first 36 months after February
                                    2, 2001, we may use the net proceeds from certain equity offerings to redeem up to 35% of the notes originally issued at a redemption price of 114% of the value of the notes as of the date of redemption, provided that at least 65% of the notes originally issued remains outstanding immediately after the redemption. See
                                    "Description of Notes--Optional
                                    Redemption."

                                    At any time on or prior to January 15,
                                    2006, we may redeem all of the notes if we experience a change of control at the redemption price provided in the third paragraph of "Description of Notes--
                                    Optional Redemption."

 Change of Control................  If we experience a change of control
                                    (excluding certain mergers or other
                                    combinations with Sprint PCS affiliates),
                                    unless all notes are being called for
                                    redemption, we will be required to make an
                                    offer to repurchase your notes at a price
                                    equal to 101% of the aggregate principal
                                    amount together with accrued and unpaid
                                    interest, if any, to the date of
                                    repurchase. See "Description of Notes--
                                    Repurchase at the Option of Holders--Change
                                    of Control."

 Certain Covenants................  The indenture governing the notes contains covenants that, among other things, limit
                                    our ability and the ability of our
                                    restricted subsidiaries to:

                                    . incur additional debt (including
                                      disqualified stock);

                                    . pay dividends, redeem capital stock or
                                      make other restricted payments or
                                      investments;

                                    . create liens on our assets;

                                    . merge, consolidate or dispose of assets
                                      (excluding certain mergers or other
                                      combinations with Sprint PCS affiliates
                                      or Sprint PCS);

                                    . enter into transactions with affiliates;
                                      and

                                    . enter into sale and leaseback
                                      transactions.

                                    See "Description of Notes--Certain
                                    Covenants."

 Original Issue Discount..........  Because a portion of the offering price of the units was allocated to the warrants,
                                    the notes were issued with original issue
                                    discount for United States federal income
                                    tax purposes. Accordingly, United States
                                    holders will be required to include
                                    original issue discount in gross income for
                                    United States federal income tax purposes
                                    over the term of the notes in advance of
                                    receipt of cash payments to which such
                                    income is attributable.

                                  IWO Holdings

Overview

   We provide digital wireless personal communications services, commonly referred to as PCS, and related products in a region in the northeastern United States comprising approximately 6.1 million residents. We are one of 15 companies, which we believe are unrelated to each other and to Sprint PCS, that have entered into agreements with Sprint PCS to provide Sprint PCS products and services in their territories. Sprint PCS commonly refers to us and these other companies participating in its Sprint PCS network program as affiliates. Sprint PCS operates the largest all-digital, all-PCS wireless network in the United States, already serving more than 300 metropolitan markets including more than 4,000 cities and communities across the country. Sprint PCS has licenses covering more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. We have the exclusive right to use the Sprint PCS-owned spectrum in our territory for all wireless communications services for voice, data and Internet. Sprint PCS currently owns 30 megahertz of spectrum throughout our territory.

   Our territory is located in 20 contiguous markets across upstate New York, New Hampshire (other than the Nashua market), Vermont, and portions of Massachusetts and Pennsylvania. Our territory includes the cities of Albany and Syracuse, New York and Manchester, New Hampshire.

   We added nearly 37,000 net new subscribers in 2000 and as of March 31, 2001 provided service to approximately 92,000 subscribers. In March 2000, we purchased a network from Sprint PCS for $84.3 million that covered approximately 2.5 million residents or 41% of the residents in our territory. Our network covered approximately 2.7 million residents or 45% of the residents in our territory at the end of 2000, and we expect our network to cover approximately 4.4 million residents or 72% of the residents in our territory by the end of 2001 and approximately 4.7 million residents or 77% of the residents in our territory by the end of 2002. The number of residents we expect our network to cover represents our potential market and not the number of our estimated customers.

   After giving effect to our acquisition of the Albany, Syracuse and Manchester markets from Sprint PCS, pro forma 1999 revenues were $23.4 million and pro forma 1999 net loss was $39.1 million. We began operations on January 5, 2000 and, accordingly, we have limited operations, limited revenues, significant losses, substantial future capital requirements and an expectation of continued significant losses. Net loss in 2000 was $50.1 million and cash used in operations during 2000 was $20.0 million. We expect to have negative cash flow through 2003, during which year we expect to achieve positive cash flow.

Our Business Strategy

   We intend to:

  . capitalize on our Sprint PCS affiliation;

  . build a high quality personal communications services network;

  . execute an integrated marketing strategy, including marketing and build-out opportunities with local independent telephone companies that operate in our territory;

  . develop an efficient operating structure; and

  . pursue selective acquisitions.

                                ----------------

   We are a Delaware corporation. Our principal executive offices are located at 319 Great Oaks Boulevard, Albany, New York 12203, and our telephone number is (518) 862-6001.

                                  RISK FACTORS

   In addition to the information contained elsewhere in this prospectus, you should carefully consider the following risk factors, which apply to the outstanding notes and the new notes, in evaluating the exchange offer.

Risks Relating to This Exchange Offer

   You may have difficulty selling the outstanding notes that you do not exchange.

   If you do not exchange your outstanding notes for the new notes offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your outstanding notes. Those transfer restrictions are described in the indenture governing the outstanding notes and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

   In general, you may offer or sell your outstanding notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the outstanding notes under the Securities Act.

   If a large number of outstanding notes are exchanged for new notes issued in the exchange offer, it may be more difficult for you to sell your outstanding notes. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to have those outstanding notes registered under the Securities Act.

   See "The Exchange Offer--Consequences of Failure to Exchange Outstanding Notes" for a discussion of the possible consequences of failing to exchange your notes.

   You may find it difficult to sell the new notes because there is no existing trading market for the new notes.

   There is no existing trading market for the new notes. You may find it difficult to sell your new notes because an active trading market for the new notes may not develop. We do not intend to apply for listing or quotation of the new notes on any exchange. The new notes are being offered to the holders of the outstanding notes. The outstanding notes were issued on February 2, 2001 to a small number of institutional investors. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market may be. Although we were informed by the initial purchasers of the outstanding notes that they intend to make a market in the new notes, they are not required to do so, and they may cease market-making at any time without notice. Consequently, the market price of the new notes issued in this exchange offer could be adversely affected and you may not be able to liquidate your investment readily.

Risks Particular to Our Relationship with Sprint PCS

   If we materially breach our management agreement, Sprint PCS may terminate the agreement and purchase our operating assets at a discount to market value without further stockholder approval, and we would no longer be able to offer Sprint PCS services.

   Since we do not own any licenses to operate a wireless network, our ability to offer Sprint PCS products and services and our network's operation are dependent on our agreements with Sprint PCS not being terminated.

   We must comply with our obligations under the management agreement. For example, we must meet stringent build-out criteria requiring us to provide network coverage to a minimum network coverage area within specified time frames. We must also meet strict technical program requirements such as:

  . the percentage of time our network is up;

  . the percentage of dropped calls;

  . the ratio of blocked call attempts to total call attempts;

  . the ratio of call origination to termination failures; and

  . transport requirements for links between our cell sites and switches and between our switches and the public telephone system.

   Any material breach of our obligations under the management agreement could lead to a termination. If the management agreement is terminated, we will no longer be able to offer Sprint PCS products and services, and we may be required to sell our operating assets to Sprint PCS. This sale may take place without further stockholder approval and for a price equal to 72% of our entire business value. Our entire business value includes the value of our right to use the spectrum licenses in our markets, our business operations and other assets. The provisions of our management agreement that allow Sprint PCS to purchase our operating assets at a discount could adversely affect the value of our common stock, may limit our ability to sell our business and may reduce the price a buyer would be willing to pay for our business. See "Our Agreements with Sprint PCS--The Management Agreement."

   We may encounter difficulties in completing the build-out of our network required under our management agreement, which could increase costs and delay completion of our build-out.

   We may experience difficulty in obtaining access to radio communications sites, commonly referred to as cell sites, due to difficulty in obtaining local regulatory approvals or other reasons. This may delay the build-out of our portion of the Sprint PCS network. As part of our build-out, we must successfully lease or otherwise retain rights to a sufficient number of cell sites and switching facilities, build out the physical infrastructure and complete the purchase and installation of equipment. We expect a majority of our cell sites to be located on facilities shared with one or more wireless providers. The termination of these cell site agreements would significantly increase the costs of our build-out. Some of the cell sites are likely to require us to obtain zoning variances or other local governmental or third party approvals. The local governmental authorities in various locations in our markets have, at times, placed moratoriums on the construction of additional cell sites. Moreover, we may have to make changes to our network design as a result of difficulties in the site acquisition process. We must also meet the technical standards described in our management agreement in connection with the build-out of our network. Additionally, the Federal Communications Commission requires that our network must not interfere with the operations of microwave radio systems, and we and Sprint PCS may be required to relocate incumbent microwave operations to enable us to complete our build-out. Any difficulty in constructing our portion of the Sprint PCS network may increase our costs, affect our ability to provide services in our markets on a schedule consistent with our current business plan, limit our network capacity or reduce the number of new Sprint PCS subscribers. Any significant delays resulting from this difficulty may constitute a breach of our management agreement with Sprint PCS that could lead to a termination.

   We would suffer from any failure of Sprint PCS to perform its obligations under our management agreement. In addition, if we terminate the agreement because of this failure or because of any other event of termination caused by Sprint PCS, we have only limited rights upon a termination.

   We are dependent on Sprint PCS' ability to perform its obligations under our agreements. The failure of Sprint PCS to perform its obligations under our management agreement would substantially reduce our revenues, create difficulty in obtaining important financial or subscriber information or severely restrict our ability to conduct our business. In addition, if we terminate the agreement because of this failure or because of any other event of termination caused by Sprint PCS, we will no longer be able to offer Sprint PCS products and services, and our only remedy would be to require Sprint PCS to purchase our operating assets for a price equal to 80% of our entire business value or to require Sprint PCS to assign to us up to 10 megahertz of its licensed spectrum for a price equal to 10% of our entire business value or Sprint PCS' original cost plus microwave relocation costs, whichever is greater. See "Our Agreements with Sprint PCS--The Management Agreement--Rights on Termination."

   We may not receive as much Sprint PCS travel revenue as we anticipate because more of our subscribers may travel on other networks, fewer of Sprint PCS' and its affiliates' subscribers may travel on our network or Sprint PCS may change the rate we receive.

   We are paid a fee from Sprint PCS for every minute that a Sprint PCS subscriber based outside of our markets uses the Sprint PCS network in our markets. Similarly, we pay a fee to Sprint PCS for every minute that a Sprint PCS subscriber based in our markets uses the Sprint PCS network outside our markets. Sprint PCS customers from our markets may spend more time in other Sprint PCS coverage areas than we anticipate and Sprint PCS customers from outside our markets may spend less time in our markets or may use our services less than we anticipate. As a result, we may receive less Sprint PCS inbound travel revenue than we anticipate or we may have to pay more Sprint PCS outbound travel fees than the inbound travel revenue we collect. For the year ended December 31, 2000, our inbound travel revenues represented 31% of our total revenues. We expect this percentage to decrease significantly as we complete our network build and acquire more subscribers, but to continue to represent a substantial portion of our total revenues in the future. Our outbound travel fees currently substantially exceed our inbound travel revenues. Sprint PCS has agreed not to charge us for this excess until January 1, 2003, after which we will incur losses to the extent of this excess.

   In addition, under our agreements with Sprint PCS, Sprint PCS can change the current fee we receive or pay for each Sprint PCS travel minute. A unilateral change by Sprint PCS in the inbound travel revenue we are paid could substantially decrease our revenues and profitability. For more information, see "Business--Products and Services--Traveling and Roaming."

   The inability to use Sprint PCS' support services could disrupt our business and increase our operating costs.

   We rely on Sprint PCS' internal support systems, including customer care, customer activation, billing and other administrative support. Our operations could be disrupted if Sprint PCS is unable to maintain and expand these back office services or to efficiently outsource those services and systems through third-party vendors. It is likely that problems with Sprint PCS' internal support systems could cause:

  . delays or problems in our own operations or service;

  . delays or difficulty in gaining access to customer and financial information;

  . a loss of Sprint PCS customers; and

  . an increase in the costs of those services.

   Our services agreement with Sprint PCS provides that, upon nine months' prior written notice, Sprint PCS may terminate any service that we purchase from Sprint PCS. We do not have a contingency plan if Sprint PCS terminates any service it provides. If Sprint PCS terminates a service for which we have not developed a cost-effective alternative or increases the amount it charges us for these services, our operating costs may increase beyond our expectations and our operations may be interrupted or restricted.

   We rely on the use of the Sprint PCS brand name and logo to market our services, and a loss of use of this brand and logo or a decrease in the market value of this brand and logo would hinder our ability to market our products.

   The Sprint PCS brand and logo is highly recognizable. If we lose our rights to use the Sprint PCS brand and logo under our trademark and service mark license agreements, or if Sprint PCS makes business decisions which adversely affect the Sprint PCS brand and logo, we would lose the advantages associated with marketing efforts conducted by Sprint PCS. Potential customers may not recognize our brand readily and we may have to spend significantly more money on advertising to create brand recognition. See "Our Agreements with Sprint PCS--The Trademark and Service Mark License Agreements."

   Sprint PCS' roaming arrangements may not be competitive with other wireless service providers, which may restrict our ability to attract and retain customers.

   We rely on Sprint PCS' roaming arrangements with other wireless service providers for coverage in some areas. Some risks related to these arrangements are as follows:

  . the quality of the service provided by another provider during a roaming call may not approximate the quality of the service provided by the Sprint PCS network;

  . the price of a roaming call may not be competitive with prices of other wireless companies for roaming calls;

  . customers may have to use a more expensive dual-frequency handset that is both digital and analog capable and has diminished standby and talk-time capacities;

  . customers must end a call in progress and initiate a new call when leaving the Sprint PCS network and entering another wireless network; and

  . Sprint PCS customers may not be able to use Sprint PCS' advanced features, such as voicemail notification, while roaming.

   If Sprint PCS customers are not able to roam instantaneously or efficiently onto other wireless networks, we may lose current Sprint PCS subscribers and our Sprint PCS services will be less attractive to new customers.

   Sprint PCS may make business decisions that would not be in our best interest.

   Under our management agreement, Sprint PCS has a substantial amount of control over the conduct of our business. Conflicts between us and Sprint PCS may arise, and because Sprint PCS owes us no duties except as set forth in the management agreement, these conflicts may not be resolved in our favor. Accordingly, Sprint PCS may make decisions that adversely affect our business, such as the following:

  . Sprint PCS prices its national plans based on its own objectives and could set price levels that may not be economically sufficient for our business;

  . Sprint PCS could change the amount it charges us to perform support services;

  . we must obtain Sprint PCS' consent to sell non-Sprint PCS approved equipment, which consent could be withheld;

  . Sprint PCS may alter its network and technical requirements, which could result in increased equipment and build-out costs; and

  . Sprint PCS may request that we build out additional areas within our markets, which if we undertake, could result in less return on investment, and which if we decline to undertake, could result in Sprint PCS terminating the management agreement and forcing us to sell our operating assets to Sprint PCS at a discount to market value without further stockholder approval.

   Provisions of our management agreement with Sprint PCS may diminish our value and restrict the sale of our business.

   Sprint PCS must approve any change of control of our ownership and consent to any assignment of our management agreement with Sprint PCS. Sprint PCS has a right of first refusal if we decide to sell our operating assets to a third party. We are also subject to a number of restrictions on the transfer of our business including a prohibition on the sale of us or our operating assets to competitors of Sprint or Sprint PCS. These restrictions and other restrictions in our management agreement with Sprint PCS could adversely affect the value of our common stock, may limit our ability to sell the business, may reduce the price a buyer would be willing to pay for our business and may reduce our entire business value.

   If Sprint PCS does not maintain control over its licensed spectrum, our management agreement with Sprint PCS may be terminated.

   Sprint PCS, not us, owns the licenses necessary to provide wireless services in our markets. The Federal Communications Commission requires that licensees like Sprint PCS maintain control of their licensed systems and not delegate control to third-party operators or managers like us. If the Federal Communications Commission were to determine that our management agreement with Sprint PCS needs to be modified to increase the level of licensee control, we have agreed with Sprint PCS to use our best efforts to modify the agreement to comply with applicable law. If we cannot agree with Sprint PCS to modify the agreement, it may be terminated. If the agreement is terminated, we would no longer be a part of the Sprint PCS network and we would be unable to conduct our business.

   The Federal Communications Commission may not renew the Sprint PCS licenses, which would prevent us from providing wireless services.

   We do not own any licenses to operate wireless networks. We are dependent on Sprint PCS' licenses, which are subject to renewal and revocation. Sprint PCS' licenses in our markets will expire in June 2005, but may be renewed for additional ten-year terms. The Federal Communications Commission has adopted specific standards that apply to wireless personal communications services license renewals which, in the event of a comparative proceeding with competing applications, includes the award of a renewal expectancy to Sprint PCS upon its showing of "substantial service" during the past license term. Any failure by Sprint PCS or us to comply with these standards could cause nonrenewal of the Sprint PCS licenses for our markets. Additionally, if Sprint PCS does not demonstrate to the Federal Communications Commission that Sprint PCS has met the five-year and ten-year construction requirements for each of its wireless personal communications services licenses, it can lose the affected licenses and be ineligible to regain them.

   If Sprint PCS does not complete the construction of its nationwide personal communications services network, we may not be able to attract and retain customers.

   Sprint PCS currently intends to cover a significant portion of the population of the United States, Puerto Rico and the U.S. Virgin Islands by creating a nationwide personal communications services network through its own construction efforts and those of its affiliates. Sprint PCS is still constructing its nationwide network and does not offer personal communications services, either on its own network or through its roaming agreements, in every city in the United States. Sprint PCS has entered into, and anticipates entering into, management agreements similar to ours with companies in other markets under its nationwide personal communications services build-out strategy. Our results of operations are dependent on Sprint PCS' network and, to a lesser extent, on the networks of its other affiliates. Sprint PCS' and its affiliates' networks may not provide nationwide coverage to the same extent as its competitors which could adversely affect our ability to attract and retain customers.

   If Sprint PCS does not renew our management agreement, our ability to conduct our business would be severely restricted.

   Our management agreement with Sprint PCS is not perpetual. Sprint PCS can choose not to renew the agreement at the expiration of the 20-year initial term or any ten-year renewal term. Our agreement with Sprint PCS terminates in all events in 50 years. If Sprint PCS decides not to renew the management agreement or terminates it in accordance with its terms, we would no longer be a part of the Sprint PCS network and it would severely restrict our ability to conduct our business.

Other Risks Particular to Us

   If we do not successfully manage our anticipated rapid growth, we may not be able to complete our entire network by our target date, if at all.

   Our performance as a personal communications services provider will depend on our ability to manage successfully the network build-out process, implement operational and administrative systems, expand our base of employees, and train and manage our employees, including engineering, marketing and sales personnel. We will require expenditures of significant funds for the development, construction, testing and deployment of our personal communications services network before expanding commercial operations. These activities are expected to place significant demands on our managerial, operational and financial resources.

   The management of our anticipated growth will require, among other things:

  . continued development of our operational and administrative systems;

  . control of costs of network build-out;

  . integration of our network infrastructure with the rest of the Sprint PCS network;

  . increased marketing activities;

  . the ability to attract and retain qualified management, technical and sales personnel; and

  . the training of new personnel.

   Failure to successfully manage our expected rapid growth and development could impair our ability to achieve profitability and expand the coverage in our markets.

   We will have substantial debt which may have a number of important consequences for our operations.

   We currently have $240.0 million of senior credit facilities and as of March 31, 2001 borrowed $110.0 million under these facilities. In December 2000 we amended our $240.0 million senior credit facilities to provide that, subject to specified conditions, we may request an increase of $25.0 million in available borrowings on or prior to March 31, 2002. No lender is obligated to subscribe to this new commitment. We also have $160.0 million in outstanding 14% senior notes due 2011. As a result, we have a substantial amount of long-term debt. See "Description of Certain Indebtedness."

   The substantial amount of our debt will have a number of important consequences for our operations, including the following:

  . we will have to dedicate a substantial portion of any cash flow from operations to the payment of interest on, and principal of, our debt, which will reduce funds available for other purposes;

  . we may not be able to obtain additional financing for currently unanticipated capital expenditures, working capital requirements and other corporate purposes;

  . our senior credit facilities place restrictions on our ability to incur additional debt or issue additional equity without our lenders' consent;

  . borrowings under our senior credit facilities will be at variable rates of interest, which would result in higher interest expense in the event of increases in market interest rates; and

  . we may be unable to refinance our senior credit facilities on terms reasonably satisfactory to us.

   We may not achieve or sustain operating profitability or positive cash flow from operating activities.

   We expect to incur significant operating losses and to generate significant negative cash flow until at least 2003 while we develop and construct our personal communications services network and build our customer base. Our operating profitability will depend upon many factors, including, among others, our ability to market our services successfully, achieve our projected market penetration and manage customer turnover rates effectively. Our expectation of becoming cash flow positive during 2003 is based upon our current business model. Our business model is based, in large part, upon our expectations as to future events, including future costs and revenues. We are a new company with a limited operating history upon which to base our model.
We
may not become cash flow positive during 2003 for numerous reasons, including the risks identified in this prospectus. If we do not achieve and maintain operating profitability and positive cash flow on a timely basis, we may not be able to meet our debt service requirements.

   We may need more capital than we currently project to build out our portion of the Sprint PCS network and fund our business plan.

   The build-out of our portion of the Sprint PCS network will require substantial capital. Additional funds could be required for a variety of reasons, including unanticipated capital expenditures, expenses or operating losses. In addition, we may need additional funding if we bring in new customers more quickly than expected because the up-front costs associated with new customers will likely exceed the initial revenue generated by these customers. Additional funds may not be available. Even if those funds are available, we may not be able to obtain them on a timely basis, on terms acceptable to us or within limitations permitted by the covenants under our senior credit facilities. Failure to obtain additional funds, should the need for them develop, could result in the delay or abandonment of our development and expansion plans. If we do not have sufficient funds to complete our build-out, we may be in breach of our management agreement with Sprint PCS or in default under our senior credit facilities.

   Our lenders could control our assets if we default on our debt.

   Due to the liens on substantially all of our assets that secure our senior credit facilities, our lenders may control our assets upon a default. Our failure to make payments on our debt would constitute a default. Our ability to make these payments depends upon our future operating performance which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. If our cash flow is insufficient, we may be forced to take actions such as delaying or reducing capital expenditures, attempting to restructure or refinance our debt, selling assets or operations or seeking additional equity capital. None of these actions may be sufficient to allow us to service our debt obligations. Further, we may be unable to take any of these actions on satisfactory terms, in a timely manner or at all. Our senior credit facilities limit our ability to take several of these actions. Under our current business plan, we expect to incur substantial debt before achieving positive cash flow. Our failure to generate sufficient funds to pay our debts or to successfully undertake any of these actions could, among other things, result in our lenders controlling our assets.

   If we do not meet all of the conditions required under our senior credit facilities, we may not be able to borrow all of the funds we anticipate receiving and may not be able to complete the build-out of our portion of the Sprint PCS network.

   Our anticipated future borrowings under our senior credit facilities will be subject at each funding date to several conditions, including:

  . acquiring minimum numbers of Sprint PCS subscribers and achieving minimum network coverage on schedule; and

  . adhering to financial and performance related covenants.

   If we do not meet these conditions, among others, at each funding date, our lenders may choose not to lend any or all of the remaining amounts. If other sources of funds are not available, we may be unable to complete the build-out of our portion of the Sprint PCS network. If we do not have sufficient funds to complete our network build-out, we may be in breach of our management agreement with Sprint PCS and be in default under our senior credit facilities.

   If we default under our senior credit facilities, our lenders may declare our debt immediately due and payable and Sprint PCS may force us to sell our assets without stockholder approval.

   Our senior credit facilities require that we comply with specified financial ratios and other performance covenants. If we fail to comply with these covenants or we default on our obligations under our senior credit facilities, our lenders may accelerate the maturity of our debt. If our lenders accelerate our debt, Sprint PCS has the option to purchase our operating assets at a discount to market value and assume our obligations under the senior credit facilities, without further stockholder approval. If Sprint PCS does not exercise this option, our lenders may sell our assets to third parties without approval of our stockholders. If Sprint PCS provides notice to our lenders that we are in breach of our management agreement with Sprint PCS and, as a result, our obligations under the senior credit facilities are accelerated and Sprint PCS does not elect to operate our business, our lenders may designate a third party to operate our business without the approval of our stockholders.

   Our indebtedness will place restrictions on us which may limit our operating flexibility and our ability to engage in some transactions.

   The indenture governing the notes and our senior credit facilities both impose material operating and financial restrictions on us. These restrictions, subject to exceptions in the ordinary course of business, may limit our ability to engage in some transactions, including the following:

  . designated types of mergers or consolidations;

  . creating liens;

  . paying dividends or other distributions to our stockholders;

  . making investments;

  . selling assets;

  . repurchasing our common stock;

  . changing lines of business;

  . borrowing additional money; and

  . transactions with affiliates.

   These restrictions could limit our ability to obtain debt financing, repurchase stock, refinance or pay principal or interest on our outstanding debt, consummate acquisitions for cash or debt or react to changes in our operating environment.

   We will be in default under our indebtedness if we fail to pass financial and business tests.

   Our senior credit facilities require us to maintain specified financial ratios and to satisfy specified tests, including tests relating to:

  . minimum covered population;

  . minimum number of subscribers to our services; and

  . minimum annualized revenues.

   If we fail to satisfy any of the financial ratios and tests, we could be in default under our senior credit facilities. An event of default may prohibit us and the guarantors from paying the notes or the guarantees of the notes as well as liquidated damages should we fail to maintain the effectiveness of the registration statement of which this prospectus forms a part.

   Because we depend heavily on outsourcing, the inability of third parties to fulfill their contractual obligations to us may disrupt our services or the build-out of our portion of the Sprint PCS network.

   Because we outsource portions of our business, we depend heavily on third-party vendors, suppliers, consultants, contractors and local telephone and utility companies. We have retained those persons to:

  . design and engineer our systems;

  . design and construct retail stores;

  . obtain permits for the construction of base stations, switch facilities and towers;

  . construct cell sites and switching facilities;

  . obtain cell site leases;

  . install transmission lines; and

  . deploy our wireless personal communications services network systems.

   The failure by any of our vendors, suppliers, consultants, contractors or local telephone and utility companies to fulfill their contractual obligations to us could materially delay construction and disrupt the operations of our portion of the Sprint PCS network.

   In addition, we lease a portion of the cell sites for our network systems through master lease agreements with communication site management companies. Many of the companies, in turn, have separate leasing arrangements with each of the owners of the sites. If these companies were to become insolvent or were to breach those arrangements, we may lose access to those cell sites and experience extended service interruption in the areas serviced by those sites.

   We may not be able to respond effectively to the significant competition in the wireless communications services industry or keep pace with our competitors in the introduction of new products, services and equipment, which could impair our ability to attract new customers.

   Our dependence on Sprint PCS to develop competitive products and services and the requirement that we obtain Sprint PCS' consent to sell non-Sprint PCS approved equipment may limit our ability to keep pace with our competitors in the introduction of new products, services and equipment. Additionally, we expect existing cellular providers will upgrade their systems and provide expanded, digital services to compete with the Sprint PCS products and services we offer. These wireless providers require their customers to enter into long-term contracts, which may make it more difficult for us to attract customers away from them. Sprint PCS generally does not require its customers to enter into long-term contracts, which may make it easier for other wireless providers to attract customers away from us.

   We may not be able to compete with larger, more established wireless providers who have resources to competitively price their products and services, which could result in a reduction of our subscribers.

   We compete with several wireless providers, some of which have an infrastructure in place and have been operational for a number of years. Our major competitors include Verizon Wireless, Cingular Wireless (a joint venture formed by SBC Communications and BellSouth), AT&T Wireless, Nextel Communications/Nextel Partners and VoiceStream Wireless. Some of our competitors:

  . have substantially greater financial, technological, marketing and sales and distribution resources than us;

  . have more extensive coverage in specific areas of our markets and have broader regional coverage than us;

  . have or may obtain access to more licensed spectrum than the amount licensed to Sprint PCS in most of our territory and therefore will be able to provide greater network call volume capacity than our network to the extent that network usage begins to reach or exceed the capacity of our licensed spectrum; and

  . may market other services, such as traditional telephone service, cable television access and access to the Internet, with their wireless communications services.

   We may be unable to compete successfully with these larger competitors who have substantially greater resources or who offer more services than we do to a larger subscriber base, which could result in a reduction in new subscribers.

   We may not be able to respond to the recent trend toward consolidation of the wireless communications industry or compete with potential acquirers for acquisitions, which could result in a reduction of our subscribers, decline in prices for our products and services and dilution to our stockholders if we issue our common stock in acquisitions.

   There has been a recent trend in the wireless communications industry toward consolidation of wireless service providers through joint ventures, mergers and acquisitions. We expect this consolidation to lead to larger competitors over time. Several large competitors already exist, such as AT&T Wireless with nearly 16 million subscribers, Verizon Wireless with over 27 million subscribers and Cingular Wireless with over 19 million subscribers. We may not be able to respond to pricing pressures that may result from a consolidation in our industry, which could result in a reduction of new subscribers or cause market prices for our products and services to continue to decline.

   If we expand our operations through acquisitions, we will compete with other potential acquirers, some of which may have greater financial or operational resources than us. If we issue shares of our common stock in connection with any acquisition, this may result in dilution to our stockholders. In addition, we may not be able to participate in any Sprint PCS affiliate consolidation, which may adversely affect the value of our common stock.

   We may have difficulty in obtaining handsets and equipment, which could cause delays and increased costs in the build-out of our network.

   We currently purchase all handsets and equipment through Sprint PCS. The demand for the equipment we require to construct our portion of the Sprint PCS network is considerable and manufacturers of this equipment have substantial order backlogs. In addition, the demand for specific types of handsets is strong and the manufacturers of those handsets may have to distribute their limited supply or products among the manufacturers' numerous customers. If Sprint PCS modifies its handset logistics and delivery plan or if we are not able to continue to rely on Sprint PCS' relationships with suppliers and vendors, some of which provide us with vendor discounts on equipment, we could have difficulty obtaining specific types of handsets and equipment in a timely manner and our equipment costs could increase. As a result, we could suffer delays in the build-out of our portion of the Sprint PCS network, disruptions in service and a reduction in subscribers.

   The technology we use has limitations and could become obsolete, which would require us to implement new technology at substantially increased costs and limit our ability to compete effectively.

   We intend to employ digital wireless communications technology selected by Sprint PCS for its network. Code division multiple access, known as CDMA, is a relatively new technology. CDMA may not provide the advantages expected by Sprint PCS. If another technology becomes the preferred industry standard, we may be at a competitive disadvantage and competitive pressures may require Sprint PCS to change its digital technology which, in turn, may require us to make changes at substantially increased costs.

   The wireless telecommunications industry is experiencing significant technological change, as evidenced by the increasing pace of digital upgrades in existing analog wireless systems, evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. If we are unable to keep pace with these technological changes, the technology used on our network may become obsolete. In addition, wireless carriers are seeking to implement a new "third generation," or "3G," technology throughout the industry. The 3G technology would support new wireless services, including multimedia mobile applications. We may not be able to implement the 3G technology successfully on a timely or cost-effective basis. See "Business--Technology."

   Our services may not be broadly used and accepted by consumers, which could reduce the amount of our new subscriber revenue.

   Personal communications services systems have a limited operating history in the United States. We may not cultivate demand by consumers in our markets for our personal communications services. Our inability to establish and successfully market personal communications services could reduce the amount of our new subscriber revenue.

   We may experience a high rate of customer turnover which would increase our costs of operations and reduce our revenue.

   Our strategy to reduce customer turnover may not be successful. The rate of customer turnover may be the result of several factors, including network coverage, reliability issues such as blocked calls and dropped calls, handset problems, non-use of phones, change of employment, the non-use of customer contracts, affordability, customer care concerns and other competitive factors. Price competition and other competitive factors could also cause increased customer turnover. A high rate of customer turnover could adversely affect our competitive position, results of operations and our costs of, or losses incurred in, obtaining new subscribers, especially because we subsidize some of the costs of initial purchases of handsets by customers.

   Unauthorized use of our network could disrupt our business.

   We will likely incur costs associated with the unauthorized use of our personal communications services network, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud impacts interconnection costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for unbillable fraudulent roaming.

   Our projected build-out plan does not cover all of our territory, which could make it difficult to maintain a profitable customer base.

   Our projected build-out plan for our territory does not cover all areas of our territory. By the end of 2003, we expect to cover 77% of the resident population in our territory. As a result, our plan may not adequately serve the needs of the potential customers in our territory or attract enough subscribers to operate our business successfully. To correct this potential problem, we may have to cover a greater percentage of our territory than we anticipate, which we may not have the financial resources to complete or may be unable to do profitably.

   Investcorp S.A. and co-investors arranged by Investcorp which control us may take actions that conflict with your interests.

   Approximately 64.7% of the voting power of our outstanding common stock is held by Investcorp S.A. and co-investors arranged by Investcorp. Accordingly, the Investcorp investors control the power to elect our directors, to appoint new management and to approve many actions requiring the approval of our stockholders, such as adopting most amendments to our certificate of incorporation and approving mergers or sales of all or substantially all of our assets. The elected directors have the authority, subject to the terms of our debt, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions about our capital stock.

   The interests of the Investcorp investors could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Investcorp investors, as equity holders, might conflict with your interests as a note holder. The Investcorp investors may also have an interest in pursing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though these transactions might involve risks to you, as holders of the notes.

Risks Particular to Our Industry

   Use of hand-held phones may pose health risks, which could result in a reduction in subscribers and increased exposure to litigation.

   Media reports have suggested that certain radio frequency emissions from wireless handsets may be linked to various health concerns, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. The actual or perceived risk of radio frequency emissions from portable telephones could adversely affect us through a reduced subscriber growth rate, a reduction in subscribers, reduced network usage per subscriber and increased exposure to potential litigation.

   Regulation by government agencies and taxing authorities may increase our costs of providing service, require us to change our services or increase competition.

   The licensing, construction, use, operation, sale and interconnection arrangements of wireless telecommunication systems are regulated to varying degrees by the Federal Communications Commission, the Federal Trade Commission, the Federal Aviation Administration, the Environmental Protection Agency, the Occupational Safety and Health Administration and, depending on the jurisdiction, state and local regulatory agencies and legislative bodies. Adverse decisions regarding these regulatory requirements could negatively impact Sprint PCS' operations and our costs of doing business. For example, changes in tax laws or the interpretation of existing tax laws by state and local authorities could subject us to increased income, sales, gross receipts or other tax costs or require us to alter the structure of our relationship with Sprint PCS. In addition, the Federal Communications Commission may license additional spectrum for new carriers, which would increase the competition we face.

Risks Relating to the Notes

   We are a holding company and because the guarantees are unsecured and subordinated to debt that encumbers our guarantor subsidiaries' assets, you may not be fully repaid if we or our guarantor subsidiaries become insolvent.

   The notes are our unsecured obligations (except for the interest reserve). We are a holding company that derives all our operating income from our subsidiaries. We are dependent on the earnings and cash flow of our subsidiaries to meet our obligations with respect to the notes. If we or our guarantor subsidiaries become insolvent, we or our guarantor subsidiaries may not have sufficient assets to make payments on amounts due on any or all of the notes or the subsidiary guarantees. In addition, the right to payment on the guarantees will be subordinated to all of our guarantor subsidiaries' existing and future senior debt. The senior credit facilities are secured by liens on substantially all of the assets of us and our guarantor subsidiaries. If our guarantor subsidiaries were to default on the senior credit facilities, our lenders could foreclose on the collateral regardless of any default with respect to the notes. These assets would first be used to repay in full all amounts outstanding under the senior credit facilities. If our guarantor subsidiaries become bankrupt, liquidate, dissolve, reorganize or undergo a similar proceeding, such guarantor subsidiaries' assets will be available to pay obligations on the notes or the applicable guarantee only after all outstanding senior debt of such party has been paid in full. In addition, an event of default under the senior credit facilities may prohibit us and the guarantors of the notes from paying the notes or the guarantees of the notes.

   The value of our business is primarily based on our agreements with Sprint PCS and the infrastructure equipment used in our network. These assets are highly specialized and, taken individually, have limited marketability, particularly as a result of some of the provisions in the Sprint PCS agreements. Therefore, in a foreclosure sale, these assets are likely to be sold as an entirety, and the lender may not realize enough money to satisfy all senior debt.

   Furthermore, any right we have to receive the assets of any subsidiary not guaranteeing the notes upon such subsidiary's liquidation or reorganization, and your consequent right to participate in the distribution of the proceeds of those assets, effectively will be subordinated by operation of law to the claims of such subsidiary's creditors, including lenders and trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. As of the issue date of the notes, Independent Wireless One Leased Realty Corporation will be the only subsidiary not guaranteeing the notes. Independent Wireless One Leased Realty Corporation is a special purpose company which holds all leases and other real estate interests used in our business and that of our subsidiaries.

   Our lenders will control enforcement of the pledges of any of our subsidiaries' stock, which may affect the trustee's ability to independently pursue remedies on behalf of holders of the notes.

   Our lenders under our senior credit facilities are given the exclusive right to control all decisions relating to the enforcement of remedies under the senior credit facilities with respect to the stock of our current and future subsidiaries. Our lenders may have interests that are different from yours and our lenders may elect not to pursue their remedies under the senior credit facilities at a time when it would be advantageous for you to do so.

   Because federal and state statutes may allow courts to void the guarantees of the notes, you may not have the right to receive any money pursuant to the guarantees.

   Although the guarantees of the notes provide you with a direct claim against the assets of the applicable guarantor, creditors of a bankrupt guarantor may challenge the guarantee. If a challenge to a guarantee were upheld, then the applicable guarantee would be invalid and unenforceable, and be junior to all creditors, including trade creditors, of that guarantor.

   For example, the creditors of a bankrupt guarantor could challenge a guarantee on the grounds that the guarantee constituted a fraudulent conveyance under bankruptcy law. If a court were to rule that the guarantee did constitute a fraudulent conveyance, then the court could void the obligations under the guarantee or subordinate the guarantee to other debt of the guarantor or take other action detrimental to holders of the notes.

   Because the notes were issued with original issue discount, you will have to include interest in your taxable income before you receive cash.

   Because a portion of the offering price of the units was allocated to the warrants, the notes were issued with original issue discount for United States federal income tax purposes. Original issue discount will accrue from the issue date of the notes and will be included in your gross income for United States federal income tax purposes before you receive a cash payment to which the income is attributable.

   If an event constituting certain changes in control of our company occurs, we may be unable to fulfill our obligation to purchase your notes.

   Our senior credit facilities prohibit us from purchasing any of the notes before their stated maturity. Under the indenture governing the notes, upon certain changes in control we will, subject to certain contractual limitations, be required to make an offer to repurchase all of the notes. In the event we become subject to a change in control at a time when we are prohibited from purchasing the notes, we may seek the consent of our lenders under the senior credit facilities to purchase the notes or attempt to refinance the senior credit facilities.

If we do not obtain a consent or repay the senior credit facilities, our failure to purchase the tendered notes would constitute an event of default under the indenture, which would in turn result in a default under the senior credit facilities. Even if we obtain the consent, we cannot assure you that we will have sufficient resources to repurchase the notes following a change in control.

   Certain business combinations with Sprint PCS affiliates may not result in a change of control that obligates us to repurchase your notes.

   Consistent with our business strategy, we discuss potential strategic business combinations with other Sprint PCS affiliates from time to time. We have not reached any agreements or understandings with respect to such a business combination or other transaction. We cannot assure you as to whether we will enter into any such business combination or as to the terms of any such business combination. Under the notes, certain business combinations that might otherwise be a change of control that triggers your repurchase rights would not trigger the repurchase rights if the business combination involved another Sprint PCS affiliate.

                           FORWARD-LOOKING STATEMENTS

   This prospectus contains statements about future events and expectations, which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this prospectus that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements include:

  . forecasts of growth in the number of consumers using wireless personal communications services and in estimated number of residents;

  . statements regarding our plans for, and costs of the build-out of our portion of the Sprint PCS network;

  . statements regarding our future revenues, expense levels, liquidity and capital resources, operating losses and projections of when we will launch commercial wireless personal communications services, products and distribution channels in particular markets;

  . statements regarding expectations or projections about markets in our territory; and

  . other statements, including statements containing words such as "may,"
    "might," "could," "would," "anticipate," "believe," "plan," "estimate," "project," "expect," "seek," "intend" and other similar words that signify forward-looking statements.

   These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Specific factors that might cause such a difference include, but are not limited to:

  . our dependence on our affiliation with Sprint PCS;

  . the need to successfully complete the build-out of our portion of the Sprint PCS network on our anticipated schedule;

  . our dependence on Sprint PCS' back office services;

  . our limited operating history and anticipation of future losses;

  . our potential need for additional capital;

  . the continued ability to borrow under our senior credit facilities;

  . our dependence on contractor and consultant services, network implementation and information technology support;

  . our competition;

  . our potential inability to expand our services and related products in the event of substantial increases in demand in excess of supply for network and handset equipment and related services and products; and

  . changes or advances in technology.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

   When we sold the outstanding notes in February 2001, we entered into a registration rights agreement with the initial purchasers of those notes. Under the registration rights agreement, we agreed to file by May 3, 2001 the registration statement of which this prospectus forms a part regarding the exchange of the new notes which are registered under the Securities Act for outstanding notes and to use our reasonable best efforts to cause this registration statement to be declared effective by the SEC by August 1, 2001. We also agreed to use our reasonable best efforts to keep this exchange offer open for at least 20 business days after the date notice of the exchange offer is mailed to the holders of the outstanding notes and to consummate this exchange offer by September 13, 2001. The registration rights agreement provides that we are required to pay liquidated damages to the holders of outstanding notes whose notes are subject to transfer restrictions if:

  . the registration statement is not declared effective by August 1, 2001;
    or

  . the exchange offer has not been consummated by September 13, 2001.

A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

   This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange outstanding notes which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on [20 business days after commencement of exchange offer], 2001, or such later date and time to which we, in our sole discretion, extend the exchange offer.

   The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the outstanding notes, except that the new notes being issued in the exchange offer:

  . will have been registered under the Securities Act;

  . will not bear the restrictive legends restricting their transfer under the Securities Act; and

  . will not contain the registration rights and liquidated damages provisions contained in the outstanding notes.

   Outstanding notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 and any integral multiple of $1,000.

   We expressly reserve the right, in our sole discretion:

  . to extend the expiration date;

  . to delay accepting any outstanding notes;

  . if any of the conditions set forth below under "--Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; and

  . to amend the exchange offer in any manner.

   We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

How to Tender Outstanding Notes for Exchange

   When the holder of outstanding notes tenders and we accept outstanding notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who wishes to tender outstanding notes for exchange must, on or prior to the expiration date:

     (1) transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to Firstar Bank, N.A., the exchange agent, at the address set forth below under the heading "--The Exchange Agent"; or

     (2) if outstanding notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent's message to the exchange agent at the address set forth below under the heading "--The Exchange Agent."

   In addition, either:

     (1) the exchange agent must receive the certificates for the outstanding notes and the letter of transmittal;

     (2) the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the outstanding notes being tendered into the exchange agent's account at the Depository Trust Company, or DTC, along with the letter of transmittal or an agent's message; or

     (3) the holder must comply with the guaranteed delivery procedures described below.

The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, referred to as a "book-entry confirmation," which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

   The method of delivery of the outstanding notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent directly to us.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

     (1) by a holder of outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     (2) for the account of an eligible institution.

An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

   If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If outstanding notes are registered in the name of a person other than the signer of the letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

   We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

     (1) reject any and all tenders of any outstanding note improperly tendered;

     (2) refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful; and

     (3) waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer.

   Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of outstanding notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us incur any liability for failure to give such notification.

   If a person or persons other than the registered holder or holders of the outstanding notes tendered for exchange signs the letter of transmittal, the tendered outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes.

   If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

   By tendering, each holder will represent to us that, among other things, the person acquiring new notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of our company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes, such holder or any such other person:

     (1) may not rely on the applicable interpretations of the staff of the SEC; and

     (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Acceptance of Outstanding Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue new notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "--Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

   For each outstanding note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered outstanding note. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the issue date of the outstanding notes or, if interest has been paid, the most recent date to which interest has been paid. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of liquidated damages to the holders of the outstanding notes under circumstances relating to the timing of the exchange offer.

   In all cases, we will issue new notes in the exchange offer for outstanding notes that are accepted for exchange only after the exchange agent timely receives:

     (1) certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC;

     (2) a properly completed and duly executed letter of transmittal or an agent's message; and

     (3) all other required documents.

   If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged outstanding notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged outstanding notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

   The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system must make book-entry delivery of outstanding notes denominated in dollars by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of outstanding notes tendered in the exchange offer may be effected through book-entry transfer at DTC as applicable. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must:

     (1) be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date; or

     (2) comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

   If a holder of outstanding notes desires to tender such notes and the holder's outstanding notes are not immediately available, or time will not permit such holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     (1) the holder tenders the outstanding notes through an eligible institution;

     (2) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the outstanding notes being tendered and the amount of the outstanding notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     (3) the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

   You may withdraw tenders of your outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

   For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must:

     (1) specify the name of the person having tendered the outstanding notes to be withdrawn;

     (2) identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes; and

     (3) where certificates for outstanding notes are transmitted, specify the name in which outstanding notes are registered, if different from that of the withdrawing holder.

   If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those outstanding notes without cost to the holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, the outstanding notes withdrawn will be credited to an account maintained with DTC for the outstanding notes. The outstanding notes will be returned or credited to this account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described under "-- How to Tender Outstanding Notes for Exchange" above at anytime on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

   We are not required to accept for exchange, or to issue new notes in the exchange offer for, any outstanding notes. We may terminate or amend the exchange offer at any time before the acceptance of outstanding notes for exchange if:

     (1) any federal law, statute, rule or regulation is adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

     (2) any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

     (3) there is a change in the current interpretation by staff of the SEC which permits the new notes issued in the exchange offer in exchange for the outstanding notes to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder which is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes acquired in the exchange offer are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of the new notes;

     (4) there is a general suspension of or general limitation on prices for, or trading in, securities on any national exchange or in the over-the-counter market;

     (5) any governmental agency creates limits that adversely affect our ability to complete the exchange offer;

     (6) there is any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer;

     (7) there is a change or a development involving a prospective change in our and our subsidiaries' businesses, properties, assets, liabilities, financial condition, operations, results of operations taken as a whole, that is or may be adverse to us; or

     (8) we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding notes or the new notes to be issued in the exchange offer.

   The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least three business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

The Exchange Agent

   Firstar Bank, N.A. has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                               Main Delivery To:

                               Firstar Bank, N.A.

                  By mail, hand delivery or overnight courier:
                               Firstar Bank, N.A.
                              101 East 5th Street
                           St. Paul, Minnesota 55101
                     Attention: Frank Leslie--Confidential

                           By facsimile transmission:
                        (for eligible institutions only)
                                 (651) 229-6415

                             Confirm by telephone:
                                 (651) 229-2600

  Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

Fees and Expenses

   We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

  . SEC registration fees;

  . fees and expenses of the exchange agent and the trustee;

  . accounting and legal fees;

  . printing fees; and

  . related fees and expenses.

Transfer Taxes

   Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, the new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Outstanding Notes

   Holders who desire to tender their outstanding notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

   Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding notes and the existing restrictions on transfer set forth in the legend on the outstanding notes and in the offering circular dated January 26, 2001, relating to the outstanding notes. Except in limited circumstances with respect to specific types of holders of outstanding notes, we will have no further obligation to provide for the registration under the Securities Act of such outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the outstanding notes under the Securities Act or under any state securities laws.

   Upon completion of the exchange offer, holders of the outstanding notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

   Holders of the new notes and any outstanding notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Consequences of Exchanging Outstanding Notes

   Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by holders of those new notes, other than by any holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act. The new notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     (1) the new notes issued in the exchange offer are acquired in the ordinary course of the holder's business; and

     (2) the holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of the new notes issued in the exchange offer.

   However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

   Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

     (1) it is not an affiliate of our company;

     (2) it is not engaged in, and does not intend to engage in, a distribution of the new notes issued in the exchange offer and has no arrangement or understanding to participate in a distribution of new notes issued in the exchange offer;

     (3) it is acquiring the new notes issued in the exchange offer in the ordinary course of its business; and

     (4) it is not acting on behalf of a person who could not make representations (1)-(3).

   Each broker-dealer that receives new notes for its own account in exchange for outstanding notes must acknowledge that:

     (1) such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

     (2) it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of new notes issued in the exchange offer.

   Furthermore, any broker-dealer that acquired any of its outstanding notes directly from us:

     (1) may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman Sterling, SEC No-Action Letter (July 2, 1983); and

     (2) must also be named as a selling holder of the new notes in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

   See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

   In addition, to comply with state securities laws of certain jurisdictions, the new notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the new notes. We have agreed in the registration rights agreement that, prior to any public offering of transfer restricted notes, we will use our reasonable best efforts to register or qualify, and cooperate with the holders of the notes in connection with the registration or qualification of, the transfer restricted notes for offer or sale under the securities laws of those states as any holder of the notes reasonably requests in writing. Unless a holder requests, we currently do not intend to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

                                USE OF PROCEEDS

   We will not receive any proceeds from this exchange offer. The proceeds from the sale of the outstanding notes were used to purchase U.S. government securities in an amount sufficient upon receipt of scheduled interest and principal payments on such securities to provide payment in full when due of the first six scheduled interest payments on the notes and, together with net proceeds from our private equity placements and available borrowings under our senior credit facilities, to fund capital expenditures, including the remaining build-out of our network, operating losses, working capital requirements and general corporate purposes.

                                 CAPITALIZATION

   The following table shows the cash and cash equivalents position and our total capitalization as of March 31, 2001.

                                                                     As of
                                                                 March 31, 2001
                                                                 --------------
                                                                  (Unaudited)
                                                                 (In thousands)
Cash and cash equivalents.......................................    $134,544
                                                                    ========
Long-term debt:
  Senior credit facilities(1)...................................    $110,000
  Senior notes(2)...............................................     152,108
                                                                    --------
    Total long-term debt........................................     262,108
                                                                    --------
Stockholders' equity:
  Common stock and additional paid-in capital(2)................     183,893
  Deficit accumulated during development stage, retained
   deficit, promissory notes receivable and treasury stock......     (66,667)
                                                                    --------
    Total stockholders' equity..................................     117,226
                                                                    --------
    Total capitalization........................................    $379,334
                                                                    ========

--------
(1) In December 2000 we amended our $240.0 million senior credit facilities to provide that, subject to specified conditions, we may request an increase of $25.0 million in available borrowings on or prior to March 31, 2002. No lender is obligated to subscribe to this new commitment.

(2) Reflects $160.0 million of gross proceeds at issuance of the notes less approximately an $8.0 million discount associated with the value of warrants issued on February 2, 2001. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected dividend yield of 0%, a risk-free interest rate of 5.3%, expected life of 10 years and a volatility of 35%. The discount has been allocated to additional paid-in capital.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

IWO Holdings, Inc.

   The selected historical consolidated financial data presented below for the period from our inception on August 22, 1997 through December 31, 1997, for the year ended December 31, 1998, for the periods January 1, 1999 through December 20, 1999 and December 20, 1999 through December 31, 1999 and for the year ended December 31, 2000, and balance sheet data as of December 31, 1997, 1998, 1999 and 2000, are derived from our audited consolidated financial statements. This data should be read in conjunction with our audited financial statements included elsewhere in this prospectus.

   The selected consolidated financial data presented below as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 are derived from and should be read in conjunction with our unaudited consolidated financial statements included elsewhere in this prospectus.

   In our opinion, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary to present fairly the financial position and results of operations for the interim periods. Financial and operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the full year.

   It is important that you also read the section of the prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the accompanying notes included elsewhere in this prospectus.

                            For the
                          Period from
                           Inception                  For the      For the                     For the
                          (August 22,                  Period       Period                   Three Months
                             1997)       For the     January 1,  December 20, For the Year      Ended
                            through     Year Ended  1999 through 1999 through    Ended        March 31,
                          December 31, December 31, December 20, December 31, December 31, -----------------
                              1997         1998         1999         1999         2000      2000      2001
                          ------------ ------------ ------------ ------------ ------------ -------  --------
                                                  (In thousands, except share data)
Statement of Operations:
Net revenues............     $  --        $  --       $    --      $   --       $ 58,836   $10,011  $ 20,093
                             ------       ------      --------     -------      --------   -------  --------
Operating expenses:
 Costs of services and
  equipment.............        --           --            --          --         48,818     9,466    16,071
 Selling and
  marketing.............          6            8            36           5        19,497     3,291     5,030
 General and
  administrative........        --            51         5,478         839        20,031     4,311     4,930
 Depreciation and
  amortization..........        --           --            --          --         12,538     1,146     4,146
 Financial advisory
  fees..................        --           --          9,250         --            --        --        --
                             ------       ------      --------     -------      --------   -------  --------
   Total operating
    expenses............          6           59        14,764         844       100,884    18,214    30,177
                             ------       ------      --------     -------      --------   -------  --------
Operating loss..........         (6)         (59)      (14,764)       (844)      (42,048)   (8,203)  (10,084)
Interest income.........        --           --            --          171         2,032       952     1,829
Interest expense........        --           --            (78)        --         (3,532)      --     (4,607)
Amortization of debt
 issuance and
 offering costs.........        --           --            --          (84)       (2,843)     (628)   (1,185)
Other debt financing
 fees...................        --           --            --         (319)       (3,689)     (944)     (672)
                             ------       ------      --------     -------      --------   -------  --------
Net loss................     $   (6)      $  (59)     $(14,842)    $(1,076)     $(50,080)  $(8,823) $(14,719)
                             ======       ======      ========     =======      ========   =======  ========
Basic and diluted net
 loss per share(1)......     $(0.00)      $(0.01)     $  (2.36)    $ (0.04)     $  (1.63)  $  (.29) $   (.39)
                             ======       ======      ========     =======      ========   =======  ========
Other Data:
Deficiency of earnings
 to fixed charges.......     $   (6)      $  (59)     $(14,842)    $(1,076)     $(51,459)  $(8,823) $(15,748)

                                        As of December 31,
                                   -----------------------------     As of
                                   1997  1998    1999     2000   March 31, 2001
                                   ---- ------ -------- -------- --------------
                                                  (In thousands)
Balance Sheet Data:
Cash and cash equivalents......... $ 31 $  319 $104,752 $ 36,313    $134,544
Total assets......................  185  1,386  129,058  232,699     407,861
Long-term debt....................  --     --       --    80,000     262,108
Redeemable common stock...........  --     --       310      346         346
Total stockholders' equity........  119    435  122,591  123,494     117,226

--------
(1) Basic and diluted net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding. We have assumed that our shares issued to the prior stockholders of our subsidiary on December 20, 1999 were outstanding for all of 1997, 1998 and for the period from January 1, 1999 through December 20, 1999.

Albany, Syracuse and Manchester Markets

   The selected financial data presented below under the caption "Statement of Operations" for each of the three years in the period ended December 31, 1999, and under the caption "Balance Sheet Data" as of December 31, 1998 and 1999, are derived from the audited financial statements of the Albany, Syracuse, and Manchester markets that we acquired.

   Operations were not launched until December 27, 1996 in the Albany market, December 30, 1996 in the Syracuse market and November 12, 1997 in the Manchester market. As a result, we have not presented financial data for 1996 because revenues were less than $10,000. The data set forth below should be read in conjunction with the Albany, Syracuse and Manchester markets' financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                        Year Ended December 31,
                                                        -----------------------
                                                         1997    1998    1999
                                                        ------- ------- -------
                                                            (In thousands)
Statement of Operations:
Net revenues........................................... $ 2,113 $ 9,137 $23,401
Operating expenses:
  Costs of services and equipment......................   8,381  12,201  20,203
  General and administrative...........................   6,675   7,361   8,976
  Selling and marketing................................   3,998   3,724   5,870
  Depreciation and amortization........................   6,841   9,491  10,205
                                                        ------- ------- -------
    Total operating expenses...........................  25,895  32,777  45,254
                                                        ------- ------- -------
Operating expenses in excess of net revenues........... $23,782 $23,640 $21,853
                                                        ======= ======= =======

                                                                As of December
                                                                      31,
                                                                ---------------
                                                                 1998    1999
                                                                ------- -------
                                                                (In thousands)
Balance Sheet Data:
Total assets purchased......................................... $64,175 $62,886
                                                                ======= =======

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   The following discussion and analysis should be read in conjunction with the consolidated financial statements and the related notes included elsewhere in this prospectus. We have emerged from being a development stage company as of January 5, 2000 and intend to significantly expand our operations. Accordingly, we do not believe the discussion and analysis of our historical financial condition and results of operations set forth below are indicative nor should they be relied upon as an indicator of our future performance.

Overview

   We provide digital wireless personal communications services, or PCS, and related products to customers in the northeastern United States as part of Sprint PCS' licenses to provide nationwide service. In February 1999, we entered into a management agreement, a services agreement and trademark and service mark license agreements with Sprint PCS to provide these services. Our 20-year agreements with Sprint PCS can be extended for an additional 30 years, in ten-year increments.

   We are responsible for building, owning and managing the portion of the Sprint PCS network located in our territory. Our portion of the Sprint PCS network is designed to offer a seamless connection with Sprint PCS' and its affiliates' 100% digital wireless network licensed nationwide. We have the exclusive right to provide 100% digital wireless services under the Sprint and Sprint PCS brand names in our territory. We offer national plans designed by Sprint PCS and intend to offer specialized local plans tailored to our local market demographics. We market wireless products and services through a number of distribution outlets in our territory, including major national distributors, local sales agents and retailers, and our own Sprint PCS stores and direct sales force. In addition, we purchase our network infrastructure and subscriber equipment under Sprint PCS' vendor contracts that reflect its volume discounts.

   Independent Wireless One, LLC was formed on August 22, 1997 by a consortium of independent local telephone companies to become a provider of wireless telecommunications and data services. In September 1998, its status was changed to a C-corporation and its name was changed to Independent Wireless One Corporation.

   In October 1999, IWO Holdings, Inc. was formed to hold an investment in Independent Wireless One Corporation. In December 1999, all of the stockholders of Independent Wireless One Corporation exchanged their equity ownership for an aggregate of 6,300,000 shares of our capital stock, while other investors and management invested approximately $135.0 million for approximately 79% of our equity.

   Under an asset purchase agreement and other agreements with Sprint PCS, we purchased assets from Sprint PCS for approximately $116.4 million and obtained the right to manage approximately 45,000 subscribers in our territory. The asset purchase agreement contained a multi-phase closing process. In January 2000, we paid Sprint approximately $32.1 million and received from Sprint PCS certain furniture, fixtures and equipment and the leasehold interest in our corporate offices. In addition, we obtained the outstanding accounts receivable balance as of December 31, 1999 and the right to manage approximately 45,000 subscribers based within our territory. In February 2000, Sprint transferred to us the retail related assets including furniture, fixtures and equipment and the leasehold interest at three Sprint retail stores. In March 2000, Sprint transferred to us certain of its network assets and its interest in various cell site and other network related leases for approximately $84.3 million. We formed Independent Wireless One Leased Realty Corporation in February 2000 to hold all of our leasehold interests in our administrative office space, retail stores, cell sites and switch facilities.

   In December 2000, we issued $50.0 million of our class B, C, and E common stock. The purchase price per share of the $50.0 million of our class B, C, and E common stock was $7.00 per share.

   In addition, in December 2000 we amended our $240.0 million senior credit facilities to provide that, subject to specified conditions, we may request an increase of $25.0 million in available borrowings on or prior to March 31, 2002. No lender is obligated to subscribe to this new commitment.

   In February 2001, we issued 160,000 units consisting of $1,000 principal amount of 14% senior notes due 2011 and one warrant to purchase 12.50025 shares of our class C common stock at an exercise price of $7.00 per share.

   We recognize 100% of our revenues from Sprint PCS subscribers based in our territory, proceeds from the sale of handsets and accessories and fees from Sprint PCS and its affiliates when their customers travel onto our portion of the Sprint PCS network. Sprint PCS retains 8% of net collected service revenue, excluding travel and roaming revenues, from Sprint PCS subscribers based in our territory. We report the amount retained by Sprint PCS as an operating expense.

   As part of our agreements with Sprint PCS, we have the option to pay Sprint PCS to provide us with back office services such as customer activation, handset logistics, billing, customer service and network monitoring services. We have elected to contract the performance of these services to Sprint PCS in order to take advantage of Sprint PCS' economies of scale, focus more on customer acquisition, network build-out and new market launches and lower our initial capital requirements. The cost of these services is determined by Sprint PCS and primarily calculated on a per-subscriber and per-transaction basis. These costs are recorded as an operating expense.

   We incur sales and marketing expenses that include local advertising expenses, promotional costs, sales commissions and expenses related to our distribution channels. We expect that our cost per new customer will be higher in the initial years of operation and will decline as our sales and marketing expenses are distributed over a greater area of operation and we acquire more customers. Costs of handsets are also expected to decline. We expect to benefit from the use of the Sprint and Sprint PCS brand names, Sprint PCS national advertising and other marketing programs. We must offer Sprint PCS subscriber pricing plans designated for regional or national offerings, including Sprint PCS' "Free and Clear" plans. We are permitted to establish our own local pricing plans for Sprint PCS products and services offered only in our territory, subject to Sprint PCS' approval. Our costs for handsets and accessories will reflect Sprint PCS volume discounts. To increase our subscriber base, we offer our handsets at a price less than our costs, a common industry practice.

   In addition to the benefits and services provided through our agreements with Sprint PCS, we will also utilize the services of third parties to build and support the operations of our network. As a result of this outsourcing, we are substantially dependent on Sprint PCS and the other third parties for the build-out and operation of our network. If we fail to complete our network build-out on schedule or meet Sprint PCS' program requirements, we would be in breach of our management agreement with Sprint PCS which could result in its termination. If the management agreement is terminated, we will no longer be able to offer Sprint PCS products and services and we may be required to sell our operating assets to Sprint PCS at 72% of our entire business value and without further stockholder approval. Our entire business value includes the value of our right to use the spectrum licenses in our markets, our business operations and other assets.

   Along with Sprint PCS and its other affiliates, we plan to operate our personal communications services network seamlessly with the Sprint PCS network. This allows our customers to use these communications services and features in any Sprint PCS service area throughout the United States without incurring additional charges. Similarly, our personal communications services network is available to customers traveling within our service areas. A standard service fee as determined by Sprint PCS is exchanged by Sprint PCS and its affiliates for these inbound and outbound travel services. Our outbound travel expenses exceeded our inbound travel revenues in 2000 by approximately $10.9 million due to the limitations of our current network coverage. We expect this trend to continue but at a declining rate at least until 2002 as our network build-out progresses. However, due to our agreement with Sprint PCS, we will not be charged outbound travel expenses in excess of our inbound travel revenue until January 1, 2003.

   Our results of operations may be adversely affected if Sprint PCS decides to unilaterally change pricing plans and program requirements or decides not to continue, or to change the cost of, back office services.

   Until January 2000, we were a development stage company and incurred a loss of $16.0 million from inception. As of March 31, 2001 our network covered approximately 2.9 million residents and approximately 92,000 subscribers. We expect to continue to incur significant operating losses and to generate significant negative cash flow from operating activities until at least 2003 while we develop and construct our network and build our customer base.

   We expect future operating expenses to increase substantially compared to the year ended December 31, 2000. Our costs of services and equipment and general and administrative expense will increase as a result of the accelerated expansion of our network, human resource infrastructure and subscriber base. Our selling and marketing expenses will also increase due to the introduction of new sales and marketing programs, increased levels of advertising expenditures, the launch of new retail stores and seasonal increases in the fourth quarter holiday season. We also expect quarterly net revenue to increase as our subscriber base continues to grow and our network coverage expands.

Results of Operations

IWO Holdings, Inc.

 Net Revenues

   We derive our revenues from four general sources that are described in order of their significance:

  . Subscriber revenue. Subscriber revenue consists of monthly recurring service charges and monthly non-recurring charges for local, long distance, travel and roaming airtime usage in excess of the pre-subscribed usage plan.

  . Sprint PCS travel revenue. Sprint PCS travel revenue is generated when a Sprint PCS subscriber based outside our markets uses our portion of the Sprint PCS network.

  . Non-Sprint PCS roaming revenue. Non-Sprint PCS roaming revenue is generated when a non-Sprint PCS subscriber uses our portion of the Sprint PCS network.

  . Product sales revenue. Product sales revenue is generated from the sale of handsets and accessories.

 Operating Expenses

   Our operating expenses primarily include costs of services and equipment, general and administrative expenses, sales and marketing expenses, and depreciation and amortization some of which will be incurred through our management and services agreements with Sprint PCS and others of which we will incur directly. These are described in the order of their significance:

   Costs of services and equipment. Costs of services and equipment include site lease costs and related utilities and maintenance, engineering personnel, transport facilities, interconnect charges, travel and roaming expense and handset and equipment costs. The fees we pay to Sprint PCS for the use of their support services, including billing and collections services and customer care are also included in this expense category.

   Selling and marketing expenses. Selling and marketing expenses relate to our distribution channels, sales representatives, sales support personnel, our retail stores, advertising programs, promotions and commissions.

   General and administrative expenses. General and administrative expenses include our corporate executive payroll, compensation and benefits, bad debt provision and insurance and facilities. We also include as an expense the 8% of all collected revenue which is paid to Sprint PCS.

   Depreciation and amortization expense. We depreciate the majority of our property and equipment using the straight-line method over five to ten years. We amortize the intangible asset (excess purchase price over the fair value of net assets acquired) from our Albany, Syracuse and Manchester acquisition in the amount of $50.1 million over a period of 20 years.

 Interest Expense

   Interest on our senior credit facilities accrue at our option at the prime rate or the federal funds rate plus specified margins or the reserve adjusted London interbank offered rate.

 Amortization of Debt Issuance Costs

   Amortization of debt issuance costs include the amortized amount of deferred financing fees relating to our senior credit and bridge loan facilities.

 Other Debt Financing Fees

   Other debt financing fees primarily include annual fees such as commitment fees.

 Three Months Ended March 31, 2001 Compared to Three Months Ended March 31,
 2000

   Net revenues were $20.1 million for the quarter ended March 31, 2001 compared to $10.0 million for the quarter ended March 31, 2000. Access and airtime fees represented. 71% and 72% of net revenues for the three months ended March 31, 2001 and 2000, respectively. Net revenues increased by $10.1 million or approximately 101% primarily because of an increase in the number of subscribers from 51,536 at March 31, 2000 to 91,592 at March 31, 2001.

   Costs of services and equipment mainly include handset and accessory costs, switch and cell site expenses and other network-related costs. These costs increased by $6.6 million or 69.8% to $16.1 million in 2001 compared to 2000. These costs were approximately 80% of net revenues in 2001 compared to approximately 95% in 2000. The increase in costs is primarily attributable to the increase in subscribers and expanded market coverage. The decrease in costs as a percentage of net revenues reflects increased efficiencies.

   Selling and marketing expenses increased by $1.7 million or 52.8% to $5.0 million in 2001 compared to 2000. These expenses were approximately 25% of revenues in 2001 compared to approximately 33% in 2000. The increase in expenses is due to increased sales and marketing activities and more customers acquired. The decrease in expenses as a percentage of net revenues reflects more customers acquired.

   General and administrative expenses increased by $0.6 million or 14.4% to $4.9 million in 2001 compared to 2000. These expenses were approximately 25% of revenues in 2001 compared to approximately 43% in 2000. The increase in costs is primarily attributable to an expanded workforce to support subscriber growth. The decrease in expenses as a percentage of net revenue reflects increased efficiencies.

   Depreciation and amortization expense increased $3.0 million or 261.8% to $4.1 million in 2001 compared to 2000. This increase is primarily due to increases in property, plant and equipment including the acquisition of certain Sprint PCS network assets consisting of 170 cell sites and one switch and the addition of 71 cell sites and two switches in the 12 months ended March 31, 2001.

   Interest expense was $4.6 million for the three months ended March 31, 2001 compared to $0.0 in 2000. $50.0 million from the senior credit facility was drawn on March 31, 2000 to fund the Sprint network asset purchase. On February 2, 2001, we completed our offering of $160.0 million aggregate principal amount of 14% Senior Notes. As of March 31, 2001, $110.0 million was outstanding from the senior credit facility.

   Interest income was $1.8 million for the three months ended March 31, 2001 compared to $1.0 for the same period in the prior year. The average invested balance for the three months ended March 31, 2001 was $116.6 million compared to $67.9 million for the three months ended March 31, 2000 which directly contributed to this 92.1% increase. The increase in the average invested balance was primarily the result of our $50.0 million equity issuance in December 2000 and $160.0 million senior notes and warrants issuance in February 2001 offset by capital expenditures and uses of working capital.

 Year Ended December 31, 2000

   We commenced operations on January 5, 2000. For the year ended December 31, 2000, we recognized $58.8 million in net revenues, primarily from monthly access and airtime fees, which represented 63.2% of net revenues. Our costs of services and equipment during this period was $48.8 million, or 83.0% of net revenues. Our selling and marketing expenses were $19.5 million, or 33.2% of net revenues. Our general and administrative expenses were $18.2 million (excluding $1.8 million in non-cash, stock-based compensation expense from stock options granted to our former Chief Executive Officer and former General Counsel), or 30.1% of net revenues. Depreciation and amortization during the year ended December 31, 2000 was approximately $12.5 million, of which approximately $11.4 million or 91.0% related to the assets acquired from Sprint PCS. Included in operating expenses was $52.7 million, or 52.2% of total operating expenses, related to our agreement with Sprint PCS, including pass-through expenses.

 Development Stage Period from August 22, 1997 Through December 31, 1999

   We were in a development stage from our inception on August 22, 1997 through December 31, 1999. We incurred losses of $6,000 in 1997, $59,000 in 1998, and $15.9 million in 1999. Selling and marketing expenses were $6,000 in 1997, $8,000 in 1998 and $41,000 in 1999. General and administrative expenses were $51,000 in 1998 and $3.4 million in 1999. Other expenses in 1999 consisted primarily of $9.3 million in advisory fees related to financing efforts and $2.9 million in non-cash, stock-based compensation to our President and Chairman of the Board.

Albany, Syracuse, and Manchester Markets

 Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

   The 1998 and 1999 operations reflect the operation of the Albany, Syracuse, and Manchester markets by Sprint PCS. Historical results are not necessarily indicative of future operations that we will manage.

   Net revenues increased by $14.3 million or 156.1% to $23.4 million in 1999 compared to 1998. Net revenues primarily consisted of subscriber revenue from monthly access and airtime service fees. The increase is primarily attributable to an increased number of subscribers.

   Costs of services and equipment mainly include handset and accessory costs, switch and cell site expenses and other network-related costs. These costs increased by $8.0 million or 65.6% to $20.2 million in 1999 compared to 1998. These costs were approximately 86% of net revenues in 1999 compared to approximately 134% in 1998. The increase in costs is primarily attributable to the increase in subscribers and expanded market coverage. The decrease in costs as a percentage of net revenues reflects increased efficiencies.

   General and administrative expenses increased by $1.6 million or 21.9% to $9.0 million in 1999 compared to 1998. These expenses were approximately 38% of revenues in 1999 compared to approximately 81% in 1998. The increase in costs is primarily attributable to an expanded workforce to support subscriber growth. The decrease in expenses as a percentage of net revenues reflects increased efficiencies.

   Selling and marketing expenses increased by $2.1 million or 57.6% to $5.9 million in 1999 compared to 1998. These expenses were approximately 25% of revenues in 1999 compared to approximately 41% in 1998. The increase in expenses is due to increased sales and marketing activities and more customers acquired. The decrease in expenses as a percentage of net revenues reflects more customers acquired.

   Depreciation and amortization expense increased $714,000 or 7.5% to $10.2 million in 1999 compared to 1998. This increase is due to increases in property, plant and equipment.

   Operating expenses in excess of net revenues decreased by approximately $1.8 million or 7.6% to $21.9 million in 1999 compared to 1998. This decrease is a result of increased costs and expenses more than offset by increased net revenues.

 Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

   The 1997 and 1998 operations reflect the operation of the Albany, Syracuse, and Manchester markets by Sprint PCS. Historical results are not necessarily indicative of future operations that we will manage.

   Net revenues increased by $7.0 million or 332.4% to $9.1 million in 1998 compared to 1997. Net revenues primarily consisted of subscriber revenue from monthly access and airtime service fees. The increase is primarily attributable to an increased number of subscribers.

   Costs of services and equipment mainly include handset and accessory costs, switch and cell site expenses and other network-related costs. These costs increased by $3.8 million or 45.6% to $12.2 million in 1998 compared to 1997. These costs were approximately 134% of net revenues in 1998 compared to approximately 397% in 1997. The increase in costs is primarily attributable to expanded operations and an increase in subscribers.

   General and administrative expenses increased by $686,000 or 10.3% to $7.4 million in 1998 compared to 1997 due to expanded operations. These expenses were approximately 81% of net revenues in 1998 compared to approximately 316% in 1997. The increase in costs is primarily attributable to an expanded workforce to support subscriber growth. The decrease as a percentage of net revenues is primarily attributable to increased revenues and subscribers.

   Selling and marketing expenses decreased by $274,000 or 6.9% to $3.7 million in 1998 compared to 1997. These expenses represented approximately 41% of net revenues in 1998 compared to approximately 189% in 1997. The decrease in both amounts and percentages are due to the Manchester market launch in 1997 and greater efficiencies in 1998.

   The increase of $2.7 million or 38.7% in depreciation and amortization from 1997 to 1998 is principally due to expansion of the network in the Manchester market which was launched in November 1997.

   Operating expenses in excess of net revenues decreased by $142,000 or 0.6% to $23.6 million in 1998 compared to 1997. This decrease is a result of increased costs and expenses more than offset by increased net revenues.

Liquidity and Capital Resources

   Since inception, our activities have consisted principally of raising capital, consummating and supporting our agreements with Sprint PCS, developing the initial design of our network and adding to our management team. We commenced operations on January 5, 2000. We have relied on the proceeds from equity and debt financing, rather than revenues, as our primary sources of capital. Specifically, these activities to date have been funded through equity investments of $187.8 million, including a $50.0 million equity investment made in December 2000, in the form of common stock, as well as borrowings of $110.0 million under our senior credit facilities and proceeds from the issuance of $160.0 million of 14% senior notes and warrants less $7.1 million of offering costs. See "Description of Certain Indebtedness."

   We intend the network in our territory to cover approximately 77% of its 6.1 million residents within four years. Capital expenditures are expected to include switches, radio base stations, towers, antennas, radio frequency engineering, cell site acquisition and construction and administrative assets. Actual amounts of capital required to complete the network build-out may be materially greater than these estimates.

   Our capital expenditures for 2000 totaled approximately $131.9 million, including $84.3 million of costs incurred in March 2000 related to the purchase of 170 operating cell sites and one switch from Sprint PCS. We did not open any additional markets in 2000. Our capital spending in 2000 was targeted to expand the number of residents that we cover in our operational markets as well as to improve the quality of service in areas that we already covered.

   In 2001, our network build-out is focusing on building out the core cities and towns not covered in our year 2000 build-out, expanding our highway coverage by 2,100 additional miles and adding approximately 355 new cell sites. We estimate capital expenditures for 2001 will total approximately $70.4 million. At the end of 2001, we expect to be able to provide services to approximately 4.4 million residents, an increase of 1.7 million from the end of 2000. We expect our network will include 18 markets, 574 cell sites and three switches, span approximately 3,500 highway miles and cover approximately 64% of the residents in our licensed area.

   During 2002 and 2003, we intend to build out our network in order to expand the coverage of our existing markets. We estimate capital expenditures for this period will total approximately $51.8 million. By the end of 2003, we expect to provide services in 19 of our markets, covering approximately 4.7 million residents, approximately 3,800 highway miles, and approximately 77% of the residents in our licensed area through the use of approximately 750 cell sites and three switches. Thereafter, we anticipate providing additional capacity and improving coverage in the areas already covered.

   As part of our management agreement, Sprint PCS requires us to build out portions of our network by various dates. See "Our Agreements with Sprint PCS-- The Management Agreement--Network Build-Out." Based on our current budget, we expect our network build-out including the network assets purchased from Sprint PCS will require approximately $254.1 million of capital expenditures by the end of 2003. Our capital expenditure budget is comprised of expenditures mandated by our agreements with Sprint PCS, maintenance expenditures and discretionary expenditures. Our capital expenditure budget will be modified based upon the circumstances at the time of the expenditures, including the preferences of our customers, technological developments and other factors. The table below identifies our actual and planned capital expenditures through 2003:

                                                                      Network
                                                                      Capital
                                                                    Expenditures
                                                                    ------------
                                                                        (In
                                                                     millions)
   Purchase of Sprint PCS network assets...........................    $84.3
   2000............................................................     47.6
   2001............................................................     70.4
   2002............................................................     32.6
   2003............................................................     19.2

   We expect our senior credit facilities and the proceeds of the offering of the outstanding notes and sales of our common stock to be the primary sources of funding for our projected capital requirements. Our $240.0 million senior secured credit facilities include:

  .a $70.0 million delayed draw, eight-year revolving credit facility;

  .a $120.0 million delayed draw, eight-year term loan facility; and

  .a $50.0 million eight and one-half year term loan facility.

   We borrowed the full amount available under the $50.0 million term loan facility in March 2000 at the closing of our purchase from Sprint PCS of the network assets in our territory and, as of March 31, 2001, had borrowed $60.0 million under the $120.0 million term loan facility. Not less than 75% of the aggregate term loan must be drawn within 18 months of April 1, 2000. If less than the required amount is drawn at the expiration of the applicable period, this term loan commitment will be permanently reduced to the extent of the undrawn amount relative to that period.

   In addition, in December 2000 we amended our $240.0 million senior credit facilities to provide that, subject to specified conditions, we may request an increase of $25.0 million in available borrowings on or prior to March 31, 2002. No lender is obligated to subscribe to this new commitment.

   Our senior credit facilities are collateralized by a perfected first security interest in all our tangible and intangible assets, including an assignment of our affiliate agreement with Sprint PCS and a pledge of the capital stock of all of our subsidiaries. The senior credit facilities are governed by financial covenants that measure our progress against our business plan and require certain minimum operating results. These covenants, among other things, restrict our ability to incur additional debt, pay dividends, make investments, and incur capital expenditures. Scheduled amortization payments of principal for the term loans under the senior credit facilities begin on March 31, 2004. In connection with the facilities, we deposited $8.0 million as a compensating balance with the commercial lenders of the facilities. The compensating balance must be maintained until the senior credit facilities are repaid in full.

   Net cash used in operating activities was approximately $20.0 million for the year ended December 31, 2000 and $15.5 million for the three months ended March 31, 2001. Cash used in operating activities for the periods was attributable to operating losses and working capital needs.

   Net cash used in investing activities was approximately $172.8 million for the year ended December 31, 2000 and $69.4 million for the three months ended March 31, 2001. These uses for the twelve months ended December 31, 2000 were related primarily to the purchase of $116.4 million in assets from Sprint PCS, the purchase of $47.7 million of property and equipment and construction in progress, and restricted cash of $8.0 million. These uses for the three months ended March 31, 2001 were related primarily to the purchase of $7.4 million of property and equipment and construction in progress, and the establishment of a $62.0 million interest reserve related to the 14% senior notes.

   Net cash provided by financing activities was approximately $124.3 million for the year ended December 31, 2000 and $183.2 million for the three months ended March 31, 2001. In 2000, these sources consisted primarily of borrowing net of repayments under our senior credit facilities of $80.0 million and gross proceeds received from equity issuances of $49.5 million less offering costs (primarily debt related) of approximately $5.2 million. In the three months ended March 31, 2001, these sources consisted primarily of proceeds of $160.0 million on the 14% senior notes less offering costs of approximately $7.1 million and $30.0 million drawn under the senior credit facilities.

   At March 31, 2001, $130.0 million remained available under the senior credit facilities and we had working capital of $137.1 million.

   Currently, we have insufficient sources of revenue to meet our anticipated capital requirements. We believe the net proceeds from our debt and equity issuances together with the borrowings available under our senior credit facilities will provide us with funds sufficient to complete our network and provide working capital, including debt service requirements and operating losses, and for general corporate purposes through fiscal year 2003. During fiscal year 2003, we anticipate achieving positive cash flow. Although we estimate that we will have sufficient funds through 2003, additional funding may be necessary and such funding may be unavailable.

Recent Accounting Pronouncements

   In June 1998 and 1999, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-- Deferral of the Effective Date of SFAS No. 133." These statements (as amended by SFAS No. 138) establish accounting and reporting standards for derivative instruments and hedging activities. It requires that entities recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. We adopted SFAS No. 133 on its effective date January 1, 2001, and such adoption did not have a material effect on our financial position, results of operations or cash flows.

   In December 1999, the SEC issued Staff Accounting Bulletin No. 101 (SAB
101), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. We adopted SAB 101 in the fourth quarter of 2000 as required, and such adoption did not have a material effect on our financial position, results of operations or cash flows.

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non compensatory plan; the accounting consequence of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. We have applied the applicable provisions of FIN 44.

   In July 2000, the Emerging Issues Task Force issued Issue No. 00-14, "Accounting for Certain Sales Incentives." This Issue addresses the recognition, measurement and income statement classification for sales incentives offered voluntarily by a vendor without charge to customers that can be used in, or that are exercisable by a customer as a result of, a single exchange transaction. The adoption of Issue No. 00-14 did not have a material effect on our financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosure About Market Risk

   We are not exposed to fluctuations in currency exchange rates because all of our services are invoiced in U.S. dollars. We are exposed to the impact of interest rate changes on our short-term cash investments, consisting of U.S. Treasury obligations and other investments in respect of institutions with the highest credit ratings, all of which have maturities of three months or less. These short-term investments carry a degree of interest rate risk. We believe that the impact of a 10% increase or decline in interest rates would not be material to our investment income.

   In the normal course of business, our operations are exposed to interest rate risk with respect to our senior credit facility. Our fixed rate debt consists of our 14% senior notes. Our primary interest rate risk exposures relates to the interest rate on our senior credit facilities and the impact of interest rate movements on our ability to meet our interest expense requirements and financial covenants under our debt instruments.

   We manage the interest rate risk on our outstanding long-term debt through the use of fixed and variable rate debt and expect in the future to use interest rate swaps to the extent provided by our senior credit facilities. While we can not predict our ability to refinance existing debt or the impact interest rate movements will have on our existing debt, we continue to evaluate our interest rate risk on an ongoing basis.

   The following table presents the estimated future balance of outstanding long-term debt at the end of each period and future required annual principal payments for each period then ended associated with the 14% senior notes and our senior credit facilities based on our projected level of long-term indebtedness:

                                       Year Ended December 31,
                             ------------------------------------------------
                               2001      2002      2003      2004      2005
                             --------  --------  --------  --------  --------
                                        (Dollars in thousands)
   14% senior notes......... $160,000  $160,000  $160,000  $160,000  $160,000
   Fixed interest rate......     14.0%     14.0%     14.0%     14.0%     14.0%
   Principal payments.......      --        --        --        --        --
   Senior credit
    facilities.............. $140,000  $170,000  $170,000  $156,200  $133,600
   Variable interest
    rate(1).................    10.25%    10.25%    10.25%    10.25%    10.25%
   Principal payments.......                               $ 13,800  $ 22,600

--------
(1) The interest rate on the senior credit facility equals the London Interbank Offered Rate ("Libor") + 3.50% Libor and is assumed to equal 6.75% for all periods presented.

Inflation

   Management believes that inflation has not had, and will not have, a material adverse effect on our results of operations.

Seasonality

   Our business is seasonal because the wireless industry is heavily dependent on fourth quarter results. Among other things, the industry relies on significantly higher customer additions and handset sales in the fourth quarter as compared to the other three calendar quarters. The factors contributing to this trend include the increasing use of retail distribution, which is dependent on year-end holiday shopping, the timing of new product and service offerings, competitive pricing pressures and aggressive marketing and promotions during the holiday season.

                                    BUSINESS

Overview

   We provide digital wireless personal communications services, or PCS, and related products to customers in the northeastern United States as part of Sprint PCS' network. Digital wireless personal communications services employ advanced digital technologies to provide voice, data and Internet services. These advanced digital technologies enable new and enhanced services, including greater call privacy and faster and more accurate transmission of data appropriate for facsimiles, electronic mail and connecting notebook computers and wireless hand-held devices with data networks.

   Sprint PCS operates the only 100% digital personal communications services network in the United States with licenses to provide nationwide service utilizing a single frequency band and a single technology. Our territory is comprised of approximately 6.1 million residents located in 20 contiguous markets across a large portion of upstate New York, New Hampshire (other than the Nashua market), Vermont, and portions of Massachusetts and Pennsylvania. Under an affiliation agreement with Sprint PCS, we have the exclusive right to use all the Sprint PCS-owned spectrum in our territory for all wireless communications services. Sprint PCS currently owns 30 megahertz of spectrum throughout our territory. We also have the exclusive right to market and provide personal communications services under the Sprint and Sprint PCS brand names in our territory. As of March 31, 2001, we served approximately 92,000 subscribers on our personal communications services network. Our network covered approximately 2.7 million residents or approximately 45% of the residents in our territory at the end of 2000, and we expect our network to cover approximately 4.4 million or 72% of the residents in our territory by the end of 2001 and approximately 4.7 million residents or 77% of the residents in our territory by the end of 2002.

   Our management team has a strong wireless telecommunications background with an average of over ten years experience in the industry. Steven M. Nielsen, our President and Chief Executive Officer, who was previously our Chief Financial Officer, has held a number of senior positions at NEXTLINK Communications, Inc. and Sprint PCS where he was instrumental in the implementation of personal communications services networks. Other members of the management team have held senior positions for such prominent U.S. wireless and wireline telecommunications companies as AT&T Wireless, NYNEX Mobile Communications, Triton PCS, Inc., Comcast Cellular Communications, NEXTEL Communications, Inc., McCaw Cellular Communications and Motorola Communications & Electronics. Members of our management team have been instrumental in network design, site acquisition, engineering and deployment of large wireless networks. Additionally, members of our management team have contributed significantly to the launch and growth of new wireless operations through successful sales and marketing.

   In December 1999, affiliates of Investcorp S.A. and certain co-investors arranged by Investcorp made a $135.0 million equity contribution in our company. In December 2000, certain of our existing stockholders, including certain affiliates of Investcorp, and new investors arranged by Investcorp made a $50.0 million equity contribution in our company.


   In addition, twelve independent telephone companies located in our territory made a strategic investment in our company. These independent telephone companies offer existing customer and other strategic relationships within communities in our territory. We plan to pursue marketing opportunities with these and other local independent telephone companies that operate in our territory.

Wireless Industry Overview

   Since the introduction of commercial cellular service in 1983, the wireless communications industry has experienced dramatic growth. The number of wireless subscribers for cellular, wireless personal communications services and enhanced specialized mobile radio service has increased from an estimated 340,213 at the end of 1985 to an estimated 86.0 million as of December 31, 1999, according to the Cellular

Telecommunications Industry Association, an international association for the wireless industry. We serve the wireless personal communications services market, which is a sub-market of the wireless communications industry. Neither the growth rate of our sub-market nor our growth rate may reflect the growth rate of the overall wireless communications industry. The following chart sets forth statistics for the domestic wireless telephone industry derived from statistics published by the Cellular Telecommunications Industry Association. The statistics reflect data for domestic commercial cellular, enhanced specialized mobile radio service and wireless personal communications services providers.

                                         Year Ended December 31,
                                ----------------------------------------------
                                 1994    1995    1996    1997    1998    1999
                                ------  ------  ------  ------  ------  ------
Wireless Industry Statistics
Total service revenues (in
 billions)....................  $ 14.2  $ 19.1  $ 23.6  $ 27.5  $ 33.1  $ 40.0
Wireless subscribers at end of
 period (in millions).........    24.1    33.8    44.0    55.3    69.2    86.0
Subscriber growth.............    50.8%   40.0%   30.4%   25.6%   25.1%   24.3%
Average local monthly
 bill(1)......................  $56.21  $51.00  $47.70  $42.78  $39.43  $41.24

--------
(1) Does not include revenue from roaming and long distance.

   Paul Kagan Associates, Inc., an independent media and telecommunications research firm, estimates in its publication, Wireless Telecom Investor--January 14, 2000, that the number of domestic wireless users will increase to approximately 107.4 million by the end of 2000 and 201.9 million by the end of 2005. We expect this growth to be driven largely by a substantial projected increase in wireless personal communications services users, who are forecast to account for approximately 24.6% of total wireless users in 2000 and 42.4% in 2005, representing a significant increase from approximately 17.6% as of the end of 1999. Paul Kagan Associates projects that total wireless industry penetration, defined as the number of wireless subscribers nationwide divided by total United States population, will grow from an estimated 38.2% in 2000 to 68.9% in 2005. The foregoing market statistics may not reflect the future growth rates of the wireless communications industry or our growth rate.

   We believe that a significant portion of the predicted growth in the consumer market for wireless telecommunications will result from:

  . anticipated declines in costs of service;

  . increased service and pricing versatility; and

  . increased awareness of the productivity, convenience and privacy benefits associated with the services offered by wireless personal communications services providers.

   We also believe that the rapid growth in the use of laptop computers and wireless hand-held devices, combined with emerging software applications for delivery of electronic mail, fax and database searching, and Internet services will contribute to the growing demand for wireless services.

Sprint PCS Overview

   Sprint is a diversified telecommunications service provider whose principal activities include long distance service, local service, wireless telecommunications products and services, product distribution and directory publishing activities, and other telecommunications activities, investments and alliances. Sprint PCS, a wholly-owned subsidiary of Sprint, operates the only 100% digital, 100% PCS wireless network in the United States with licenses to provide nationwide service using a single frequency and a single technology. The Sprint PCS network uses code division multiple access, or CDMA, technology nationwide.

   Sprint, through Sprint PCS, launched the first commercial personal communications service in the United States in November 1995. Since then, Sprint PCS has experienced rapid subscriber growth, providing service to more than 9.8 million customers as of December 31, 2000. In the fourth quarter of 2000, Sprint PCS added more than 1.25 million new subscribers. Sprint PCS operates the largest all-digital, all-PCS wireless network in the United States, already serving more than 300 metropolitan markets including more than 4,000 cities and communities across the country. Sprint PCS has licenses covering more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. However, Sprint PCS does not currently offer personal communications services in every state in the United States, and the actual scope of Sprint PCS service is limited. The graph below illustrates Sprint PCS' subscriber growth from the beginning of 1997 through the fourth quarter of 2000. These statistics may not reflect Sprint PCS' future subscriber growth nor our subscriber growth.


SPRINT PCS HISTORICAL SUBSCRIBERS
(IN MILLIONS)

                                           Total
                                        Subscribers
                                        -----------

                            Q1 97           O.2
                            Q2 97           O.3
                            Q3 97           O.6
                            Q4 97           O.9
                            Q1 98           1.1
                            Q2 98           1.4
                            Q3 98           1.8
                            Q4 98           2.6
                            Q1 99           3.3
                            Q2 99           4.0
                            Q3 99           4.7
                            Q4 99           5.7
                            Q1 00           6.6
                            Q2 00           7.4
                            Q3 00           8.3
                            Q4 00           9.8


   Sprint PCS currently provides personal communications service through:

  . operation of its own digital network;

  . strategic affiliations with other companies, such as us, primarily in and around smaller metropolitan areas; and

  . roaming on digital personal communications services networks of other
    CDMA-based providers.

   Where service on the Sprint PCS digital network is not available, subscribers may roam on the analog cellular networks of other providers using dual-frequency handsets that are both digital and analog capable.

   Sprint PCS has adopted a strategy to rapidly extend its 100% digital, 100% PCS network by entering into agreements with independent wireless companies such as us to construct and manage Sprint PCS markets and market Sprint PCS services. Through these affiliations, Sprint PCS services will be available in key cities contiguous to current and future Sprint PCS markets. Sprint PCS' affiliates are an integral part of its plan to provide nationwide seamless coverage.

Benefits from Sprint PCS Affiliation

   Our long-term strategic affiliation with Sprint PCS provides us with many business, operational and marketing advantages including the following:

   Exclusive provider of Sprint PCS products and services. We have the exclusive right to use the Sprint and Sprint PCS brand names for the sale of all Sprint PCS products and services in our territory. We provide these products and services exclusively under the Sprint and Sprint PCS brand names.

   Sprint PCS licenses and long-term commitments. We have the exclusive right to use Sprint PCS' licensed spectrum to provide Sprint PCS products and services in our territory. Sprint PCS has invested approximately $90 million to purchase the wireless personal communications services licenses in our territory and to pay costs to remove sources of microwave signals that interfere with the licensed spectrum, a process generally referred to as microwave clearing. As a Sprint PCS affiliate, we did not have to fund the acquisition of these licenses, thereby reducing our start-up costs. Our agreements with Sprint PCS are for a total of 50 years, including an initial term of 20 years and three ten-year renewal terms. These agreements will automatically renew for the renewal period unless at least two years prior to the commencement of any renewal period either party notifies the other party that it does not wish to renew the agreement.

   Nationwide network. Sprint PCS operates the only 100% digital personal communications services network in the United States with licenses to provide nationwide service utilizing a single frequency band and single technology, providing consistent high quality service. As of December 31, 2000, Sprint PCS, together with its affiliates, operated personal communications systems providing service in metropolitan markets within the United States containing more than 223 million people, including all of the 50 largest metropolitan markets. We plan to operate our personal communications services network seamlessly with the Sprint PCS network, providing our customers with the ability to place calls in any Sprint PCS service area throughout the United States without incurring additional charges while traveling on Sprint PCS' network or, under certain pricing plans, incurring only long distance charges. We will reimburse Sprint PCS and its affiliates for our customers' usage while traveling on their portion of the Sprint PCS network. In addition, we expect to derive additional revenue from Sprint PCS and its customers when their customers based outside of our territory travel on our portion of the Sprint PCS network.

   Established direct and indirect distribution channels. We have access to all the national distribution channels used by Sprint PCS. These channels include:

  . national third-party retailers such as Radio Shack, Ritz Camera, K-Mart,
    Staples, OfficeMax, Best Buy, Circuit City and Office Depot;

  . Sprint PCS' national inbound telemarketing sales program, accessible by dialing 1-800-480-4PCS;

  . Sprint PCS' business-to-business and national accounts sales programs;
    and

  . Sprint PCS' electronic commerce sales platform.

   Sprint PCS' national brand name recognition and national advertising support. We benefit from the strength and the reputation of the Sprint and Sprint PCS brands. Sprint PCS' national advertising campaigns and developed marketing programs are provided to us at little or no additional cost under our Sprint PCS agreements. We offer the same strategic pricing plans, promotional campaigns and handset and accessory promotions as Sprint PCS, and have the ability to add pricing plans and marketing promotions that target local market needs.

   Better equipment availability and pricing. We are able to acquire our network equipment, handsets and accessories more quickly and at a significantly lower cost than we would without our strategic relationship with Sprint PCS. We purchase our network equipment, handsets and accessories under Sprint PCS' vendor arrangements that provide for volume discounts. These discounts significantly reduce the overall capital required to build our network and significantly reduce our costs of handsets and accessories.

   Sprint PCS Wireless Web. Our network will support and market the Sprint PCS Wireless Web. The Sprint PCS Wireless Web allows customers with data capable or web-browser enabled handsets to connect to the Internet and browse specially designed text-based web sites, including AOL, Yahoo!, Amazon.com, Bloomberg.com, CNN Interactive, MapQuest.com, Fox Sports, EBay.com, E-Compare, FTD.com, GetThere.com, Ameritrade, InfoSpace.com, weather.com and barnesandnoble.com. For more information on the Sprint PCS Wireless Web, see "--Products and Services--Access to the Sprint PCS Wireless Web."

   Sprint PCS' extensive research and development. We benefit from Sprint PCS' extensive research and development effort, which provides us with ongoing access to new technological products and enhanced service features without significant research and development expenditures of our own. We have prompt access to products, services and technology developed by Sprint PCS for use in our network.

   Sprint PCS' proven back office services. We have contracted with Sprint PCS to provide critical back office services, including customer activation, handset logistics, billing, customer care and network monitoring services. Since we do not have to establish and operate our own systems, we are able to focus on accelerating our market launches, acquiring and retaining customers and capitalizing on Sprint PCS' economies of scale. In our markets, Sprint PCS also offers engineering services that may be required for microwave clearance and handles any design, planning and relocation of related facilities.

Other Competitive Strengths

   In addition to the benefits from our strategic affiliation with Sprint PCS, our other competitive strengths, including the following, will enable us to successfully execute our business strategy.

 Our Attractive Markets

   We believe our markets have attractive characteristics that may result in high wireless penetration rates and superior revenues per subscriber. These attractive characteristics include the following:

  . Strategic northeast location. Our territory is surrounded by many of the major urban centers in the northeastern United States and Canada, including New York City, Boston, Buffalo, Philadelphia, Rochester, Toronto and Montreal, covering approximately 35.2 million residents. In addition, our territory is traversed by several well traveled interstate highways, including the New York State Thruway (I-90 and I-87), that link the major centers to significant business and governmental centers, including state capitals, in our territory. We believe that, upon the substantial completion of our network build-out, our location will generate significant traveling revenue for us.

  . High demand for wireless services. We believe the regional nature of the northeast economy results in a relatively mobile population which contributes to increased demand for wireless services. Additionally, our territory is surrounded by well-developed Sprint PCS markets that we believe increase awareness in our markets and make it easier for us to market our products and services. In 2000, we added nearly 37,000 net new subscribers and as of March 31, 2001 served approximately 92,000 subscribers.

  . Attractive competitive environment. We currently face fewer competitors in our territory than is generally the case for wireless service providers in many other areas. Although our competitors have licenses that cover the markets in our territory, their coverage is typically fragmented or they have configured their networks to cover narrower geographic areas than that covered by our network. Additionally, some of our competitors operate analog networks which require significant upgrades and therefore cannot offer the quality service provided by our 100% digital, 100% personal communications services wireless network.

  . Attractive footprint. Our markets are contiguous and approximately 64% of the residents in our markets are located in less than 25% of the total square mileage in our territory. The relatively high population densities of the major urban centers in our territory (the Albany/Schenectady basic trading area, which includes the state capital of New York, is the largest market contained in the territory of any Sprint PCS affiliate) make it easier to market wireless services. We believe this enables us to lower the cost of building out our network, reduce the costs of operations including network maintenance and transmission costs, better control the service quality of our network, and offer customized regional calling plans such as large local calling areas.

  . Numerous tourist destinations. Our markets contain numerous tourist destinations including: Lake Champlain, Lake Placid, Lake George, the Finger Lakes, Saratoga Springs, Cooperstown (location of the Baseball Hall of Fame and the Glimmerglass Opera House), the Berkshires, the Catskills, Tanglewood and numerous ski resorts, including Hunter and Whiteface Mountains, Killington, Okemo, Mt. Snow, Stratton, Stowe and Sugarbush. We believe that Sprint PCS customers traveling within our service area will provide a significant source of traveling revenue for us.

  . Numerous colleges and universities. Our markets are home to major colleges and universities of national and international renown. Our markets have 69 four-year colleges and universities with a total enrollment of more than 254,000 students. We believe college students are receptive to new technology and are particularly attracted to the wireless voice and data services we provide.

 Existing Network Infrastructure and Subscribers

   We believe the subscriber base and existing operating network that we purchased from Sprint PCS provided us with an excellent base from which to expand our operations. As of March 31, 2001, we served approximately 92,000 subscribers on our personal communications services network that covered approximately 2.7 million residents and included 219 operating cell sites and two switches. This network covers the Albany/Schenectady basic trading area, which is the largest single market managed by a Sprint PCS affiliate; Syracuse and Orange County, New York; Manchester, New Hampshire; and major highways including Interstate Routes 87 and 90.

 30 Megahertz of Spectrum

   We have the exclusive right to use the Sprint PCS-owned spectrum throughout our territory for all wireless communications services, including mobile services and alternatives to local landline services. Sprint PCS currently owns 30 megahertz of spectrum throughout our territory. These alternative services, known as fixed wireless or wireless local loop services, use wireless radio frequencies in lieu of traditional copper or fiber-optic cables to connect homes and businesses to the public telephone system and the Internet. Current wireless digital technologies provide fiber-like broadband transmission speeds, capacity and quality.

   The availability of the full 30 megahertz of wireless spectrum combined with CDMA technology gives us the capacity, speed and flexibility to meet the growing demand for high speed, broadband communications, fixed and mobile, including local and long distance voice, data and entertainment transmissions.

 Fully Financed Business Plan

   We believe we have a fully financed business plan based on our capital requirements through 2003. We estimate that we will have approximately $120.4 million of cash or available liquidity under our senior credit facilities as of the end of 2003. In December 2000 we amended our $240.0 million senior credit facilities to provide that, subject to specified conditions, we may request an increase of $25.0 million in available borrowings on or prior to March 31, 2002. No lender is obligated to subscribe to this new commitment. We have not included in the $120.4 million of cash or available liquidity potential borrowings under the increase in availability.

Business Strategy

   We are a full-service provider of wireless voice, data and Internet personal communications services and products in our territory. We believe that the following elements of our business strategy will enable us to rapidly expand our portion of the Sprint PCS network, distinguish our wireless service offerings from those of our competitors and compete successfully in the wireless communications marketplace.

 Capitalize on Our Sprint PCS Affiliation

   We will utilize our Sprint PCS affiliation to provide us with important marketing and operational advantages. These include:

  . Exclusive right to use the Sprint and Sprint PCS brand names, products and services.

  . Sprint PCS advertising, marketing and promotional programs.

  . Ability to purchase network and subscriber equipment at Sprint PCS discounted rates.

  . Benefits of Sprint PCS research and development.

 Build High Quality Personal Communications Services Network

   We are constructing a state-of-the-art, high quality 100% personal communications services network using 100% digital technology:

  . Our network design allows our system to handle higher traffic demand than cellular operators and other personal communications services operators who do not employ CDMA technology. This allows us to offer lower per-minute rates.

  . The use of cost-effective equipment in our network design will enable us to reach difficult locations and fill in isolated coverage gaps, reducing our capital expenditures and overall operating costs.

  . We plan to reduce construction costs for our network by locating our equipment on existing towers with other wireless providers as our primary strategy and developing our radio frequency design around this strategy.

  . We plan to leverage our relationships with our 12 local independent telephone company strategic investors to acquire difficult-to-obtain cell sites in remote locations.

  . We plan for our network to cover both densely populated areas, in order to provide a higher quality network to a significant portion of the residents in our territory, and highways and destination points, including well-known ski resorts, lakes and vacation spots, in order to capture traveling revenues.

 Execute an Integrated Marketing Plan

   Our marketing approach leverages Sprint PCS's highly recognizable brand name and reputation and its relationship with major national retailers. We emphasize the improved quality, enhanced features and favorable pricing of Sprint PCS service. In addition, we benefit from Sprint PCS':

  . organized national accounts sales force;

  . e-commerce web site; and

  . pre-negotiated contracts with national retailers.

  To complement our national benefits from Sprint PCS on the local level, we:

  . market our products and services using point-of-sale, direct mail, telemarketing, radio and print campaigns;

  . distribute our products and services through our own Sprint-branded and Sprint PCS stores, a business focused sales force and local agents and retailers; and

  . plan to pursue marketing opportunities with the 12 local independent telephone companies located in our territory which have made a strategic investment in our company.

   We believe that our strategy will help us to maximize market penetration and minimize customer turnover.

 Develop an Efficient Operating Structure

   We intend to maximize operating efficiency by using Sprint PCS' existing back office services. As the customer base in our territory grows, we may elect to develop our own internal systems for certain back office functions, such as customer activation, billing and customer care, or outsource such functions directly to third-party vendors if it is more cost-effective. In the interim, the immediate availability of Sprint PCS' back office services significantly reduces our risks of execution in starting and growing our business and allows us to focus more attention on building our network and acquiring and keeping customers. For example, we intend to purchase billing and customer care from Sprint PCS on a per-subscriber basis, thereby avoiding the costly, time-consuming and labor-intensive tasks of building our own systems.

 Pursue Selective Acquisitions

   We plan to evaluate and explore opportunities for strategic expansion, both with Sprint PCS and other possible affiliations.

Markets and Build-Out Plan

   Our territory encompasses approximately 6.1 million people located within 20 markets in the northeastern United States. Our territory is cradled by the metropolitan areas of New York City, Boston, Buffalo, Philadelphia, Rochester, Montreal and Toronto. The territory extends from suburban New York City (Orange and Sullivan Counties) north to the Canadian border. Our territory reaches from the eastern suburbs of Rochester to Syracuse, Ithaca, Binghamton and Elmira in Central New York State, east to include all of Vermont and New Hampshire (except Nashua, New Hampshire, but including the extreme northwestern suburbs of Boston). Details of our market and build-out plan are set forth in the following table. The estimated market population represents our potential market and not the number of our expected customers or our growth prospects. As of March 31, 2001, we provided service to approximately 92,000 subscribers in seven markets. The number of our subscribers who are located in the markets we have launched varies based upon the total population of the markets, how long the markets have been launched and the extent of our marketing efforts to date in such markets.


                                                           Percentage of
                                                             Estimated
                                                              Covered
                                    Estimated    Expected     Market
                           Basic      Market      Initial  Population at
                          Trading   Population    Date of  December 31,   Megahertz
Market                     Area   (In thousands) Operation     2003      of Spectrum
------                    ------- -------------- --------- ------------- -----------
Albany/Schenectady, NY..      7       1,037      Operating       89%          30
Syracuse, NY............    438         774      Operating       89%          30
Poughkeepsie, NY........    361         433       Q3 2001        90%          30
Orange/Sullivan County,
 NY.....................    321         404      Operating       78%          30
Binghamton, NY, PA......     43         336       Q4 2001        76%          30
Utica, NY...............    453         285      Operating       79%          30
Elmira, NY, PA..........    127         312       Q4 2001        45%          30
Watertown, NY...........    463         295       Q4 2001        45%          30
Plattsburgh, NY.........    352         115       Q4 2001        62%          30
Glens Falls, NY.........    164         121       Q3 2001        53%          30
Oneonta, NY.............    333         105       Q4 2002        43%          30
Ithaca, NY..............    208          96       Q4 2001        90%          30
Manchester, NH..........    274         471      Operating       82%          30
Rockingham/Strafford
 County, NH.............     51         393      Operating       99%          30
Lebanon, NH.............    249         176       Q4 2001        53%          30
Keene, NH...............    227         115       Q4 2001        80%          30
Burlington, VT..........     63         401       Q4 2001        63%          30
Rutland, VT.............    388          98       Q4 2001        70%          30
Pittsfield, MA..........    351         130      Operating       72%          30
                                      -----
  Total--Estimated 2000
   Market Population....              6,097

   A basic trading area, or BTA, is a collection of counties surrounding a metropolitan area in which there is a commercial community of interest. The basic trading area number in the table is assigned to that market by the Federal Communications Commission for the purpose of issuing licenses for wireless services. The estimated 2000 market population in the table is based on 1999 U.S. demographic and segmentation data from the Polk Company and MediaMark Research Inc.

   Within the region there are significant volumes of traffic on major highways including the Massachusetts Turnpike (I-90), the New York State Thruway (I-87), the Northway, and several other interstate highways.

                                       Linear Miles                    Avg. Daily
                                       Between Areas   Linear Miles   Traffic Count
 Interstate       Areas Linked            Linked     Within Territory in Territory
 ----------       ------------         ------------- ---------------- -------------
 I-84       Danbury, CT to the
             Catskill Mountains.....          79             58            20,745
 I-87       Main route from New York
             City to Albany to
             Montreal, Canada.......         376            288            21,292
 I-89       Burlington, VT to
             Concord, NH............         189            189            21,396
 I-90       Boston to Buffalo via
             Albany, Syracuse &
             Rochester, NY..........         456            212            31,365
 I-95       Boston, MA to Portland,
             ME.....................         107             16            53,587
 I-93       St. Johnsbury, VT to
             Boston, MA.............         171            141            28,856
 I-81       Canadian border south
             through the Appalachian
             Mountains via Syracuse
             and Binghamton, NY.....       1,302            170            14,800
 I-91       Canadian border south to
             New Haven, CT via
             Hartford, CT and
             Springfield, MA........         310            174            15,200
                                           -----          -----         ---------
            Total...................       2,990          1,248            22,528
                                                                        (weighted
                                                                         average)

   Build-out Strategy. Sprint PCS has developed an operating network in seven markets within our territory which will serve as a foundation for our network. In 2000, we expanded coverage of the markets acquired from Sprint PCS. In 2001, we expect to build out the next 11 most densely populated markets in our territory and expand our highway coverage. In 2002 and 2003, we expect to expand our coverage of our existing markets and launch one additional market. The following table summarizes cumulative operating data and timing of this network build-out plan. The total number of residents covered and the total number of cell sites will depend on the final network design and site availability.

                                                      As of December 31,
                                                  ----------------------------
   Network Build-Out Plan                           2000   2001   2002   2003
   ----------------------                         -------- -----  -----  -----
                                                  (Actual)
   Number of Markets.............................      7      18     19     19
   Residents in Launched Markets (in millions)...    3.9     6.0    6.0    6.1
   % Total 2000 Residents........................     64%     98%    99%    99%
   Covered Residents (in millions)...............    2.7     4.4    4.7    4.7
   % Total 2000 Residents........................     45%     72%    77%    77%
   Miles of Highway..............................  1,427   3,538  3,789  3,789
   Switches......................................      2       3      3      3
   Cell Sites....................................    219     574    670    750

Products and Services

   We offer established products and services throughout our territory under the Sprint and Sprint PCS brand names. Our products and services are designed to mirror the service offerings of Sprint PCS and to integrate with the Sprint PCS network. The Sprint PCS products and services we currently offer include the following:

 100% Digital, 100% PCS Network

   We are part of the only 100% digital, 100% wireless PCS network in the country. Sprint PCS and its affiliates cover more than 213 million people. Sprint PCS operates personal communications systems in more than 300 metropolitan areas across the country. Although Sprint PCS and its affiliates do not currently offer personal communications services in every state in the United States, they provide an extended coverage area for our customers, allowing access to Sprint PCS services throughout the Sprint PCS network. Dual-frequency handsets that are both digital and analog capable allow roaming on wireless networks where Sprint PCS has roaming agreements. For a discussion of the Sprint PCS network technology, its benefits and limitations, see "Technology--Code Division Multiple Access Technology."

 Access to the Sprint PCS Wireless Web

   We offer and support the "Sprint PCS Wireless Web" in our territory. The Sprint PCS Wireless Web allows customers with handsets capable of data transmission to connect their portable computers or wireless hand-held devices to the Internet. Sprint PCS customers with handsets capable of data transmission also have the ability to receive selected information updates, including stock prices, sports scores and weather reports. Sprint PCS customers with web-browser enabled handsets have the ability to connect to and browse specially designed text-based Internet sites on an interactive basis. Sprint PCS has agreements with Internet companies including AOL, Yahoo!, Amazon.com, Bloomberg.com, CNN Interactive, MapQuest.com, Fox Sports, EBay.com, E-Compare, FTD.com, GetThere.com, Ameritrade, InfoSpace.com, weather.com and barnesandnoble.com to provide services for the Sprint PCS Wireless Web.

 Service Packages

   The Sprint PCS "Free and Clear" plans include a fixed number of minutes for a set price with enhanced features such as voicemail with numeric paging, caller ID, call waiting and three-way calling. At no additional charge, the customer can select domestic long distance calling from anywhere on the network, a set amount of night and weekend minutes or access to the Sprint PCS Wireless Web. For an additional charge, the customer can add other options including a select number of information updates or messages from the Sprint PCS Wireless Web, additional off-peak minutes and the ability to share the plan minutes with another customer.

 Advanced Handsets and Longer Battery Life

   We primarily offer a selection of CDMA-compatible dual-frequency handsets with various advanced features and technology, such as Internet readiness described in "--Access to the Sprint PCS Wireless Web" above. All handsets are equipped with pre-programmed features such as caller ID, call waiting, phone books, speed dial and last number redial and are sold under the Sprint and Sprint PCS brand names. CDMA-compatible handsets weighing approximately five to seven ounces offer up to five days of standby time and approximately four hours of talk time.

   In addition, we offer dual-frequency handsets that also are both digital and analog capable which allow customers to make and receive calls on the networks of other wireless service providers with whom Sprint PCS or we have agreements. These handsets allow roaming on cellular networks where Sprint PCS digital service is not available. When roaming in analog markets, stand-by and talk times for these handsets are greatly reduced.

 Privacy and Security

   Sprint PCS provides voice transmissions encoded into a digital format with a significantly lower risk of unauthorized use and eavesdropping than analog-based systems. Sprint PCS customers using dual-frequency handsets that are both digital and analog capable in analog mode, such as when roaming, do not have the benefit of digital security.

 Improved Voice Quality

   We believe that, compared to other digital and analog technologies used for managing wireless transmissions such as time division multiple access, CDMA technology offers significantly improved voice quality, more powerful error correction, less susceptibility to call fading and enhanced interference rejection, all of which result in fewer dropped calls.

 Simple Activation

   Customers can purchase a Sprint PCS handset at a retail location and activate their service and program the handset by calling Sprint PCS customer care.

 Customer Care

   Sprint PCS provides customer care services to customers based in our territory under our services agreement. Sprint PCS offers customer care 24 hours a day, seven days a week. Customers can call the Sprint PCS toll-free customer care number from anywhere in the country. All Sprint PCS handsets are pre-programmed with a speed dial feature that allows customers to easily reach customer care at any time by dialing "*2." Customers may also check their accounts by dialing "*4" from their Sprint PCS phone. In addition, customers may manage their Sprint PCS accounts through the Internet on the Sprint PCS web site.

 Other Services

   In addition to the above-stated services, and since Sprint is not a local phone company in our territory, we may also offer wireless local loop services for voice, data and Internet throughout our territory. We also believe that new features and services will be developed on the Sprint PCS network to capitalize on CDMA technology. Sprint PCS conducts ongoing research and development to produce innovative services that are intended to give Sprint PCS a competitive advantage. We expect to benefit from Sprint PCS' research and development, although we may incur additional expenses in modifying our technology to provide these additional features and services.

 Traveling and Roaming

   Sprint PCS Traveling. On-network usage between Sprint PCS and its affiliate markets is referred to as "travel." Sprint PCS traveling includes inbound travel, when a Sprint PCS subscriber based outside of our territory uses our portion of the Sprint PCS network, and outbound travel, when a Sprint PCS subscriber based in our territory uses the Sprint PCS network outside of our territory. Sprint PCS pays us a per minute fee for inbound Sprint PCS travel. Similarly, we pay a per minute fee to Sprint PCS for outbound Sprint PCS travel. Pursuant to our affiliation agreements with Sprint PCS, Sprint PCS has the discretion to change the per minute rate for Sprint PCS inbound travel revenues and outbound travel fees. Currently, outbound travel exceeds inbound travel. We believe this is due to our small network build compared to the extensive builds in the surrounding metropolitan areas. In order to relieve us of the cash outflow that would otherwise occur during our network build-out, our management agreement with Sprint PCS provides that until December 31, 2002 we will not be required to pay more fees for outbound travel than we receive for inbound travel. Because we serve smaller markets adjacent to larger metropolitan areas and due to the large number of recreation and destination points in our markets, we believe inbound travel will exceed outbound travel once we have substantially built out our network.

   Non-Sprint PCS Roaming. Non-Sprint PCS roaming includes both inbound non-Sprint PCS roaming, when a non-Sprint PCS subscriber uses our portion of the Sprint PCS network, and outbound non-Sprint PCS roaming, when a Sprint PCS subscriber based in our territory uses a non-Sprint PCS network. Pursuant to roaming agreements between Sprint PCS and other wireless service providers, when another wireless service provider's subscriber uses our portion of the Sprint PCS network, we earn inbound non-Sprint PCS roaming revenue. These wireless service providers must pay fees for their subscribers' use of our portion of the Sprint PCS network and, as part of our collected revenues under our management agreement with Sprint PCS, we are entitled to 92% of these fees. Currently, pursuant to our services agreement with Sprint PCS, Sprint PCS bills these wireless service providers for these fees. When another wireless service provider provides service to one of the Sprint PCS subscribers based in our territory, we pay outbound non-Sprint PCS roaming fees for that service. Sprint PCS then bills the Sprint PCS subscriber for use of that provider's network at rates specified in his or her contract and pays us 100% of this outbound non-Sprint PCS roaming revenue collected from that subscriber on a monthly basis.

   For a discussion of products and services provided under our management agreement with Sprint PCS, see "Our Agreements with Sprint PCS--The Management Agreement--Products and Services." For a discussion of roaming fees and prices under our management agreement with Sprint PCS, see "Our Agreements with Sprint PCS--The Management Agreement--Service Pricing, Roaming, Travel and Fees."

Marketing

   We use a marketing approach that leverages Sprint PCS' nationwide licenses, brand name and proven strategies which have helped Sprint PCS to become a rapidly growing, leading provider of personal communications services in the United States. Simultaneously, our marketing approach capitalizes on our regional focus and our flexibility, through pricing and marketing enhancements, to respond quickly to changing customer needs.

   Use of Sprint PCS' Brand Name and Marketing. We will continue to build on Sprint PCS' national distribution channels and advertising programs by featuring exclusively and prominently the nationally recognized Sprint and Sprint PCS brand names in our marketing efforts. We expect our customers to perceive and use our personal communications services network, the Sprint PCS network and its affiliates' networks as a unified network.

   Pricing. We use Sprint PCS' pricing strategy to offer our customers simple, easy-to-understand pricing plans. Sprint PCS' consumer pricing plans are typically structured with competitive monthly recurring charges for a fixed number of minutes and per-minute rates for excess usage beyond the plan amount. Lower per-minute rates relative to analog cellular providers are possible in part because the CDMA technology that both we and Sprint PCS employ has greater capacity than current analog cellular systems, enabling us to market high-use customer plans at significantly lower prices. Sprint PCS' current national plans typically:

  . include large local calling areas;

  . offer the option of service features such as voicemail, enhanced caller
    ID, call waiting, and three-way calling;

  . include minutes in any Sprint PCS market with no traveling charges;

  . require no annual contracts;

  . offer a wide selection of feature-rich phones to meet the needs of consumers and businesses; and

  . provide a limited-time money-back guarantee on Sprint PCS phones.

   In addition, Sprint PCS' "Free and Clear" national calling plans include one additional service option, such as long distance calling from anywhere on the Sprint PCS network to anywhere in the United States at no additional charge.

   Advertising. We can use the Sprint PCS brand and logo in all of our wireless communications marketing efforts and external communications. Sprint PCS has launched a national advertising campaign to promote its products, and we expect to use the Sprint PCS name and reputation to attract customers more efficiently than we could if we did not have the benefit of the use of the Sprint PCS name.

   In addition, Sprint PCS is a sponsor of numerous selective, broad-based national and regional events. These sponsorships provide Sprint PCS with brand name and product recognition in high profile events, provide a forum for sales and promotional events and enhance our promotional efforts in our territory.

   Local Focus. Our advertising and promotional program is tailored to our territory and may consist of local radio, television, printed collateral, billboards, and newspaper advertising. We are expanding a local sales force to execute our marketing strategy through direct business-to-business contacts, company owned retail stores, local distributors and other channels. Finally, because we can leverage the Sprint PCS brand allowing us to achieve our objectives more efficiently than competitors with lower brand awareness, we will be able to devote more of our resources to local rather than national or brand awareness building communications. See "Our Agreements with Sprint PCS-- The Management Agreement--Advertising and Promotions."

   Bundling of Services. We capitalize on the complete array of communications services offered by bundling Sprint PCS services with other Sprint products, such as long distance and Internet access.

   Customer Segmentation. We have two customer target segments.

  . Consumer Market. We target two consumer market segments: wireless intenders and wireless users. The wireless intender does not currently own or use a wireless phone but believes he or she will purchase a phone in the next six months, while the wireless user currently subscribes to a wireless service. We prepare appropriate marketing programs to target these customer segments, specifically addressing key service needs including superior clarity, base level services, functional quality and service reliability.

  . Business Market. We target small- to medium-sized business customers with a differentiated, more locally oriented wireless product by highlighting the all-digital nature of Sprint PCS' network, the network's superior quality, capacity and coverage, increased security, and increased functionality through advanced features. Business professional users typically have much higher average minutes of use and are more receptive to lower-priced bundled packages. Our service area has an attractive pool of over 157,000 potential business enterprises, according to U.S. Census County Business Patterns, 1997.

Sales and Distribution

   Our sales and distribution plan mirrors and builds upon Sprint PCS' proven multiple channel sales and distribution plan. We have identified the following six distribution channels that combine traditional cellular channels like retail stores, with more innovative outlets such as web-based sales, to reach our target markets.

  . Sprint PCS retail sales. We operate our own Sprint PCS-branded retail stores within our coverage area, primarily targeting the non-business consumer. We currently have 12 retail stores and plan to expand to 28 stores by the end of 2003. We will locate our stores in principal metropolitan markets within our territory, providing us with a strong local presence and a high degree of visibility. Our showrooms are designed in accordance with Sprint PCS specifications and branded as Sprint PCS stores.

  . Business-to-business sales. Our direct sales force is focused on business users.

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

  . Sprint PCS national sales effort. Sprint PCS has an extensive national account marketing program that focuses on the corporate headquarters of Fortune 1,000 companies. Once a Sprint PCS representative reaches an agreement with the corporate headquarters, we service the offices of that corporation on a local basis and record the revenue generated by the corporate client. We reimburse Sprint PCS for certain purchase costs related to those customers. We visit local branches of Sprint PCS' national accounts to reinforce the relationship with Sprint PCS.

  . Indirect sales. Indirect sales is also commonly referred to as the dealer channel. Within our territory, as of December 31, 2000, Sprint PCS has approximately 215 retail points of sale under third-party agent agreements, including 88 Radio Shack stores, 25 Ritz Camera stores, 18 K-Mart stores, 21 Staples stores, 15 OfficeMax stores, nine Best Buy stores, eight Circuit City Stores, three Tweeter stores, seven May Department Stores, two Office Depot stores, three CompUSA stores, four Target stores and 12 local agents. Additionally, we have relationships with 12 local independent telephone companies that currently operate in the markets we plan to serve. We intend to capitalize on these relationships to further penetrate our markets.

  . Telemarketing. Sprint PCS operates both inbound and outbound telemarketing services. Sprint PCS' telemarketing efforts are targeted primarily to current or previous Sprint long distance customers. As the exclusive provider of Sprint PCS products and services in our market, we use the national Sprint "1-800-480-4PCS" number campaigns that generate call-in leads. These leads are handled by Sprint PCS' inbound telemarketing group.

  . Alternative sales channels. Sprint PCS launched an Internet web site in December 1998 which contains information on Sprint PCS products and services. We sell personal communications services over Sprint PCS' web site and use Sprint PCS' "phone-in-a-box" program, which enables activation by dialing 1-800-480-4PCS.

Technology

 General

   In the commercial wireless communications industry there are two principal services licensed by the Federal Communications Commission for transmitting two-way, real-time voice and data signals: "cellular" and "personal communications services." In addition, enhanced specialized mobile radio service, a relatively new technology, allows for interconnected two-way real time voice and data services. The Federal Communications Commission licenses these applications, each of which operates in a distinct radio frequency block. Cellular, which uses the 800 megahertz frequency block, was the original form of widely-used commercial wireless voice communications. Cellular systems are predominantly analog-based, but over the last several years cellular operators have started to use digital service in the 800 megahertz frequency block. Digital services have been deployed, as a complement to the analog based services, in most of the major metropolitan markets.

   In 1993, the Federal Communications Commission allocated the 1900 megahertz frequency block of the radio spectrum for wireless personal communications services. Wireless personal communications services differ from traditional analog cellular telephone service principally in that wireless personal communications services systems operate at a higher frequency and employ advanced digital technology. Analog-based systems send signals in which the transmitted signal resembles the input signal, the caller's voice. Digital systems convert voice or data signals into a stream of digits that permit a single radio channel to carry multiple simultaneous transmissions. Digital systems are also able to re-use the same frequency more quickly than analog systems, resulting in greater capacity than analog systems. This enhanced capacity allows digital-based wireless technologies to offer new and enhanced services, including greater call privacy and faster and more accurate transmission of data appropriate for facsimiles, electronic mail and connecting notebook computers and wireless hand-held devices with data networks.

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   Wireless communications systems, whether personal communications services or cellular, are divided into multiple geographic coverage areas, known as "cells." In both personal communications services and cellular systems, each cell contains a transmitter, a receiver and signaling equipment, known as the "base station." The base station is connected by microwave or landline telephone lines to a switch that uses computers to control the operation of the cellular or personal communications services network system. The system:

  . controls the transfer of calls from cell to cell as a subscriber's handset travels;

  . coordinates calls to and from handsets;

  . allocates calls among the cells within the system; and

  . connects calls to the local landline telephone system or to a long distance carrier.

   Wireless communications providers establish interconnection agreements with local phone companies and long distance carriers, thereby integrating their system with the existing landline public telecommunications system and the Internet. Because the signal strength of a transmission between a handset and a base station declines as the handset moves away from the base station, the switching office and the base station monitor the signal strength of calls in progress. When the signal strength of a call declines to a predetermined level, the switching office may "hand off" the call to another base station where the signal strength is stronger.

   Wireless digital signal transmission is accomplished through the use of various forms of frequency management technology or "air interface protocols." Personal communications systems operate under one of three principal air interface protocols, code division multiple access, commonly referred to as CDMA, time division multiple access, commonly referred to as TDMA, or global system for mobile communications, commonly referred to as GSM.

   Time division multiple access and global system for mobile communications are both time division multiple access systems but are incompatible with each other. The CDMA system is incompatible with both of those systems. Accordingly, a subscriber of a system that utilizes CDMA technology is unable to use a CDMA handset when traveling in an area not served by CDMA-based wireless personal communications services operators, unless the customer carries a dual-frequency handset that is both digital and analog capable which permits the customer to use the analog cellular system in that area. The same issue would apply to users of the other systems.

   All of the wireless personal communications services operators now have dual-mode or tri-mode handsets available to their customers. Because digital networks do not cover all areas in the country, these handsets will remain necessary for segments of the subscriber base.

 Code Division Multiple Access Technology

   Sprint PCS' network and its affiliates' networks all use digital CDMA technology. We believe that CDMA technology provides important system performance benefits such as:

  . Greater capacity. We believe, based on studies by manufacturers of CDMA products, that CDMA systems can provide system capacity that is approximately eight to ten times greater than that of current analog technology and approximately three to six times greater than time division multiple access systems and global system for mobile communications systems.

  . Superior voice quality. We believe that CDMA technology provides superior voice quality and reduces background noise.

  . Privacy and security. One of the benefits of CDMA technology is that it combines a constantly changing digital coding scheme with a low power signal to enhance call security and privacy.

  . Soft hand-off. CDMA systems transfer calls throughout the CDMA network using a technique referred to as a soft hand-off, which connects a mobile customer's call with a new cell site while maintaining a

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

   connection with the cell site currently in use. CDMA networks monitor the quality of the transmission received by multiple cell sites simultaneously to select a better transmission path and to ensure that the network does not disconnect the call in one cell unless replaced by a stronger signal from another cell site. Analog, time division multiple access technology and global system for mobile communications technology networks use a "hard hand-off" that disconnects the call from the current cell site and connects with a new cell site without any simultaneous connection to both cell sites, which results in more dropped calls.

  . Simplified frequency planning. Frequency planning is the process used to analyze and test alternative patterns of frequency use within a wireless network to minimize interference and maximize capacity. Unlike systems based on time division multiple access technology or global system for mobile communications technology, systems based on CDMA technology can re-use the same subset of allocated frequencies in every cell, substantially reducing the need for costly frequency patterning and constant frequency plan management.

  . Longer battery life. Due to their greater efficiency in power consumption, CDMA handsets can provide longer standby time and more talk time availability when used in the digital mode than handsets using alternative digital or analog technologies.

   While CDMA technology has the inherent benefits discussed above, time division multiple access networks are generally less expensive when overlaying existing analog systems because time division multiple access spectrum usage is more compatible with analog spectrum planning. In addition, global system for mobile communications technology, unlike CDMA technology, allows multi-vendor equipment to be used in the same network. This, along with the fact that global system for mobile communications technology is currently more widely used throughout the world than CDMA technology, provides economies of scale for handset and equipment purchases. A standards process is also underway which will allow wireless handsets to support analog, time division multiple access and global system for mobile communications technologies in a single unit. Currently, there are no plans to have CDMA handsets that also support either the time division multiple access or global system for mobile communications technologies.

Equipment

   We will utilize Sprint PCS' approved vendors to obtain switch and cell site equipment and handsets at estimated savings of up to 30% to 40% of the price we would otherwise pay as a small independent wireless company. We are entitled to these discounts as a result of equipment and handset agreements between Sprint PCS and its suppliers.

  . Cell sites and switch equipment. Currently, we are operating two 5ESS
    Lucent switches and related cell site equipment. We have negotiated and completed a contract with Lucent to provide the cell site and switch equipment necessary for the further build-out of our markets.

  . Handsets. We will offer both single-frequency CDMA and dual-frequency
    CDMA/analog multi-network telephone handsets. Handset costs are expensive for the typical consumer and require subsidy, although in the long term, such prices are expected to decline. We expect to continue to subsidize handset costs. All handsets are subject to Sprint PCS discount purchase savings averaging an estimated 30-40% of the wholesale price. In addition, because Sprint PCS is a participant in the handset development process, we expect to gain access to newer handsets earlier than non-Sprint PCS carriers using CDMA technology.

Competition

   We compete with a number of cellular carriers and new personal communications services entrants in each of our markets. Our major competitors in terms of market coverage are Verizon Wireless, Cingular Wireless, AT&T Wireless, Nextel Communications/Nextel Partners and VoiceStream Wireless. These providers in our

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

service area serve different geographic segments but no single carrier provides complete coverage throughout our service territory. Additionally, some of our competitors operate analog networks which require significant upgrades and therefore cannot offer the quality service provided by our 100% digital, 100% personal communications services wireless network.

   Subject to the completion of our network build-out, we believe we will compete effectively against these wireless competitors primarily by targeting business and personal users who benefit from the voice clarity, reliability and coverage of the Sprint PCS network. For a description of the costs and timing of our network build-out, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Markets and Build-Out Plan--Build-out Strategy." We offer Sprint PCS' nationwide value and competitively priced packages to our customers, which include a variety of advanced features such as caller ID, voice mail, messaging, wireless data and Internet services, call waiting, conference calling, and call forwarding. We will also exercise the flexibility enabled under our management agreement to establish our own pricing programs and promotions tailored to our markets and customer demographics. Since we benefit substantially from Sprint PCS' national "spillover" brand marketing campaigns, we are able to utilize funds, which otherwise would have been designated for creative fees to fund more advertising, to more efficiently attract additional subscribers for advertising dollars expended. Currently, our network coverage is limited, creating a competitive disadvantage. However, we plan to rapidly build a state-of-the-art CDMA network that we believe should exceed the coverage, capacity and reliability of our competitors' networks. We, along with Sprint PCS and its other affiliates, will be the only wireless provider in our entire service area offering 100% digital, 100% PCS using CDMA technology over a single frequency band on a nationwide network.

   There has recently been a trend in the wireless communications industry towards consolidation of wireless service providers through joint ventures, mergers and acquisitions. We expect this consolidation to lead to larger competitors over time. These larger competitors may have substantial resources or may be able to offer a variety of services to a large customer base.

   We also face competition from paging, specialized mobile radio and dispatch companies in our markets. Potential users of personal communications services systems may find their communications needs satisfied by other current and developing technologies. In addition, we face competition from resellers that provide wireless services to customers but do not hold Federal Communications Commission licenses or own facilities. The Federal Communications Commission requires all cellular and personal communications services licensees to permit resale of their services. In the future, we expect to face competition from other entities using additional frequencies to be licensed by the Federal Communications Commission for advanced mobile services or providing similar services using other communications technologies, including satellite-based telecommunications and wireless cable systems. Although some of these technologies are currently operational, others are being developed or may be developed in the future. In addition, over the past several years the Federal Communications Commission has auctioned, and will continue to auction, large amounts of wireless spectrum that could be used to compete with Sprint PCS services. Based on increased competition, we anticipate that market prices for wireless services generally will decline in the future.

Properties

   We lease property in a number of locations, primarily for administrative office space, our Sprint PCS stores, cell sites and switching centers. We have leased approximately 22,000 square feet of administrative office space at 220 and 319 Great Oaks Boulevard, Albany, New York for our headquarters. These leases expire with respect to a portion of our headquarters in February 2002 and with respect to the remainder in December 2004. As of March 31, 2001, we leased space on 489 sites, of which we share approximately 46% with other wireless service providers. We own property that houses switching equipment which supports our markets. We believe our properties are currently adequate for our business operations.

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

Employees

   As of March 31, 2001, we had a total of approximately 241 employees, of which 101 are in sales and marketing, 63 are in operations, 26 are in customer service and 51 are in administration. We expect the number of employees to increase steadily as our network expands and as the number of subscribers justifies the addition of new personnel. None of our employees is represented by a labor union or subject to a collective bargaining agreement.

Intellectual Property

   The Sprint diamond design logo is a service mark registered with the United States Patent and Trademark Office. The service mark is owned by Sprint. We use the Sprint and Sprint PCS brand names, the Sprint diamond design logo and other service marks of Sprint in connection with marketing and providing wireless services within our territory. The terms of the trademark and service mark license agreements with Sprint and Sprint PCS provide for the use of the Sprint and Sprint PCS brand names and Sprint service marks.

   Except in instances that are noncompetitive and other than in connection with the national distribution agreements, Sprint PCS has agreed not to grant to any other person a right or license to use the licensed marks in our territory.

   The trademark license agreements contain numerous restrictions with respect to the use and modification of any of the licensed marks. See "Our Agreements with Sprint PCS--The Trademark and Service Mark License Agreements."

Legal Proceedings

   We are not a party to any lawsuit or proceeding that is likely, in the opinion of management, to have a material adverse effect on our financial position, results of operations and cash flows. We are a party to routine filings and customary regulatory proceedings with the FCC relating to our operations.

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

                         OUR AGREEMENTS WITH SPRINT PCS

   The transactions defining our relationship with Sprint PCS were completed in a multi-phase closing process. Stage one was completed in December 1999, when we executed an agreement with Sprint PCS to manage the subscribers in our territory. Stage two was completed in January 2000 when we paid Sprint PCS a fee of $32.1 million and began our operations, managing approximately 45,000 subscribers previously managed by Sprint PCS in our territory. Stage three was completed in February 2000 when we occupied retail locations occupied by Sprint PCS. The final stage was completed in March 2000 when we purchased from Sprint PCS its existing wireless infrastructure in our territory, which included all network equipment and 170 operating cell sites covering approximately 2.5 million residents for approximately $84.3 million.

   Our major agreements with Sprint PCS are:

  .  the management agreement;

  .  the services agreement; and

  . two trademark and service mark license agreements with different Sprint entities.

   The following is a description of the material terms and provisions of our affiliation agreements with Sprint PCS. Unless otherwise stated, any reference in this prospectus to any agreement shall mean such agreement and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect as of the date hereof. Copies of all of these agreements have been filed as exhibits to the registration statement of which this prospectus forms a part.

   Under our affiliation agreements with Sprint PCS, we have the exclusive right to provide wireless services under the Sprint and Sprint PCS brand names in our territory. Sprint PCS owns the spectrum licenses and then controls the network through its agreements with us. Our affiliation agreements with Sprint PCS require us to interface with the Sprint PCS wireless network by building our portion of the Sprint PCS network to operate on the personal communications services frequencies licensed to Sprint PCS in the 1900 megahertz range. The management agreement has an initial term of 20 years and three ten-year renewal options which would lengthen the contract to a total term of 50 years. The three ten-year renewal terms automatically occur unless we or Sprint PCS provide the other with two years prior written notice to terminate the agreements or unless we are in material default of our obligations under the agreements.

The Management Agreement

   Under our management agreement with Sprint PCS, we have agreed to:

  . own, construct and manage a network in our territory in compliance with Sprint PCS' licenses and the terms of the management agreement;

  . share with Sprint the costs associated with its relocation of interfering microwave sources in our territory;

  .  distribute Sprint PCS products and services;

  .  use Sprint PCS' and our own distribution channels in our territory;

  .  conduct advertising and promotion activities in our territory; and

  . manage that portion of Sprint PCS' customer base assigned to our territory.

   Sprint PCS will supervise our personal communications services network operations and has the right to unconditional access to our personal communications services network.


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

 Exclusivity

   We are designated as the only person or entity that can manage or operate a personal communications services network for Sprint PCS in our territory. Sprint PCS is prohibited from owning, operating, building or managing another wireless mobility communications network in our territory while our management agreement is in place. Sprint PCS is permitted under our agreement to make national sales to companies in our territory and, as required by the Federal Communications Commission, to permit resale of the Sprint PCS products and services in our territory. If Sprint PCS decides to expand the geographic size of our build-out, Sprint PCS must provide us with written notice of the proposed expansion. We have the right to appeal this decision to Sprint PCS' management if the proposed expansion:

  . causes us to incur a cost exceeding 5% of the sum of our equity plus our outstanding long-term debt; or

  . causes our long-term operating expenses to increase by more than 10% on a net present value basis.

   If Sprint PCS denies our appeal and we fail to confirm within 90 days that we will comply with the proposed expansion, Sprint PCS has the termination rights described below.

 Network Build-Out

   The management agreement specifies the terms of the Sprint PCS affiliation, including the required network build-out plan. We have agreed to a minimum build-out plan which includes specific coverage and deployment schedules for the network planned within our service area as depicted in the table below. The aggregate required coverage will result in network coverage of approximately 67% of the population in our territory of 6.1 million by the end of 2002. We have agreed to operate our personal communications services network to provide for a seamless hand-off of a call initiated in our territory to a neighboring Sprint PCS network.

                                                     Required Build-Out by Market by Sprint PCS
                 ---------------------------------------------------------------------------------------------
                     December 2000      September 2001  October 2001    November 2001       December 2001
                 ---------------------- -------------- --------------- ---------------- ----------------------
Market.......... Albany/Schenectady, NY  Utica, NY     Binghamton, NY, Glens Falls, NY  Rockingham County, NH
                 Orange County, NY       Syracuse, NY   PA--Phase I    Poughkeepsie, NY Stratford County, NH
                                                                                        Burlington, VT--
                                                                                         Phase I
                                                                                        Ithaca, NY
                                                                                        Keene, NH
                                                                                        Lebanon, NH
                                                                                        Manchester, NH
                                                                                        Sullivan County, NY
                                                                                        Pittsfield, MA
                                                                                        Plattsburgh, NY
                                                                                        Poughkeepsie, NY--
                                                                                         Taconic State Parkway
                                                                                        Rutland, VT
                                                                                        Elmira, NY, PA
                                                                                        Syracuse, NY
                                                                                        Watertown, NY
Percent of
Population in
Our Territory
Covered at Date
Indicated.......          35%                39%             42%             47%                 62%
                    December 2002
                 --------------------
Market.......... Binghamton, NY, PA--
                  Phase II
                 Burlington, VT--
                  Phase II
                 Oneonta, NY--
                  Phase I
Percent of
Population in
Our Territory
Covered at Date
Indicated.......         67%

 Products and Services

   The management agreement identifies the products and services that we can offer in our territory. These services include, but are not limited to, Sprint PCS consumer and business products and services available as of the date of the agreement, or as modified by Sprint PCS. We are also allowed to sell wireless products and services that are not Sprint PCS products and services if those additional products and services do not cause distribution channel conflicts or, in Sprint PCS' sole determination, consumer confusion with Sprint PCS' products and services. We may cross-sell services such as

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

long distance service, Internet access, handsets, and prepaid phone cards with Sprint, Sprint PCS and other Sprint PCS affiliates. If we decide to sell the same services offered by third parties, we must give Sprint PCS an opportunity to provide the services on the same terms and conditions. We can also offer wireless local loop services specifically designed for the competitive local exchange market in all of our markets.

   We will participate in the Sprint PCS sales programs for national sales to customers, and will pay the expenses and receive the compensation from national accounts located in our territory. As a participant in these sales programs, our responsibilities include assisting Sprint PCS' national sales team in our territory in connection with implementing national sales programs, negotiating customer contracts and managing customer accounts. We must use Sprint's long distance service for calls made from within designated portions of our territory to areas outside those designated portions and to connect our network to the national platforms Sprint PCS uses to provide some of its services under our services agreement. We must pay Sprint PCS the same price for this service that Sprint PCS pays to Sprint, along with an additional administrative fee.

 Service Pricing, Roaming, Travel and Fees

   We must offer Sprint PCS subscriber pricing plans designated for regional or national offerings, including Sprint PCS' "Free and Clear" plans. We are permitted to establish our own local pricing plans for Sprint PCS products and services offered only in our territory, subject to Sprint PCS' approval. We are entitled to receive a weekly fee from Sprint PCS equal to 92% of "collected revenues" for all obligations under the management agreement, adjusted by the cost of customer services provided by Sprint PCS. "Collected revenues" include revenue from Sprint PCS subscribers based in our territory and inbound non-Sprint PCS roaming. Sprint PCS will receive 8% of the collected revenues. Collected revenues do not include outbound non-Sprint PCS roaming revenue, inbound and outbound Sprint PCS travel fees, proceeds from the sales of handsets and accessories, proceeds from sales not in the ordinary course of business, and amounts collected with respect to taxes. Except in the case of taxes, we will retain 100% of these revenues. Many Sprint PCS subscribers purchase bundled pricing plans that allow Sprint PCS traveling anywhere on the Sprint PCS network without incremental Sprint PCS travel charges. We will earn revenue from Sprint PCS based on a per minute rate established by Sprint PCS when Sprint PCS' or its affiliates' subscribers travel on our portion of the Sprint PCS network. Similarly, we will pay the same rate for every minute our subscribers in our territory use the Sprint PCS network outside our territory. The analog roaming rate onto a non-Sprint PCS provider's network is set under Sprint PCS' third-party roaming agreements.

 Advertising and Promotions

   Sprint PCS is responsible for all national advertising and promotion of the Sprint PCS products and services. We are responsible for advertising and promotion in our territory. Sprint PCS' service area includes the urban markets around our territory. Sprint PCS will pay for advertising in these markets. Given the proximity of those markets to our territory, we expect considerable spill-over from Sprint PCS' advertising in surrounding urban markets.

 Program Requirements

   We are required to comply with Sprint PCS' program requirements for technical standards, travel, roaming and interservice area calls, customer service standards, national and regional distribution and national accounts programs. Some of these technical standards relate to network up-time, dropped calls, blocked call attempts and call origination and termination failures. We are required to build a network that meets minimum transport requirements established by Sprint PCS for links between our cell sites and switches and between our switches and the public telephone system. We must meet substantially high network up-time percentages. Also, we must meet a minimum dropped call rate percentage and a minimum ratio of blocked call attempts to total call attempts as well as a minimum ratio of call origination to termination failures. Sprint PCS can adjust the program requirements at any time so long as it gives us at least 30 days prior notice. We have the right to

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

appeal to Sprint PCS' management adjustments which could cause an unreasonable increase in cost to us if the adjustment:

  . causes us to incur a cost exceeding 5% of the sum of our equity plus our outstanding long-term debt, or

  . causes our long-term operating expenses to increase by more than 10% on a net present value basis.

   If Sprint PCS denies our appeal and we fail to confirm within 90 days that we will comply with the adjustment, Sprint PCS has the termination rights described below.

   We have elected to use Sprint PCS' established support services which include customer service. Under our services agreement with Sprint PCS, Sprint PCS may terminate, upon nine months' advance written notice, customer service. We would then be required to establish and operate our own customer service center to, among other things, handle customer inquiries 24 hours a day, 365 days a year, and activate handsets and accounts and handle billing and collections within stringent time guidelines established by Sprint PCS, which may range from 24 to 72 hours.

 Non-Competition

   We may not offer Sprint PCS products and services outside our territory without the prior written approval of Sprint PCS. Within our territory we may offer, market or promote telecommunications products and services only under the Sprint PCS brands, our own brand, brands of related parties of ours or other products and services approved under the management agreement, except that no brand of a significant competitor of Sprint PCS or its related parties may be used for those products and services. To the extent we have or obtain licenses to provide PCS services outside our territory, we may not use the spectrum to offer Sprint PCS products and services without prior written consent from Sprint PCS. Additionally, if customers from our territory travel to other geographic areas, we must route those customers' incoming and outgoing calls according to Sprint PCS' roaming and inter-service area requirements, without regard to any wireless networks that we or our affiliates operate.

 Inability to Use Non-Sprint PCS Brand

   We may not market, promote, advertise, distribute, lease or sell any of the Sprint PCS products and services on a non-branded, "private label" basis or under any brand, trademark or trade name other than the Sprint PCS brand, except for sales to resellers or as otherwise permitted under the trademark and service mark license agreements.

 Change of Control

   Sprint PCS must consent to a change of control of our company, but this consent cannot be unreasonably withheld.

 Assignment

   We cannot assign the Sprint PCS agreements to any person without the prior consent of Sprint PCS, except that we can assign the agreements to any affiliate of ours that is not a significant competitor of Sprint PCS in the telecommunications business.

 Rights of First Refusal

   Sprint PCS has rights of first refusal to buy our assets, without further stockholder approval, upon a proposed sale of all or substantially all of our assets that are used in connection with the operation or management of the Sprint PCS network in our territory.


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

 Termination of Management Agreement

   The management agreement can be terminated as a result of:

  .  termination of Sprint PCS' personal communications services licenses;

  .  an uncured breach under the management agreement;

  .  bankruptcy of a party to the management agreement;

  . the management agreement not complying with any applicable law in any material respect; or

  . the termination of either of the trademark and service mark license agreements.

   However, Sprint PCS' rights of termination have been modified by the consent and agreement and are discussed more particularly under "Consent and Agreement." The termination or non-renewal of the management agreement triggers certain of our rights and those of Sprint PCS.

 Transfer of Sprint PCS Network

   Sprint PCS can sell, transfer or assign its wireless personal communications services network to a third party if the third party agrees to be bound by the terms of the Sprint PCS agreements.

 Rights on Termination

   If we have the right to terminate the management agreement because of an event of termination caused by Sprint PCS, generally we may:

  . require Sprint PCS to purchase all of our operating assets used in connection with our network for an amount equal to 80% of our entire business value (as defined in the management agreement and described below in "--Rights on Non-Renewal");

  . if Sprint PCS is the licensee for 20 MHz or more of the spectrum on the date of the management agreement, require Sprint PCS to assign to us, subject to governmental approval, up to 10 MHz of licensed spectrum for an amount equal to the greater of:

   . the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS; or

   .  10% of our entire business value; or

  . sue Sprint PCS for damages or submit the matter to arbitration and thereby not terminate the management agreement.

   If Sprint PCS has the right to terminate the management agreement because of an event of termination caused by us, generally Sprint PCS may:

  . require us, without further stockholder approval, to sell our operating assets to Sprint PCS for an amount equal to 72% of our entire business value;

  . require us to purchase, subject to governmental approval, the licensed spectrum for an amount equal to the greater of:

   . the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint; or

   .  10% of our entire business value;

  . take any action Sprint PCS deems necessary to cure our breach of the management agreement, including assuming responsibility for, and operating, our network; or

  . sue us for damages or submit the matter to arbitration and thereby not terminate the management agreement.

 Rights on Non-Renewal

   If Sprint PCS gives us timely notice that it does not intend to renew the management agreement, we may:

  . require Sprint PCS to purchase all of our operating assets used in connection with our network for an amount equal to 80% of our entire business value; or

  . if Sprint PCS is the licensee for 20 MHz or more of the spectrum on the date of the management agreement, require Sprint PCS to assign to us, subject to governmental approval, up to 10 MHz of licensed spectrum for an amount equal to the greater of:

   . the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS; or

   .  10% of our entire business value.

   If we give Sprint PCS timely notice of non-renewal, or we both give notice of non-renewal, or the management agreement is terminated for failure to comply with legal requirements or regulatory considerations or expires by its terms if no notice is provided, Sprint PCS may:

  . purchase all of our operating assets, without further stockholder approval, for an amount equal to 80% of our entire business value; or

  . require us to purchase, subject to governmental approval, the licensed spectrum for an amount equal to the greater of:

   . the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS; or

   .  10% of our entire business value.

   If the entire business value is to be determined, we and Sprint PCS will each select one independent appraiser and the two appraisers will select a third appraiser. Each appraiser must be an expert in valuing wireless telecommunications companies. The three appraisers will determine the entire business value on a going concern basis using the following guidelines:

  . the entire business value will be based on the price a willing buyer would pay a willing seller for the entire on-going business;

  . the appraisers will use then-current customary means of valuing a wireless telecommunications business;

  . the appraisers will value the business as it is conducted under the Sprint and Sprint PCS brands and the Sprint PCS agreements;

  . where Sprint PCS may, or is required to, purchase our operating assets, the appraisers will value the business as if we own the spectrum and frequencies that we actually use. Where we may, or are required to, purchase a portion of Sprint PCS' licensed spectrum, the business will be valued as if we already own that portion of the spectrum and frequencies that we are going to purchase; and

  . the valuation will not include any value for the business not directly related to the Sprint PCS products and services.

   The rights and remedies of Sprint PCS outlined in the management agreement resulting from an event of termination of the management agreement have been materially amended by the consent and agreement as discussed below.

 Insurance

   We are required to obtain and maintain with financially reputable insurers who are licensed to do business in all jurisdictions where any work is performed under the management agreement and who are reasonably acceptable to Sprint PCS, workers' compensation insurance, commercial general liability insurance, business automobile insurance, umbrella excess liability insurance and "all risk" property insurance.

 Indemnification

   We have agreed to indemnify Sprint PCS and its directors, employees and agents and related parties of Sprint PCS and their directors, managers, officers, employees, agents and representatives against any and all claims against any of the foregoing arising from our violation of any law, a breach by us of any representation, warranty or covenant contained in the management agreement or any other agreement between us and Sprint PCS, our ownership of the operating assets or the actions or the failure to act of anyone employed or hired by us in the performance of any work under this agreement, except we will not indemnify Sprint PCS for any claims arising solely from the negligence or willful misconduct of Sprint PCS. Sprint PCS has agreed to indemnify us and our directors, managers, officers, employees, agents and representatives against all claims against any of the foregoing arising from Sprint PCS' violation of any law and from Sprint PCS' breach of any representation, warranty or covenant contained in this agreement or any other agreement between Sprint PCS and us, except Sprint PCS will not indemnify us for any claims arising solely from our negligence or willful misconduct.

The Services Agreement

   The services agreement outlines various fees and back office functions provided by Sprint PCS and available to us at a per-subscriber rate. Some of the available services and fees include:

  .  network monitoring through Sprint PCS' network operating control center;

  .  billing (including the administration of pre-paid services);

  .  customer care;

  .  activation;

  .  credit checks;

  .  handset logistics;

  .  remote switching;

  .  home locator record;

  .  voice mail;

  .  directory assistance;

  .  operator services;

  .  long distance;

  .  roaming fees;

  .  roaming clearinghouse fees;

  .  interconnect fees; and

  .  inter service area fees.

   The services agreement allows us to discontinue our use of a particular service upon three months notice to Sprint PCS. Sprint PCS may decide to discontinue providing a service upon nine months notice to us. Sprint PCS has the right to change the fee it charges for these services, but Sprint PCS has agreed to provide to us a discount to the 1999 prices of these services through 2002.

   Sprint PCS offers three packages of available services. Each package includes services which must be purchased from Sprint PCS and services which may be purchased from a vendor or provided in-house. Our package includes services such as billing, activation and customer care which must all be purchased from Sprint PCS. We have chosen to engage Sprint PCS to perform these services but may develop an independent capability over time. Sprint PCS may also contract with third parties to provide expertise and services identical or similar to those to be made available or provided to us.

   We have agreed not to use the services performed by Sprint PCS in connection with any other business or outside our territory. We have agreed with Sprint PCS to indemnify each other as well as officers, directors, employees and other related parties and their officers, directors and employees for violations of law or the services agreement except for any liabilities resulting from the negligence or willful misconduct of the person seeking to be indemnified or its representatives. The services agreement also provides that no party to the agreement will be liable to the other party for special, indirect, incidental, exemplary, consequential or punitive damages, or loss of profits arising from the relationship of the parties or the conduct of business under, or breach of, the services agreement except as may otherwise be required by the indemnification provisions. The services agreement automatically terminates upon the management agreement's termination, and neither party may terminate the services agreement for any other reason.

The Trademark and Service Mark License Agreements

   We have non-transferable licenses to use, at no additional cost to us, the Sprint and Sprint PCS brand names and "diamond" symbol, and several other U.S. trademarks and service marks of Sprint and Sprint PCS such as "The Clear Alternative to Cellular" and "Clear Across the Nation." Our use of the licensed marks is subject to our adherence to quality standards determined by Sprint and Sprint PCS and use of the licensed marks in a manner which would not reflect adversely on the image of quality symbolized by the licensed marks. We have agreed to promptly notify Sprint and Sprint PCS of any infringement of any of the licensed marks within our territory of which we become aware and to provide assistance to Sprint and Sprint PCS in connection with Sprint's and Sprint PCS' enforcement of their rights. We have agreed with Sprint and Sprint PCS to indemnify each other for losses incurred in connection with a material breach of the trademark license agreements. In addition, we have agreed to indemnify Sprint and Sprint PCS from any loss suffered by reason of our use of the licensed marks or marketing, promotion, advertisement, distribution, lease or sale of any Sprint or Sprint PCS products and services other than losses arising solely out of our use of the licensed marks in compliance with certain guidelines. Sprint and Sprint PCS can terminate the trademark and service mark license agreements if we file for bankruptcy, materially breach the agreement or our management agreement is terminated. We can terminate the trademark and service mark license agreements upon Sprint's or Sprint PCS' abandonment of the licensed marks or if Sprint or Sprint PCS files for bankruptcy or the management agreement is terminated. Sprint and Sprint PCS can assign their interests in the licensed marks to a third party if that third party agrees to be bound by the terms of the trademark and service mark license agreements.

Consent and Agreement for the Benefit of Lenders Under Our Credit Facilities

   Sprint PCS entered into a consent and agreement with an administrative agent for the senior lenders under our credit facilities that we acknowledged. This agreement modifies Sprint PCS' rights and remedies under our management agreement for the benefit of our lenders.

 General

   The consent and agreement generally provides, among other matters, for the following:

  . Sprint PCS' consent to the pledge of substantially all of our assets to the administrative agent, including our rights under the Sprint PCS affiliation agreements, as collateral for our credit facilities;

  . Sprint PCS and the administrative agent will provide each other with notices of default by us under the Sprint PCS management agreement and senior financing;

  . at the administrative agent's request, Sprint PCS will redirect any payments due to us under the management agreement to the administrative agent during the continuation of our default under our credit facilities;

  . Sprint PCS or the administrative agent will have certain rights to appoint interim replacements to operate our portion of the network under our Sprint PCS affiliation agreements after an acceleration of our credit facilities or an event of termination under our Sprint PCS affiliation agreements;

  . upon the acceleration of our obligations under our credit facilities, the administrative agent or Sprint PCS will have rights to sell our assets or the ownership interests of our operating subsidiaries to any party, and to assign our rights under the Sprint PCS affiliation agreements to a qualified purchaser, which must not be a major competitor of Sprint PCS or Sprint;

  . Sprint PCS will not be able to terminate our Sprint PCS affiliation agreements until our credit facilities are satisfied, unless our subsidiaries or assets are sold or transferred to a non-qualifying party; this sale requires the approval of the administrative agent;

  . Sprint PCS will maintain at least 10 megahertz of PCS services spectrum in all of our markets until our credit facilities are satisfied or our operating assets, including in certain cases spectrum, are sold if we default under our credit facilities; and

  . in the event that Sprint PCS enters into a consent and agreement with the secured lender of another affiliate on terms and conditions different from those provided to the administrative agent, under certain conditions and upon notice to the administrative agent and at the administrative agent's request, Sprint PCS will amend our consent and agreement to adopt the different terms and conditions in whole.

 Sprint PCS' Right to Purchase Operating Assets or Ownership Interests in Our Operating Subsidiaries upon Acceleration

   Subject to the requirements of applicable law and following an acceleration by the administrative agent of our obligations under our credit facilities, the consent and agreement permits Sprint PCS to purchase our operating assets or the interests of our operating subsidiaries on the following general terms:

  .  Sprint PCS elects to make such a purchase within a specified period; and

  . the purchase price is the greater of an amount equal to 72% of our entire business value or the amount outstanding under our credit facilities.

   If Sprint PCS gives notice of its intention to exercise its purchase right, then the administrative agent may not foreclose on its security interest in our assets for a specified period or until Sprint PCS rescinds its intention to purchase. If we receive an acceptable written offer for our operating assets or the ownership interests of our operating subsidiaries from another prospective purchaser, Sprint PCS has the right to make the purchase on terms at least as favorable to us. Sprint PCS must agree to purchase the operating assets or the ownership interests of our operating subsidiaries within 14 business days of its receipt of the offer on acceptable conditions and in a prescribed amount of time.

 Sale of Operating Assets or Ownership Interests of Our Operating Subsidiaries to Third Parties

   If Sprint PCS does not purchase our operating assets or the ownership interests of our operating subsidiaries after an acceleration of the obligations under our credit facilities, then the administrative agent may sell the operating assets or ownership interests. Subject to the requirements of applicable law, including the law relating to foreclosures of security interests, the administrative agent has two options:

  . to sell the assets or ownership interests of our operating subsidiaries, including our rights under the Sprint PCS affiliation agreements, to a permitted successor; or

  . to sell the assets or ownership interests to any third party, subject to specified conditions and limitations.

                                   MANAGEMENT

Directors and Executive Officers

   The following table presents information with respect to our directors and executive officers.

               Name            Age                    Position
               ----            ---                    --------
     Steven M. Nielsen.......   45 President, Chief Executive Officer and Director
     Timothy J. Medina.......   35 Chief Financial Officer
     John P. Hart, Jr. ......   54 Chief Technology Officer
     Solon L. Kandel.........   41 Director
     J.K. Hage III...........   50 Director
     Christopher J. Stadler..   36 Director
     Mamoun Askari...........   38 Director
     James O. Egan...........   51 Director
     Charles K. Marquis......   57 Director
     Thomas J. Sullivan......   38 Director
     Savio W. Tung...........   50 Director
     Christopher J. O'Brien..   42 Director
     Alfred F. Boschulte.....   58 Director
     Brian Kwait.............   40 Director
     Harley Ruppert..........   54 Director

   Steven M. Nielsen became our President and Chief Executive Officer in November 2000 and one of our directors in May 2001 and served as our Chief Financial Officer from May 2000 to November 2000. Most recently, Mr. Nielsen was the Vice President and General Manager of NEXTLINK-Washington, a competitive local exchange carrier, where he supervised all operations, including network build and market launch. Prior to that time Mr. Nielsen spent over 11 years with Sprint and Sprint PCS in key financial positions. As the Sprint PCS Area Vice President for the Northwest, Mr. Nielsen contributed significantly to the rapid early growth of the $10 billion start-up business. He launched Sprint PCS markets and service in Washington and Oregon, managed transitions from plan to rollout by building up large sales and marketing teams and established nearly 500 points of distribution.

   Timothy J. Medina was appointed Vice President and Chief Financial Officer in May 2001. Prior to his appointment, Mr. Medina served from March 1988 through April 2001 in various positions at GTE Service Corporation, GTE Overseas Corporation and Verizon Communications. Most recently, he served as Chief Financial Officer and Board Member of Verizon's wireless subsidiary in Argentina, CTI Holdings. Previously, Mr. Medina held finance and strategic planning positions with GTE's full service telecommunications subsidiary in Venezuela, CANTV, and in governmental relations positions in GTE's Government Affairs department in Washington, D.C.

   John P. Hart, Jr. became our Chief Technology Officer in June 1999. From February 1998 to June 1999, Mr. Hart was Vice President of Engineering and Operations at NEXTEL Communications, Inc. Mr. Hart directed the design, implementation and operation of NEXTEL's advanced Integrated Digital Enhanced Network System in the New York metropolitan area. From 1992 to 1998, he was Vice President of System Development PCS Engineering and Network Operations at AT&T Wireless Services. Mr. Hart also served as the Vice President of Engineering and Network Operations for McCaw Cellular Communications and has held various engineering positions at AT&T Bell Laboratories, Motorola, and NYNEX Mobile Communications.

   Solon L. Kandel became one of our directors in June 1999. Mr. Kandel served as our President and Chief Executive Officer from May 1999 to November 2000. From January 1997 until February 1999, he held the positions of President, Chief Executive Officer and member of the board of directors of IDF International, Inc. and its predecessors. Prior to his employment at IDF International, Inc., Mr. Kandel held strategic management positions at AT&T Wireless Services and McCaw Cellular Communications. In these capacities he guided the implementation of personal communications services networks from Massachusetts to Virginia and created innovative programs for acquiring wireless communications site links in bulk deployment throughout the United States. He also helped to build McCaw's cellular markets in the New York metropolitan area.

   J.K. Hage III became one of our directors in December 1999. Mr. Hage served as our Executive Vice President, Secretary and General Counsel from our inception to September 2000. Mr. Hage is also the Managing Partner of Hage and Hage LLC, where he has practiced law for over 20 years primarily in the telecommunications industry. Mr. Hage is Of Counsel to Lukas, Nace, Gutierrez & Sachs Chartered, a Washington D.C. professional corporation organized to practice communications law before the Federal Communications Commission, state utility commissions and the federal courts. Mr. Hage is active in numerous industry associations, including the New York State Telecommunications Association, the Organization for the Preservation and Advancement of Small Telephone Companies, the American Mobile Telecommunications Association, the International Mobile Telecommunications Association, and the New York State Municipal Electric Association. Mr. Hage is a member of the New York State Bar Association Committee on Public Utility Law and the New York State Bar Association Committee on Trusts and Estates.

   Christopher J. Stadler became one of our directors in December 1999. Mr. Stadler has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since April 1996. Prior to joining Investcorp, Mr. Stadler was a Director of CS First Boston Corporation. Mr. Stadler is a director of Carter Holdings, Inc. and its wholly-owned subsidiary, The William Carter Company.

   Mamoun Askari became one of our directors in December 1999. Mr. Askari has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since September 1990. Prior to joining Investcorp, Mr. Askari was an Associate with Deloitte, Haskins & Sells.

   James O. Egan became one of our directors in December 1999. Mr. Egan has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since January 1999. Prior to joining Investcorp, Mr. Egan was a partner in the accounting firm of KPMG from October 1997 to December 1998 and a Senior Vice President and Chief Financial Officer of Riverwood International, a paperboard, packaging and machinery company, from May 1996 to September 1997. Previously, Mr. Egan was a partner in the accounting firm of Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP). Mr. Egan is a director of CSK Auto Corporation, Harborside Healthcare Corporation, Werner Holding Co. (DE), Inc. and SI Corporation.

   Charles K. Marquis became one of our directors in May 2001. Mr. Marquis has been a senior advisor to Investcorp or one or more of its wholly-owned subsidiaries since January 1999. Prior to joining Investcorp, Mr. Marquis was a partner in the law firm of Gibson, Dunn & Crutcher LLP. Mr. Marquis is a director of CSK Auto Corporation, Jostens, Inc., Stratus Computer Systems International S.A., Tiffany & Co. and Werner Holding Co. (DE), Inc.

   Thomas J. Sullivan became one of our directors in December 1999. Mr. Sullivan has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since April 1996. Prior to joining Investcorp, Mr. Sullivan was Vice President and Treasurer of the Leslie Fay Companies, Inc. (now Leslie Fay Company, Inc.). Mr. Sullivan is a director of Werner Holding Co. (DE), Inc.

   Savio W. Tung became one of our directors in December 1999. Mr. Tung has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since September 1984. Mr. Tung is a director of CSK Auto Corporation, Werner Holding Co. (DE), Inc. and SI Corporation.

   Christopher J. O'Brien became one of our directors in December 1999. Mr. O'Brien has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since December 1993. Prior to joining Investcorp, Mr. O'Brien was a Managing Director of Mancuso & Company, a private New York-based merchant bank. Mr. O'Brien is a director of NationsRent, Inc., CSK Auto Corporation, Harborside Healthcare Corporation, SI Corporation and Carter Holdings, Inc. and its wholly-owned subsidiary, The William Carter Company.

   Alfred F. Boschulte became the chairman of our board of directors in March 1999. Mr. Boschulte is the former President and Chairman of NYNEX Mobile Communications (which merged to form Bell Atlantic Mobile) where he served from 1990 through 1994. Mr. Boschulte is President and Chief Executive Officer of

Detecon, Inc., an affiliate of Deutsche Telecom. Detecon is a telecommunications consulting firm specializing in strategic and technical planning for wireline and wireless telecommunications businesses. Previously, Mr. Boschulte was the Managing Director of Excelcomindo, a global system for mobile communications service provider in Indonesia, from January 1996 to December 1997. Prior to Excelcomindo, Mr. Boschulte was the President of TOMCOM, L.P., a wireless joint service organization of AirTouch Communications, Bell Atlantic, NYNEX, US West and their jointly-owned personal communications services businesses.

   Brian Kwait became one of our directors in December 1999. Mr. Kwait has been a Managing Principal of Odyssey Investment Partners, LLC since 1997. Previously, Mr. Kwait was a Principal in the private equity investing group of Odyssey Partners, LP from 1989 to 1996. Mr. Kwait is a director of William Scotsman Holdings, Inc. and PF.Net Communications, Inc.

   Harley Ruppert became one of our directors at our inception. From 1978 to the present, Mr. Ruppert has been employed by Newport Telephone Company, Inc., most recently as President. In 2000, Mr. Ruppert purchased a controlling interest in Newport Telephone Company, Inc. Mr. Ruppert is also President and Chief Executive Officer of NTCNet Inc., the holding company of Newport Telephone Company, Inc., and all subsidiaries of Newport Telephone Company.

Board of Directors

   We currently have 13 directors. Directors serve for a term of one year and are elected at each annual meeting of stockholders. Each of our directors, except for Messrs. Nielsen and Marquis, was elected to our board of directors pursuant to the terms of a stockholders agreement that we entered into with certain of our stockholders in December 1999. The stockholders agreement contains additional provisions with respect to the election of directors. For a description of these provisions, see "Description of Capital Stock-- Stockholders Agreement--Voting."

Compensation of Directors

   Currently, we do not compensate our directors. No director who is one of our employees receives separate compensation for services rendered as a director.

Board Committees

   Our board of directors has established three committees: the compensation committee, the executive committee and the audit/finance committee.

   The compensation committee is responsible for reviewing and approving all compensation arrangements for our officers, and is also responsible for administering our Management Stock Incentive Plan. The current members of the compensation committee are Messrs. Boschulte, Kwait and Stadler.

   The executive committee is responsible for advising and aiding our officers on all matters concerning the management of our business and affairs. The current members of the executive committee are Messrs. Askari, Boschulte, Nielsen, Stadler and Sullivan.

   The audit/finance committee is responsible for recommending to the board of directors the engagement of our independent auditors and reviewing with the independent auditors the scope and results of their audits, our internal accounting controls, audit practices and the professional services furnished by the independent auditors. In addition, the audit/finance committee provides budget oversight and reviews capital structure issues. The current members of the audit/finance committee are Messrs. Askari, Ruppert and Sullivan.

Compensation Committee Interlocks and Insider Participation

   Messrs. Boschulte, Kwait and Stadler served as members of the compensation committee during 2000. None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer has served as a member of the compensation committee of our board of directors.

Executive Compensation

   The following table sets forth information regarding aggregate cash compensation, stock option awards and other compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers for services rendered in 2000, collectively referred to as our named executive officers.

                           Summary Compensation Table

                                                              Long-Term
                              Annual Compensation        Compensation Awards
                         ------------------------------ ---------------------
                                                        Restricted Securities
   Name and Principal                      Other Annual   Stock    Underlying  All Other
        Position          Salary   Bonus   Compensation   Awards    Options   Compensation
   ------------------    -------- -------- ------------ ---------- ---------- ------------
Steven M. Nielsen....... $129,051 $190,000   $135,932      $ --     $421,349     $  272
 Chief Executive Officer

Solon L. Kandel.........  254,095      --     118,334        --          --       5,131
 Former President and
 Chief Executive Officer

David L. Standig........  204,983      --      33,881        --     $ 50,000      4,717
 Former Chief Operating
  Officer

John P. Hart, Jr. ......  251,838  148,394     28,095        --     $ 50,000      4,506
 Chief Technology
  Officer

J.K. Hage III...........      --       --         --         --          --         --
 Former Executive Vice
 President and General
 Counsel

   Amounts shown in the column "Bonus" reflect bonuses earned in 2000 and paid in March 2001. Amounts shown in the column "Other Annual Compensation" for Messrs. Nielsen, Standig and Hart include amounts paid in reimbursement of relocation expenses as follows:

  .  $132,288 to Mr. Nielsen;

  .  $29,617 to Mr. Standig; and

  .  $25,080 to Mr. Hart.

   Amounts shown in the column "All Other Compensation" include 401(k) plan matches and term life premiums paid by us.

   In September 2000, we and Mr. Hage entered into an agreement pursuant to which Mr. Hage's professional services agreement with us was terminated, as described in "--Employment Agreements--Separation Agreements."

   Mr. Kandel resigned from his position in November 2000. We and Mr. Kandel entered into an agreement as described in "--Employment Agreements--Separation Agreements." The amount shown in the column "Other Annual Compensation" for Mr. Kandel includes $78,500 paid as severance pursuant to this agreement and $21,000 paid in reimbursement of automobile expenses.

   In April 2001, we and Mr. Standig entered into an agreement pursuant to which Mr. Standig's employment with us was terminated, as described in "-- Employment Agreements--Separation Agreements."

                          Stock Option Grants in 2000

   The following table sets forth information regarding stock options to purchase class B common stock granted to our named executive officers in 2000, including the potential realizable value of each grant assuming that the market value of our common stock appreciates at annualized rates of 5% and 10% for the ten-year term of the option from the date of grant.

                                      Individual Grants
                         ----------------------------------------------
                                                                        Potential Realizable
                                      Percentage                          Value at Assumed
                         Number of     of Total                         Annual Rates of Stock
                           Shares      Options                           Price Appreciation
                         Underlying   Granted to  Exercise                 for Option Term
                           Option     Employees     Price    Expiration ---------------------
Name                       Grants      in 2000   (per share)    Date        5%        10%
----                     ----------   ---------- ----------- ---------- ---------- ----------
Steven M. Nielsen.......  337,079(1)     58.4%    $5.74468     5/1/10   $1,217,797 $3,086,138
                           84,270(2)     14.6%     5.74468     5/1/10      304,449    771,534
Solon L. Kandel.........      --          -- %         --        --            --         --
David L. Standig........   50,000(3)      8.7%     5.74468    3/20/10      180,640    457,777
John P. Hart, Jr. ......   50,000(3)      8.7%     5.74468    3/30/10      180,640    457,777
J.K. Hage III...........      --          -- %         --        --            --         --

--------
(1) Options for 84,270 shares are fully vested, options for 126,404 shares vest daily over 975 days from May 1, 2000, and options for 126,404 shares vest in thirds at the end of 2000, 2001 and 2002 based upon the achievement of performance-based targets set by our former chief executive officer and our board of directors in consultation with the option holder. Any portion of the performance-based vesting options that have not vested by December 20, 2004 will vest on December 20, 2004.

(2) Options vest daily over 975 days from May 1, 2000.

(3) Options are fully vested.

                          Year-End 2000 Option Values

   The following table sets forth information regarding the number and value of shares of class B common stock underlying unexercised options that were held by each of our named executive officers at December 31, 2000. No shares were acquired on the exercise of stock options by these individuals during 2000, except for Mr. Hage, who exercised stock options for 1,000 shares in January 2000.

   There was no public market for our class B common stock at December 31, 2000. Amounts shown under the column "Value of Unexercised In-the-Money Options at December 31, 2000" are based on an assumed fair market value of $7.00 per share at December 31, 2000, without taking into account any taxes that may be payable in connection with the exercise of options, multiplied by the number of shares underlying the option, less the exercise price payable for these shares. This assumed fair market value does not necessarily represent the actual value of our stock at December 31, 2000.

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                                    Options at          In-the-Money Options at
                                 December 31, 2000         December 31, 2000
                             ------------------------- -------------------------
   Name                      Exercisable Unexercisable Exercisable Unexercisable
   ----                      ----------- ------------- ----------- -------------
   Steven M. Nielsen........    137,208     284,141    $  172,240    $356,688
   Solon L. Kandel..........  1,685,393         --      3,563,119         --
   David L. Standig.........    280,553     275,065       352,184     345,295
   John P. Hart, Jr. .......    190,557     196,522       239,210     246,698
   J.K. Hage III............    318,079         --        399,291         --

Management Stock Incentive Plan

   Our Management Stock Incentive Plan was adopted by our board of directors and stockholders in December 1999. The purpose of the plan is to attract and retain the services of our key management employees, outside directors and consultants by providing those persons with a proprietary interest in us. The plan allows us to provide that proprietary interest through the grant of:

  . incentive stock options within the meaning of Section 422 of the Internal Revenue Code;

  .  nonqualified stock options;

  .  stock appreciation rights; and

  .  restricted stock.

   A total of 2,021,979 shares of class B common stock may be issued under the plan. As of December 31, 2000, an aggregate of 1,988,270 shares were subject to outstanding options granted under the plan, 30,000 shares had been issued upon exercise of options and 3,709 shares were available for future grants. The maximum number of shares with respect to which awards may be granted to any individual may not exceed 606,594 shares during any calendar year.

   Our compensation committee administers the plan and is authorized, subject to the provisions of the plan, to grant awards and establish rules and regulations as it deems necessary for the proper administration of the option plan and to make whatever determinations and interpretations it deems necessary or advisable. The compensation committee has authority to determine:

  .  to whom awards are granted;

  .  the number of shares subject to an award;

  .  the term and vesting period of the award;

  . the exercise or purchase price of an award (which price, in the case of incentive options, may not be less than the fair market value of the stock on the date of grant, or 110% of fair market value if the option recipient owns more than 10% of the total voting power of our capital stock);

  . any restrictions on sale and repurchase rights which are to be placed on shares purchased upon exercise of an award; and

  . other terms, provisions, limitations and performance requirements approved by the committee, but not inconsistent with the plan.

   The exercise price for each option may be paid in cash, or if permitted by the applicable option agreement or the compensation committee, with surrendered shares of stock or through a procedure involving a broker-assisted sale of option shares which have been held for at least six months. The maximum term of incentive stock options is ten years and nonqualified stock options may have a term of up to ten years and 30 days. No awards may be granted under the plan after December 20, 2009.

Employment Agreements

   Employment Agreements. We entered into employment agreements in December 1999 with Messrs. Standig and Hart and in May 2000 with Mr. Nielsen. The term of each agreement ends on December 31, 2002.

   Messrs. Standig and Hart each received an annual base salary of $175,000 for the first four months of 2000 and received, along with Mr. Nielsen, an annual base salary of $200,000 for the remainder of 2000. Messrs. Standig, Hart and Nielsen are each entitled to receive $205,000 in 2001 and $210,000 in 2002.

   In addition, Messrs. Standig, Hart and Nielsen are each eligible to receive an annual bonus of up to 100% of their current base salary upon the achievement of performance-based targets set by our board of directors. Each officer's bonus is calculated by multiplying his potential bonus by the percentage of his performance-based target that he achieves. No bonus will be paid to an officer if he does not achieve at least 75% of his performance-based target. Pursuant to the terms of their agreements, Messrs. Standig, Hart and Nielsen received bonuses of $136,231, $148,394 and $190,000, respectively, for 2000 which were paid in March 2001. We also agreed to lease residential housing for Mr. Nielsen at a cost of up to $1,500 per month until August 2000 and to reimburse him up to $100,000 for relocation costs.

   If we terminate any of these employment agreements for other than cause or disability, we are required to pay the officer, in addition to accrued bonus amounts and benefits, the lesser of (1) his base salary for the remainder of the term of his employment agreement or (2) the base salary he would be entitled to receive if he remained employed for the 12-month period following the termination date.

   Separation Agreements. In September 2000, we entered into an agreement with Mr. Hage pursuant to which Mr. Hage's professional services agreement with us was terminated and we and Mr. Hage entered into a consulting agreement. Mr. Hage retained vested options to purchase 318,079 shares of class B common stock at an exercise price of $5.74468 per share and forfeited his remaining options. Mr. Hage's retained options are exercisable until September 16, 2005 or if our initial public offering occurs within five years of the date of his separation agreement, the later of September 16, 2005 or two years after the closing of the initial public offering.

   In November 2000, we entered into an agreement with Mr. Kandel pursuant to which Mr. Kandel resigned from his position and we agreed to engage Mr. Kandel as a consultant until April 30, 2001. We will pay Mr. Kandel an aggregate of $110,000 in return for Mr. Kandel's advisory services. We will also pay Mr. Kandel an aggregate of $791,666 representing salary and bonus amounts and $20,000 as reimbursement for certain expenses incurred by Mr. Kandel. We also repurchased 14,506 shares of class B common stock held by Mr. Kandel for a total purchase price of $83,333.34. Mr. Kandel retained vested options to purchase 337,079 shares of class B common stock at an exercise price of $1.45070 per share and 1,348,315 shares at an exercise price of $5.74468 per share. Mr. Kandel's retained options are exercisable until November 7, 2005, or if our initial public offering occurs within five years of the date of his separation agreement, the later of November 7, 2005 or two years after the closing of the initial public offering.

   In April 2001, we and Mr. Standig entered into a separation agreement pursuant to which Mr. Standig's employment with us was terminated. We paid Mr. Standig approximately $325,000 pursuant to the agreement. We also forgave $19,967 of accrued interest on loans made by us to Mr. Standig. Mr. Standig retained vested options to purchase 299,515 shares of class B common stock at an exercise price of $5.74468 per share and forfeited his remaining options. Mr. Standig's retained options are exercisable until September 30, 2002. We also repurchased 30,077 shares of class B common stock held by Mr. Standig for a total purchase price of $172,783.68.

Option Agreements

   In connection with their employment agreements, we granted options to purchase class B common stock to Messrs. Standig and Hart as shown in the table contained in "--Executive Compensation--Stock Option Grants in 1999." In connection with Mr. Nielsen's employment agreement, we granted an option to purchase class B common stock to Mr. Nielsen as shown in the table contained in "--Executive Compensation--Stock Option Grants in 2000." We also granted additional options to purchase class B common stock to Messrs. Standig, Hart and Nielsen as shown in the table contained in "--Executive Compensation--Stock Option Grants in 2000." All of the unexercisable options held by Messrs. Standig, Hart and Nielsen will become immediately exercisable upon a change of control, but only if a certain annual rate of return has occurred on an investment in our stock. To the extent only a portion of the annual rate of return has been achieved, a pro rata portion of the unexercisable options will become exercisable. For each of Messrs. Standig, Hart and Nielsen, if the change of control transaction involves a merger or consolidation under specified circumstances, 20% instead of 100% of the unexercisable options will become exercisable.

                             PRINCIPAL STOCKHOLDERS

   Our outstanding capital stock consists of five classes of common stock, class A common stock, class B common stock, class C common stock, class D common stock and class E common stock. Holders of class A common stock, class C common stock and class E common stock do not have any voting rights. Holders of class B common stock are entitled to one vote per share, and holders of class D common stock are entitled to 402.7 votes per share.

   As of May 31, 2001, we had 13,458,776 shares of class B common stock outstanding and 60,000 shares of class D common stock outstanding. Investcorp and certain co-investors arranged by Investcorp beneficially own 1.3% of the outstanding class B common stock and 100% of the outstanding class D common stock, representing approximately 64.7% of our total voting power.


   The following tables present information regarding the beneficial ownership of our class B common stock as of May 31, 2001 by:


  . each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of our class B common stock;

  .  each of our named executive officers;

  .  each of our directors; and

  .  all current directors and executive officers as a group;

and our class D common stock as of May 31, 2001 by each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of our class D common stock.


   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of class B common stock subject to options that are currently exercisable or exercisable within 60 days of May 31, 2001 are deemed outstanding for purposes of computing the percentage ownership of any person. These shares, however, are not considered outstanding when computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 13,458,776 shares of class B and 60,000 shares of class D common stock outstanding as of May 31, 2001.


   We have entered into a stockholders agreement with certain of our stockholders with respect to the voting, and in certain circumstances the disposition, of the shares of our capital stock. See "Description of Capital Stock--Stockholders Agreement." All such stockholders may be deemed to be a control group for such purposes, and each stockholder may thus be deemed to beneficially own all shares owned by all other such stockholders. Because we believe that it more accurately reflects ownership of our capital stock, this table does not reflect shares which may be deemed to be beneficially owned by any entity solely by virtue of the stockholders agreement.

                              Class B Common Stock


                                                        Options
                                           Number of    Included   Percentage
                                             Shares        in       of Class
                                          Beneficially Beneficial Beneficially
              Beneficial Owner               Owned     Ownership     Owned
              ----------------            ------------ ---------- ------------
   5% Stockholders:
   Odyssey Investment Partners Fund,
    LP(1)................................  4,840,571         --       36.0%
   Delhi PCS Inc.(2).....................  1,000,069         --        7.4%
   Newport PCS Inc.(3)...................  1,000,069         --        7.4%
   William W. Griswold(4)................    951,411         --        7.1%
   Larry S. Roadman(5)...................    932,048         --        6.9%
   Cedar Familia LLC(6)..................    930,000         --        6.9%
   Paul H. Griswold(7)...................    925,111         --        6.9%
   Finger Lakes Technologies Group
    Inc.(8)..............................    894,754         --        6.6%
   Dry Brook Holdings LLC(9).............    857,143         --        6.4%
   Trust Company of the West(10).........    814,287         --        6.1%
   Charles Lane(11)......................    760,020         --        5.6%

   Named Executive Officers and
    Directors:
   Steven M. Nielsen(12).................    240,800     182,800       1.8%
   Timothy J. Medina(12).................     12,882      12,882       0.1%
   John P. Hart, Jr.(12).................    243,369     213,291       1.8%
   David L. Standig(13)..................    306,614     299,515       2.2%
   Solon L. Kandel(14)...................  1,516,853   1,516,853      10.1%
   J.K. Hage III(15).....................  1,330,402     318,079       9.7%
   Christopher J. Stadler(16)............        --          --        --
   Mamoun Askari(16).....................        --          --        --
   James O. Egan(16).....................        --          --        --
   Thomas J. Sullivan(16)................        --          --        --
   Savio W. Tung(16).....................        --          --        --
   Christopher J. O'Brien(16)............        --          --        --
   Charles K. Marquis(16)................        --          --        --
   Alfred F. Boschulte(17)...............    391,529     183,146       2.9%
   Brian Kwait(18).......................  4,840,571         --       36.0%
   Harley Ruppert(19)....................  1,000,069         --        7.4%
   All directors and executive officers
    as a group (16 persons)..............  9,883,089   2,726,566      61.1%

                              Class D Common Stock


                                                        Number of    Percentage
                                                          Shares      of Class
                                                       Beneficially Beneficially
Beneficial Owner                                          Owned        Owned
----------------                                       ------------ ------------
Investcorp S.A(20)....................................    60,000       100.0%
SIPCO Limited(21).....................................    60,000       100.0%
CIP Limited(22).......................................    55,200        92.0%
Investcorp Investment Equity Limited(23)..............     4,800         8.0%
Ballet Limited(24)....................................     5,520         9.2%
Denary Limited(24)....................................     5,520         9.2%
Gleam Limited(24).....................................     5,520         9.2%
Highlands Limited(24).................................     5,520         9.2%
Noble Limited(24).....................................     5,520         9.2%
Outrigger Limited(24).................................     5,520         9.2%
Quill Limited(24).....................................     5,520         9.2%
Radial Limited(24)....................................     5,520         9.2%
Shoreline Limited(24).................................     5,520         9.2%
Zinnia Limited(24)....................................     5,520         9.2%

--------
  *  Less than 1%.

 (1) Includes 31,619 shares of class B common stock owned by Odyssey Coinvestors, LLC, an affiliate of Odyssey Investment Partners Fund, LP. The address of Odyssey Investment Partners Fund, LP is 280 Park Avenue, 38th Floor, New York, New York 10017. Brian Kwait is a general partner or general member of Odyssey Investment Partners Fund, LP and Odyssey Coinvestors, LLC. Mr. Kwait may be deemed to have beneficial ownership of the shares because he shares voting and investment power with respect to the shares. Mr. Kwait disclaims beneficial ownership of all of the shares. Mr. Kwait's address is c/o Odyssey Investment Partners, LLC, 280 Park Avenue, 38th Floor, New York, New York 10017.


 (2) The address of Delhi PCS Inc. is 107 Main Street, P.O. Box 271, Delhi, New York 13753. Curtis W. Barker is the president of Delhi PCS Inc. Mr. Barker may be deemed to have beneficial ownership of the shares because he shares voting and investment power with respect to the shares. Mr. Barker's address is c/o Delhi PCS Inc., 107 Main Street, P.O. Box 271, Delhi, New York 13753.


 (3) The address of Newport PCS Inc. is P.O. Box 201, Bridge Street, Newport, New York 13416. Harley Ruppert is the president of Newport PCS Inc. Mr. Ruppert may be deemed to have beneficial ownership of the shares because he shares voting and investment power with respect to the shares. Mr. Ruppert's address is c/o Newport PCS Inc., P.O. Box 201, Bridge Street, Newport, New York 13416.


 (4) Includes 894,754 shares of class B common stock owned by Finger Lakes Technologies Group Inc., an affiliate of Mr. William W. Griswold. The address of Mr. William W. Griswold is c/o Finger Lakes Technologies Group Inc., P.O. Box 39, 75 Main Street, Phelps, New York 14532.


 (5) Includes 857,143 shares of class B common stock owned by Dry Brook Holdings LLC and 71,678 shares of class B common stock owned by MTC North, Inc., each an affiliate of Mr. Roadman. The address of Mr. Roadman is c/o Margaretville Telephone Company, P.O. Box 260, Margaretville, New York 12455.




 (6) The address of Cedar Familia LLC is c/o Hage and Hage LLC, 610 Charlotte Street, Utica, New York 13501. J.K. Hage III is the manager of Cedar Familia LLC. Mr. Hage may be deemed to have beneficial ownership of the shares because he shares voting and investment power with respect to the shares. Mr. Hage's address is c/o Hage and Hage LLC, 610 Charlotte Street, Utica, New York 13501.


 (7) Includes 894,754 shares of class B common stock owned by Finger Lakes Technologies Group Inc., an affiliate of Mr. Paul H. Griswold. The address of Mr. Paul H. Griswold is c/o Finger Lakes Technologies Group Inc., P.O. Box 39, 75 Main Street, Phelps, New York 14532.


 (8) The address of Finger Lakes Technologies Group Inc. is P.O. Box 39, 75 Main Street, Phelps, New York 14532. Paul H. Griswold is the president of Finger Lakes Technologies Group Inc. William W. Griswold is an associate of Mr. Paul H. Griswold and an affiliate of Finger Lakes Technologies Group Inc. Each of Messrs. Griswold and Griswold may be deemed to have beneficial ownership of the shares because they share voting and investment power with respect to the shares. Messrs. Griswold and Griswold's address is c/o Finger Lakes Technologies Group Inc., P.O. Box 39, 75 Main Street, Phelps, New York 14532.


 (9) The address of Dry Brook Holdings LLC is c/o Margaretville Telephone Company, P.O. Box 260, Margaretville, New York 12455. Larry S. Roadman is the manager of Dry Brook Holdings LLC. Mr. Roadman may be deemed to have beneficial ownership of the shares because he shares voting and investment power with respect to the shares. Mr. Roadman's address is c/o Margaretville Telephone Company, P.O. Box 260, Margaretville, New York 12455.


(10) Represents shares held by the following affiliates of Trust Company of the West: TCW/Crescent Mezzanine Partners II, L.P.; TCW/Crescent Mezzanine Trust II; TCW Leveraged Income Trust, L.P.; TCW Leveraged Income Trust II, L.P.; and TCW Leveraged Income Trust IV, L.P. The address of Trust Company of the West is c/o TCW/Crescent Mezzanine, LLC, 11100 Santa Monica Blvd, Suite 2000, Los Angeles, California 90025.


(11) Includes 421,210 shares of class B common stock owned by Cerberus Investments L.P. and 31,520 shares of class B common stock owned by Ardinger Investments of Texas L.P., each an affiliate of Mr. Lane.












(12) The address of each of Messrs. Nielsen, Medina and Hart is c/o IWO Holdings, Inc., 319 Great Oaks Boulevard, Albany, New York 12203.


(13) Mr. Standig's address is 22 Gullane Drive, Slingerlands, New York 12159.


(14) Mr. Kandel's address is 592 Ashwood Drive, Springfield, New Jersey 07081.


(15) Includes 930,000 shares of class B common stock held by Cedar Familia LLC, an affiliate of J.K. Hage III. Mr. Hage's address is c/o Hage and Hage LLC, 610 Charlotte Street, Utica, New York 13501.


(16) The address of each of Messrs. Stadler, Askari, Egan, Sullivan, Tung, O'Brien and Marquis is c/o Investcorp International Inc., 280 Park Avenue, 37th Floor, New York 10017.


(17) Mr. Boschulte's address is c/o Detecon, Inc., 10700 Parkridge Boulevard, Suite 100, Reston, Virginia 20191.


(18) Consists of 4,808,952 shares of class B common stock held by Odyssey Investment Partners Fund, LP and 31,619 shares of class B stock held by Odyssey Coinvestors, LLC. Mr. Kwait is a general partner or general member of Odyssey Investment Partners Fund, LP and Odyssey Coinvestors, LLC. Mr. Kwait may be deemed to have beneficial ownership of the shares because he shares voting and investment power with respect to the shares. Mr. Kwait disclaims beneficial ownership of all of the shares.
     Mr. Kwait's address is c/o Odyssey Investment Partners, LLC, 280 Park Avenue, 38th Floor, New York, New York 10017.


(19) Consists of 1,000,069 shares of class B common stock held by Newport PCS Inc., an affiliate of Mr. Ruppert. Mr. Ruppert's address is c/o Newport PCS Inc., P.O. Box 201, Bridge Street, Newport, New York 13416.


(20) Investcorp does not directly own any of our class D common stock. The number of shares of class D common stock shown as beneficially owned by Investcorp includes all of the shares of class D stock beneficially owned by Investcorp Investment Equity Limited, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited and Zinnia Limited. Investcorp Investment Equity Limited is a Cayman Islands corporation and a wholly-owned subsidiary of Investcorp. Investcorp owns no stock in Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited or Zinnia Limited, each of which is a Cayman Islands corporation, or in the beneficial owners of these entities. Investcorp may be deemed to share beneficial ownership of the shares of class D common stock held by these entities because the entities have entered into revocable management services or similar agreements with an affiliate of Investcorp, pursuant to which each such entity has granted such affiliate the authority to direct the voting and disposition of the shares owned by such entity for so long as such agreement is in effect. Investcorp is a Luxembourg corporation with its address at 37 rue Notre-Dame, Luxembourg.


(21) SIPCO Limited may be deemed to control Investcorp through its ownership of a majority of a company's stock that indirectly owns a majority of Investcorp's shares. The address of SIPCO Limited is P.O. Box 1111, West Wind Building, George Town, Grand Cayman, Cayman Islands, British West Indies.


(22) CIP Limited does not directly own any of our class D common stock. CIP Limited indirectly owns less than 0.1% of the stock of each of Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited and Zinnia Limited. CIP Limited may be deemed to share beneficial ownership of the shares of our class D common stock held by such entities because CIP Limited acts as a director of revocable proxies in companies that own those entities' stock. None of the ultimate beneficial owners of such entities beneficially owns individually more than 5% of our class D common stock. The address of CIP Limited is P.O. Box 2197, West Wind Building, George Town, Grand Cayman, Cayman Islands, British West Indies.


(23) The address of Investcorp Investment Equity Limited is P.O. Box 1111, West Wind Building, George Town, Grand Cayman, Cayman Islands, British West Indies.


(24) The address of each of Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited and Zinnia Limited is P.O. Box 2197, West Wind Building, George Town, Grand Cayman, Cayman Islands, British West Indies.

                              CERTAIN TRANSACTIONS

   We have engaged in the following transactions with our directors, officers and holders of more than 5% of our voting securities and their respective affiliates since 1998. Our policy towards entering into related party transactions is to present proposed transactions to our board of directors, to the extent that any material value is involved, which will review such transactions on a case-by-case basis.

Management Stock Purchases

   In December 1999, pursuant to management bonus stock purchase agreements, one of our affiliates sold shares of class B common stock to Messrs. Kandel, Standig and Hart at a price per share of $5.74468 as follows:

                                                                        Total
                                                             Number    Purchase
     Name                                                   of Shares   Price
     ----                                                   --------- ----------
     Solon L. Kandel.......................................  14,506   $83,333.34
     David L. Standig......................................   5,077    29,166.67
     John P. Hart, Jr. ....................................   5,077    29,166.67

   Messrs. Kandel, Standig and Hart each made payment of the purchase price by withholding a portion of his bonus payable for 1999 pursuant to his employment agreement. The shares purchased by each officer are subject to our right to repurchase, and the officer's right to put, the shares in the event the officer's employment is terminated. We repurchased the 14,506 shares held by Mr. Kandel in connection with his separation agreement.

   In March 2000, pursuant to management stock purchase agreements, one of our affiliates sold shares of class B common stock to Messrs. Standig and Hart at a price per share of $5.74468 as follows:

                                                                         Total
                                                               Number   Purchase
     Name                                                     of Shares  Price
     ----                                                     --------- --------
     David L. Standig........................................  25,000   $143,617
     John P. Hart, Jr. ......................................  25,000    143,617

   Messrs. Standig and Hart each received a loan from our subsidiary, Independent Wireless One, in the principal amount of $143,617 to fund the cost of purchasing their shares. The loans were made to facilitate the officers' investment in us. Each officer's loan is collateralized by the shares purchased by the officer in addition to his rights in the stock option granted to him in 2000. Each officer's loan is payable on March 31, 2003. Twenty percent of the officers' annual bonuses will be used to reduce the outstanding loan balance. Each officer's loan bears interest, payable annually, at the prime rate announced by The Chase Manhattan Bank from time to time plus the applicable margin related to our senior credit facilities. Mr. Standig repaid his loan in April 2001 as part of his separation agreement.

   In December 2000, we issued 1,475,937 shares of class B common stock at a price per share of $7.00 for a total purchase price of $10,331,562. Of these shares, we issued shares to Messrs. Nielsen and Standig as follows:

                                                                         Total
                                                               Number   Purchase
     Name                                                     of Shares  Price
     ----                                                     --------- --------
     Steven M. Nielsen.......................................  58,000   $406,000
     David L. Standig........................................   7,099     49,696

   Messrs. Nielsen and Standig each received a loan from our subsidiary, Independent Wireless One, in the principal amounts of $406,000 and $49,696, respectively, to fund the cost of purchasing their shares. The loans were made to facilitate the officers' investment in us. Each officer's loan is collateralized by the shares purchased by the officer and is a recourse loan. Half of each officer's loan is payable on March 31, 2003, and the other half of each officer's loan was paid on March 30, 2001. Each officer's loan bears interest, payable annually, at the prime rate announced by The Chase Manhattan Bank from time to time plus the applicable margin related to our senior credit facilities. Mr. Standig repaid his loan in April 2001 as part of his separation agreement.

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

Management Warrants

   Also in December 1999, we issued warrants to our named executive officers to purchase a total of 297,600 shares of class B common stock at an exercise price of $5.74468 per share as shown in the following table. In May 2000, we issued a warrant to Mr. Nielsen to purchase 74,400 shares of class B common stock at an exercise price of $5.74468 per share. Pursuant to its terms, Mr. Kandel's warrant automatically terminated upon his resignation in November 2000. The terms of the management warrants, including vesting and exercisability, are described in "Description of Capital Stock--Description of Warrants."

                                                                  Potential
                                                              Realizable Value
                                                              at Assumed Annual
                                                               Rates of Stock
                                                                    Price
                            Number of                         Appreciation for
                              Shares    Exercise                 Option Term
                            Underlying    Price    Expiration -----------------
     Name                    Warrants  (per share)    Date       5%      10%
     ----                   ---------- ----------- ---------- -------- --------
     Solon L. Kandel.......   74,400    $5.74468         --   $    --  $    --
     David L. Standig......   74,400    $5.74468    12/20/09   268,792  681,172
     John P. Hart, Jr. ....   74,400    $5.74468    12/20/09   268,792  681,172
     J.K. Hage III.........   74,400    $5.74468    12/20/09   268,792  681,172
     Steven M. Nielsen.....   74,400    $5.74468    12/20/09   268,792  681,172

   The potential realizable value of each warrant assumes that the market value of our common stock appreciates at annualized rates of 5% and 10% for the ten-year term of the option from the date of grant.

   The exercise price of each warrant granted was equal to the fair market value of our stock as determined by the board of directors on the date of grant.

Stockholders Agreement

   We have entered into a stockholders agreement with certain of our investors. The stockholders agreement grants registration rights with respect to shares of our capital stock held by these investors and participation rights with respect to future equity financings by us and contains agreements regarding how the investors will vote in the election of our directors and restrictions on the transfer of shares of our capital stock. For a description of these provisions, see "Description of Capital Stock--Stockholders Agreement." The stockholders agreement also provides that certain of our stockholders who are independent telephone companies will use their commercially reasonable efforts to strategically augment our network build-out program and imposes certain terms and conditions on these efforts. For a description of our build-out plan, see "Business--Markets and Build-Out Plan."

Transactions with Directors

   During 1998, 1999 and 2000, Independent Wireless One obtained marketing, information technology, and management consulting services from Detecon, Inc., and AFB Consulting, Inc., each an affiliate of one of our directors, Alfred F. Boschulte. Independent Wireless One incurred fees payable to Detecon of approximately $125,000 in 1998, $123,000 in 1999 and $165,000 in 2000 and
incurred fees payable to AFB Consulting of approximately $297,000 in 1999 and no fees in 2000.

   In December 1999, we issued to Mr. Boschulte vested options to purchase 337,079 shares of class B common stock at an exercise price of $1.45070 per share. The option granted to Mr. Boschulte was made in exchange for Mr. Boschulte's option to acquire a 1% equity interest in Independent Wireless One Corporation, which option was granted to him in August 1999.

   Independent Wireless One has used the services of the law firm of Hage and Hage LLC. J.K. Hage III, a member of Hage and Hage, is one of our directors and stockholders. We incurred legal fees payable to Hage and Hage of approximately $273,000 in 1998, $1,116,000 in 1999 and $1,243,000 in 2000.

   In December 1999, we issued 5,399,301 shares of class B common stock at a purchase price of $5.74468 per share for a total purchase price of $31,017,259. Of these shares, we issued 4,450 shares to Mr. Boschulte for a total purchase price of $25,566 and 42,323 shares to Mr. Hage for a total purchase price of $243,131.

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

   Also in December 1999, we issued 6,300,000 shares of class B common stock to the founders of Independent Wireless One Corporation in exchange for the 14,357 shares of the common stock of Independent Wireless One held by them. Of these shares, we issued 900,000 shares to Mr. Hage's affiliate Cedar Familia LLC in exchange for 2,051 shares of the common stock of Independent Wireless One Corporation held by Cedar Familia. In addition, we granted to Cedar Familia LLC a warrant to purchase 118,286 shares of class B common stock at an exercise price of $5.74468 per share.

   In September 2000, we and Mr. Hage entered into a consulting agreement for a term of one year pursuant to which Mr. Hage will provide strategic consulting and advisory services to us and we will pay Mr. Hage monthly compensation of $10,000, business expenses and other benefits. Pursuant to his agreement, Mr. Hage is eligible to be paid a bonus of up to $250,000, guaranteed upon the consummation of specified events as set forth in the agreement.

   In December 2000, we issued 30,000 shares of class B common stock to Mr. Hage's affiliate Cedar Familia LLC at a price per share of $7.00 for a total purchase price of $210,000.

Management Consulting Services and Credit Financings

   In December 1999, we entered into a five-year agreement with Investcorp International Inc., an affiliate of Investcorp, for management advisory and consulting services pursuant to which we prepaid Investcorp International a fee of approximately $5.0 million. Also in December 1999, we paid Odyssey Investment Partners, LLC a transaction fee of $1.5 million. Brian Kwait, one of our directors, is a general partner or general member of Odyssey Investment Partners Fund, LP and Odyssey Coinvestors LLC, each an affiliate of Odyssey Investment Partners, LLC.

   In connection with the senior credit facilities, Independent Wireless One paid Investcorp International a loan advisory fee of approximately $3.5 million in December 1999.

Other

   In January 2000, we entered into an agreement with John P. Prinner, our former chief financial officer, pursuant to which we agreed to pay Mr. Prinner $375,000 and to pay legal expenses of $75,000 on Mr. Prinner's behalf. We also agreed to repurchase 29,352 shares of class B common stock held by Mr. Prinner for a total purchase price of $168,617. Mr. Prinner retained vested options to purchase 154,461 shares of class B common stock at an exercise price of $5.74468 per share and forfeited his remaining options. Mr. Prinner's retained options are exercisable until January 1, 2003.

   In December 2000, we issued 5,543,656 shares of class E common stock to certain affiliates of Investcorp at a price per share of $7.00 for a total purchase price of $38,805,582, and 865,986 shares of class B common stock to Odyssey Investment Partners Fund, LP at a price per share of $7.00 for a total purchase price of $6,061,900. Concurrently with this issuance, we issued 261,300 shares of class B common stock to one of our affiliates. The affiliate sold the 261,300 shares to Odyssey Investment Partners Fund, LP at a price per share of $7.00 plus interest for a total purchase price of $1,838,040.


   Effective May 7, 2001, we entered into a three-year employment agreement with Timothy J. Medina, our new chief financial officer. The annual compensation under this agreement includes salary of $200,000 through December 31, 2001 and increases of $5,000 per year thereafter as well as annual bonuses. We also granted Mr. Medina options to acquire 335,859 shares of our class B common stock at an exercise price of $7.00 per share. Options for 167,930 shares vest daily over a period of three years commencing May 7, 2001. The remaining options to acquire 167,929 shares become vested on December 31, 2005. The remaining options also contain accelerated vesting provisions through December 31, 2004 based upon the achievement of performance-based targets set by our chief executive officer and our board of directors in consultation with Mr. Medina. All of the unexercisable options held by Mr. Medina will become immediately exercisable upon a change of control, but only if a certain annual rate of return has occurred on an investment in our stock. To the extent only a portion of the annual rate of return has been achieved, a pro rata portion of the unexercisable options will become exercisable. If the change of control transaction involves a merger or consolidation under specified circumstances, 20% instead of 100% of the unexercisable options will become exercisable.

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

             REGULATION OF THE WIRELESS TELECOMMUNICATIONS INDUSTRY

Federal Regulation

   The Federal Communications Commission can have a substantial impact upon entities that manage and/or provide personal communications services and systems, fixed wireless and other telecommunications services because the Federal Communications Commission regulates the licensing, construction, operation, purchase and interconnection arrangements of telecommunications systems in the United States.

   The Federal Communications Commission has promulgated, or is in the process of promulgating, a series of rules, regulations and policies to, among other things:

  .  grant or deny licenses for personal communications services frequencies;

  .  grant or deny personal communications services license renewals;

  . grant or deny consent for assignments and/or transfers of control of personal communications services licenses;

  . govern the interconnection of personal communications services networks with other wireless and landline service providers;

  . possibly facilitate the offering of calling party pays as an optional wireless service for consumers;

  .  establish access and universal service funding provisions;

  . possibly permit commercial mobile radio service spectrum to be used for transmission of programming material targeted to a limited audience;

  . impose fines and forfeitures for violations of any of the Federal Communications Commission's rules; and

  . regulate the technical standards of personal communications services networks.

   The Federal Communications Commission currently prohibits a single entity from having a combined attributable interest of 20% or greater in any license in broadband personal communications services, cellular and specialized mobile radio, commonly referred to as SMR, totaling more than 45 megahertz in any metropolitan area, or more than 55 megahertz in any rural area, as such areas are defined by the Federal Communications Commission. Interests held by passive institutional investors, small companies and rural telephone companies are not usually deemed attributable for purposes of this prohibition if these interests do not exceed 40%.

   The Federal Communications Commission adopted on January 19, 2001 a Notice of Proposed Rule Making which initiates a review of its spectrum aggregation limits and its cellular cross-interest rule. The cellular cross-interest rule limits the ability of an entity to have ownership interests in more than one cellular carrier in overlapping cellular geographic service areas. In the proceeding, the Federal Communications Commission will consider whether such rules should be eliminated, modified or retained, based upon the public interest standard set forth under the Communications Act.

 Transfers and Assignments of Wireless Personal Communications Services
 Licenses

   The Federal Communications Commission must give prior approval to the assignment of, or transfers involving, substantial changes in ownership or control of a personal communications services license. With the exception of transactions deemed pro forma by the Federal Communications Commission where only post-consummation notification of assignments or transfers of control is required, this means that we and our stockholders will receive advance notice of any and all transactions involved in transferring control of Sprint PCS or the assignment of some or all of the personal communications services licenses held by Sprint PCS. Non-controlling interests in an entity that holds a personal communications services license or operates

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

personal communications services networks generally may be bought or sold without prior Federal Communications Commission approval.

 Conditions of Wireless Personal Communications Services Licenses

   All personal communications services licenses are granted for ten-year terms conditioned upon timely compliance with the Federal Communications Commission's build-out requirements. Pursuant to the Federal Communications Commission's build-out requirements, all 30 megahertz broadband personal communications services licensees must construct facilities that offer coverage to one-third of the population within five years and to two-thirds of the population within ten years, and all 10 megahertz and 15 megahertz broadband personal communications services licensees must construct facilities that offer coverage to at least one-quarter of the population within five years or make a showing of "substantial service" within that five-year period. If the build-out requirements are not met, personal communications services licenses could be forfeited. The Federal Communications Commission also requires licensees to maintain control over their licenses. Our affiliation agreements with Sprint PCS reflect a management agreement that the parties believe meets the Federal Communications Commission requirements for licensee control of licensed spectrum. If the Federal Communications Commission were to determine that our affiliation agreements with Sprint PCS need to be modified to increase the level of licensee control, we have agreed with Sprint PCS to use our best efforts to modify the agreements necessary to cause the agreements to comply with applicable law and to preserve to the extent possible the economic arrangements set forth in the agreements. If the agreements cannot be modified, the agreements may be terminated pursuant to their terms. In addition to revoking the licenses, the Federal Communications Commission could impose monetary penalties on us.

   Personal communications services licensees must comply with microwave relocation rules. For a period of up to ten years after the grant of a personal communications services license (subject to extension), a personal communications services licensee will be required to share spectrum with existing licensees that operate specified fixed microwave systems which exist within the personal communications services licensee's markets. To secure a sufficient amount of unencumbered spectrum to offer our personal communications services efficiently, we may need to negotiate agreements to relocate many of these existing licensees and may need to pay for the relocation of these existing licensees. In places where relocation is necessary to permit offering of our personal communications services, any delay in the relocation of these licensees may adversely affect our ability to commence timely commercial operation of our personal communications services. In an effort to balance the competing interests of existing microwave users and newly authorized personal communications services licensees, the Federal Communications Commission has adopted a transition plan to relocate these microwave operators to other spectrum blocks and a cost sharing plan so that if the relocation of an incumbent benefits more than one personal communications services licensee, the benefiting personal communications services licensees will share the costs of the relocation. For the licenses our network uses, this transition plan allows most microwave users to operate in the personal communications services spectrum for a two-year voluntary negotiation period and an additional one-year mandatory negotiation period. For public safety entities dedicating a majority of their system communications for police, fire or emergency medical services operations, the voluntary negotiation period is three years, with a two-year mandatory negotiation period. Parties unable to reach agreement within those time periods may refer the matter to the Federal Communications Commission for resolution, but the existing microwave user is permitted to continue its operations until final Federal Communications Commission resolution of the matter. The transition and cost sharing plans expire in April 2005, at which time remaining incumbents in the personal communications services spectrum will be responsible for their costs to relocate to alternate spectrum locations. We believe that we are in compliance with applicable spectrum relocation requirements enacted by the Federal Communications Commission.

 Wireless Personal Communications Services License Renewal

   Wireless personal communications services licensees can renew their licenses for additional ten-year terms. Wireless personal communications services renewal applications are not subject to auctions. However, under the Federal Communications Commission's rules, third parties may oppose renewal applications and/or file competing applications. If one or more competing applications are filed, a renewal application will be subject to a comparative renewal hearing. The Federal Communications Commission's rules afford personal communications services renewal applicants involved in comparative renewal hearings with a "renewal expectancy." The renewal expectancy is the most important comparative factor in a comparative renewal hearing and is applicable if the personal communications services renewal applicant has:

  .  provided "substantial service" during its license term; and

  .  substantially complied with all applicable laws and Federal
     Communications Commission rules and policies.

The Federal Communications Commission's rules define "substantial service" in this context as service that is sound, favorable and substantially above the level of mediocre service that might minimally warrant renewal.

 Interconnection

   The Federal Communications Commission has the authority to order interconnection between commercial mobile radio services providers and any other common carrier. The Federal Communications Commission has ordered local phone companies to provide reciprocal compensation to commercial mobile radio services and providers for the termination of traffic. We will negotiate interconnection agreements for the Sprint PCS network in our market area with Verizon and several smaller local telephone companies. Interconnection agreements are negotiated on a state-wide basis. If an agreement cannot be reached, parties to interconnection negotiations can submit outstanding disputes to state authorities for arbitration. In July 2000, the Federal Communications Commission adopted an order denying requests for mandatory interconnection between resellers' switches and commercial mobile radio providers' networks, and declining to impose general interconnection obligations between such networks. Negotiated interconnection agreements are subject to state approval and various rules of the Federal Communications Commission, some of which are subject to pending regulatory proceedings or court review. The states' regulatory commissions must consider applications for approval in a manner consistent with the terms of the federal Communications Act of 1934, as amended. The Federal Communications Commission rules, as well as the state arbitration proceedings, will directly impact the nature and cost of the facilities necessary for interconnection of the Sprint PCS systems with local, national and international telecommunications networks. These agreements will determine the nature and amount of revenues we and Sprint PCS can receive for terminating calls originating on the networks of local exchange and other telecommunications carriers.

 Other Federal Communications Commission Requirements

   In June 1996, the Federal Communications Commission adopted rules that prohibit broadband personal communications services providers from unreasonably restricting or disallowing resale of their services or unreasonably discriminating against resellers. Resale obligations are scheduled to expire in November 2002. These resale requirements and their expiration may affect the number of resellers competing with us and Sprint PCS in various markets. The Federal Communications Commission recently decided that these prohibitions apply to services, but not to equipment such as handsets, whether sold alone or in bundled packages.

   The Federal Communications Commission's rules currently require licensees in broadband personal communications services, cellular and most specialized mobile radio services to provide manual roaming service upon reasonable request by any subscriber to any of these services whose handset is capable of accessing their systems. A proceeding has been initiated by the Federal Communications Commission to consider whether the manual roaming service obligation should cease and be replaced with a requirement that subject carriers provide automatic roaming. With automatic roaming, a customer's call can be processed and completed without interruption, whereas with manual roaming the serving carrier will not complete a call unless the customer provides call billing information. Automatic roaming presently is available only where the serving carrier has a roaming agreement with the customer's home carrier.

   The Federal Communications Commission also adopted rules in June 1996 that require local exchange and most commercial mobile radio services providers, to program their networks to allow customers to change service providers without changing telephone numbers, which is referred to as service provider local number portability. By November 2002, commercial mobile radio services providers are required to offer full number portability without impairment of quality, reliability, or convenience when switching service providers, including the ability to support nationwide roaming throughout their networks. The Federal Communications Commission currently requires most commercial mobile radio services providers to be able to deliver calls from their networks to ported numbers anywhere in the country, and to contribute to the Local Number Portability Fund. Implementation of wireless service provider full number portability will require personal communications services providers like us and Sprint PCS to purchase more expensive switches and switch upgrades. However, it will also enable existing cellular customers to change to personal communications services without losing their existing wireless telephone numbers, which should make it easier for personal communications services providers to market their services to existing cellular users.

   The Federal Communications Commission completed on January 26, 2001 a re-auction of broadband personal communications services spectrum in the C and F blocks that was either returned voluntarily to the Federal Communications Commission by prior licensees or which was deemed by the Federal Communications Commission to have been forfeited by prior auction winners. The Federal Communications Commission ultimately may issue licenses for such spectrum to the re-auction winners, or a court may order the Federal Communications Commission to take action that allows one or more of the prior licensees to regain certain of the licenses that were forfeited. In either event, the eventual licensees of the spectrum in question may be our direct competitors.

   The federal Communications Act of 1934, as amended, requires the Federal Communications Commission to auction spectrum in the 698-806 megahertz band that is reclaimed from broadcast television licensees as a result of the transition from analog to digital television. The Federal Communications Commission has announced plans to commence an auction on September 12, 2001 for licenses to use the upper portion of such spectrum, and to complete an auction and issue licenses for the lower portion of such spectrum prior to September 30, 2002. One of the permissible uses of such spectrum is commercial wireless services, and it is possible that the eventual licensees of the spectrum will be our direct competitors.

   The Federal Communications Commission has adopted rules permitting broadband personal communications services and other commercial mobile radio services providers to provide wireless local loop and other fixed services that would directly compete with the wireless services of local telephone companies.

   In June 1996, the Federal Communications Commission adopted rules that have since been amended requiring broadband personal communications services providers and other commercial mobile radio services providers to implement enhanced 911 capabilities. Certain requirements known as Phase I enhanced 911 services are currently in effect. Phase II enhanced 911 service requirements require broadband personal communications services providers and other commercial mobile radio services providers to provide to designated public safety answering points the location of all 911 calls by longitude and latitude in conformance with accuracy standards set out in the Federal Communications Commission's rules. To comply, licensees may elect either network-based location technologies or mobile radio handset-based location technologies and thereafter meet, according to a phased-in schedule, the Phase II enhanced 911 service standards stated in the Federal Communications Commission's rules.

   The Federal Communications Commission also requires that aggregate radio wave emissions from every site location meet certain standards. Although we believe that our existing networks meet these standards, a site audit may reveal the need to reduce or modify emissions at one or more sites. This would increase our costs and have a material adverse affect on our operations. In addition, these regulations will also affect site selection for new network build-outs and may increase the costs of building out our network. The increased costs and delays from these regulations may have a material adverse affect on our operations.

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

   The Federal Communications Commission has opened a proceeding to consider actions it could take to remove unnecessary regulatory barriers to the development of more robust secondary markets in radio spectrum usage rights. The proceeding includes an examination of how leasing of spectrum usage rights by wireless licensees could be accomplished in a manner which promotes the efficient utilization of spectrum. The Federal Communications Commission indicated that it will review impediments to leasing of spectrum which are related to current policies based upon its past interpretation of transfer of control issues. The Federal Communications Commission indicated that it will examine ways to facilitate spectrum leasing without implicating transfer of control issues.

   The Federal Communications Commission adopted on December 29, 2000 a Notice of Proposed Rule Making to explore the possible use of frequency bands below 3 gigahertz to support the introduction of new advanced wireless services, including third generation as well as future generations of wireless systems. In the proceeding the Federal Communications Commission identified spectrum in five frequency bands below 3 gigahertz that are not currently used for cellular, broadband personal communications services or specialized mobile radio services but which could be made available for advanced wireless services.

 Communications Assistance for Law Enforcement Act

   The Communications Assistance for Law Enforcement Act, or CALEA, enacted in 1994 requires personal communications service and other telecommunications service providers to meet capability and capacity requirements needed by federal, state and local law enforcement to preserve their electronic surveillance capabilities. Wireless personal communications services providers were required to comply with the current industry CALEA capability standard by June 30, 2000, and must comply with recently adopted additions by September 30, 2001. Several carriers, including Sprint PCS, have filed petitions with the Federal Communications Commission for extension of the deadline for compliance. The Federal Communications Commission has stated that petitioners that provide timely and sufficient information to permit a preliminary and expeditious determination that compliance with the current deadline is not reasonably achievable through application of technology available within the compliance period may receive an extension of this deadline. At present, most personal communications services providers are ineligible for federal reimbursement for the software and hardware upgrades necessary to comply with the CALEA capability and capacity requirements, but several bills pending in Congress may expand reimbursement rights if they are enacted and an appellate court is reviewing the requirements. In addition, the Federal Bureau of Investigation has been discussing with the industry options for reducing or waiving CALEA compliance requirements in geographic areas with minimal or nonexistent electronic surveillance needs.

   The Federal Communications Commission is considering petitions from numerous parties to establish and implement technical compliance standards pursuant to CALEA requirements. In response to a court decision, the Federal Communications Commission is currently re-assessing its so-called punch list items. In sum, CALEA capability and capacity requirements are likely to impose some additional switching and network costs upon us, Sprint PCS and other wireless entities.

 Other Federal Regulations

   We must bear the expense of compliance with Federal Communications Commission and Federal Aviation Administration regulations regarding the siting, lighting and construction of transmitter towers and antennas. In addition, Federal Communications Commission environmental regulations may cause some of our cell site locations to become subject to the additional expense of regulation under the National Environmental Policy Act. The Federal Communications Commission is required to implement the National Environmental Policy Act by requiring service providers to meet land use and radio frequency standards.

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

 Review of Universal Service Requirements

   The Federal Communications Commission and the states are required to establish a universal service program to ensure that affordable, quality telecommunications services are available to all Americans. Sprint PCS is required to contribute to the federal universal service program as well as existing state programs. The Federal Communications Commission has determined that Sprint PCS' contribution to the federal universal service program is a variable percentage of end-user telecommunications revenues and was approximately 5.7% for the fourth quarter of 2000. Although many states are likely to adopt a similar assessment methodology, the states are free to calculate telecommunications service provider contributions in any manner they choose as long as the process is not inconsistent with the Federal Communications Commission's rules. At the present time it is not possible to predict the extent of the Sprint PCS total federal and state universal service assessments or its ability to recover from the universal service fund. However, some wireless entities are seeking state commission designation as eligible telecommunications carriers, enabling them to receive federal and state universal service support, and are preparing to compete aggressively with wireline telephone companies for universal service revenue.

Wireless Facilities Siting

   States and localities regulate various aspects of the location and operation of wireless towers, but are not permitted to regulate the placement of wireless facilities so as to prohibit the provision of wireless services or to discriminate among providers of such services. In addition, so long as a wireless system complies with the Federal Communications Commission's rules, states and localities are prohibited from using radio frequency health effects as a basis to regulate the placement, construction or operation of wireless facilities. The Federal Communications Commission is considering numerous requests for preemption of local actions affecting wireless facilities siting.

State Regulation of Wireless Service

   Section 332 of the Communications Act preempts states from regulating the rates and entry of commercial mobile radio service providers. Section 332 does not prohibit a state from regulating the other terms and conditions of commercial mobile services, including consumer billing information and practices, billing disputes and other consumer protection matters. However, states may petition the Federal Communications Commission to regulate those providers and the Federal Communications Commission may grant that petition if the state demonstrates that market conditions fail to protect subscribers from unjust and unreasonable rates or rates that are unjustly or unreasonably discriminatory, or when commercial mobile radio service is a replacement for landline telephone service within the state. To date, the Federal Communications Commission has granted no such petition. To the extent we provide fixed wireless service, we may be subject to additional state regulation.

Partitioning; Disaggregation

   The Federal Communications Commission's rules allow broadband personal communications services licensees to partition their market areas and/or to disaggregate their assigned spectrum and to transfer partial market areas or spectrum assignments to eligible third parties.

Equal Access

   Wireless providers are not required to provide equal access to common carriers for toll services. However, the Federal Communications Commission is authorized to require unblocked access to toll carriers subject to certain conditions.

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

                              DESCRIPTION OF NOTES

General

   You can find the definitions of certain terms used in this description under the subheading "--Certain Definitions." All references in this "Description of Notes" to the "Issuer" are limited to IWO Holdings, Inc. and do not include any of its Subsidiaries. The terms "Note" or "Notes" refer to both the outstanding Notes and the new Notes. The term "holders" of the Notes refers to those persons who are the registered holders of Notes on the books of the registrar appointed under the Indenture.

   The outstanding Notes were issued on February 2, 2001, and the new Notes will be issued, pursuant to an indenture (the "Indenture") by and among the Issuer, Independent Wireless One Corporation, as initial Guarantor (the "Initial Guarantor") and Firstar Bank, N.A., as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

   The terms of the new Notes and the outstanding Notes are identical in all material respects, except the new Notes:

  . will have been registered under the Securities Act;

  . will not contain transfer restrictions and registration rights that relate to the outstanding Notes; and

  . will not contain provisions relating to the payment of liquidated damages to be made to the holders of the outstanding Notes under circumstances related to the timing of the exchange offer.

   Any outstanding Notes that remain outstanding after the exchange offer, together with new Notes, will be treated as a single class of securities under the Indenture for voting purposes.

   The following description is a summary of the material provisions of the Indenture. Copies of the Indenture and Registration Rights Agreement are filed as exhibits to the registration statement of which this prospectus forms a part.

   The Indenture provides for the issuance of additional Notes having identical terms and conditions to the Notes offered hereby (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes offered hereby and will vote on all matters with the Notes offered hereby. For purposes of this "Description of Notes," reference to the Notes includes Additional Notes except as otherwise indicated.

   As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. However, under certain circumstances, the Issuer will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

Brief Description of the Notes and the Note Guarantees

 The Notes

   The Notes are:

  . senior unsecured obligations of the Issuer, except that the Notes are secured by the Interest Reserve through the sixth interest payment date;

  . equal in right of payment to all existing and future Senior Debt of the Issuer;

  . senior in right of payment to any future Subordinated Debt of the Issuer;
    and

  . unconditionally guaranteed on a senior subordinated unsecured basis by the Guarantors.

   The Notes are effectively subordinated to all liabilities of the Issuer's Subsidiaries that are not Guarantors of the Notes (the "Non-Guarantor Subsidiaries"). The Issuer conducts all of its operations through its Subsidiaries. Accordingly, the Issuer's ability to meet its cash obligations, including the obligation to make payments on the Notes, is dependent upon the earnings of its Subsidiaries and the ability of its Subsidiaries to make cash distributions to it as dividends, loans or other distributions, except to the extent such Subsidiaries are Guarantors of the Notes. Certain laws restrict the ability of the Issuer's Non-Guarantor Subsidiaries to pay dividends to the Issuer or the Guarantors. In addition, the Existing Credit Facilities place, and future Credit Facilities of the Issuer's Subsidiaries may place, restrictions on the ability of the Issuer's Subsidiaries to make distributions to the Issuer. Furthermore, any right of the Issuer to receive the assets of any Non-Guarantor Subsidiary upon such Subsidiary's liquidation or reorganization (and the consequent right of the holders of the Notes to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such Subsidiary's creditors (including lenders and trade creditors), except to the extent that the Issuer is itself recognized as a creditor of such Subsidiary as in the case of a Note Guarantee provided by a Guarantor, in which case the claims of the Issuer would still be subordinated to any Debt of such Subsidiary senior in right of payment to that held by the Issuer. As of the Issue Date, only Independent Wireless One Leased Realty Corporation was a Non-Guarantor Subsidiary. Independent Wireless One Leased Realty Corporation is a special purpose company which holds all leases and other real estate interests used in the business of the Issuer and its Subsidiaries.

 The Note Guarantees

   The Notes were unconditionally guaranteed on the Issue Date by Independent Wireless One Corporation, a subsidiary of the Issuer.

   The Guarantees of these Notes are:

  . general unsecured obligations of each Guarantor;

  . subordinated in right of payment to all existing and future Senior Debt of each Guarantor; and

  . senior in right of payment to any future Subordinated Debt of each Guarantor.

Principal, Maturity and Interest

   Outstanding Notes in an aggregate principal amount of $160.0 million were issued on the Issue Date. The Notes will mature on January 15, 2011. Interest on the Notes accrues at the rate of 14% per annum and will be payable in cash, semi-annually in arrears, on January 15 and July 15 of each year, commencing on July 15, 2001, to holders of record on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of their original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. See "--Interest Reserve" below for a description of an interest reserve that will be set aside on the Issue Date for the payment of the first six interest payments on the Notes.

Methods of Receiving Payment on the Notes

   Principal, premium, if any, interest and, upon a registration default under the registration rights agreement, liquidated damages ("Liquidated Damages"), if any, on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York (the "Paying Agent") or, at the option of the Issuer, payment of interest and Liquidated Damages, if any, may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes; provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to any Notes the holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in the City of New York will be the office of the Trustee maintained for such purpose. The outstanding Notes were and the new Notes will be issued in denominations of $1,000 and integral multiples thereof.

Note Guarantees

   The Issuer's payment obligations under the Notes are jointly and severally guaranteed by the Guarantors. The Note Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Debt of such Guarantor. Each Note Guarantee is limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

   No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or another Guarantor) unless:

     (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and other documentation in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement; and

     (2) immediately after giving effect to such transaction, no Default exists.

   Notwithstanding the foregoing:

     (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Guarantor; and

     (2) any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

   In the event (i) of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor then held by the Issuer and its Restricted Subsidiaries, or (ii) the sale or other disposition of Capital Stock of any Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer, then such Guarantor will be released and relieved of any obligations under the Indenture and its Note Guarantee; provided that such portion of the Net Proceeds as is applied on or before the date of such release is applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See "--Repurchase at the Option of Holders--Asset Sales." In addition, any Guarantor (i) that is designated as an Unrestricted Subsidiary in accordance with the provisions of the Indenture or (ii) that is released from its Guarantee of the obligations of the Issuer under the Existing Credit Facilities, will be released from its Note Guarantee upon effectiveness of such designation or release.

Subordination of Note Guarantees

   The Debt evidenced by a Note Guarantee is unsecured, is subordinate in right of payment, as set forth in the Indenture, to all existing and future Senior Debt of such Guarantor, ranks pari passu in right of payment with all future Pari Passu Debt of such Guarantor and is senior in right of payment to all future Subordinated Debt of such Guarantor. Each Note Guarantee is also effectively subordinated to any Secured Debt of the applicable Guarantor to the extent of the value of the assets securing such Debt.

   At December 31, 2000,

     (1) the outstanding Senior Debt of the initial Guarantor was $80.0 million, all of which was Secured Debt;

     (2) the initial Guarantor had no Pari Passu Debt and no Debt that was subordinate or junior in right of payment to its Note Guarantee; and

     (3) the Non-Guarantor Subsidiary of the Issuer had no Debt.

   Although the Indenture contains limitations on the amount of additional Debt that the Guarantors and Non-Guarantor Subsidiaries may incur, under certain circumstances the amount of such Debt could be substantial and such Debt may be Senior Debt or otherwise effectively senior to the Note Guarantees.

   Only Debt of the Guarantors that is Senior Debt ranks senior to the relevant Note Guarantee in accordance with the provisions of the Indenture. Each Note Guarantee in all respects ranks pari passu with all other Pari Passu Debt of the relevant Guarantor. Each Guarantor has agreed in the Indenture that it will not incur, directly or indirectly, any Debt which is subordinate or junior in ranking in any respect to Senior Debt unless such Debt is pari passu with or is expressly subordinated in right of payment to the Note Guarantees. Unsecured Debt is not deemed to be subordinate or junior to secured indebtedness merely because it is unsecured.

   Upon any payment or distribution to creditors of a Guarantor in a liquidation or dissolution of a Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property, an assignment for the benefit of creditors or any marshaling of the Guarantor's assets and liabilities, the holders of Senior Debt of such Guarantor will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the holders of Notes will be entitled to receive any payment with respect to the Note Guarantee of such Guarantor, except that holders of Notes may receive and retain:

     (1) Permitted Junior Securities; and

     (2) payments made from the trust described under "--Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein).

   The term "payment" means, with respect to the Notes, any payment, whether in cash or other assets or property, of interest, principal (including redemption price and purchase price), premium, Liquidated Damages or any other amount on, of or in respect of the Notes, any other acquisition of Notes and any deposit into the trust described under "--Legal Defeasance and Covenant Defeasance" below. The verb "pay" has a correlative meaning.

   No Guarantor may make any payment or distribution upon or in respect of its Note Guarantee (except from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

     (1) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period (a "payment default") or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms; or

     (2) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a "non-payment default") and, in the case of this clause (2) only, the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Issuer, a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Debt.

   Payments on the Note Guarantee may and shall be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded; and

     (2) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived and 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

   No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage

Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

   As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of Notes may recover less ratably than other creditors of the Guarantor including holders of Senior Debt and trade creditors of the Guarantor. The Indenture limits, subject to certain financial tests and exceptions, the amount of additional Debt, including Senior Debt, that a Guarantor can incur. See "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock."

   If the Trustee or any holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under the subheading "--Legal Defeasance and Covenant Defeasance") when:

     (1) the payment is prohibited by these subordination provisions; and

     (2) the Trustee or the holder has actual knowledge that the payment is prohibited;

the Trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper Representative.

   The Issuer must promptly notify the holders or the representatives of the holders of Designated Senior Debt if payment of the Notes is accelerated because of an Event of Default.

Optional Redemption

   Except as described in the following paragraphs, the Notes are not redeemable at the Issuer's option prior to January 15, 2006. Thereafter, the Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice mailed by first class mail to each holder's address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

      Year                                                            Percentage
      ----                                                            ----------
      2006...........................................................  107.000%
      2007...........................................................  104.667%
      2008...........................................................  102.333%
      2009 and thereafter............................................  100.000%

   In addition, at any time and from time to time on or prior to January 15, 2004, the Issuer may redeem up to 35% of the sum of (1) the original aggregate principal amount of Notes issued on the Issue Date and (2) the aggregate principal amount of any Additional Notes, if any, at a redemption price of 114% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of a public offering by the Issuer of its common stock; provided that at least 65% of the sum of (a) the original aggregate principal amount of Notes issued on the Issue Date and (b) the aggregate principal amount of any Additional Notes, if any, remains outstanding immediately after the occurrence of any such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such public offering.

   At any time on or prior to January 15, 2006, the Notes may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to

100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date.

Selection and Notice

   If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis (among the Notes issued on the Issue Date and any Additional Notes as one class), by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption.

Mandatory Repurchases

   Except as set forth below under "--Repurchase at the Option of Holders" the Issuer is not required to make mandatory repurchases, mandatory redemptions or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

 Change of Control

   Upon the occurrence of a Change of Control, unless all Notes have been called for redemption pursuant to the provisions described above under the subheading "--Optional Redemption," each holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within 30 days following any Change of Control, unless notice of redemption of all Notes has then been given pursuant to the provisions described under the subheading "--Optional Redemption" above, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with such securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

   On the Change of Control Payment Date, the Issuer will, to the extent lawful:

     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

   The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to consummating a Change of Control Offer, the Issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant, unless notice of redemption of all Notes has then been given pursuant to the provisions described under the subheading "--Optional Redemption" above and such redemption is permitted by the terms of outstanding Senior Debt. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. The Change of Control purchase feature is a result of negotiations between the Issuer and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer would decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect the Issuer's capital structure or credit ratings.

   The Existing Credit Facilities prohibit Independent Wireless One Corporation from paying dividends to the Issuer the proceeds of which could be used to purchase any Notes, and also provides that certain change of control events with respect to the Issuer would constitute a default thereunder. Any future credit agreements or other agreements relating to Debt to which the Issuer or a Guarantor becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer and the Guarantors could seek the consent of its lenders to pay dividends to purchase Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer and the Guarantors do not obtain such a consent or repay such borrowings, the Guarantor will remain prohibited from paying dividends and the Issuer will remain prohibited from purchasing Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Debt. In such circumstances, the provisions in the documents governing the Senior Debt would likely restrict payments to the holders of Notes under the Note Guarantees.

   The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes and consummates a Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

 Asset Sales

   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

     (2) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that this clause (2) shall not apply to any sale of Equity Interests of or other Investments in Unrestricted Subsidiaries. For purposes of this provision, each of the following will be deemed to be cash:

       (a) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or, in the case of liabilities of a Guarantor, the Note Guarantee of such Guarantor) that are assumed by the transferee of any such assets, or from which the Issuer and its Restricted Subsidiaries are released; and

       (b) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt.

   Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds, at its option:

     (1) to repay Senior Debt, Debt of any Restricted Subsidiary or Pari Passu Debt (other than Debt owed to the Issuer or a Subsidiary of the Issuer, and provided that if the Issuer shall so reduce Pari Passu Debt, it will equally and ratably make an Asset Sale Offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders);

     (2) to make capital expenditures or to acquire properties or assets that will be used or useful in the Permitted Business of the Issuer or any of its Restricted Subsidiaries; or

     (3) to the acquisition of a controlling interest in a Person engaged in a Permitted Business.

   Pending the final application of any Net Proceeds, the Issuer or any Restricted Subsidiary may temporarily reduce borrowings under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will:

     (1) make an offer to all holders of Notes; and

     (2) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Debt of the Issuer in accordance with provisions governing such Debt requiring the Issuer to prepay, purchase or redeem such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Notes and such other Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Notes pursuant to such offer (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase subject to the right of holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth in the Indenture.

   To the extent that the aggregate principal amount of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer or other offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, the Issuer may commence an Asset Sale Offer prior to the expiration of 360 days after the occurrence of an Asset Sale.

   The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with such securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Interest Reserve

   The Trustee established a securities account (the "Interest Reserve Account") in connection with the issuance of the Notes. The Issuer deposited in the Interest Reserve Account for the benefit of the holders of the Notes, an amount from the net proceeds of the offering of the outstanding Notes sufficient to acquire U.S. government securities (the "Pledged Securities") in an amount as will be sufficient upon receipt of scheduled interest and principal payments on such Pledged Securities to provide payment in full when due of the first six scheduled interest payments on the Notes. The Issuer used approximately $61.5 million of the net proceeds from the offering of the outstanding Notes to acquire the Pledged Securities. The Pledged Securities were deposited in the Interest Reserve Account on February 2, 2001.

   All amounts deposited in the Interest Reserve Account and the Pledged Securities were pledged by the Issuer to the Trustee for the benefit of the holders of the Notes pursuant to the Pledge Agreement. Pursuant to the Pledge Agreement, immediately prior to an interest payment date for the first six scheduled interest payments on the Notes, the Issuer will direct the Trustee to release from the Interest Reserve Account proceeds sufficient to pay interest then due on the Notes. The Pledged Securities and Interest Reserve Account also secure the repayment of the principal amount and premium on the Notes.

   If an Event of Default shall have occurred and be continuing and the Notes shall have been accelerated, the Trustee shall apply the funds in the Interest Reserve Account in the following order of priority: first, to the Trustee for amounts due to the Trustee under the Indenture; second, to the holders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest; and third, to the holders for amounts due and unpaid on the Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal.

   Under the Pledge Agreement, once the Issuer makes the first six scheduled interest payments on the Notes, all of the remaining Pledged Securities and the proceeds thereof, if any, will be released from the Interest Reserve Account to the Issuer free and clear of any security interest or lien of the Trustee and thereafter the Notes will be unsecured.

Certain Covenants

   The Indenture contains covenants including, among others, the following:

 Restricted Payments

   Prior to and including December 31, 2003, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other distribution (including any payment by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) and dividends payable to the Issuer or any Restricted Subsidiary);

     (2) purchase, redeem or otherwise acquire or retire for value (including any acquisition or retirement by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation) any Equity Interests of the Issuer or any Holding Company;

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt of the Issuer, except (a) a payment of interest, principal or other related Obligations at Stated Maturity and (b) the purchase, repurchase or other acquisition or retirement of Subordinated Debt of the Issuer in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or

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     (4) make any Restricted Investment

   (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments").

   After December 31, 2003, the Issuer and its Restricted Subsidiaries shall not, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default shall have occurred and be continuing;

     (2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Debt pursuant to clause (a) or (b) of the test set forth in the first paragraph of the covenant described below under the caption "--Certain Covenants --Incurrence of Debt and Issuance of Preferred Stock;" and

     (3) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by the next succeeding paragraph), is less than the sum (without duplication) of:

       (a) the amount of (x) the Operating Cash Flow of the Issuer after December 31, 2003 through the end of the latest full fiscal quarter for which internal consolidated financial statements of the Issuer are available preceding the date of such Restricted Payment, treated as a single accounting period, less (y) 150% of the cumulative Consolidated Interest Expense of the Issuer after December 31, 2003 through the end of the latest full fiscal quarter for which internal consolidated financial statements of the Issuer are available preceding the date of such Restricted Payment treated as a single accounting period; plus

       (b) 100% of the aggregate net cash proceeds received by the Issuer from the issue or sale (other than to a Subsidiary) of, or from capital contributions with respect to, Equity Interests of the Issuer (other than Disqualified Stock), in either case after the Issue Date; plus

       (c) the amount by which the aggregate principal amount (or accreted value, if less) of Debt of the Issuer or any Restricted Subsidiary is reduced on the Issuer's consolidated balance sheet upon the conversion or exchange after the Issue Date of any Debt convertible into or exchangeable for Equity Interests (other than Disqualified Stock) of the Issuer, together with the net cash proceeds received by the Issuer at the time of such conversion (less the amount of any cash, or the fair market value of any other property distributed by the Issuer upon such conversion or exchange); plus

       (d) 100% of the aggregate net cash proceeds received by the Issuer or a Restricted Subsidiary of the Issuer since the Issue Date from (i) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries and (ii) a cash dividend from, or the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary; plus

       (e) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investments of the Issuer and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary.

   Notwithstanding the prior two paragraphs, the provisions of the prior two paragraphs shall not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests or Subordinated Debt of the Issuer, or the making of a Restricted Investment, in exchange for, or out of the

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  net cash proceeds of the substantially concurrent sale (other than to a
  Restricted Subsidiary of the Issuer) of, Equity Interests (other than any Disqualified Stock) of, or a capital contribution to, the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

     (3) the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Debt or Disqualified Stock of the Issuer (A) made by an exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Debt or (B) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Debt but only if the Issuer shall have complied with the covenants described under the caption "--Repurchase at the Option of Holders--Change of Control" or, as the case may be, "--Repurchase at the Option of Holders--Asset Sales" and purchased all Notes validly tendered pursuant to the relevant offer prior to purchasing or repaying such Subordinated Debt;

     (4) to the extent constituting Restricted Payments, the Specified Affiliate Payments;

     (5) making distributions or payments of Receivables Fees; and

     (6) Restricted Payments in an aggregate amount not to exceed $5.0 million.

   The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer.

   In making the computations required by this covenant:

     (a) the Issuer or the relevant Restricted Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Issuer for the remaining portion of such period; and

     (b) the Issuer or the relevant Restricted Subsidiary will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Issuer and the Restricted Subsidiary that are available on the date of determination.

   In addition, if any Person in which an Investment is made, which Investment constituted a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (3) of the second paragraph of this covenant to the extent such Investments would not have been Restricted Payments had such Person been a Restricted Subsidiary at the time such Investments were made.

   If the Issuer makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Issuer or any Restricted Subsidiary be permitted under the requirements of the Indenture, such Restricted Payment will be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Issuer's or any Restricted Subsidiary's financial statements, affecting the computations required by this covenant of the Issuer for any period. For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by clauses (1), (4), (5), (6), (7) and (8) of the second paragraph of the covenant described under "--Certain Covenants--Transactions with Affiliates" shall be considered a Restricted Payment for purposes of, or otherwise restricted by, the Indenture.

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 Incurrence of Debt and Issuance of Preferred Stock

   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt) and the Issuer will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that the Issuer and its Restricted Subsidiaries may incur Debt (including Acquired
Debt), and Restricted Subsidiaries that are not Guarantors may issue Preferred Stock, if, in any such case, immediately after giving effect to the incurrence of such Debt or the issuance of such Preferred Stock and the receipt and application of the net proceeds therefrom, including the application or use of the net proceeds therefrom to repay Debt or make any Restricted Payment, (a) the Consolidated Debt to Annualized Operating Cash Flow Ratio would be (1) less than 7.0 to 1.0, if prior to January 31, 2006 or (2) less than 6.0 to 1.0, if on or after January 31, 2006, or (b) in the case of any incurrence of Debt or issuance of Preferred Stock prior to January 31, 2006 only, Consolidated Debt would be equal to or less than 75% of Total Invested Capital.

   The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

     (1) the incurrence by the Issuer or any of its Restricted Subsidiaries of term and revolving Debt and letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) under Credit Facilities (including Guarantees of such Debt by the Issuer or any of its Subsidiaries); provided that the aggregate principal amount of such Debt outstanding pursuant to this clause (1) without duplication, does not exceed an amount equal to the sum of (a) $265.0 million and (b) 85% of the Qualified Receivables at the time such Debt is incurred which sum shall be permanently reduced by the aggregate amount of all net proceeds of Asset Sales applied since the Issue Date to permanently repay the principal amount of Debt under a Credit Facility incurred pursuant to this clause (1) pursuant to clause (1) of the second paragraph of the covenant described above under the caption""--Repurchase at the Option of Holders--Asset Sales";

     (2) the incurrence by the Issuer and its Restricted Subsidiaries of Existing Debt;

     (3) the incurrence by the Issuer of Debt represented by the Notes (other than Additional Notes) and by the Guarantors of Debt represented by the related Note Guarantees;

     (4) the incurrence by the Issuer or any Restricted Subsidiary of Debt (including Capital Lease Obligations), in each case, (a) incurred for the purpose of leasing or financing all or any part of the purchase price or cost of construction or improvement of inventory, property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, including telephone and computer systems and operating facilities, in an aggregate principal amount not to exceed $5.0 million at any time outstanding, provided that such Debt exists at the date of such purchase or transaction or is created within 180 days thereafter, and (b) such Debt shall not constitute more than 100.0% (determined in accordance with GAAP) to the Issuer or such Restricted Subsidiary, as applicable, of the cost of the property so purchased, constructed, improved or leased;

     (5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany
  Debt) that was permitted by the Indenture to be incurred;

     (6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt or Preferred Stock owed or issued to and held by the Issuer and any of its Restricted Subsidiaries including any Debt arising in connection with a Receivables Facility; provided, however, that (a) any such Debt of the Issuer shall be subordinated and junior in right of payment to the Notes and (b)(i) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of any such Debt or Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary shall

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  be deemed, in each case, to constitute an incurrence of such Debt or issuance of such Preferred Stock by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

     (7) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (a) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of the Indenture to be outstanding or (b) for the purpose of fixing or hedging currency exchange rate risk or commodity price risk incurred in the ordinary course of business;

     (8) the guarantee by the Issuer or any Restricted Subsidiary of Debt of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant;

     (9) the incurrence by the Issuer or any Restricted Subsidiary of any Debt under any unsecured deferred promissory note payable to Sprint PCS pursuant to the deferral of collected revenues provision of the Consent and Agreement between Sprint PCS and the lenders under any Credit Facilities;

     (10) the incurrence by the Issuer or any Restricted Subsidiary of Acquired Debt, but only to the extent that immediately after giving effect to the incurrence of such Debt (i) in the event of any incurrence of Acquired Debt on or after January 31, 2006 only, the Consolidated Debt to Annualized Operating Cash Flow Ratio would decrease as compared to the Consolidated Debt to Annualized Operating Cash Flow Ratio immediately prior to such incurrence or (ii) in the event of any incurrence of Acquired Debt prior to January 31, 2006 only, the ratio of Consolidated Debt to Total Invested Capital would decrease as compared to the ratio of Consolidated Debt to Total Invested Capital immediately prior to such incurrence; and

     (11) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Debt (which may comprise Debt under the Existing Credit Facilities) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, pursuant to this clause (11) not to exceed an amount equal to $50.0 million.

   For purposes of determining compliance with this covenant:

     (1) the outstanding principal amount of any particular Debt shall be counted only once such that (without limitation) any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt shall be disregarded;

     (2) in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through
  (11) of the definition of Permitted Debt above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify and/or re-classify such item of Debt in any manner that complies with this covenant and such item of Debt will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; and

     (3) accrual of interest and the accretion of accreted value or liquidation preference will not be deemed to be an incurrence of Debt or issuance of Preferred Stock.

 No Senior Subordinated Debt

   No Guarantor will incur any Debt that is expressly subordinate in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Note Guarantee of such Guarantor.

 Liens

   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under

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the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that:

     (1) if such other Debt constitutes Subordinated Debt or is otherwise subordinate or junior in right of payment to the Obligations under the Indenture, the Notes or the relevant Note Guarantee, as the case may be, such Lien is expressly made prior and senior in priority to the Lien securing such other Debt; or

     (2) in any other case, such Lien ranks equally and ratably with the Lien securing the other Debt or obligations so secured.

 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Debt owed to the Issuer or any of its Restricted Subsidiaries;

     (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

   However, the preceding restrictions will not apply to encumbrances or restrictions:

     (a) under contracts in effect on the Issue Date, including the Existing Credit Facilities and other Existing Debt and the related documentation;

     (b) under the Indenture, the Notes and the Note Guarantees and any substantially similar indenture, note and guarantees entered into after the Issue Date, provided that the Debt thereunder is permitted by the Indenture to be incurred;

     (c) under any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that in the case of Debt, such Debt is permitted by the terms of the Indenture to be incurred;

     (d) existing under or by reason of purchase money debt (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

     (e) created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors or senior management of the Issuer, are necessary or advisable to effect such Receivables Facility;

     (f) in the case of clause (3) above, (i) that restrict in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the Indenture or (iii) contained in security agreements or mortgages securing Debt to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages;

     (g) existing under or by reason of contracts for the sale of assets;

     (h) on cash or other deposits or net worth imposed by leases, customer contracts or other agreements entered into in the ordinary course of business;

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     (i) in customary form under joint venture agreements and other similar agreements;

     (j) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Issuer or any of its Restricted Subsidiaries or any of their businesses in connection with any development grant made or other assistance provided to the Issuer or any of its Restricted Subsidiaries by such governmental authority; or

     (k) under any Permitted Refinancing Debt or any amendments, modifications, restatements, renewals, increases, supplements, refundings, or replacements of the contracts, instruments or obligations referred to in clauses (a) through (d) above, provided that Permitted Refinancing Debt or such amendments, modifications, restatements, renewals, increases, supplements, refundings, or replacements, taken as a whole, are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the Debt, contracts, instruments or obligations prior to the incurrence of such Refinancing Debt or such amendment, modification, restatement, renewal, increase, supplement, refunding or replacement.

 Transactions with Affiliates

   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance, guarantee or other transaction with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction"), unless:

     (1) such Affiliate Transaction is on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

     (2) the Issuer delivers to the Trustee:

       (i) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors; and

       (ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate
    Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

   Notwithstanding the foregoing, none of the following shall be prohibited by this covenant (or be deemed to be Affiliate Transactions):

     (1) any employment agreements, consulting agreements, non-competition agreements, stock purchase or option agreements, collective bargaining agreements, employee benefit plans or arrangements (including vacation plans, health and life insurance plans, deferred compensation plans, stock loan plans, directors' and officers' indemnification agreements and retirement, savings or similar plans), related trust agreements or any similar arrangements, in each case in respect of employees, officers or directors and entered into in the ordinary course of business, any payments or other transactions contemplated by any of the foregoing and any other payments of compensation to employees, officers, directors or consultants in the ordinary course of business;

     (2) transactions between or among (i) the Issuer and/or its Restricted Subsidiaries or (ii) the Issuer and/or one or more of its Restricted Subsidiaries and any joint venture; provided no Affiliate of the Issuer (other than a Restricted Subsidiary) owns any of the Capital Stock of any such joint venture;

     (3) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Certain Covenants--Restricted Payments";

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     (4) loans or advances to employees (or guarantees of third-party loans to employees) in the ordinary course of business;

     (5) sales of Receivables to a Receivables Subsidiary or in connection with any Receivable Facility;

     (6) payments to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Issuer) for (i) any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and related expenses, including in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of the Issuer in good faith and (ii) annual management, consulting and advisory fees and related expenses;

     (7) any agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect) or any transaction contemplated thereby;

     (8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer or its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof;

     (9) Permitted Debt permitted by clause (11) of the second paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock" on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person, or, if there is no comparable transaction, have been negotiated in good faith by the parties thereto;

     (10) any transaction on arm's length terms with non-affiliates that become Affiliates as a result of such transaction; and

     (11) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer.

 Sale and Leaseback Transactions

   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuer may enter into a sale and leaseback transaction if:

     (1) the lease is for a period, including renewal rights, of not in excess of five years;

     (2) the transaction is solely between the Issuer and any Restricted Subsidiary or solely between Restricted Subsidiaries; or

     (3) the Issuer or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Proceeds received from such sale in accordance with the covenant described above under "--Repurchase at the Option of the Holders--Asset Sales."

   The foregoing shall not prohibit the Issuer or any of its Restricted Subsidiaries from entering into Permitted Tower Sale and Leaseback Transactions.

 Limitations on Designations of Unrestricted Subsidiaries

   The Board of Directors may designate (a "Designation") any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary, so long as such Designation would not cause a Default; provided that:

     (1) any then existing Guarantee by the Issuer or any Restricted Subsidiary of any Debt of the Subsidiary being so designated shall be deemed an "incurrence" of such Debt at the time of such Designation; and

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     (2) either (i) the Subsidiary to be so designated has total assets of
  $1.0 million or less or (ii) if such Subsidiary has assets greater than $1.0 million, the "incurrence" of Debt referred to in clause (1) of this provision would be permitted under the "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock" covenant described above.

   For purposes of making the determination of whether such Designation would cause a Default, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated, to the extent they do not constitute Permitted Investments at the time such Subsidiary became an Unrestricted Subsidiary, will be deemed to be Restricted Payments made at the time of such Designation and will be included in determining the amount of Restricted Payments the Issuer has made for purposes of clause (3) of the second paragraph of the covenant set forth under "--Certain Covenants--Restricted Payments." The amount of such outstanding Investments will be equal to the portion of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Issuer and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Issuer. Such Designation will only be permitted if any such Restricted Payment would be permitted at such time.

   The Board of Directors may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"); provided that:

     (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Revocation; and

     (2) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of the Indenture.

   Any such Designation or Revocation by the Board of Directors after the Issue Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such Designation or Revocation and an Officers' Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

 Additional Note Guarantees

   All current and future Subsidiaries of the Issuer that are guarantors under the Existing Credit Facilities, other than Foreign Subsidiaries, Receivables Subsidiaries and Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries, are Guarantors in accordance with the terms of the Indenture. Notwithstanding the foregoing, if any Foreign Subsidiary that is a Restricted Subsidiary shall Guarantee any Debt of the Issuer or any Domestic Subsidiary while the Notes are outstanding, then such Foreign Subsidiary shall become a Guarantor under the Indenture and will execute a Note Guarantee in accordance with the provisions of the Indenture.

 Business Activities

   The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as is not material to the Issuer and its Restricted Subsidiaries taken as a whole.

 Reports

   Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Issuer will file with

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the Securities and Exchange Commission (the "Commission") from and after the commencement of an Exchange Offer or the effectiveness of a Shelf Registration Statement, and provide, within 15 days after the Issuer is required to file the same with the Commission, the Trustee and the holders with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In the event the Issuer is not permitted to file such reports, documents and information with the Commission, the Issuer will provide substantially similar information to the Trustee and the holders, as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

 Merger, Consolidation or Sale of All or Substantially All Assets

   The Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

     (1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture and other documents in a form reasonably satisfactory to the Trustee;

     (3) immediately after such transaction no Default exists; and

     (4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, either (a) be permitted to incur at least $1.00 of additional Debt pursuant to clause (a) or (b) of the first paragraph of the covenant described above under the caption "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock" or (b) in the case of such transaction with another Sprint PCS Affiliate or with Sprint PCS occurring prior to December 31, 2005 only, (i) the Consolidated Debt to Annualized Operating Cash Flow Ratio would decrease as compared to the Consolidated Debt to Annualized Operating Cash Flow Ratio immediately prior to such transaction or (ii) the Consolidated Debt to Total Invested Capital would decrease as compared to the ratio of Consolidated Debt to Total Invested Capital immediately prior to such transaction.

   Notwithstanding the foregoing clauses (3) and (4):

     (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer;

     (b) the Issuer may merge or consolidate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction; and

     (c) the Issuer may merge or consolidate with a shell corporation that, prior to such merger, (i) does not have any Debt and has no significant assets other than cash and (ii) is formed solely for the purpose of facilitating the formation of a Holding Company.

   In connection with any consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition contemplated by the foregoing provisions, the Issuer shall deliver or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and the supplemental

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

indenture in respect thereof required under clause (2) of the second preceding paragraph comply with the requirements of the Indenture and an opinion of counsel to such effect. Each such Officers' Certificate shall set forth the manner of determination of the Issuer's compliance with clause (4) above.

Events of Default and Remedies

   Each of the following constitutes an Event of Default under the Indenture:

     (1) prior to January 15, 2004, a default in the payment when due and, following January 15, 2004, a default for 30 days in the payment when due, of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture);

     (2) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture), including any failure by the Issuer to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer;

     (3) failure by the Issuer for 60 days after receipt of notice given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes outstanding specifying such failure to comply with any of its other agreements in the Indenture or the Notes;

     (4) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Debt unpaid or accelerated at the time exceeds $7.5 million;

     (5) any judgment or decree for the payment of money in excess of $7.5 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

     (6) except as permitted by the Indenture, any Note Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

     (7) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary; and

     (8) (a) if any Credit Facility is not in existence, any event occurs that results in an Event of Termination under any of the Sprint Agreements, which Event of Termination has not been waived, or (b) if any Credit Facility is in existence, Sprint shall have commenced to exercise any remedy under the Sprint Agreements (other than Section 11.6.3 of the Management Agreement) by reason of the occurrence of an Event of Termination.

   If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.

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   The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Event of Default in the payment of interest on, or the principal of, the Notes.

   Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Liquidated Damages when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

     (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

     (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

     (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

     (5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60 day period.

   Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

   The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

   If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, interest or Liquidated Damages on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of holders of Notes. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof actually know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, forthwith upon any Senior Officer obtaining actual knowledge of any such Default, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes and Note Guarantees by accepting a Note and a Note Guarantee waives and releases all such liabilities. The waiver

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and release are part of the consideration for issuance of the Notes and the
Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Satisfaction and Discharge

   Upon the request of the Issuer, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) and the Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, the Note Guarantees, the Registration Rights Agreement relating thereto and the Notes when:

     (1) either:

       (a) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance as described under the subheading "--Legal Defeasance and Covenant Defeasance") have been delivered to the Trustee for cancellation; or

       (b) all Notes not theretofore delivered to the Trustee for cancellation:

         (i) have become due and payable;

         (ii) will become due and payable at maturity within one year; or

         (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes to the date of such deposit (in case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be and any Liquidated Damages thereon;

     (2) the Issuer has paid or caused to be paid all sums payable under the Indenture by the Issuer; and

     (3) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture, the Note Guarantees and the Notes have been complied with.

Legal Defeasance and Covenant Defeasance

   The Issuer may, at its option and at any time, elect to have all of its and any Guarantor's obligations discharged with respect to the Notes and any Note Guarantees, as the case may be ("Legal Defeasance"), and cure all then existing Events of Default, except for:

     (1) the rights of holders of Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below;

     (2) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the Indenture.

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

   In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the Indenture and the Note Guarantees ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes and the Note Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, and bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes and the Note Guarantees.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) the Issuer or the Guarantors must irrevocably deposit with the Trustee (or other qualifying trustee, collectively for this purpose, the "Trustee"), in trust, for the benefit of the holders of the Notes cash in U.S. dollars, Government Notes, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer and the Guarantors must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, the Issuer or the Guarantors shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

       (a) the Issuer and the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling; or

       (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, the Issuer or the Guarantors shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

     (6) the Issuer or the Guarantors must have delivered to the Trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Issuer or subject to the "automatic stay" under the Bankruptcy Code or, in the case of Covenant Defeasance, will be subject to a first priority Lien in favor of the Trustee for the benefit of the holders;

     (7) the Issuer or the Guarantors must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer or the Guarantors, as applicable, with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or the Guarantors, as applicable, or others; and

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

     (8) the Issuer must deliver to the Trustee an Officers' Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

   A holder may transfer or exchange Notes in accordance with the Indenture. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption or repurchase. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or before any repurchase offer.

   The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

   Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes and the Note Guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

   Notwithstanding the foregoing, without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

     (1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of, or change the fixed maturity of, any Note, reduce any premium payable upon optional redemption of the Notes or otherwise alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to the covenants described above under the subheading "--Repurchase at the Option of Holders");

     (3) reduce the rate of or change the time for payment of interest on any Note;

     (4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

     (5) make any Note payable in money other than that stated in the Notes;

     (6) impair the rights of holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages on the Notes; or

     (7) make any change in the foregoing amendment and waiver provisions.

   Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Issuer's or any

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Guarantor's obligations to holders of Notes in the case of a merger, consolidation or sale of assets, to release any Note Guarantee in accordance with the provisions of the Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the holders of Notes or that, as determined by the Board of Directors in good faith, does not materially adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

   The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest the Trustee must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of their own affairs.

Certain Definitions

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Debt" means, with respect to any specified Person:

     (1) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Debt incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Restricted Subsidiary of such specified Person; and

     (2) Debt secured by a Lien encumbering any asset acquired by such specified Person.

   "Affiliate" of any specified Person means:

     (1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person;

     (2) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Voting Stock; or

     (3) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (1) or (2) above.

   For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

   "Annualized Operating Cash Flow" means (i) Operating Cash Flow for any period of two consecutive fiscal quarters (ii) multiplied by two.

   "Applicable Premium" means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at January 15, 2006 (such redemption price being set forth in the table of the first paragraph under the subheading "Optional Redemption") plus
(2) all required interest payments due on such Note through January 15, 2006 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note, if greater.

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

   "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of All or Substantially All Assets" and not by the provisions of the covenant described above under the caption "--Repurchase of the Option of the Holders--Asset Sales"; and

     (2) the issue or sale by the Issuer or any of its Restricted
  Subsidiaries of Equity Interests of any of the Issuer's Restricted Subsidiaries (other than director's qualifying shares).

   Notwithstanding the foregoing, the following are not Asset Sales:

     (1) any single transaction or a series of related transactions that (a) have a fair market value less than $1.0 million or (b) for Net Proceeds less than $1.0 million.

     (2) a transfer of assets or an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary or a transfer of assets by the Issuer to a Restricted Subsidiary;

     (3) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants-- Restricted Payments" (including any formation of or contribution of assets to a Subsidiary or joint venture);

     (4) any disposition of property or assets (including inventory, accounts receivable and licensing agreements) of the Issuer or any of its Subsidiaries in the ordinary course of business, or that in the reasonable judgment of the Issuer, have become uneconomic, obsolete or worn out;

     (5) the disposition of Cash Equivalents; and

     (6) the sale or factoring of Receivables on customary market terms pursuant to Credit Facilities or Receivables Facilities but only if the proceeds thereof received by the Issuer and its Restricted Subsidiaries represent the fair market value of such Receivables (net of customary discounts).

   "Beneficial Owner," "Beneficially Own" and "Beneficial Ownership" have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5, under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

   "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or (except if used in the definition of "Change of Control") any authorized committee of the Board of Directors of such Person.

   "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer, unless the context specifically requires that such resolution be adopted by a majority of the disinterested directors, in which case by a majority of such directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

   "Capital Lease Obligations" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means:

     (1) in the case of a corporation, corporate stock;

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     (2) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (3) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

   "Cash Equivalents" means:

     (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof in each case maturing within one year after acquisition;

     (2) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300 million;

     (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

     (4) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition;

     (5) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P in each case maturing within one year after acquisition; and

     (6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1)-(4) above.

   "Change of Control" means the occurrence of any of the following events:

     (1) the sale, transfer, conveyance or other disposition, other than by way or merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any "person" or "group" as such terms are used in Section 13(d)(3) of the Exchange Act, other than any such disposition to a Person more than 50.0% of the Voting Stock of which is Beneficially Owned, directly or indirectly, by the Investcorp Group which disposition complies with the covenant described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of All or Substantially All Assets";

     (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

     (3) the consummation of any transaction, including any merger or consolidation, whereby any "person" or "group" as defined above, other than the Investcorp Group, becomes the Beneficial Owner, directly or indirectly, of more than 50.0% of the Voting Stock of the Issuer; provided that so long as the surviving Person in such a transaction is a Subsidiary of a parent Person, no Person shall be deemed under this clause (3) of this "Change of Control" definition to be or become a Beneficial Owner of more than 50.0% of the Voting Stock of such surviving Person unless such Person (or any "group," as defined above, to which such Person is a member) shall be or become a Beneficial Owner of more than 50.0% of the Voting Stock of such parent Person;

     (4) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or

     (5) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Capital Stock of the Issuer outstanding immediately prior to

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  such transaction is converted into or exchanged for Voting Stock, other than Disqualified Stock, of the surviving or transferee Person (or a parent Person) constituting at least a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (or such parent Person) immediately after giving effect to such transaction, or (b) the Investcorp Group, as a whole, immediately after giving effect to such transaction, Beneficially Owns, directly or indirectly, at least a majority of the Voting Stock of such surviving or transferee person.

   Notwithstanding anything to the contrary contained in clauses (1), (3), (4) and (5) above, a "Change of Control" shall not be deemed to occur as the result of a merger or consolidation of the Issuer with or into, or a sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to (each a "Specified Transaction"), a Sprint PCS Affiliate (including a Subsidiary or Sprint PCS Affiliate Parent of a Sprint PCS Affiliate) if:

     (x) after the announcement of the Specified Transaction and prior to the consummation thereof:

       (i) there shall not have occurred any downgrading nor shall any notice have been given (that is not subsequently removed prior to the consummation thereof) of any potential or intended downgrading of any rating of the Notes to a rating that is lower than the rating that existed or was indicated prior to the announcement of the Specified Transaction, in any case by S&P or Moody's (each a "Rating Organization"), or their successors that is not subsequently removed prior to such consummation;

       (ii) there shall not have occurred any suspension or withdrawal of, nor shall any notice have been given of any potential or intended suspension or withdrawal of, any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Notes (including, without limitation, the placing of any of the Notes on credit watch with negative or developing implications or under review with an uncertain direction) by any Rating Organization, in each case that is not subsequently removed prior to the consummation of such Specified Transaction;

       (iii) there shall not have occurred any change, nor shall any notice have been given by any Rating Organization of any potential or intended change, in the outlook for any rating of the Notes to a rating that is lower than the rating that existed or was indicated prior to the announcement of the Specified Transaction that is not subsequently removed prior to the consummation of such Specified Transaction;

       (iv) no Rating Organization shall have given notice that it has assigned (or is considering assigning) a rating to the Notes that is lower than the rating that existed or was indicated prior to the announcement of the Specified Transaction that is not subsequently removed prior to such consummation; and

     (y) the direct or indirect Beneficial Owners of Capital Stock of the Issuer immediately preceding such Specified Transaction shall be, or the Investcorp Group shall be, the direct or indirect Beneficial Owners of at least 15% of the outstanding Voting Stock, other than Disqualified Stock, of the Issuer or a Holding Company (or the surviving or transferee Person referred to in clause (1) or (5) above or sole stockholder of such surviving or transferee Person) immediately after giving effect to the Specified Transaction.

   For purposes of this definition, the percentage of Voting Stock shall be measured by voting power rather than number of shares.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Commission" means the Securities and Exchange Commission.


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   "Commodity Hedging Agreements" means any futures contract or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in commodities prices.

   "Consent and Agreement" means the Consent and Agreement, dated as of December 17, 1999 among Independent Wireless One Corporation, Sprint Spectrum L.P., Sprint Communications Company, L.P., Wirelessco L.P., and the lenders under the Existing Credit Facilities and any similar agreement among (i) the Issuer or any of its Restricted Subsidiaries, (ii) Sprint Spectrum L.P., Sprint Communications Company L.P., Wirelessco L.P., or any Affiliate thereof and
(iii) the lenders under any Credit Facility in each case as amended from time to time.

   "Consolidated Debt" means the aggregate principal amount of Debt of the Issuer and its Restricted Subsidiaries outstanding at the date of determination determined on a consolidated basis in accordance with GAAP; provided, that in the event of a merger or consolidation of the Issuer or any Restricted Subsidiary with another Person otherwise permitted under the terms of the Indenture (unless as a result of such transaction, such other Person becomes an Unrestricted Subsidiary), Consolidated Debt shall include the aggregate principal amount of Debt outstanding at the time of such transaction of such other Person party to such merger or consolidation.

   "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) Consolidated Debt as of such date to
(ii) the Annualized Operating Cash Flow of the Issuer for the most recently completed period of two consecutive fiscal quarters of the Issuer for which internal financial statements are available.

   "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

     (1) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings or any Receivables Facility, and net payments (if any) pursuant to Hedging Obligations relating to Interest Rate Agreements or Currency Agreements with respect to Debt, excluding, however, (a) amortization of debt issuance costs, commissions, fees and expenses and (b) customary commitment, administrative and transaction fees and charges);

     (2) dividends paid in respect of any Disqualified Stock of the Issuer or cash dividends paid on any Preferred Stock of a Restricted Subsidiary of the Issuer held by Persons other than the Issuer or a Subsidiary; and

     (3) commissions, discounts and other fees and charges incurred in connection with a Receivables Facility of the Issuer or any Restricted Subsidiary,

in each case, on a consolidated basis and in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person and the net losses of any such Person shall only be included to the extent funded with cash from the Issuer or any Restricted Subsidiary;

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     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (4) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP); and

     (5) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Issuer or any Restricted Subsidiary shall be excluded, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Issuer (other than Disqualified Stock).

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer who:

     (1) was a member of such Board of Directors on the Issue Date; or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or by the Investcorp Group.

   "Credit Facilities" means, with respect to the Issuer and its Restricted Subsidiaries, one or more debt facilities (including the Existing Credit Facilities) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, factoring or other receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Restricted Subsidiary is a party or of which it is a beneficiary.

   "Debt" means, with respect to any Person (without duplication):

     (1) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in final service or taking final delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

     (2) all indebtedness under clause (1) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) provided that the amount of indebtedness of such Person shall be the lesser of:


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       (a) the fair market value of such asset at such date of
    determination; and

       (b) the amount of such indebtedness of such other Persons;

     (3) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (1) of any other Person; and

     (4) any Disqualified Stock of such Person;

provided, however, that Debt shall not include:

     (a) obligations and liabilities in respect of synthetic lease facilities that are accounted for as operating leases in accordance with GAAP (including Guarantees of loans then outstanding by the lenders under any such facility to the lessor thereunder);

     (b) obligations of the Issuer or any of its Restricted Subsidiaries arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

       (i) such obligations are not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)); and

       (ii) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

     (c) (i) obligations under (or constituting reimbursement obligations with respect to) letters of credit, performance bonds, surety bonds, appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of a Permitted Business, including letters of credit in respect of workers' compensation claims, security or lease deposits and self-insurance; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; and (ii) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such obligations are extinguished within three business days of incurrence;

     (d) purchase price holdbacks in connection with purchasing in the ordinary course of business of the Issuer and its Restricted Subsidiaries; or

     (e) customer deposits in the ordinary course of business.

   Except as otherwise expressly provided in this definition or in the definition of "Disqualified Stock," the amount of any Debt outstanding as of any date shall be:

     (a) the accreted value thereof, in the case of any Debt issued at a discount to par; and

     (b) the principal amount thereof in the case of any other Debt.

   "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "Designated Senior Debt" means:

     (1) any Debt outstanding under the Existing Credit Facilities; and

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     (2) any other Senior Debt permitted under the Indenture the outstanding principal amount of which is $20.0 million or more and that has been designated by the Issuer by notice to the Trustee as "Designated Senior Debt."

   "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

     (1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes; or

     (2) convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Debt having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes.

   Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Issuer or its Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations; (B) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments"; (C) prior to the consummation of an initial public offering by the Issuer, no class of common stock of the Issuer, whether currently in existence or created after February 2, 2001, shall constitute Disqualified Stock solely because it is required to be redeemed to the extent that it does not exercise a right to "tag-along" with a Sale of Class D Stock, provided that the Issuer is required to issue to the purchaser of the Class D Stock a number of shares of any class of common stock equal to the number of shares that were redeemed, at a purchase price equal to the redemption price; and (D) no Capital Stock held by any future, present or former employee, director, officer or consultant of the Issuer (or any of its Restricted Subsidiaries) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

   For purposes hereof, the amount (or principal amount) of any Disqualified Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date as of which the Consolidated Debt to Annualized Operating Cash Flow Ratio shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

   "Domestic Subsidiary" means any Restricted Subsidiary of the Issuer other than a Foreign Subsidiary.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Event of Termination" means an Event of Termination as defined in (1)
Section 11.3 of the Management Agreement or (2) Section 13.2 of the Trademark Agreement.

   "Existing Credit Facilities" means the Credit Agreement dated as of December 20, 1999 among Independent Wireless One Corporation and the financial institutions named therein, and any related notes,

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collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

   "Existing Debt" means Debt of the Issuer and its Restricted Subsidiaries (other than Debt under the Existing Credit Facilities) in existence on the Issue Date, until such amounts are repaid.

   "Foreign Subsidiary" means any Subsidiary of the Issuer formed under the laws of any jurisdiction other than the United States or any political subdivision thereof substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP as in effect as of the Issue Date.

   "Government Notes" means non-redeemable, direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

   "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

   "Guarantors" means:

     (1) each of the Issuer's Subsidiaries on the Issue Date other than Independent Wireless One Leased Realty Corporation; and

     (2) each Restricted Subsidiary that executes and delivers a Note Guarantee after the Issue Date, and their respective successors and assigns, in each case until released from its Note Guarantee in accordance with the terms of the Indenture.

   "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

   "Holding Company" means any other direct or indirect parent of the Issuer (or any direct or indirect parent of the successor by merger or consolidation to the Issuer).

   "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in interest rates.

   "Investcorp" means Investcorp, S.A.

   "Investcorp Group" means Investcorp, its Affiliates, members of the Management Group, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Issuer's (or any Holding Company's) Capital Stock or any Permitted Transferee of any of the foregoing Persons.

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   "Investments" means, with respect to any Person, all investments by such
Person in other Persons (including Affiliates) in the forms of direct or indirect loans (but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person and Guarantees of Debt not otherwise prohibited to be incurred under the Indenture), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and other loans and advances to officers and employees (or guarantees of third-party loans to officers and employees) and profit sharing plan contributions, in each case in the ordinary course of business), and purchases or other acquisitions for consideration of Debt, Equity Interests or other securities. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the fourth to last paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Investment Securities" means the securities purchased by the Issuer or an Affiliate of the Issuer with a portion of the net proceeds from the Notes, which shall consist of Cash Equivalents to be deposited in the Investment Account.

   "Issue Date" means February 2, 2001.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

   "Management Group" means the Directors, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Technology Officer, Secretary, and Treasurer of the Issuer or the Restricted Subsidiaries of the Issuer and/or equivalent positions held by management of the Restricted Subsidiaries of the Issuer.

   "Moody's" means Moody's Investors Service, Inc.

   "Net Income" means, with respect to any Person and any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

     (1) any extraordinary or non-recurring gains or losses or charges and gains or losses or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges; and

     (2) deferred financing costs written off in connection with the early extinguishment of Debt;

provided, however, that Net Income shall be deemed to include any increases during such period to shareholder's equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Net Income for such period.

   "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation, redundancy and closing costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium, if any, and interest on Debt that is not subordinated to

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the Notes required (other than required by clause (1) of the second paragraph of "--Repurchase at the Option of Holders--Asset Sales") to be paid as a result of such transaction, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

   "Non-Recourse Debt" means Debt:

     (1) as to which neither the Issuer nor any of its Restricted
  Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries; provided that, notwithstanding the foregoing, the Issuer and any of its other Subsidiaries that sell Receivables to the Person incurring such Debt shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

   "Note Guarantee" means the unconditional Guarantee by each Guarantor of the Issuer's Obligations under the Notes.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any Debt, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

   "Officers" means any of the following: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Trustee.

   "Officers' Certificate" means a certificate signed by two Officers.

   "Operating Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

     (1) plus, to the extent deducted in computing such Consolidated Net
  Income:

       (a) Consolidated Interest Expense and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period;

       (b) provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted Subsidiaries for such period;

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       (c) depreciation and amortization expense, including amortization of inventory write-up under APB 16, amortization of intangibles (including goodwill, costs of the acquisition of markets, and the non-cash costs of Interest Rate Agreements, Commodity Hedging Agreements or Currency Agreements, license agreements and non-competition agreements), amortization of management fees, non-cash amortization of Capital Lease Obligations, and organization costs;

       (d) expenses and charges (other than interest) related to any equity offering (including the warrants to be issued in this offering) or incurrence of Debt permitted to be incurred by the Indenture;

       (e) the amount of any restructuring charge or reserve;

       (f) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions;

       (g) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP;

       (h) any write-downs, write-offs, and other non-cash charges, items and expenses;

       (i) the amount of any expense relating to any minority interest of Restricted Subsidiaries; and

       (j) costs of surety bonds in connection with financing activities, and

     (2) minus any cash payment for which a reserve or charge of the kind described in clauses (e), (h) or (i) of subclause (1) above was taken previously during such period.

   For purposes of calculating Operating Cash Flow for the fiscal quarter or quarters most recently completed for which internal financial statements are available prior to any date on which an action is taken that requires a calculation of the Consolidated Debt to Annualized Cash Flow Ratio:

     (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such period;

     (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such period;

     (3) Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Issuer or any of its Restricted Subsidiaries during such period or subsequent to such period and on or prior to such calculation date, and discontinued operations determined in accordance with GAAP on or prior to such calculation date, shall be given effect on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated Operating Cash Flow attributable thereto, including Pro Forma Cost Savings) had occurred on the first day of such period; and

     (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then such ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had been completed at the beginning of such period.

   For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Issuer.

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   "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers' Certificate, without any independent investigation.

   "Pari Passu Debt" means any Debt of the Issuer or any Guarantor that ranks pari passu with the Notes or the relevant Note Guarantee.

   "Permitted Business" means the businesses conducted by the Issuer and its Subsidiaries as of the date of the Indenture and any other business reasonably related, complementary or incidental to any of those businesses.

   "Permitted Investments" means:

     (1) any Investment in the Issuer or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary) or relating to a Receivables Subsidiary;

     (2) any Investment in cash or Cash Equivalents;

     (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

     (4) any securities received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales" or in connection with any other disposition of assets not constituting an Asset Sale;

     (5) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or any Holding Company;

     (6) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement);

     (7) any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

     (8) Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements not otherwise prohibited under the Indenture; and

     (9) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

   "Permitted Junior Securities" means debt or equity securities of any Guarantor or any successor corporation issued pursuant to a plan of reorganization or readjustment of such Guarantor that are subordinated to the payment of all then outstanding Senior Debt of such Guarantor at least to the same extent that such Guarantor's Note Guarantee is subordinated to the payment of all Senior Debt of such Guarantor on the Issue Date, so long as:

     (1) the effect of the use of this defined term in the subordination provisions described under the subheading "Subordination of Note Guarantees" is not to cause such Guarantee to be treated as part of (A) the same class of claims as the Senior Debt of such Guarantor or (B) any class of claims pari passu with, or senior to, the Senior Debt of such Guarantor for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of such Guarantor; and

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     (2) to the extent that any Senior Debt of such Guarantor is outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (A) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (B) such holders receive securities which constitute Senior Debt of such Guarantor and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt of such Guarantor not paid in full in cash.

   "Permitted Liens" means:

     (1) Liens (i) securing Debt under Credit Facilities, (ii) on assets of any Guarantor securing Senior Debt of any Guarantor or (iii) securing Debt of a Restricted Subsidiary that is not a Guarantor, in each case (A) including related Obligations and (B) that was permitted by the terms of the Indenture to be incurred;

     (2) Liens in favor of the Issuer or any Restricted Subsidiary;

     (3) Liens on property (i) existing at the time of acquisition thereof or
  (ii) of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those acquired or to those of the Person merged into or consolidated with the Issuer or a Restricted Subsidiary, as the case may be;

     (4) Liens that secure Debt of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer; provided that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary of the Issuer;

     (5) banker's Liens, right of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) without limitation of clause (1) above, Liens to secure Debt (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Debt and Issuance of Preferred Stock" covering only the assets acquired, leased, constructed or improved with such Debt;

     (7) Liens existing on the Issue Date;

     (8) Liens on Receivables to reflect sales of Receivables to and by a Receivables Subsidiary pursuant to a Receivables Facility;

     (9) Liens securing Hedging Obligations entered into in the ordinary course of business;

     (10) without limitation of clause (1) or (4) above, Liens securing Refinancing Debt permitted to be incurred under the Indenture or amendments or renewals of Liens that were permitted to be incurred; provided, in each case, that such Liens do not extend to an additional property or asset of the Issuer or a Restricted Subsidiary; and

     (11) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuer or such Restricted Subsidiary.

   "Permitted Refinancing Debt" means any Debt of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other

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Debt of the Issuer or any of its Restricted Subsidiaries incurred in compliance with the Indenture; provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses incurred in connection therewith);

     (2) in the case of term Debt, (a) principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the earlier of (i) the Stated Maturity of those under the Debt being refinanced and (ii) the maturity date of the Notes and (b) such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the lesser of (i) the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded and (ii) the Weighted Average Life to Maturity of the Notes;

     (3) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Debt is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

   The Issuer may incur Permitted Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt to be refinanced; provided that upon the incurrence of such Permitted Refinancing Debt, the Issuer shall provide written notice thereof to the Trustee, specifically identifying the Debt to be refinanced with Permitted Refinancing Debt.

   "Permitted Tower Sale and Leaseback Transactions" means the sale and leaseback transactions contemplated by the Master Site Commitment Agreement between Independent Wireless One Leased Realty Corporation and Spectrasite Communications, Inc., dated as of July 19, 2000, and other tower sale and leaseback transactions entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business.

   "Permitted Transferee" means, with respect to any Person:

     (1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person;

     (2) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person;

     (3) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, former spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which it holds, the Beneficial Ownership of any securities of the Issuer; and

     (4) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

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   "Preferred Equity Interests" means Preferred Stock and all warrants, options or other rights to acquire Preferred Stock (but excluding any debt security that is convertible into, or exchangeable for, Preferred Stock).

   "Pro Forma Cost Savings" means, with respect to any reference period ended on or before any date of determination, the reductions in costs with respect to such period that (1) are directly attributable to any Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations and calculated on a basis consistent with Article 11 of Regulation X under the Securities Act as in effect on the date of the Indenture or (2) have begun to be implemented prior to the date of determination by, or have been identified and approved in good faith by the board of directors of the Issuer, any Restricted Subsidiary or the business that was the subject of any such Investment, acquisitions, dispositions, mergers, consolidations or discontinued operations, pursuant to a formalized plan, in the case of each of clause (1) and (2) determined based on a supportable, good faith estimate of the Chief Financial Officer or other senior financial officer of the Issuer, the Restricted Subsidiary or business, as the case may be, and on a pro forma basis as if all such reductions in costs had been effected as of the beginning of such reference period, decreased by any incremental expenses (other than capitalized expenses) that are or would be incurred during the reference period in order to achieve such reductions in costs.

   "Qualified Receivables" means, as of any date, an amount equal to the aggregate book value of all accounts receivable of the Issuer and its Restricted Subsidiaries calculated on a consolidated basis and in accordance with GAAP.

   To the extent that information is not available as to the amount of accounts receivable as of a specific date, the Issuer shall use the most recent available information for purposes of calculating the Qualified Receivables.

   "Receivables" means, collectively:

     (1) the Debt and other obligations owed to the Issuer or any of its Subsidiaries (before giving effect to any sale or transfer thereof pursuant to a Receivables Facility), whether constituting an account, chattel paper, an instrument, a document or general intangible, arising in connection with the sale of goods, insurance and/or services by the Issuer or such Subsidiary, including the obligation to pay any late fees, interest or other finance charges with respect thereto (each of the foregoing, collectively, an "Account Receivable");

     (2) all of the Issuer's or such Subsidiary's interest in the goods (including returned goods), if any, the sale of which gave rise to any Account Receivable, and all insurance contracts with respect thereto;

     (3) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of any Account Receivable, together with all financing statements and security agreements describing any collateral securing such Account Receivable;

     (4) all Guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Account Receivable;

     (5) all contracts, invoices, books and records of any kind related to any Account Receivable;

     (6) all cash collections in respect of, and cash proceeds of, any of the foregoing and any and all lockboxes, lockbox accounts, collection accounts, concentration accounts and similar accounts in or into which such collections and cash proceeds are now or hereafter deposited, collected or concentrated; and

     (7) all proceeds of any of the foregoing.

   "Receivables Facility" means, with respect to any Person, any Receivables securitization or factoring program pursuant to which such Person receives proceeds pursuant to a sale, pledge or other encumbrance of its Receivables. A Receivables Facility involving the sale, pledge or other encumbrance of Receivables of, and the direct or indirect receipt of the proceeds thereof by, the Issuer or any Restricted Subsidiary thereof shall constitute a Receivables Facility of the "Issuer" and/or its "Restricted Subsidiaries" whether or not as part of

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such securitization or factoring program such Receivables are initially contributed or otherwise transferred to an Unrestricted Subsidiary of the Issuer (and then resold or encumbered by such Unrestricted Subsidiary).

   "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

   "Receivables Subsidiary" means any Subsidiary created primarily to purchase or finance the receivables of the Issuer and/or its Subsidiaries pursuant to a Receivables Facility, so long as it: (1) has no Debt other than Non-Recourse Debt and (2) is a Person with respect to which neither the Issuer nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results other than to act as servicer of Receivables. If, at any time, such Receivables Subsidiary would fail to meet the foregoing requirements as a Receivables Subsidiary, it shall thereafter cease to be a Receivables Subsidiary for purposes of the Indenture and any Debt of such Receivables Subsidiary shall be deemed to be incurred by a Subsidiary of the Issuer as of such date (and, if such Debt is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants-- Incurrence of Debt and Issuance of Preferred Stock," the Issuer shall be in default of such covenant).

   "Representative" means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

   "Secured Debt" means any Debt of the Issuer or any Guarantor secured by a Lien.

   "Senior Debt" means:

     (1) all Debt of the Issuer or any Guarantor outstanding under the Existing Credit Facilities and all Hedging Obligations with respect thereto;

     (2) any other Debt (including Acquired Debt) permitted to be incurred by the Issuer or any Guarantor under the terms of the Indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the relevant Note Guarantee; and

     (3) all Obligations with respect to the foregoing.

   Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

      (1) any liability for federal, state, local or other taxes owed or owing by the Issuer;

     (2) any Debt of the Issuer or any Guarantor to any of its Subsidiaries or other Affiliates (other than Debt under any Credit Facility to any such Affiliate);

     (3) any trade payables;

     (4) that portion of Debt incurred in violation of the covenant described above under the caption "--Certain Covenants--Incurrence of Debt and Preferred Stock" (but as to any such Debt under any Credit Facility, no such violation shall be deemed to exist for purposes of this clause (4) if the lenders have obtained a representation from a Senior Officer of the Issuer to the effect that the issuance of such Debt does not violate such covenant); or

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     (5) any Disqualified Stock and any other Debt or obligation of the
  Issuer or any Guarantor which is expressly subordinated in right of payment to any other Debt or obligation of the Issuer or such Guarantor, as applicable, including any Subordinated Debt of the Issuer.

   "Senior Officer" means the Chief Executive Officer or the Chief Financial Officer of the Issuer.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

   "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

   "Specified Affiliate Payments" means:

     (1) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any future, present or former employee, director, officer or consultant of the Issuer (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions or retirements pursuant to this clause (1) (without giving effect to the immediately following proviso) of $15.0 million in any calendar year) and no payment default on Senior Debt or the Notes shall have occurred and be continuing; provided further that such amount in any calendar year may be increased by an amount not to exceed:

       (a) the cash proceeds received by the Issuer (including by way of capital contribution) since the Issue Date from the sale of Equity Interests of the Issuer to employees, directors, officers or consultants of the Issuer or its respective Restricted Subsidiaries that occurs in such calendar year (it being understood that such cash proceeds shall be excluded from clause (3)(b) of the second paragraph under the covenant described under the caption "--Certain Covenants-- Restricted Payments") plus

       (b) the cash proceeds from key man life insurance policies received by the Issuer and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby); and

provided further that cancellation of Debt owing to the Issuer from employees, directors, officers or consultants of the Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer shall not be deemed to constitute a Restricted Payment for purposes of the Indenture; and

     (2) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests.

   "Sprint Agreements" means (1) the Management Agreement between Wirelessco, L.P., Sprint Spectrum L.P. and Independent Wireless One Corporation, dated as of February 9, 1999, and any exhibits, schedules or addendum thereto, as such agreements may be amended, modified or supplemented from time to time (collectively, the "Management Agreement"); (2) the Sprint PCS Services Agreement between Sprint Spectrum L.P. and Independent Wireless One Corporation, dated as of February 9, 1999, and any exhibits, schedules or addendum thereto, as such agreements may be amended, modified or supplemented from time to time; and (3) the Sprint Trademark and Service Mark License Agreement between Sprint Spectrum L.P. and Independent Wireless One Corporation, dated as of February 9, 1999, and any exhibits, schedules or addendum thereto, as

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such, agreements may be amended, modified or supplemented from time to time
(collectively, the "Trademark Agreement").

   "Sprint PCS" means Sprint Spectrum L.P.

   "Sprint PCS Affiliate" means any Person whose sole or predominant business is operating a personal communications services business pursuant to arrangements with Sprint Spectrum L.P. and/or its Affiliates, or their successors, similar to the Sprint Agreements.

   "Sprint PCS Affiliate Parent" means any Person that owns 75% or more of the issued and outstanding common stock, calculated on a fully diluted basis, of a Sprint PCS Affiliate (other than the Issuer and Independent Wireless One Corporation) and whose primary business is either being a Sprint PCS Affiliate or holding the Capital Stock of one or more Sprint PCS Affiliates.

   "Stated Maturity" means, with respect to any installment of interest on or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

   "Subordinated Debt" means any Debt of the Issuer or any Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Notes or the applicable Note Guarantee pursuant to written agreement.

   "Subsidiary" means, with respect to any Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

   Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

   "Total Invested Capital" means at any time of determination, the sum of, without duplication, (i) the total amount of equity contributed to the Issuer or any Restricted Subsidiary (including Independent Wireless One, LLC, the predecessor of Independent Wireless One Corporation) as of the Issue Date (being $188.0 million), plus (ii) the sum of (x) the aggregate net cash proceeds received by the Issuer or any Restricted Subsidiary from capital contributions or any other issuance or sale of Equity Interests (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Debt or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)), subsequent to the Issue Date, other than to a Restricted Subsidiary, and (y) in the case of any consolidation or merger of the Issuer with or into another Sprint PCS Affiliate, the aggregate net cash proceeds received by such Sprint PCS Affiliate from capital contributions or any other issuance or sale of Equity Interests (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Debt or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) through and including the date of consummation of any such consolidation or merger, other than to a Subsidiary of such other Sprint PCS Affiliate, plus
(iii) the aggregate net repayment of any Restricted Investment made after the Issue Date in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (iv) an amount equal

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

to the fair market value of Investments (as of the date of determination) the Issuer and/or any of its Restricted Subsidiaries has made in any Subsidiary that has been designated as an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with the covenant described under "--Certain Covenants--Limitations on Designations of Unrestricted Subsidiaries," plus (v) Consolidated Debt, minus (vi) the sum of
(x) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date and (y) in the case of any consolidation or merger of the Issuer with or into another Sprint PCS Affiliate, the aggregate amount of all payments which, if such other Sprint PCS Affiliate had been governed by the terms of the Indenture, would have constituted Restricted Payments declared or made by such Sprint PCS Affiliate through and including the date of consummation of any such consolidation or merger.

   "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to January 15, 2006, provided, however, that if the period from the redemption date to January 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

   "Unrestricted Subsidiary" means:

     (1) any Subsidiary of the Issuer that is designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided above under the heading "Limitation on Designations of Unrestricted Subsidiaries"; and

     (2) any Subsidiary of an Unrestricted Subsidiary.

   "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

   "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

     (2) the then outstanding principal amount of such Debt.

   "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

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

                         BOOK-ENTRY; DELIVERY AND FORM

   The certificates representing the new notes will be issued in fully registered form. Except as described below, the new notes will initially be represented by one or more global notes in fully registered form, without interest coupons (the "global notes"). The global notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

Certain Book Entry Procedures for the Global Notes

   The description of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we nor any of the initial purchasers takes any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

The Global Notes

   We expect that pursuant to procedures established by DTC (1) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount of securities of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary and (2) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

   So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the Indenture and for any other purposes with respect to the warrants. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the notes.

   Payments on the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of IWO Holdings, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

   We expect that DTC or its nominee, upon receipt of any payment on the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the applicable global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

   Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the securities, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture or the warrant agreement.

   DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of or beneficial interests in notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the global notes for certificated securities, which it will distribute to its participants.

   DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither IWO Holdings nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Certificated Securities

   Certificated securities shall be issued in exchange for beneficial interests in the global notes (1) if requested by a holder of such interests or (2) if DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days.

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

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Secured Credit Facilities

   We have $240.0 million of senior secured credit facilities with The Chase Manhattan Bank as a lender and also as the administrative agent for the other lenders under the facilities.

   The credit facilities provide for a:

  . $70.0 million revolving credit commitment which expires on March 31, 2008;

  . $120.0 million term loan A commitment which expires on March 31, 2002, $60.0 million of which was funded as of March 31, 2001; and

  . $50.0 million term loan B commitment which was fully funded on March 31, 2000.

   In addition, as amended in December 2000, the credit facilities provide that, subject to specified conditions, we may request an additional tranche of loans in the amount of $25.0 million in the aggregate on or prior to March 31, 2002 from the lenders. No lender is obligated to subscribe to this new commitment and, in the event that the total commitment from our lenders is less than $25.0 million, we have the right to arrange the financing of the deficit amount with other financial institutions (subject to the approval of the administrative agent).

   Of the revolving credit commitment, $20.0 million became available for borrowing following our draw of $30.0 million of the term loan A. We borrowed $5.0 million under the revolving credit facility in November 2000, which amount we repaid in full in December 2000. The remaining $50.0 million of the revolving credit commitment and the remaining $60.0 million of the term loan A commitment became available for borrowing upon our issuance of the outstanding notes on February 2, 2001. The term loan A commitment will be reduced by the amount by which the aggregate principal amount of the term loan A drawn by September 30, 2001 is less than $90 million.

   The proceeds of term loan B were used to help finance our purchase from Sprint PCS of network assets in our territory on March 31, 2000.

   Term loan A will mature on March 31, 2008 and term loan B will mature on September 30, 2008.

   We must repay term loan A in 17 consecutive quarterly installments beginning on March 31, 2004. The first quarterly payment is $2.0 million; each of the next two quarterly installments is $3.0 million; each of the next four installments is $4.8 million; each of the next four installments is $7.2 million; each of the next four installments is $10.0 million; and each of the last two quarterly installments is $12.0 million.

   We must repay term loan B in 19 consecutive quarterly installments beginning on March 31, 2004. Each of the first 16 quarterly payments is $250,000; the following quarterly payment is $5.0 million; the next quarterly payment is $10.0 million; and the final payment at maturity is $31.0 million.

   Generally, amounts repaid under the revolving credit facility may be re-borrowed until its termination on March 31, 2008. In any case, we must repay the outstanding principal balance and interest under the revolving credit facility on March 31, 2008.

   Interest on the term loans accrues, at our option, either at:

  . a eurodollar-based rate; or

  . an alternative base rate, which is the greatest of the prime rate as specified in the credit facilities, the base CD rate as specified in the credit facilities plus 1%, or the federal funds rate plus 0.5%;

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

   plus the following margin percentages:

                                                          Eurodollar- Alternate
                                                             Based    Base Rate
                                                             Loans      Loans
                                                          ----------- ---------
      Term loan A........................................    3.25%      2.25%
      Term loan B........................................    3.75%      2.75%
      Revolving credit loans.............................    3.25%      2.25%

   After we demonstrate positive earnings before interest, taxes, depreciation, amortization and other adjustments for four consecutive fiscal quarters, the margin percentage may be reduced to vary between 0.50% and 2.00% for alternate base rate loans and 1.50% and 3.00% for eurodollar-based loans depending on our ratio of debt to earnings before interest, taxes, depreciation, amortization plus other adjustments.

   Interest on any overdue amounts accrues at a rate per annum equal to 2% above the rate otherwise applicable.

   In connection with the credit facilities, we deposited $8.0 million as a compensating balance with the commercial lenders of the facilities. The compensating balance must be maintained until the credit facilities are repaid in full.

   The credit facilities require us to pay a quarterly commitment fee for the unused portion of the facilities. The commitment fee varies between an annual rate of 0.75% and 1.25% of the unused commitments. The rate is calculated by dividing the sum of the outstanding amounts of revolving credit loans and term loan A by the sum of the revolving credit commitments, the outstanding amount of term loan A and the unused term loan A commitment. If the ratio resulting from this calculation is less than 33%, then the annual rate is 1.25%; if the ratio is equal to or greater than 33% but less than 66%, then the annual rate is 1.00%; if the ratio is equal to or greater than 66%, then the annual rate is 0.75%. We are also required to pay a separate agent's fee to the administrative agent.

   We must repay the term loans, and the term loan A and, in some instances, the revolving credit commitments will be reduced, in an aggregate amount equal to:

  . 50.0% of excess cash flow in each fiscal year;

  . 100.0% of the net proceeds of specified asset sales in excess of $2.0 million or that occur six months following the last application of asset sale net proceeds as provided in the credit agreement, except to the extent not otherwise reinvested in telecommunications assets;

  . 100.0% of the net cash proceeds of specified incurrence of indebtedness;
    and

  . 100.0% of the net cash proceeds of specified issuances of equity securities.

   Our credit facilities are collateralized by a perfected security interest in substantially all of our tangible and intangible assets, including an assignment of our affiliate agreements with Sprint PCS and a pledge of all of the capital stock of our subsidiaries. We have guaranteed all of the obligations under the credit facilities.

   The credit facilities contain customary covenants, including covenants limiting indebtedness, dividends and distributions on, and redemptions and repurchases of, capital stock and other similar payments, and the acquisition and disposition of assets. The credit facilities also require that we comply with specified financial covenants, including interest coverage ratios, fixed charge coverage ratios and total and senior indebtedness to total capital ratios. We must also comply with other specified covenants including coverage of a specified percentage of the population in our market areas and maintenance of a minimum number of subscribers. Our credit facilities provide for customary events of default, including judgment defaults and events of bankruptcy. Upon the occurrence of an event of default, our lenders may declare our obligations due and payable. We are currently in compliance with all covenants under the credit facilities.

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

                          DESCRIPTION OF CAPITAL STOCK

   The following is a description of our capital stock and the material provisions of our amended and restated certificate of incorporation and bylaws and other agreements to which we and our stockholders are parties, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

   Our authorized capital stock consists of an aggregate of 116,210,000 shares of six classes of common stock, each class par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share. Our outstanding capital stock consists of class A, class B, class C, class D and class E common stock. As of March 31, 2001, we had an aggregate of 37,429,598 outstanding shares of capital stock held by 77 holders of record, and had reserved 3,996,908 shares of stock for issuance upon exercise of outstanding options and 1,125,600 shares for issuance upon exercise of outstanding warrants.

Common Stock

   The following table sets forth the number of authorized and outstanding shares for each of the six classes of our common stock as of March 31, 2001:

                                                         Authorized  Outstanding
      Title                                                Shares      Shares
      -----                                              ----------- -----------
      Class A common stock..............................  15,000,000 15,000,000
      Class B common stock..............................  18,750,000 13,270,313
      Class C common stock..............................  18,750,000  3,555,630
      Class D common stock..............................      60,000     60,000
      Class E common stock..............................   5,545,000  5,543,655
      Common stock......................................  58,105,000        --
                                                         ----------- ----------
        Total........................................... 116,210,000 37,429,598
                                                         =========== ==========

 Voting

   Holders of shares of class B common stock and common stock are entitled to one vote per share on all matters as to which stockholders may be entitled to vote pursuant to the Delaware General Corporation Law. Holders of shares of class D common stock are entitled to 402.7 votes per share on all matters as to which stockholders may be entitled to vote pursuant to the Delaware General Corporation Law. Stockholders are not entitled to vote cumulatively for the election of directors. Holders of class A common stock, class C common stock and class E common stock do not have any voting rights, except to the extent required under Delaware law.

 Liquidation; Dividends; Certain Adjustments; Merger

   Subject to the rights of the holders of any outstanding shares of preferred stock, any distribution made upon our liquidation or dissolution or a winding up of our affairs, whether voluntary or involuntary, will be allocated pro rata based upon the number of shares of all classes of our common stock held by each stockholder.

   Subject to the rights of the holders of any outstanding shares of preferred stock, holders of all classes of our common stock will be entitled to share ratably as a single class in all dividends and other distributions of cash or any other right or property as may be declared by our board of directors from time to time out of our assets or funds that are legally available for such dividends or distribution.

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

   At any time that shares of class B common stock are outstanding, whenever we:

  . declare a dividend on shares of any class of common stock in shares of such class of common stock or in securities convertible into or exchangeable for shares of such class of common stock;

  . subdivide the outstanding shares of any class of common stock;

  . combine the outstanding shares of any class of common stock into a smaller number of shares; or

  . issue any shares of any class of common stock upon reclassification of such shares;

a corresponding dividend, subdivision, combination or other adjustment will be made with respect to the shares of the other class or classes of common stock if and to the extent necessary to prevent the interests of the holders of class B common stock from being adversely affected.

   In the event that we merge into or consolidate with another entity, whether or not we are the surviving entity, the holders of each share of class B common stock will be entitled to receive not less than the same per share consideration as the per share consideration, if any, received by the holders of class A, class C, class D and class E common stock in such merger or consolidation, unless, in addition to such other approvals, if any, as may be required by the Delaware General Corporation Law and our certificate of incorporation, a different treatment is approved by the holders of a majority of the outstanding shares of class B common stock voting as a single class.

 Restrictions on Transfer

   Except for transfers to transferees permitted under our certificate of incorporation, holders of class D common stock may not transfer their shares except in accordance with the provisions described in "--Common Stock--Tag-Along Rights" below. Until our initial public offering, stockholders must comply with provisions intended to ensure compliance with the provisions of the Securities Act of 1933.

 Tag-Along Rights

   If other than in connection with our initial public offering, any holder or holders of class D stock proposes to enter into an agreement to sell its or their shares of class D stock to any person other than a transferee permitted under our certificate of incorporation, the proposed transfer will be deemed a "Tag-Along Transfer." In such event, each holder of class A, class B, class C and class E common stock will have the right, but not the obligation, as a condition to such Tag-Along Transfer, to sell to the proposed transferee up to the same percentage of its shares of stock as the percentage of the total number of shares of class D common stock represented by the number of shares of class D common stock that the transferring class D stockholder proposes to transfer in the Tag-Along Transfer. All Tag-Along Transfers by such stockholders will be on the same terms and conditions as the proposed Tag-Along Transfer by the transferring class D stockholder.

   These tag-along provisions do not apply to a subsequent transfer of class D stock which has previously been the subject of a completed Tag-Along Transfer. Each transferring class D stockholder and each other stockholder whose shares are sold in a Tag-Along Transfer will be required to bear its pro rata share of the expenses of the transaction, based on the number of shares included in such Tag-Along Transfer.

 Mandatory Redemption

   We are required to redeem, to the extent permitted by law, from each holder of class A, class B, class C and class E common stock such holder's shares in the following instances:

  . shares of class B common stock in the event of a Tag-Along Transfer in which the transferring class D stockholder proposes to transfer a number of shares of class D common stock equal to or greater than 50% of the outstanding shares of class D common stock; and

  . shares of class A, class C and class E common stock in the event of any Tag-Along Transfer.

   The number of such holder's shares that we will redeem is equal to the difference between:

  . the number of shares such holder was entitled to include in the Tag-Along
    Transfer and

  . the number of shares such holder elected to include in the Tag-Along
    Transfer.

   The per share redemption price at which we will redeem the shares is equal to:

  . the per share price paid for the class D common stock by the proposed transferee

  . less such holder's pro rata share of the expenses of the Tag-Along
    Transfer.

   After such redemption, we will issue to the proposed transferee shares of class A, class B, class C and class E common stock in amounts equal to the respective numbers of shares of such classes of common stock so redeemed, and the proposed transferee will pay us for each such share a purchase price equal to the per share redemption price for the Tag-Along Transfer.

   If the proposed transferee does not purchase all of the shares of class D common stock of the transferring class D stockholder, all of the shares that the other stockholders elect to include in the proposed Tag-Along Transfer, and all of the shares to be issued by us in amounts equal to the number of redeemed shares, then the Tag-Along Transfer to the proposed transferee will be prohibited and any attempt to consummate the Tag-Along Transfer will be null and void and of no force and effect.

 Conversion

   Upon (1) our initial public offering where we become a reporting company under Section 12(a) or 12(g) of the Exchange Act and our common stock is traded or quoted on a national exchange or the Nasdaq National Market, (2) a sale of 100% of our outstanding equity securities or substantially all of our assets or
(3) a merger or similar transaction in which 100% of the ownership of our stock is changed, each share of class A, class B, class C, class D and class E common stock not otherwise redeemed by us pursuant to the mandatory redemption provisions described above will convert into one share of our common stock.

Preferred Stock

   Under our certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by law, to issue shares of preferred stock in one or more series without further stockholder approval. The board has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

   The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Stockholders Agreement

   We have entered into a stockholders agreement with certain of our investors, including most of the holders of our class B common stock, one holder of our class C common stock and all of the holders of our class D common stock. The stockholders agreement, which will remain in effect after this offering, includes provisions relating to the following:

 Voting

   All of our current directors were elected pursuant to the stockholders agreement.

   The stockholders agreement contains the following voting agreements:

  . Until the date on which certain international investors arranged by Investcorp collectively own less than 50% of the shares held by them as of the date of the stockholders agreement and including shares issued to them in our December 2000 issuance of $50.0 million in equity, certain initial investors will vote in the same manner in which the shares held by the Investcorp investors are voted in any election of directors to our board.

  . Until the date on which the founders of Independent Wireless One collectively own less than 25% of the shares held by them as of the date of the stockholders agreement and including shares issued to them in our December 2000 issuance of $50.0 million in equity, the Investcorp investors will vote in favor of three directors designated by the founders in any election of directors to our board. The founder-designated directors are currently Alfred F. Boschulte, J.K. Hage III and Harley Ruppert. Pursuant to the stockholders agreement, none of the founder-designated directors may be removed from our board without the approval of a majority of the initial investors.

  . Until the date on which the founders collectively own less than 25% of the shares held by them as of the date of the stockholders agreement and including shares issued to them in our December 2000 issuance of $50.0 million in equity, we will vote to elect the members of our board of directors to the board of directors of Independent Wireless One.

   The founders are the following persons and entities:

     . Delhi PCS Inc.                   . William W. Griswold
     . Newport PCS Inc.                 . Paul H. Griswold
     . Cedar Familia LLC                . Finger Lakes Technologies
     . Trent L. Trahan                    Group Inc.
     . James G. Kaufman                 . Cerberus Investments L.P.
     . Champlain PCS Inc.               . Charles Lane
                                        . Dry Brook Holdings LLC

 Registration Rights

   The stockholders agreement provides certain of our stockholders with registration rights as set forth below.

   Demand Registration. Investcorp investors representing a specified minimum percentage of the stock held by them may, on up to two occasions, request that we register their shares pursuant to the Securities Act. In addition, any Investcorp investor may request at any time that we register their shares pursuant to the Securities Act using an abbreviated registration form if we are eligible to use such abbreviated registration form, but no more than once during any 12-month period, and only if the registration would involve an offering size of at least $2 million. The stockholders agreement imposes limitations on both types of demand registration rights. In addition, the other stockholders who are parties to the stockholders agreement may request that their shares also be included when the Investcorp investors initiate a demand registration. The stockholders agreement contains provisions for determining which shares will be included in a registration in the event the underwriters in the offering decide, for marketing reasons, to limit the number of shares that may be included in the registration.

   Piggyback Registration Rights. In any registration initiated by us for the sale of securities for our own account, stockholders who are entitled to have shares registered pursuant to the stockholders agreement may request that their shares be included in the registration. The underwriters in the offering may decide, for marketing reasons, to limit the number of shares that may be included in the registration, in which case the shares proposed to be sold by us would have priority over any shares with respect to which stockholders request registration.

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

 Lock Up

   The Investcorp investors and the initial investors have agreed that, following our initial public offering, they will not transfer their shares, except in limited circumstances, until the earlier of:

  . 18 months following the closing of the initial public offering; or

  . the closing of a transaction resulting in a change of control of our company.

   However, they may sell up to 10% of the shares that they own on the date of the closing of the initial offering on the date occurring 12 months after such date.

 First Offer Rights

   The stockholders agreement provides that, until our initial public offering, any holder of class B common stock party to the stockholders agreement and Paribas North America, Inc. which proposes to sell its shares must first offer to sell its shares to the following persons:

  . us;

  . Investcorp Investment Equity Limited, referred to as IIEL;

  . Paribas; and

  . the holders of class B common stock party to the stockholders agreement.

   Each of the above persons has the option to purchase all, but not less than all, of the shares offered by the transferring stockholder. We have priority over the other persons as to the offered shares. If we elect not to purchase the shares, or are prohibited from purchasing the shares, the shares will be allocated pro rata among IIEL, Paribas and the holders of class B common stock in the following manner:

  . IIEL will receive a percentage equal to (1) the number of shares of outstanding class A and class D common stock plus the number of shares of class B and class C common stock held by IIEL, Investcorp IWO Limited Partnership and any transferee or affiliate of IIEL or Investcorp IWO Limited Partnership, referred to as the IIEL shares, divided by (2) the aggregate number of the IIEL shares plus the number of shares held by those holders of class B common stock and Paribas that wish to purchase the offered shares;

  . Paribas will receive a percentage equal to (1) the number of class C common stock held by it divided by (2) the aggregate number of the IIEL shares plus the number of shares held by those holders of class B common stock and Paribas that wish to purchase the offered shares; and

  . each holder of class B common stock will receive a percentage equal to
    (1) the number of shares of class B common stock held by it divided by
    (2) the aggregate number of the IIEL shares plus the number of shares held by those holders of class B common stock and Paribas that wish to purchase the offered shares.

   The stockholders agreement contains certain exceptions to these first offer rights, and provides that the number of persons holding class B and class C common stock as a result of these first offer rights may not exceed 100.

 Participation Rights in Equity Issuances

   Until our initial public offering or, if later, the sale of 90% of our outstanding capital stock or all or substantially all of our assets or a merger or consolidation as a result of which 90% of the ownership of the capital stock of our company is changed, the stockholders agreement provides certain of our stockholders with the right to participate in future issuances by us of our equity securities, including securities convertible into or exercisable or exchangeable for our equity securities, except for issuances in connection with:

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  . stock incentive or compensation plans approved by our board;

  . business acquisitions by us;

  . issuances in connection with debt or lease financings approved by the board;

  . any redemption as contemplated by our certificate of incorporation;

  . any exercise of any options or warrants outstanding as of the date of the stockholders agreement; or

  . issuances of common stock in connection with our initial public offering.

   In particular, we are required to take the necessary steps to enable any holder of class B, class C and class D common stock party to the stockholders agreement, and any holder of class A or class E common stock, to participate, at each such stockholder's option, as a purchaser in the issuance such that such stockholder, through the exercise of its option, may maintain its percentage interest in our outstanding equity securities on a fully diluted basis, assuming the exercise or conversion of all outstanding options, warrants and securities convertible into, or exercisable or exchangeable for, our equity securities.

Description of Warrants

   In December 1999, we issued warrants to purchase an aggregate of 1,200,000 shares of class B stock at an exercise price of $5.74468 per share. Founders warrants to purchase a total of 828,000 shares were issued to the founders of Independent Wireless One and management warrants to purchase a total of 372,000 shares were issued to members of our management. In addition, in May 2000, we issued a management warrant to purchase 74,400 shares of class B stock to Steven M. Nielsen, our Chief Executive Officer, at an exercise price of $5.74468. The names of the warrant holders who are named executive officers and the number of shares covered by their warrants are set forth in "Certain Transactions--Management Warrants." The number of shares that may be purchased pursuant to the warrants and the exercise price of the warrants are subject to adjustment for changes in our capitalization such as stock splits or dividends.

   The founders warrants and the management warrants will become immediately exercisable in the instances described below. As used below, an "approved sale" means the following:

  . with respect to the founders warrants, a transaction that results in a change of economic beneficial ownership, without giving effect to disparate voting rights attributable to our stock, of our company of greater than 50 percent, whether pursuant to a sale of our stock, a sale of all or substantially all of our assets or a merger or consolidation; and

  . with respect to the management warrants, a transaction that results in
    (1) any person or group becoming the beneficial owner, directly or indirectly, of a majority of the total voting power of our stock or otherwise able to elect a majority of our board or (2) the sale of all or substantially all of our assets, excluding transactions resulting in a merger or consolidation with another Sprint PCS affiliate in which all of our outstanding stock is converted into shares of stock of the Sprint PCS affiliate.

   Each warrant will vest as to half the shares covered by it upon the earlier to occur of the following:

  . immediately prior to an approved sale if (1) the approved sale enables the initial investors to realize in cash an amount greater than two times their initial investment and (2) this amount represents a 40 percent annual return on their initial investment; and

  . if an initial public offering has occurred, 90 days following the sale by the initial investors of at least 50 percent of their initial investment if (1) the investors have realized in cash an amount greater than one-and-a-half times their investment and (2) this amount, together with the amount the investors could realize in a public sale of their remaining shares, represents a 40 percent annual return on their initial investment.

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

   Each warrant will vest as to the remaining shares covered by it upon the earlier to occur of the following:

  . immediately prior to an approved sale if (1) the approved sale enables the initial investors to realize in cash an amount greater than three times their initial investment and (2) this amount represents a 60 percent annual return on their investment; and

  . if an initial public offering has occurred, 90 days following the sale by the initial investors of at least 50 percent of their initial investment if (1) the investors have realized in cash an amount greater than three times their investment and (2) this amount, together with the amount the investors could realize in the public sale of their remaining shares, represents a 60 percent annual return on their initial investment.

   Both the founders warrants and the management warrants will terminate automatically upon the occurrence of an approved sale unless the board of directors provides for their continuance or such provision is made in connection with the approved sale. Except for Mr. Hage's warrant, the management warrants issued to our named executive officers and Mr. Nielsen will also terminate automatically in December 2009 if no approved sale has occurred by then, and will terminate earlier if the officer ceases to be employed with us.

Delaware Law

   We are subject to the provisions of Section 203 of the Delaware General Corporation Law. The provisions of Section 203 may make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise or to remove incumbent officers and directors. These provisions are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the disadvantages of discouraging these proposals are outweighed by the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us because, among other things, the negotiation of such proposals could result in an improvement of their terms.

   In general, the statute prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder, unless one of the following conditions is satisfied:

  . Prior to the date that the person became an interested stockholder, the transaction or business combination that resulted in the person becoming an interested stockholder is approved by the board of directors;

  . Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock; or

  . On or after the date that the person became an interested stockholder, the business combination is approved by our board of directors and by the holders of at least two-thirds of our outstanding voting stock, excluding voting stock owned by the interested stockholder.

   Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the stockholder. Subject to certain exceptions, an "interested stockholder" is a person who together with that person's affiliates and associates owns, or within the previous three years did own, 15% or more of our voting stock.

Indemnification of Directors and Officers and Limitation on Liability

   Our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by law. We have entered into indemnification agreements providing for indemnification to the fullest extent permitted by law with each of our directors.

   In addition, as permitted by Delaware law, the certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

  . acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

  . the payment of dividends or the redemption or purchase of stock in violation of Delaware law;

  . any breach of his or her duty of loyalty to us or our stockholders; or

  . any transaction from which the director derived an improper personal benefit.

This provision does not affect a director's liability under the federal securities laws.

   To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Provisions of the Sprint PCS Agreements

   Pursuant to our management agreement with Sprint PCS, under specific circumstances and without further stockholder approval, Sprint PCS may purchase our operating assets or capital stock for 72% or 80% of our entire business value, which includes the value of our right to use the spectrum licenses, our business operations and other assets more fully described in "Our Agreements with Sprint PCS--The Management Agreement." In addition, Sprint PCS must approve any change of control of our ownership and consent to any assignment of our management agreement with Sprint PCS. Sprint PCS has a right of first refusal if we decide to sell our operating assets to a third party. We are also subject to a number of restrictions on the transfer of our business including a prohibition on the sale of our company or our operating assets to competitors of Sprint or Sprint PCS. These restrictions and other restrictions in our management agreement with Sprint PCS may limit our ability to sell the business and may have a substantial anti-takeover effect.

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

               MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

General

   The following is a general discussion of the material United States federal income tax considerations relating to the exchange of the outstanding notes for new notes. This discussion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the IRS will not challenge one or more of the tax considerations described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the United States federal tax considerations resulting from the exchange or from acquiring, holding or disposing of the notes.

   In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors (such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold notes through partnerships or other pass-through entities, U.S. expatriates, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion is limited to holders who hold the notes as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

   You should consult your own tax advisor as to the particular tax considerations to you of the acquisition, ownership and disposition of the notes, including the effect and applicability of state, local or foreign tax laws.

U.S. Holders

   As used herein, the term "non-U.S. holder" means a holder of notes that is not any of the following:

     (1) a citizen or resident of the United States for United States federal income tax purposes;

     (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

     (3) an estate, the income of which is subject to United States federal income taxation regardless of its source; or

     (4) a trust that either is subject to the supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

   As used herein, the term "U.S. holder" means any holder other than a non-U.S. holder, as defined.

The Notes

 Exchange Pursuant to Exercise of Registration Rights

   Neither an exchange of notes nor the filing of a registration statement with respect to the resale of the notes will be a taxable event to you, and you will not recognize any taxable gain or loss or any interest income as a result of such exchange or such filing.

 Stated Interest

   Stated interest on a note will be includible in your gross income as ordinary interest income in accordance with your usual method of accounting for tax purposes.

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

 Original Issue Discount

   The "issue price" of a unit for United States federal income tax purposes equals the first price at which a substantial number of units are sold for money, excluding sales to underwriters, placement agents or wholesalers. The issue price of a note is determined by allocating the issue price of the units between the notes and the warrants in proportion to their relative fair market values. We allocated the issue price of each unit as follows: $950.26 to each note and $49.74 to each warrant. Our allocation of the issue price is binding on you unless you explicitly disclose on a statement attached to your income tax return that you have made a different determination.

   Because a portion of the offering price for a unit was allocated to the warrants, the issuance of the notes resulted in original issue discount, referred to as "OID," in an amount equal to the excess of the "stated redemption price at maturity" over the issue price of the notes. The "stated redemption price at maturity" is the sum of all payments to be made on the notes other than "qualified stated interest." The term "qualified stated interest" means, generally, stated interest that is unconditionally payable at least annually at a single fixed rate.

   In general, you must include in income OID calculated on a constant-yield accrual method in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by you is the sum of the "daily portions" of OID with respect to such notes for each day during the taxable year or portion of the taxable year in which you hold such notes. This amount is referred to as "Accrued OID." The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. The amount of OID allocable to an accrual period is equal to:

  . the product of the notes' adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) less

  .  the qualified stated interest allocable to such accrual period.

   OID allocable to the final accrual period is the difference between the amount payable at maturity of the notes (other than qualified stated interest) and the notes' "adjusted issue price" at the beginning of the final accrual period. Special rules will apply calculating OID for an initial short accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is equal to its issue price increased by the Accrued OID for each prior accrual period and reduced by any payments other than qualified stated interest made on such note on or before the first day of the accrual period.

   We will furnish annually to the IRS and to holders (other than with respect to certain exempt holders, including, in particular, corporations) information with respect to the OID accruing while notes were held by the holders.

 Market Discount

   If you acquire a note at a "market discount," some or all of any gain realized upon a disposition of, or full or partial principal payment on such note may be treated as ordinary income, as described below. "Market discount" is the excess (if any) of the principal amount of a note over your initial tax basis in the note. Such excess is not treated as market discount if it does not exceed a certain de minimis amount. Unless you have elected to include the market discount in income as it accrues, gain, if any, realized on a disposition or a full or partial principal payment of a note with market discount will be treated as ordinary income to the extent of the market discount that is treated as having accrued during the period you held such note. Gain may not be required to be recognized if you dispose of a note in connection with certain nonrecognition transactions.

   The amount of market discount treated as having accrued will be determined on a ratable basis unless you elect to accrue such discount on a constant interest basis. You may make that election with respect to any note but, once made, such election may never be revoked. Under the ratable accrual method, the accrued market discount on a note is an amount that bears the same ratio to the total market discount on the note as (A) the number of days you held the note bears to (B) the number of days after the date you acquired the note up to and including the date of maturity. In other words:

   Accrued Market Discount                     Number of Days Note Held
                                  =
   -----------------------                     -----------------------------------
   Total Market Discount                       Number of Days After Date
                                               of Acquisition to Date of Maturity.

   Under the constant interest method, the accrued market discount is calculated using the purchased note's yield to maturity based on the purchase price. The yield to maturity is the interest rate at which the present value of all principal and interest payments to be made under the note equals the purchase price of the note. It must be constant over the term of the note.

   You may elect to include market discount in income currently, on either a ratable or constant interest basis. If you make this election, you will not be required to recharacterize gain upon disposition as ordinary income as discussed above. Once made, this election will apply to all debt instruments acquired by you at a market discount during the taxable year for which the election is made, and all subsequent taxable years. This election may be revoked only with the consent of the IRS. If you make this election, your tax basis in the note will be increased by the amount of the market discount that is included in income.

   Unless you elect to include market discount in income currently, you may be required to defer deductions for a portion of the interest paid on debt created to acquire such note. The amount deferred will not exceed the deferred market discount. The deferred amount will be deductible when the deferred market discount is realized.

 Bond Premium

   If you purchase a note and immediately after the purchase your tax basis of the note exceeds the sum of all amounts payable on the note after the purchase date (other than payments of stated interest), the note will be treated as having been acquired with "bond premium." You may elect to amortize such bond premium over the remaining term of such note using the constant yield method, but only as you take stated interest into account under your regular method of tax accounting (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date).

   If bond premium is amortized, the amount of interest that must be included in your income for each period ending on an interest payment date or at the stated maturity of the note, as the case may be, will be reduced. The reduction will be equal to the portion of premium allocable to such period based on your yield to maturity with respect to the note as determined under the bond premium rules. If you elect to amortize bond premium, you must reduce your tax basis in the note as described below under "-- Sale, Exchange or Redemption of the Notes." If you do not elect to amortize bond premium, you must include the full amount of each interest payment as ordinary income in accordance with your regular method of tax accounting. You may receive a tax benefit (in the form of capital loss or reduced capital gain) from the premium only in computing your gain or loss upon the sale or disposition or payment of the principal amount of the note.

   An election to amortize premium will apply to amortizable bond premium on all notes and other bonds held at the beginning of your first taxable year to which the election applies (if the interest on such notes or bonds is includible in the your gross income) or that are thereafter acquired. This election may be revoked only with the consent of the IRS.

 Sale, Exchange or Redemption of the Notes

   Upon the disposition of a note by sale, exchange or redemption, you will generally recognize gain or loss in an amount equal to the difference between
(i) the amount realized on the disposition (other than amounts

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

attributable to accrued interest) and (ii) your adjusted federal income tax basis in the note. Your adjusted federal income tax basis in a note generally will equal the cost of the note (other than amounts attributable to accrued but unpaid interest) increased by the amount of OID you previously included in income, and decreased by payments received by you other than payments of stated interest and any premium amortized by you.

   Subject to the market discount rules discussed above, such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year. Non-corporate taxpayers generally are subject to a maximum regular federal income tax rate of 20% on net long-term capital gains. Net capital gain of non-corporate taxpayers attributable to the sale or exchange of assets acquired after December 31, 2000 and held for more than five years generally will be taxed at a maximum rate of 18%. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

   Under the Internal Revenue Code, you may be subject, under certain circumstances, to information reporting and/or backup withholding (currently at a 31% rate for payments made before August 7, 2001) with respect to cash payments in respect of the notes. Backup withholding will be imposed at a 30% rate with respect to payments made in 2002. This rate is scheduled to be reduced over time to 28% in 2006. Backup withholding applies only if you


  . fail to furnish your social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor,

  .  furnish an incorrect TIN,

  .  fail to report interest or dividends properly, or

  . fail, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is your correct number and that your are not subject to backup withholding.

   Any amount withheld from a payment under the backup withholding rules is allowable as a credit against your United States federal income tax liability (and may entitle you to a refund), provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and certain financial institutions. You should consult your tax advisor as to your qualification for exemption from withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

 United States Federal Withholding Tax

   The 30% United States federal withholding tax will not apply to any payment of principal, interest (including original issue discount) or premium made to Non-U.S. Holders provided that:

  . you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code and the United States Treasury Regulations;

  . you are not a controlled foreign corporation that is related to us through stock ownership; and

  . you are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business; and
     (i) you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a U.S. person or (ii) a financial institution holding the notes on your behalf certifies, under penalty of perjury, that it has received an IRS Form W-8BEN (or successor form) from the beneficial owner and provides us with a copy.

   If you cannot satisfy the requirements described above, payments of premium and interest (including original issue discount) made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

   The 30% United States federal withholding tax will generally not apply to any gain that you realize on the sale, exchange, or other disposition of the notes.

 United States Federal Estate Tax

   Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Internal Revenue Code and the United States Treasury Regulations) and (2) interest on that note would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

 United States Federal Income Tax

   If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on the interest on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a U.S. person as defined under the Internal Revenue Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on notes will be included in earnings and profits if so effectively connected.

   Any gain realized on the sale, exchange, or redemption of notes generally will not be subject to United States federal income tax unless:

  . that gain or income is effectively connected with the conduct of a trade or business in the United States by you, or

  . you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

 Information Reporting and Backup Withholding

   In general, you will not be subject to information reporting and backup withholding with respect to payments that we make to you provided that we have no reason to know that you are a U.S. person and we have received from you the statement described above under "--Non-U.S. Holders--United States Federal Withholding Tax."

   In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have reason to know that you are a U.S. person, as defined under the Internal Revenue Code.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any resale. In addition, until            , 2001, all dealers effecting
transactions in the new notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of new notes by broker-dealers. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to these prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any of the new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of these new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of new notes and any commission or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration date of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   Certain legal matters with respect to the notes offered in this exchange offer will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York .

                                    EXPERTS

   The financial statements of IWO Holdings, Inc. and Subsidiaries as of December 31, 1998, 1999 and 2000 and for the period from inception (August 22, 1997) through December 31, 1997, for the year ended December 31, 1998, for the period January 1, 1999 through December 20, 1999, for the period December 20, 1999 through December 31, 1999 and for the year ended December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Sprint Spectrum Albany, Syracuse and Manchester Markets (wholly owned by Independent Wireless One Corporation) at December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the new notes offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information that is included in the registration statement. You will find additional information about our company and the notes in the registration statement.

   After the registration statement becomes effective, we will be subject to the informational requirements of the Exchange Act of 1934, and will file periodic reports, registration statements and other information with the SEC. You may read and copy the registration statement and any of the other documents we file with the SEC at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. In addition, reports and other filings are available to the public on the SEC's web site at http://www.sec.gov.

   If for any reason we are not subject to the reporting requirements of the Securities Exchange Act of 1934 in the future, we will still be required under the indenture governing the notes to furnish the holders of the notes with certain financial and reporting information. See "Description of Notes--Certain Covenants--Reports" for a description of the information we are required to provide.

   You should rely only on the information provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page
                                                                         Number
                                                                         ------
IWO Holdings, Inc. and Subsidiaries

  Report of Independent Accountants.....................................   F-2

  Consolidated Balance Sheets...........................................   F-3

  Consolidated Statements of Operations.................................   F-5

  Consolidated Statements of Stockholders' Equity (Deficit).............   F-6

  Consolidated Statements of Cash Flows.................................   F-7

  Notes to Consolidated Financial Statements............................  F-10

Spring Spectrum Albany, Syracuse and Manchester Markets

  Report of Independent Auditors........................................  F-48

  Statements of Assets Sold.............................................  F-49

  Statements of Revenues and Expenses...................................  F-50

  Notes to Statements of Assets Sold and Statements of Revenues and
   Expenses.............................................................  F-51

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of IWO Holdings, Inc. and Subsidiaries

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of IWO Holdings, Inc. and Subsidiaries at December 31, 1998, 1999 and 2000, and the results of their operations and their cash flows for the period from inception (August 22, 1997) through December 31, 1997, for the year ended December 31, 1998, for the period January 1, 1999 through December 20, 1999, for the period December 20, 1999 through December 31, 1999 and for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                                          /s/ PricewaterhouseCoopers LLP

Albany, New York
February 23, 2001

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

        December 31, 1998, 1999 and 2000 and (Unaudited) March 31, 2001
                        (in thousands except share data)

                                                                     March 31,
                  ASSETS                    1998    1999     2000      2001
                  ------                   ------ -------- -------- -----------
                                                                    (Unaudited)
Current assets:
  Cash and cash equivalents............... $  319 $104,752 $ 36,313  $134,544
  Accounts receivable, net of allowances
   of $312 and $345 at December 31, 2000
   and (unaudited) March 31, 2001,
   respectively...........................    --       --     4,218     4,591
  Inventory...............................    --       315    2,567     1,246
  Prepaid expenses........................    --       263    1,072     1,277
  Other current assets....................    --        61      199       218
  Prepaid management fee--related party...    --     1,000    1,000     1,000
  Restricted cash and U.S. Treasury
   obligations at amortized cost--held to
   maturity...............................    --       --       --     22,400
                                           ------ -------- --------  --------
    Total current assets..................    319  106,391   45,369   165,276
                                           ------ -------- --------  --------
Restricted cash...........................    --       --     8,000     8,000
Restricted cash and U.S. Treasury
 obligations at amortized cost--held to
 maturity.................................    --       --       --     39,557
Prepaid management fee--related party.....    --     3,970    2,970     2,720
Property and equipment, net...............    --       539   69,555    74,984
Construction in progress..................    --       243   33,009    39,147
Deferred costs, net.......................  1,067   17,915   14,898    20,831
Intangible assets, net....................    --       --    58,874    57,331
Other.....................................    --       --        24        15
                                           ------ -------- --------  --------
    Total assets.......................... $1,386 $129,058 $232,699  $407,861
                                           ====== ======== ========  ========


   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

        December 31, 1998, 1999 and 2000 and (Unaudited) March 31, 2001
                        (in thousands except share data)

                                                                     March 31,
 LIABILITIES AND STOCKHOLDERS' EQUITY    1998     1999      2000       2001
 ------------------------------------   ------  --------  --------  -----------
                                                                    (Unaudited)
Current liabilities:
 Accounts payable...................... $  100  $    807  $  6,388   $  6,742
 Accounts payable--related parties.....    251     4,866       213        109
 Due to Sprint.........................    --        --      7,711      4,290
 Accrued expenses......................    --        484    12,432     14,730
 Accrued expenses--related parties.....    --        --        463        383
 Unearned revenue......................    --        --      1,652      1,927
 Debt..................................    600       --        --         --
                                        ------  --------  --------   --------
   Total current liabilities...........    951     6,157    28,859     28,181
Term loan..............................    --        --     80,000    110,000
Senior notes...........................    --        --        --     152,108
                                        ------  --------  --------   --------
   Total liabilities...................    951     6,157   108,859    290,289
                                        ------  --------  --------   --------
Redeemable common stock................    --        310       346        346
                                        ------  --------  --------   --------
Commitments and contingencies
Stockholders' equity:
 Preferred stock (nonvoting)--$.01 par
  value, 500,000 shares authorized,
  none
  issued and outstanding...............    --        --        --         --
 Common stock, Class A (nonvoting)--
  $.01 par value, 15,000,000 shares
  authorized, issued and outstanding...    --        150       150        150
 Common stock, Class B (voting)--$.01
  par value, 18,750,000 shares
  authorized, 11,699,301 shares issued
  and outstanding at December 31, 1999
  and 13,274,171 and 13,314,171 shares
  issued at December 31, 2000 and
  (unaudited) March 31, 2001,
  respectively.........................    --        117       133        133
 Common stock, Class C (nonvoting)--
  $.01 par value, 18,750,000 shares
  authorized, 3,432,365, 3,555,630 and
  3,555,630 shares issued and
  outstanding at
  December 31, 1999 and 2000 and
  (unaudited) March 31, 2001,
  respectively.........................    --         34        35         35
 Common stock, Class D (voting)--$.01
  par value, 60,000 shares authorized,
  issued and outstanding...............    --          1         1          1
 Common stock, Class E (nonvoting)--
  $.01 par value, 5,545,000 shares
  authorized, 5,543,655 shares issued
  and outstanding......................    --        --         55         55
 Common stock (voting)--$.01 par
  value, 58,105,000 shares authorized,
  none
  issued and outstanding...............    --        --        --         --
 Common stock subscribed...............    500       --        --         --
 Additional paid-in capital............    --    123,365   175,271    183,519
 Deficit accumulated during
  development stage....................    (65)   (1,076)   (1,076)    (1,076)
 Retained deficit......................    --        --    (50,080)   (64,799)
                                        ------  --------  --------   --------
                                           435   122,591   124,489    118,018
 Treasury stock at cost (43,856 Class
  B shares)............................    --        --       (252)      (252)
 Promissory notes receivable...........    --        --       (743)      (540)
                                        ------  --------  --------   --------
   Total stockholders' equity..........    435   122,591   123,494    117,226
                                        ------  --------  --------   --------
   Total liabilities and stockholders'
    equity............................. $1,386  $129,058  $232,699   $407,861
                                        ======  ========  ========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

 For the period from inception (August 22, 1997) through December 31, 1997, for the year ended December 31, 1998, for the period January 1, 1999 through December 20, 1999, for the period December 20, 1999 through December 31, 1999, for the year ended December 31, 2000 and for the (unaudited) three months ended
                            March 31, 2000 and 2001
                        (In thousands except share data)

                           For the
                         Period from
                          Inception                  For the      For the
                         (August 22,                  Period       Period                   For the      For the
                            1997)       For the     January 1,  December 20,   For the       Three        Three
                           through     Year Ended  1999 through 1999 through  Year Ended    Months       Months
                         December 31, December 31, December 20, December 31, December 31, Ended March  Ended March
                             1997         1998         1999         1999         2000      31, 2000     31, 2001
                         ------------ ------------ ------------ ------------ ------------ -----------  -----------
                                                                                          (unaudited)  (unaudited)
Net revenues............  $     --     $     --     $     --     $      --    $   58,836  $   10,011   $   20,093
                          ---------    ---------    ---------    ----------   ----------  ----------   ----------
Operating expenses:
 Costs of services and
  equipment (exclusive
  of depreciation and
  amortization shown
  below)................        --           --           --            --        48,818       9,466       16,071
 Selling and
  marketing.............          6            8           36             5       19,497       3,291        5,030
 General and
  administrative:
   Noncash stock-based
    compensation........        --           --         2,900           --         1,817         380          211
   Related parties......        --           --            30           --         2,193         440          327
   Other general and
    administrative......        --            51        2,548           839       16,021       3,491        4,392
 Depreciation and
  amortization..........        --           --           --            --        12,538       1,146        4,146
 Financial advisory
  fees ($8,750 of fees
  to related parties)...        --           --         9,250           --           --          --           --
                          ---------    ---------    ---------    ----------   ----------  ----------   ----------
     Total operating
      expenses..........          6           59       14,764           844      100,884      18,214       30,177
                          ---------    ---------    ---------    ----------   ----------  ----------   ----------
Operating loss..........         (6)         (59)     (14,764)         (844)     (42,048)     (8,203)     (10,084)
 Interest income........        --           --           --            171        2,032         952        1,829
 Interest expense.......        --           --           (78)          --        (2,918)        --        (4,255)
 Interest expense--
  related parties.......        --           --           --            --          (614)        --          (352)
 Amortization of debt
  issuance costs........        --           --           --            (84)      (2,843)       (628)      (1,185)
 Other debt financing
  fees..................        --           --           --           (319)      (3,689)       (944)        (672)
                          ---------    ---------    ---------    ----------   ----------  ----------   ----------
     Net loss...........  $      (6)   $     (59)   $ (14,842)   $   (1,076)  $  (50,080) $   (8,823)  $  (14,719)
                          =========    =========    =========    ==========   ==========  ==========   ==========
Loss per share
 Basic..................  $     --     $    (.01)   $   (2.36)   $     (.04)  $    (1.63) $     (.29)  $     (.39)
 Diluted................  $     --     $    (.01)   $   (2.36)   $     (.04)  $    (1.63) $     (.29)  $     (.39)
Weighted average shares
 outstanding
 Basic..................  6,300,000    6,300,000    6,300,000    30,150,000   30,770,000  30,270,000   37,410,000
 Diluted................  6,300,000    6,300,000    6,300,000    30,150,000   30,770,000  30,270,000   37,410,000

   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the period from inception (August 22, 1997) through December 31, 1997, for the year ended December 31, 1998, for the period January 1, 1999 through December 20, 1999, for the period December 20, 1999 through December 31, 1999, for the year ended December 31, 2000 and for the (unaudited) three months ended March 31, 2001
                                (In Thousands)

                      Capital Stock
                  ---------------------
                                                                            Deficit
                            Independent                                   Accumulated
                     IWO     Wireless     Common   Additional               During                       Promissory Stockholders'
                  Holdings,     One       Stock     Paid-in   Contributed Development Retained  Treasury   Notes       Equity
                    Inc.    Corporation Subscribed  Capital     Capital      Stage    Deficit    Stock   Receivable   (Deficit)
                  --------- ----------- ---------- ---------- ----------- ----------- --------  -------- ---------- -------------
Balance at
August 22,
1997............    $--        $--         $--      $    --     $  --      $    --    $    --    $ --      $ --       $    --
Capital
contributed
during 1997.....     --         --          --           --        125          --         --      --        --            125
Net loss........     --         --          --           --        --            (6)       --      --        --             (6)
                    ----       ----        ----     --------    ------     --------   --------   -----     -----      --------
Balance at
December 31,
1997............     --         --          --           --        125           (6)       --      --        --            119
Capital
contributed
during 1998.....     --         --          --           --        375          --         --      --        --            375
Members' equity
of LLC merged
into Independent
Wireless One
Corporation on
September 9,
1998............     --         --          500          --       (500)         --         --      --        --            --
Net loss........     --         --          --           --        --           (59)       --      --        --            (59)
                    ----       ----        ----     --------    ------     --------   --------   -----     -----      --------
Balance at
December 31,
1998............     --         --          500          --        --           (65)       --      --        --            435
Independent
Wireless One
Corporation
stock issued to
Founders on
March 5, 1999...     --         500        (500)         --        --           --         --      --        --            --
Founders
contribute
capital to
Independent
Wireless One
Corporation.....     --         --          --           --      2,250          --         --      --        --          2,250
Noncash stock-
based
compensation....     --         --          --         2,900       --           --         --      --        --          2,900
Net loss........     --         --          --           --        --       (14,842)       --      --        --        (14,842)
                    ----       ----        ----     --------    ------     --------   --------   -----     -----      --------
Balance at
December 20,
1999............     --         500         --         2,900     2,250      (14,907)       --      --        --         (9,257)
Founders
exchange stock
of Independent
Wireless One
Corporation for
stock in IWO
Holdings, Inc...      60       (500)        --         2,690    (2,250)         --         --      --        --            --
Proceeds from
IWO Holdings,
Inc. stock
issuance
excluding
Redeemable
common stock....     241        --          --       134,449       --           --         --      --        --        134,690
Costs incurred
for IWO
Holdings, Inc.
stock issuance..     --         --          --        (1,766)      --           --         --      --        --         (1,766)
Reclassification
of Independent
Wireless One
Corporation
deficit
accumulated
during the
development
stage against
IWO Holdings,
Inc. additional
paid-in
capital.........     --         --          --       (14,907)      --        14,907        --      --        --            --
Net loss........     --         --          --           --        --        (1,076)       --      --        --         (1,076)
                    ----       ----        ----     --------    ------     --------   --------   -----     -----      --------
Balance at
December 31,
1999............     301        --          --       123,366       --        (1,076)       --      --        --        122,591
Stock option
exercises.......       1        --          --           271       --           --         --      --        --            272
IWO Holdings,
Inc. stock
issuance........      72        --          --        49,928       --           --         --      --       (456)       49,544
Costs incurred
for IWO
Holdings, Inc.
stock issuance..     --         --          --           (75)      --           --         --      --        --            (75)
Reclassification
of common stock
to redeemable
common stock....     --         --          --          (263)      --           --         --      --        --           (263)
Reclassification
of redeemable
common stock to
common stock ...     --         --          --           227       --           --         --      --        --            227
Common stock
repurchased.....     --         --          --           --        --           --         --     (252)      --           (252)
Promissory
notes...........     --         --          --           --        --           --         --      --       (287)         (287)
Noncash stock-
based
compensation....     --         --          --         1,817       --           --         --      --        --          1,817
Net loss........     --                     --           --        --           --     (50,080)    --        --        (50,080)
                    ----       ----        ----     --------    ------     --------   --------   -----     -----      --------
Balance at
December 31,
2000............     374        --          --       175,271       --        (1,076)   (50,080)   (252)     (743)      123,494
Stock option
exercises
(unaudited).....     --         --          --            79       --           --         --      --        --             79
Payment received
on promissory
notes receivable
(unaudited).....     --         --          --           --        --           --         --      --        203           203
Issuance of
warrants in
connection with
units offering
(unaudited).....     --         --          --         7,958       --           --         --      --        --          7,958
Noncash stock-
based
compensation
(unaudited).....     --         --          --           211       --           --         --      --        --            211
Net loss
(unaudited).....     --         --          --           --        --           --     (14,719)    --        --        (14,719)
                    ----       ----        ----     --------    ------     --------   --------   -----     -----      --------
Balance at March
31, 2001
(unaudited).....    $374       $--         $--      $183,519    $  --      $ (1,076)  $(64,799)  $(252)    $(540)     $117,226
                    ====       ====        ====     ========    ======     ========   ========   =====     =====      ========

   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

 For the period from inception (August 22, 1997) through December 31, 1997, for the year ended
  December 31, 1998, for the period January 1, 1999 through December 20, 1999, for the period
  December 20, 1999 through December 31, 1999, for the year ended December 31,
    2000 and for the (unaudited) three months ended March 31, 2000 and 2001
                                 (In thousands)

                           For the
                            Period                    For the      For the
                        from Inception   For the       Period       Period      For the      For the      For the
                         (August 22,       Year      January 1,  December 20,     Year     Three Months Three Months
                         1997) through    Ended     1999 through 1999 through    Ended        Ended        Ended
                         December 31,  December 31, December 20, December 31, December 31,  March 31,    March 31,
                             1997          1998         1999         1999         2000         2000         2001
                        -------------- ------------ ------------ ------------ ------------ ------------ ------------
                                                                                           (Unaudited)  (Unaudited)
Cash flows from
 operating activities:
 Net loss..............      $ (6)         $(59)      $(14,842)    $(1,076)     $(50,080)    $(8,823)     $(14,719)
 Adjustments to
  reconcile net loss
  to net cash used in
  operating
  activities:
   Allowances for
    doubtful accounts
    and sales returns..       --            --             --          --            312         563            33
   Depreciation and
    amortization of
    property and
    equipment..........       --            --             --          --          6,813         109         2,603
   Amortization of
    intangible assets..       --            --             --          --          5,725       1,037         1,543
   Amortization of debt
    issuance costs.....       --            --             --           84         2,843         628         1,185
   Amortization of
    discount on senior
    notes..............       --            --             --          --            --          --             66
   Noncash stock-based
    compensation.......       --            --           2,900         --          1,817         380           211
 Changes in operating
  assets and
  liabilities net of
  acquired assets:
   Accounts
    receivable.........       --            --             --          --         (2,279)     (1,761)         (406)
   Inventory...........       --            --             (20)       (295)       (2,252)        130         1,322
   Prepaid expenses....       --            --            (279)         16          (809)        (43)         (205)
   Other...............       (10)            5             (5)        (61)         (418)       (236)           (9)
   Prepaid management
    fee--related
    party..............       --            --             --       (4,970)        1,000         250           250
   Accounts payable....       --            --             829          67           717       2,266        (2,710)
   Accounts payable--
    related parties....       --            --            (198)      4,008        (3,597)     (3,751)         (104)
   Due to Sprint.......       --            --             --          --          7,711       4,272        (3,421)
   Accrued expenses....       --            --           1,274        (790)       10,428       1,297        (1,365)
   Accrued expenses--
    related parties....       --            --             --          --            463         450           (80)
   Accrued financial
    advisory fees......       --            --           9,250      (9,250)          --          --            --
   Unearned revenue....       --            --             --          --          1,652         915           275
                             ----          ----       --------     -------      --------     -------      --------
     Net cash used in
      operating
      activities.......       (16)          (54)        (1,091)    (12,267)      (19,954)     (2,317)      (15,531)
                             ----          ----       --------     -------      --------     -------      --------

   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

 For the period from inception (August 22, 1997) through December 31, 1997, for the year ended
  December 31, 1998, for the period January 1, 1999 through December 20, 1999, for the period
  December 20, 1999 through December 31, 1999, for the year ended December 31,
    2000 and for the (unaudited) three months ended March 31, 2000 and 2001
                                 (In thousands)

                           For the
                         Period from
                          Inception                  For the      For the
                          (August 22,                 Period       Period                   For the     For the
                             1997)      For the     January 1,  December 20,   For the       Three       Three
                           through     Year Ended  1999 through 1999 through  Year Ended    Months      Months
                         December 31, December 31, December 20, December 31, December 31, Ended March Ended March
                             1997         1998         1999         1999         2000      31, 2000    31, 2001
                         ------------ ------------ ------------ ------------ ------------ ----------- -----------
                                                                                          (Unaudited) (Unaudited)
Cash flows from
 investing activities:
 Deferred acquisition
  costs................       (40)        (301)       (1,635)       (2,375)        (740)        (222)       --
 Purchase of Sprint
  assets...............       --           --            --            --      (116,405)    (116,665)       --
 Restricted cash.......       --           --            --            --        (8,000)      (8,000)       --
 Restricted cash and
  U.S. Treasury
  obligations at
  amortized cost--held
  to maturity..........       --           --            --            --           --           --     (61,957)
 Purchase of property
  and equipment........       --           --           (251)         (288)     (19,926)      (2,554)    (6,235)
 Construction in
  progress.............       --           --            (84)         (159)     (27,749)      (4,020)    (1,210)
                             ----        -----       -------      --------    ---------    ---------   --------
   Net cash used in
    investing
    activities.........       (40)        (301)       (1,970)       (2,822)    (172,820)    (131,461)   (69,402)
                             ----        -----       -------      --------    ---------    ---------   --------
Cash flows from
 financing activities:
 Gross proceeds
  received from equity
  investors............       125          375         2,250       135,000       49,544          --         203
 Stock option
  exercises............       --           --            --            --           272          272         79
 Proceeds received
  from issuance of
  debt.................       --           600         1,400           --        85,000       50,000     30,000
 Proceeds received
  from issuance of
  senior notes.........       --           --            --            --           --           --     160,000
 Payment of debt.......       --           --            --         (2,000)      (5,000)         --         --
 Payment for Company
  common stock.........       --           --            --            --          (252)         --         --
 Payment of offering
  costs................       --           --            --            --        (2,234)         --      (7,118)
 Payment of equity
  issuance costs.......       (35)        (303)         (656)         (772)         (75)         --         --
 Payment of debt
  issuance costs.......       (3)          (29)         (239)      (12,400)      (2,920)        (800)       --
                             ----        -----       -------      --------    ---------    ---------   --------
   Net cash provided by
    financing
    activities.........        87          643         2,755       119,828      124,335       49,472    183,164
                             ----        -----       -------      --------    ---------    ---------   --------
Net increase (decrease)
 in cash and cash
 equivalents...........        31          288          (306)      104,739      (68,439)     (84,306)    98,231
Cash and cash
 equivalents, beginning
 of period.............                     31           319            13      104,752      104,752     36,313
                             ----        -----       -------      --------    ---------    ---------   --------
Cash and cash
 equivalents, end of
 period................      $ 31        $ 319       $    13      $104,752    $  36,313    $  20,446   $134,544
                             ====        =====       =======      ========    =========    =========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

 For the period from inception (August 22, 1997) through December 31, 1997, for the year ended
  December 31, 1998, for the period January 1, 1999 through December 20, 1999, for the period
  December 20, 1999 through December 31, 1999, for the year ended December 31,
    2000 and for the (unaudited) three months ended March 30, 2000 and 2001
                                 (In thousands)

                        For the Period                For the Period For the Period                For the      For the
                        from Inception     For the      January 1,    December 20,  For the Year Three Months Three Months
                       (August 22, 1997)  Year Ended   1999 through   1999 through     Ended        Ended        Ended
                       Through December  December 31,  December 20,   December 31,  December 31,   March 31,    March 31,
                           31, 1997          1998          1999           1999          2000         2000         2001
                       ----------------  ------------ -------------- -------------- ------------ ------------ ------------
                                                                                                 (Unaudited)  (Unaudited)
Non-cash:
  Deferred costs
   included in
   accounts payable--
   related parties....      $  66           $ 285         $ --           $ 977         $ --         $ --         $  --
  Share repurchase--
   former CFO included
   in accrued
   expenses--related
   parties............        --              --            --             --            --           169           --
  Property and
   equipment included
   in accounts
   payable............        --              --            --             --            950          --            391
  Construction in
   progress included
   in accounts
   payable............        --              --            --             --          3,835          --          2,673
  Construction in
   progress included
   in accrued
   expenses...........                                                                 1,521          --          3,662
  Issuance of common
   stock for
   promissory notes...        --              --            --             --            456          --            --
Interest paid.........        --              --             78            --          3,403          --          2,765


   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

   Independent Wireless One, LLC, (the "LLC") a limited liability company, was formed on August 22, 1997 by a consortium of independent local telephone companies (the "Founders") to become a provider of wireless telecommunications and data services (see Note 3). On September 9, 1998 the LLC changed its status to a C-corporation and changed its name to Independent Wireless One Corporation.

   On October 29, 1999, IWO Holdings, Inc. was formed to hold an investment in Independent Wireless One Corporation ("Corp"). On December 20, 1999, the Founders of Independent Wireless One Corporation exchanged their equity ownership, representing in the aggregate 100% of the outstanding capital stock of Corp for an aggregate of 6,300,000 shares of Class B common stock of IWO Holdings, Inc. (see Note 10). Further, certain investors and management invested approximately $135,000,000 into IWO Holdings, Inc., for approximately 79% of the equity of the Company. IWO Holdings, Inc. exchanged common stock, warrants and options to purchase the non-monetary assets of Corp. Such assets did not meet the definition of a business under EITF Topic D-81 and accordingly were recorded at the transferor's historical cost basis in accordance with Staff Accounting Bulletin No. 48. As a result of the transaction, Independent Wireless One Corporation became a wholly-owned subsidiary of IWO Holdings, Inc. (collectively referred to as "IWO" or the "Company").

   A significant portion of IWO's business operations through December 31, 1999 relates to pre-operating, organizational and acquisition efforts and related activities to obtain debt and equity financing. Such costs primarily include consulting and legal fees associated with developing the organization and raising the necessary capital to finance an acquisition and related future operations.

   The Company was a development stage enterprise until it commenced operations effective January 2000.

   In February 2000, the Company formed Independent Wireless One Leased Realty Corporation to hold all leasehold interests in the retail stores, administrative offices and cell site leases.

2. Summary of Significant Accounting Policies

   The following is a summary of significant accounting policies:

Basis of Consolidation

   The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and include the accounts of IWO Holdings, Inc., and its wholly-owned subsidiaries.

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Information

   The Company believes it operates in only one segment, digital wireless personal communication services.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

Comprehensive Income

   No statement of comprehensive income has been included in the accompanying financial statements since the Company does not have any other comprehensive income to report.

Cash and Cash Equivalents

   Cash and cash equivalents include cash, money market funds, and commercial paper with original maturities of three months or less at the date of acquisition. The carrying amount of cash and cash equivalents approximates fair value.

Investments

   The Company's investments consist of debt securities (restricted U.S. Treasury obligations). In accordance with SFAS No. 115, debt securities have been classified in the accompanying consolidated balance sheets as held-to-maturity securities and are reported at amortized cost because the Company has the positive intent and the ability to hold these debt securities to maturity. Market value is determined by quoted market prices.

Inventory

   Inventory consists of handsets and related accessories. Inventories are carried at the lower of cost (determined using weighted average method) or market. Market is determined using replacement cost in accordance with industry standards.

Property and Equipment

   Property and equipment are reported at cost less accumulated depreciation. When assets are sold, retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the respective accounts, and any resulting gain or loss is recognized.

   Property and equipment are being depreciated using the straight-line method based on the following estimated useful lives of assets:

      Network equipment...............................................  10 years
      Building and building improvements..............................  25 years
      Furniture and office equipment.................................. 5-7 years
      Computer software...............................................   5 years
      Vehicles........................................................   5 years

   Leasehold improvements are being amortized over the shorter of the estimated useful lives or lease term.

Construction in Progress

   Construction in progress includes equipment, engineering and site development costs in connection with the build out of the Company's network. The Company capitalizes interest and direct labor on its construction in progress activities. Total interest and direct labor costs capitalized for the year ended December 31, 2000, and the unaudited three months ended March 31, 2001 approximate $1,379,000 and $484,000, and $1,029,000 and $322,000,
respectively. When the network assets are placed in service, the Company transfers the assets from construction in progress to network assets and depreciates those assets over their estimated useful life.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

Deferred Costs

   Organizational costs were expensed in 1999. The deferred acquisition costs have been allocated to the fair value of assets acquired and are being amortized over the respective assets' estimated useful lives using the straight-line method. Debt issuance costs represents direct costs incurred in connection with the Senior Credit Facility and Bridge Loan. Costs related to the Bridge Loan were being amortized over the estimated eighteen month term using the effective interest method. Costs related to the Senior Credit Facility are being amortized over the estimated eight year term using the effective interest method (see Note 9). Equity issuance costs have been charged to additional paid-in capital. Deferred offering costs represents direct costs incurred in connection with the sale of units consisting of Senior Notes and warrants. The deferred offering costs are being amortized over the 10 year term of the Senior Notes using the effective interest method (see Note 19).

Intangible Assets

   The excess of purchase price over the fair value of net assets acquired from Sprint PCS is being amortized over twenty years (the term of the Management Agreement--see Note 3) using the straight-line method.

   The purchased subscriber list and employee work-force are being amortized over a four year period (estimated average customer life) and a three year period (estimated employee turnover rate) respectively using the straight-line method.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of

   The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company has identified no such impairment losses in the periods presented.

Revenue Recognition

   The Company recognizes revenue as services are performed. Under the Affiliation Agreements (see Note 3), Sprint PCS performs IWO's billings and collections and retains 8% of collected service revenues from Sprint PCS subscribers based in IWO's territory and from non-Sprint PCS subscribers who roam onto IWO's network. The amount retained by Sprint PCS is recorded as an operating expense as incurred. Revenues generated from the sale of handsets and accessories and revenues from Sprint PCS subscribers not based in IWO's territory who travel onto IWO's network are not subject to the 8% fee.

   Sprint PCS pays IWO a Sprint PCS "travel" fee for each minute that a Sprint PCS subscriber based outside of the IWO territory roams onto IWO's network. Conversely, IWO pays Sprint PCS travel fees when a Sprint PCS subscriber based in IWO's territory roams onto the Sprint PCS network outside of IWO's territory (see Note 3).

   The Company currently does not charge activation fees to its subscribers.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   Product revenues from the sale of handsets and accessories, which represents a separate earnings process, are recorded at the time of customer purchase net of allowance for sales returns. These revenues and related costs of sales are included in net revenues and costs of services and equipment, respectively. The allowance is estimated based on Sprint PCS' fourteen day handset return policy. When handsets are returned to Sprint PCS for refurbishing, the Company receives a credit from Sprint PCS, which is less than the Company originally paid for the handset.

   Unearned revenue represents amounts billed in advance of service being provided.

Advertising Costs

   The Company expenses all advertising costs as they are incurred.

Income Taxes

   Independent Wireless One was originally formed as a limited liability corporation and as such filed Federal and State tax returns under partnership provisions for both 1997 and part of 1998. Upon conversion to a C corporation on September 9, 1998, IWO accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable for future years to differences between financial statement and tax basis of existing assets and liabilities. The effect of tax rate changes on deferred taxes is recognized in the income tax provision in the period that includes the enactment date. Effective December 20, 1999, Independent Wireless One Corporation became a wholly-owned subsidiary of IWO Holdings, Inc. Accordingly, IWO will be filing a consolidated tax return from the effective date.

Net Loss Per Share

   The Company computes net loss per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic and diluted net loss per common share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. In accordance with SFAS 128, no conversion of stock options or warrants has been assumed in the calculation of diluted loss per share since the effect would be antidilutive. Accordingly, the number of weighted average shares outstanding as well as the amount of net loss per share are the same for basic and diluted per share calculations for the periods reflected in the accompanying financial statements. The Company has assumed that the IWO Holdings, Inc. shares issued to the Founders on December 20, 1999 were outstanding for all of 1997, 1998 and for the period January 1, 1999 through December 20, 1999.

Risks and Uncertainties

   The Company's profitability is dependent upon successful implementation of the Company's business strategy and development of a sufficient subscriber base. The Company will continue to incur significant expenditures in connection with expanding and improving its operations. Such expansion may require substantial additional financing before construction is completed. At December 31, 2000 the Company had a $100 million unused Bridge Loan Facility, which if drawn down on March 31, 2001, was required to be repaid within one year of any initial draw (see Notes 9 and 19). Management replaced the Bridge Loan Facility through the additional sale of debt and equity securities through private or public sources (see Note 19--Sale of Units Consisting of Senior Notes and Warrants). The Company is highly dependent upon Sprint PCS for certain operating activities (see Note 3).

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

Concentration of Risk

   The Company maintains cash and cash equivalents in accounts with financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company monitors the financial stability of these institutions regularly and management does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts. At December 31, 1998, 1999, 2000, and unaudited March 31, 2001, cash and cash equivalent balances maintained with financial institutions in excess of FDIC limits approximated $500,000, $106,000,000, $8,283,000 and $8,259,000, respectively.

Reclassifications

   Certain reclassifications have been made to the 1997, 1998 and 1999 amounts to conform with the 2000 presentations.

Unaudited Interim Financial Information

   The financial information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited but in the opinion of managment includes all adjustments, consisting only of normal recurring adjustments, that are considered necessary for fair presentation of the Company's financial position at March 31, 2001, and the Company's operations and cash flows for the three months ended March 31, 2000 and 2001 in accordance with accounting principles generally accepted in the United States of America. Operating results for the three months ended March 31, 2001 are not necessarily indicative of results that may be expected for the entire year.

Recent Accounting Pronouncements

   In June 1998, and June 1999 the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS No. 133". These statements (as amended by SFAS No. 138) establish accounting and reporting standards for derivative instruments and hedging activities. It requires that entities recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The Company adopted SFAS No. 133 on its effective date January 1, 2001 and such adoption did not have a material effect on the Company's financial position, results of operations or cash flows.

   In December 1999, the SEC issued Staff Accounting Bulletin No. 101 (SAB
101), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company adopted SAB 101 in the fourth quarter of 2000 as required, and such adoption did not have a material effect on the Company's financial condition, results of operations or cash flows.

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of APB Opinion No. 25". FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non compensatory plan; the accounting consequence of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 became effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company has applied the applicable provisions of FIN 44.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   In July 2000, the Emerging Issues Task Force issued Issue No. 00-14, "Accounting for Certain Sales Incentives." This Issue addresses the recognition, measurement and income statement classification for sales incentives offered voluntarily by a vendor without charge to customers that can be used in, or that are exercisable by a customer as a result of, a single exchange transaction. The adoption of Issue No. 00-14 did not have a material effect on the Company's financial condition, results of operations or cash flows.

3. Sprint PCS Agreements

   In 1999, IWO entered into a Management Agreement, a Services Agreement, two Trademark and Service Mark License Agreements, collectively called the "Affiliation Agreements", and an Asset Purchase Agreement, with Sprint PCS to own and operate a wireless business covering a major portion of the Northeastern United States. This territory covers a population of approximately
6.1 million people and extends from suburban New York City in the south to the Canadian border in the north and from Syracuse, New York in the west to all of Vermont and New Hampshire (except Nashua) and parts of Massachusetts and Northeastern Pennsylvania.

   Under the Asset Purchase Agreement and the Management Agreement, IWO purchased from Sprint PCS for approximately $116,405,000 certain assets, primarily network assets, and obtained the right to manage approximately forty-five thousand subscribers in the aforementioned territory. IWO received the exclusive right to sell all Sprint PCS wireless products and services in the aforementioned territory, and also received the benefit of Sprint PCS national advertising, sales and marketing programs. Sprint PCS retains 8% of collected revenues as defined.


   The Asset Purchase Agreement contained a four phase closing process. Effective January 5, 2000 Phase I and II closed. In connection with the Phase I and II closings, IWO paid Sprint PCS in the aggregate approximately $32,098,000 and received from Sprint PCS certain furniture, fixtures and equipment and the leasehold interest at IWO's corporate offices. In addition, IWO obtained the outstanding accounts receivable balance as of December 31, 1999 and the right to manage approximately forty-five thousand subscribers based within IWO's territory. On February 1, 2000, the Phase III closing occurred, and Sprint PCS transferred to IWO the retail related assets including furniture, fixtures and equipment and the leasehold interest at three Sprint PCS retail stores. The Phase IV closing occurred on March 31, 2000, at which time Sprint PCS transferred to IWO, its ownership in certain of its network assets, including one switch and its interest in 170 cell sites and other network related leases. IWO paid Sprint PCS approximately $84,307,000 at the Phase IV closing.

   The acquisition of the Sprint PCS assets has been accounted for under the purchase method of accounting. Accordingly, the operations related to the Sprint PCS assets acquired have been included in IWO's operations at the consummation date of each respective Phase closing, discussed above. The total purchase price aggregating $116,405,000 plus direct acquisition costs approximating $5,057,000 have been allocated to the estimated fair value of the assets acquired, including the subscribers to be managed under the Affiliation Agreements. In March 2000, IWO borrowed $50,000,000 from the Senior Credit Facility in order to fund a portion of the acquisition (see Note 9).

   The purchase price has been allocated to the fair value of the assets acquired. The allocation of purchase price is as follows (in thousands):

      Property and equipment and construction in progress
       (primarily network assets)..................................... $ 54,612
      Accounts receivable.............................................    2,251
      Subscriber lists................................................   14,000
      Employee work-force.............................................      500
      Excess purchase price over net assets acquired..................   50,099
                                                                       --------
                                                                       $121,462
                                                                       ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   In connection with the Management Agreement, the Company has agreed on a minimum network build-out plan which includes specific coverage and deployment schedules for the network planned within IWO's service area (see Note 13). The Company must comply with Sprint PCS program requirements for technical standards, national and regional distribution and national accounts. The Company may not offer Sprint PCS products and services outside the Company's markets.

   The Management Agreement also provides that from January 2000 until December 2002, the Company will not be required to pay more fees for outbound travel than the Company receives for inbound travel (see Note 2). Outbound travel exceeded inbound travel on the non-affiliate Sprint PCS network by approximately $10.6 million for the year ended December 31, 2000, and $1.3 million and $1.0 million for the unaudited three months ended March 31, 2000 and 2001, respectively.

   The Management Agreement is in effect for a period of 20 years with three 10-year renewal options unless terminated by either party under provisions outlined in the Management Agreement.

   If the Management Agreement is terminated as a result of an uncured breach, an IWO bankruptcy or other events as defined, Sprint PCS will have the right to purchase all of IWO's operating assets at an amount equal to seventy-two percent or eighty percent of its entire business value.

   Under the Services Agreement, Sprint PCS will provide to the Company various support services such as activation, billing and customer care. These services are available to the Company at established rates. Sprint PCS can change any or all of the service rates one time in each twelve month period. The Company may discontinue the use of any service upon three months written notice. Sprint PCS may discontinue a service provided that it gives nine months written notice. The Services Agreement automatically terminates upon termination of the Management Agreement.

   Under the Trademark and Service Mark License Agreements, Sprint PCS will provide the Company with non-transferable, royalty free licenses to use the Sprint PCS brand names and several other trademarks and service marks. The Company's use of the licensed marks is subject to adherence to quality standards determined by Sprint PCS. Sprint PCS can terminate the Trademark and Service Mark License Agreements if the Company files for bankruptcy, materially breaches the agreement or if the Management Agreement is terminated.

   On December 20, 1999, the Company entered into an Interim Services Agreement with Sprint PCS. Pursuant to this agreement, Sprint PCS provided the Company with network, advertising and other services through March 31, 2000 for a monthly fee of $1,417,597, certain switching services through December 31, 2000 for a monthly fee of $41,167 and Retail Operations Services for the month of January, 2000 at a fee of $475,584. Network services primarily include cell site lease and operating expenses, back haul costs, interconnection expense and network and engineering payroll and benefits. Retail Store expenses include primarily retail store lease and occupancy expenses, payroll and benefits to retail store employees and sales commissions.

   Under the agreements described above, the Company for the year ended December 31, 2000, and for the unaudited three months ended March 31, 2000 and 2001, incurred operating expenses aggregating approximately $52,707,000, $9,400,000 and $14,857,000, respectively. At December 31, 2000, and unaudited March 31, 2001, $7,711,000 and $4,290,000, respectively, were due to Sprint PCS.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

4. Inventory

   Inventory at December 31, 1999, 2000 and unaudited March 31, 2001 consists of the following (in thousands):

                                           December 31, December 31,  March 31,
                                               1999         2000        2001
                                           ------------ ------------ -----------
                                                                     (Unaudited)
   Handsets...............................     $304        $2,436      $1,126
   Accessories............................       11           131         120
                                               ----        ------      ------
                                               $315        $2,567      $1,246
                                               ====        ======      ======

5. Property and Equipment

   Property and equipment at December 31, 1999, 2000 and unaudited March 31, 2001 consists of the following (in thousands):

                                         December 31, December 31,  March 31,
                                             1999         2000        2001
                                         ------------ ------------ -----------
                                                                   (Unaudited)
   Land.................................     $--        $   169      $   169
   Building and building improvements...      --          5,943        5,943
   Network equipment....................      --         62,779       70,183
   Furniture and office equipment.......      389         3,871        4,162
   Computer software....................      150         1,261        1,447
   Vehicles.............................      --            926          939
   Leasehold improvements...............      --          1,419        1,557
                                             ----       -------      -------
                                              539        76,368       84,400
   Accumulated depreciation and
    amortization........................      --         (6,813)      (9,416)
                                             ----       -------      -------
                                             $539       $69,555      $74,984
                                             ====       =======      =======

   Depreciation and amortization expense for the year ended December 31, 2000 and for the unaudited three months ended March 31, 2000 and 2001 was $6,813,000, $109,000 and $2,603,000, respectively.

6. Deferred Costs

   Deferred costs at December 31, 1998, 1999, 2000 and unaudited March 31, 2001 consist of the following (in thousands):

                             December 31, December 31, December 31,  March 31,
                                 1998         1999         2000        2001
                             ------------ ------------ ------------ -----------
                                                                    (Unaudited)
   Deferred acquisition
    costs..................     $  518      $ 4,527      $   --       $   --
   Debt issuance costs.....         47       13,472       15,591       15,596
   Equity issuance costs...        497          --           --           --
   Organizational costs....          5          --           --           --
   Deferred offering
    costs..................        --           --         2,234        9,347
                                ------      -------      -------      -------
                                 1,067       17,999       17,825       24,943
   Accumulated amortization
    of debt issuance and
    offering costs.........        --           (84)      (2,927)      (4,112)
                                ------      -------      -------      -------
                                $1,067      $17,915      $14,898      $20,831
                                ======      =======      =======      =======

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   Amortization expense of debt issuance and offering costs for the period December 20, 1999 through December 31, 1999, for the year ended December 31, 2000 and for the unaudited three months ended March 31, 2000 and 2001 was $84,000, $2,843,000, $628,000 and $1,185,000 respectively.

7. Intangible Assets

   Intangible assets at December 31, 2000 and unaudited March 31, 2001 consist of the following (in thousands):

                                                     December 31,  March 31,
                                                         2000        2001
                                                     ------------ -----------
                                                                  (Unaudited)
   Excess purchase price over the fair value of net
    assets acquired.................................   $50,099      $50,099
   Subscriber list..................................    14,000       14,000
   Employee work-force..............................       500          500
                                                       -------      -------
                                                        64,599       64,599
   Accumulated amortization.........................    (5,725)      (7,268)
                                                       -------      -------
                                                       $58,874      $57,331
                                                       =======      =======

   Amortization expense of intangible assets for the year ended December 31, 2000 and for the unaudited three months ended March 31, 2000 and 2001 was $5,725,000, $1,037,000 and $1,543,000, respectively.

8. Accrued Expenses

   Accrued expenses at December 31, 1999, 2000 and unaudited March 31, 2001 consist of the following (in thousands):

                                        December 31, December 31,  March 31,
                                            1999         2000        2001
                                        ------------ ------------ -----------
                                                                  (Unaudited)
   Accrued interest and financing
    costs..............................     $--        $ 2,271      $ 4,927
   Accrued payroll and benefits........      --          2,294          728
   Accrued network costs...............      --          5,071        7,397
   Other accrued expenses..............      484         2,796        1,678
                                            ----       -------      -------
                                            $484       $12,432      $14,730
                                            ====       =======      =======

9. Debt

 Bank Lines of Credit

   During 1999, the Company had two bank lines of credit aggregating $2,000,000 that bore interest at prime plus .5%. The bank lines of credit were repaid prior to December 31, 1999.

 Senior Credit Facility

   In December, 1999, the Company entered into a credit facility (the Senior Credit Facility) which was amended on June 30, and December 8, 2000, respectively, with a group of commercial lenders, under which the Company may borrow up to $240,000,000, in the aggregate consisting of (i) up to $70,000,000 in revolving loans (the Senior Revolving Credit Facility) with a maturity date eight years from the effective date of the loan, (ii) a $120,000,000 term loan (the Tranche A Term Loan) with a maturity date of March 2008, and (iii) a

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

$50,000,000 term loan (the Tranche B Term Loan) with a maturity date of September 2008. The Senior Credit Facility, as amended, provides that, subject to certain conditions, the Company may request an additional tranche of loans in the amount of $25,000,000 in the aggregate on or prior to March 31, 2002 from the lenders. No lender is obligated to subscribe to the new commitment and, in the event that the total commitment from the lenders is less than $25,000,000, the Company has the right to arrange the financing of the deficit amount with other financial institutions (subject to the approval of the administrative agent).

   Beginning in March 2004, principal repayments will be made in 17 quarterly installments for the Tranche A Term Loan and 19 quarterly installments for the Tranche B Term Loan. Quarterly principal repayments for the Tranche A Term Loan will range from $2,000,000 on March 31, 2004 to $12,000,000 on March 31, 2008.
Quarterly principal payments for the Tranche B Term Loan will range from $250,000 on March 31, 2004 to $31,000,000 on September 30, 2008. Interest
payments on the Senior Credit Facility are due quarterly.

   The Senior Credit Facility contains a prepayment provision whereby certain amounts borrowed must be repaid upon the occurrence of certain specified events and conditions, including issuance of capital stock, proceeds from certain additional indebtedness, certain asset sales and excess cash flows as defined in the agreement.

   The commitment under the Tranche A Term Loan is available at the effective date (the date on or prior to May 1, 2000 on which certain conditions, as defined in the Senior Credit Facility, are met) subject to completion of the additional $100,000,000 financing event (see bridge loan below) by March 31, 2001 as defined in the Senior Credit Facility except that $30,000,000 became available as of June 30, 2000 and another $30,000,000 became available upon the closing of the additional $50,000,000 equity financing (See Note 10). The remaining availability under the Tranche A Term Loan is reduced by $30,000,000 on each 6 month anniversary date of the effective date. The commitment to make loans under the Senior Revolving Credit Facility is available on the effective date and through the eighth anniversary of that date subject to the completion of the additional financing event except with respect to drawing the first $20,000,000.

   The interest rate applicable to the Senior Credit Facility is based on, at the Company's option, (i) LIBOR (Eurodollar Loans) plus the Applicable Margin, as defined, or (ii) the higher of the administrative agent's prime rate or the Federal Funds Effective Rate (ABR Loans), plus the Applicable Margin, as defined. The Applicable Margin for Eurodollar Loans will range from 1.5% to 3.75% based on certain events by the Company, as specified. The Applicable Margin for ABR Loans will range from .50% to 2.75% based on certain events by the Company, as specified.

   The loans from the Senior Credit Facility are subject to a quarterly commitment fee, which ranges from .75% to 1.25% of the available portion of the Tranche A Term Loan, the Tranche B Term Loan, and the Senior Revolving Credit Facility. The Company paid $1,300,000 in connection with amendments to the Senior Credit Facility for the year ended December 31, 2000

   The Company must comply with certain financial and operating covenants. The most restrictive financial covenants include various debt to equity, debt to EBITDA, interest coverage and fixed charge coverage ratios, as defined in the Senior Credit Facility.

   In connection with the Senior Credit Facility, an affiliate of a stockholder was required to establish an $8,000,000 bank letter of credit, which could be drawn down by the Senior Credit Facility commercial lenders, upon certain events as defined in the Senior Credit Facility Agreement. In March 2000, this bank letter of credit arrangement was terminated and replaced with the Company depositing $8,000,000 as a compensating balance with the commercial lenders of the Senior Credit Facility. The compensating balance (restricted cash) will be maintained by IWO until the Senior Credit Facility borrowings are repaid in full.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   The Senior Credit Facility is collateralized by all of the issued and outstanding shares of capital stock of Corp and repayment is guaranteed by IWO.

   IWO paid a 2.5% underwriting fee ($6,000,000) to enter into the Senior Credit Facility arrangement, which is included in debt issuance costs (see Notes 2 and 6). Certain of the commercial lenders who have committed $57,000,000 under the Senior Credit Facility are stockholders of the Company (see Note 15).

   At December 31, 2000 and unaudited March 31, 2001, $80,000,000 and $110,000,000, respectively, were outstanding under the Senior Credit Facility as follows:

                                                         December
                                                            31,      March 31,
                                                           2000         2001
                                                        ----------- ------------
                                                                    (Unaudited)
     Tranche A Term Loan............................... $30,000,000 $ 60,000,000
     Tranche B Term Loan...............................  50,000,000   50,000,000
                                                        ----------- ------------
                                                        $80,000,000 $110,000,000
                                                        =========== ============

 Bridge Loan

   In December 1999 the Company received a commitment through a Bridge Loan Agreement, as amended, with Credit Suisse First Boston (CSFB) and other lenders under which the Company may borrow up to $100,000,000. IWO paid a $1,000,000 fee to obtain the bridge loan commitment, and a $500,000 extension fee in connection with an amendment on June 30, 2000, which are included in debt issuance costs (see Note 2). Certain lenders are also stockholders of the Company (see Note 15). Total amount paid to lenders who are stockholders of the Company approximated $355,000. The commitment terminates upon the earlier of the issuance of at least $100,000,000 of additional debt or equity by the Company or March 31, 2001. The commitment terminated upon the sale of units consisting of senior notes and warrants for $160,000,000 (see Note 19).

10. Equity

   Prior to January 1, 1999, the Founders made capital contributions of $500,000, for which 14,357 shares of common stock, were issued to the Founders on March 5, 1999. Also, in 1999, the Founders of the Company contributed additional capital totaling $2,250,000. On December 20, 1999, the Founders exchanged their 14,357 shares of common stock for 6,300,000 shares of Class B common stock in IWO Holdings, Inc. Also, on December 20, 1999 certain investors and management of IWO invested approximately $135,000,000 into IWO Holdings, Inc. for approximately 79% of the equity of the Company (see Note 1). The shares acquired by management were in connection with Management Bonus Stock Purchase Agreements (see Note 14).

   The Company entered into recourse promissory note agreements effective March 2000 with certain officers to loan such officers approximately $287,000 in the aggregate to purchase 50,000 shares of the Company's common stock from a stockholder. The funds were disbursed to the officers in June 2000. The notes bear interest at prime rate plus the applicable margin related to the Senior Revolving Credit Facility. Interest is due annually and principal is due on January 1, 2003. Twenty percent of the officers' annual bonuses will be used to reduce the outstanding loan balance. Both notes are collateralized by the Company's common stock owned by the officers.

   In December, 2000, investors including certain members of management and other related parties purchased an additional 7,142,857 shares of Class B, C, and E common stock for $50,000,000. In connection with this stock sale, the Company entered into recourse promissory note agreements effective December 2000

                      IWO HOLDINGS, INC. AND SUBSIDIARIES
with two officers to loan such officers approximately $456,000 in the aggregate to purchase 65,100 shares of the Company's common stock. The notes bear interest at prime rate plus the applicable margin related to the Senior Revolving Credit Facility. Interest is due annually. Fifty percent of the notes' principal becomes due upon payment to the officers of their bonus with respect to the year ended December 31, 2000. The remaining fifty percent is due on March 31, 2003 with the further provision that 20% of the executives' annual bonus, net of applicable taxes, shall be used to further reduce the outstanding balances of these notes. Both notes are collateralized by the Company's common stock owned by the officers at December 31, 2000.

   The promissory note balances aggregating $743,000 and $540,000 at December 31, 2000 and unaudited March 31, 2001, respectively, are reflected as a reduction to stockholders' equity.

 Stock Split and Amendment to Certificate of Incorporation

   On November 8, 2000 the Board of Directors of the Company approved a thirty-for-one stock split of the Company's common stock which became effective on November 27, 2000.

   All references to share and per-share data for all periods presented have been restated to give effect to this thirty-for-one stock split. The Board of Directors of the Company also approved Holdings restated Certificate of Incorporation to provide the Company with the authority to issue 116,710,000 shares of capital stock as follows:

             Preferred Stock........    500,000 shares
             Class A Common Stock... 15,000,000 shares
             Class B Common Stock... 18,750,000 shares
             Class C Common Stock... 18,750,000 shares
             Class D Common Stock...     60,000 shares
             Class E Common Stock...  5,545,000 shares
             Common Stock........... 58,105,000 shares

   At December 31, 2000 and unaudited March 31, 2001 the outstanding Class B common stock had 13,274,171 and 13,314,171 voting rights (1 vote per share) respectively and the outstanding Class D common stock had 24,162,000 voting rights (402.7 votes per share). Holders of Class A, Class C and Class E common stock have no voting rights. Upon issuance, nonclass common stockholders will have 1 vote per share. Subject to the rights of the holders of any shares of then outstanding Preferred Stock, holders of all classes of common stock and non class common stock are entitled to participate on a pro rata basis in any dividends, dissolution, or liquidation.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

11. Income Taxes

   Deferred tax assets and liabilities are determined based on the temporary differences between the financial statements and the tax bases of assets and liabilities as measured by the enacted tax rates.

   The significant components of deferred income tax expense (benefit) are as follows (in thousands):

                                      For the Period For the Period                For the      For the
                         For the Year   January 1,    December 20   For the Year Three Months Three Months
                            Ended      1999 through     through        Ended        Ended        Ended
                         December 31,  December 20,   December 31,  December 31,  March 31,    March 31,
                             1998          1999           1999          2000         2000        2001
                         ------------ -------------- -------------- ------------ ------------ ------------
                                                                                 (Unaudited)  (Unaudited)
Deferred tax (benefit)
 expense................     $(21)       $(5,177)        $(376)       $    232     $  (410)     $   448
Net operating loss
 carryforward...........      --             --            --          (17,839)     (3,166)      (5,711)
Valuation allowance.....       21          5,177           376          17,607       3,576        5,623
                             ----        -------         -----        --------     -------      -------
                             $--         $   --          $ --         $    --      $   --       $   --
                             ====        =======         =====        ========     =======      =======

   The Company's effective income tax rate differed from the Federal statutory tax rate of 35% as follows (in thousands):

                                      For the Period For the Period                For the     For the
                         For the Year   January 1,    December 20   For the Year    Three       Three
                            Ended      1999 through     through        Ended       Months      Months
                         December 31,  December 20,   December 31,  December 31, Ended March Ended March
                             1998          1999           1999          2000      31, 2000    31, 2001
                         ------------ -------------- -------------- ------------ ----------- -----------
                                                                                 (Unaudited) (Unaudited)
Computed "expected" tax
 benefit...............      $(21)       $(5,195)        $(376)       $(17,528)    $(3,556)    $(5,290)
Other..................       --              18           --              (79)        (20)         27
Increase in valuation
 allowance.............        21          5,177           376          17,607       3,576       5,263
                             ----        -------         -----        --------     -------     -------
    Total income tax
     expense/
     (benefit).........      $--         $   --          $ --         $    --      $   --      $   --
                             ====        =======         =====        ========     =======     =======

   The Company's tax effects relating to temporary differences and carryforwards are as follows (in thousands):

                                                December 31,
                                            -----------------------   March 31,
                                            1998   1999      2000       2001
                                            ----  -------  --------  -----------
                                                                     (Unaudited)
Deferred tax assets/(liabilities):
  Net operating loss....................... $--   $   --   $ 17,839   $ 23,550
  Start-up costs...........................   21    4,570     3,656      3,428
  Stock-based compensation.................  --     1,015     1,651      1,725
  Intangible assets........................  --         2       704        867
  Depreciation.............................  --        (5)     (861)    (1,322)
  Accrued expenses and reserves............  --        (8)      192        196
                                            ----  -------  --------   --------
                                              21    5,574    23,181     28,444
  Valuation allowance......................  (21)  (5,574)  (23,181)   (28,444)
                                            ----  -------  --------   --------
  Deferred tax asset....................... $--   $   --   $    --    $    --
                                            ====  =======  ========   ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   In accordance with FASB No. 109, the Company has recorded a full valuation allowance against its deferred tax asset since it believes it is more than likely than not that such deferred tax asset will not be realized. The valuation allowance at December 31, 1998, 1999, 2000 and unaudited March 31, 2001 is approximately $21, $5,574,000, $23,181,000 and $28,444,000. During the
year ended December 31, 2000 and the unaudited three months ended March 31, 2001 the valuation allowance increased by approximately $17,607,000 and $5,263,000, respectively.

   At December 31, 2000 and unaudited March 31, 2001, the Company has unused Federal net operating loss carryforwards of approximately $50,968,000 and $67,286,000, respectively. The federal net operating loss carryforwards if unused will begin to expire during the year ended December 31, 2021.

12. Loss Per Common Share

   Loss per common share is as follows (in thousands except share data):

                                                      For the      For the
                                                       Period       Period                   For the      For the
                           August 22,                January 1,  December 20,                 Three        Three
                              1997     For the Year     1999         1999     For the Year   Months       Months
                            through       Ended       through      through       Ended        Ended        Ended
                          December 31, December 31, December 20, December 31, December 31,  March 31,    March 31,
                              1997         1998         1999         1999         2000        2000         2001
                          ------------ ------------ ------------ ------------ ------------ -----------  -----------
                                                                                           (Unaudited)  (Unaudited)
Numerator
 Net loss...............         $(6)        $(59)    $(14,842)      $(1,076)  $  (50,080)    $(8,823)    $(14,719)
Denominator
 Weighted average shares
  outstanding...........   6,300,000    6,300,000    6,300,000    30,150,000   30,770,000  30,270,000   37,410,000

   No options or warrants were included in the calculation of diluted loss per share because their impact would have been anti-dilutive (see Note 2).

13. Commitments and Contingencies

 Leases

   In 1999, the Company entered into an operating lease for corporate office space that expires December 31, 2004. Annual lease payments approximate $215,000. In 2000 the Company began leasing various cell site, tower and retail office space. Such leases expire at various dates through 2020. Minimum annual rental commitments for all non-cancelable operating leases at December 31, 2000 are (in thousands):

             2001.............................. $4,991
             2002..............................  4,313
             2003..............................  4,077
             2004..............................  3,915
             2005..............................  3,003
             Thereafter........................  4,810

   The table excludes renewal options related to certain cell and switch site leases. These renewal options generally have five-year terms and can be exercised from time to time.

   Total rent expense for the period January 1, 1999 through December 20, 1999, for the period December 20, 1999 through December 31, 1999, for the year ended December 31, 2000, and for the unaudited three months ended March 31, 2000 and 2001 was $4,000, $3,500, $3,115,000, $138,000 and $1,593,000, respectively.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

Commitments

   As of December 31, 1999, 2000, and the unaudited March 31, 2001, the Company had purchase commitments for network equipment, hardware, software and related services aggregating $6,255,000, $5,862,000 and $10,881,000 respectively.

   In connection with the Asset Purchase Agreement, the Company is required to build out the Sprint PCS Network territory it is managing. Estimated budgeted annual expenditures for this network build are as follows (in thousands):

                                             Unaudited
                                             ---------
             2001...........................  $70,000
             2002...........................   33,000
             2003...........................   19,000

 Employment Agreements

   In May 2000, IWO entered into employment agreements with three of its senior executive officers. The term of each agreement approximates three years and the aggregate annual compensation obligation under these employment agreements ranges from $600,000 in year one to $630,000 in year three as well as annual bonuses based on performance.

 Financial Advisory Agreement

   On August 28, 2000, the Company entered into a financial advisory agreement with certain investment banking firms for a period of six months whereby such firms would advise the Company with respect to the sale, recapitalization, merger, consolidation or other business combination of the Company. The fee for the successful completion of these services is 1.0% of the Enterprise Value of the Company as defined in the agreement. The Company did not incur any fees under this agreement in 2000 and unaudited 2001.

14. Stock Option and Performance Award and Warrant Programs

 Stock Incentive Plan

   In December 1999, the Board of Directors and Stockholders approved IWO Holdings, Inc.'s Stock Incentive Plan. Under the Plan, the Company may grant to its employees, incentive stock options (ISO), non-qualified stock options
(NSO), stock appreciation rights (SAR) and stock grants as defined by the Plan. The Company has reserved 2,021,970 shares of Class B common stock for issuance under the plan.

   In December 1999, the Company granted to certain officers and employees, stock options to acquire approximately 1,289,340 shares of Class B common stock at a purchase price of $5.74468 per share (fair value). Options for approximately 353,940 shares of Class B common stock vested immediately (December 1999). Options for approximately 581,460 shares of Class B common stock vest ratably on a daily basis over a three year period commencing January 1, 2000. The remaining options to acquire 353,940 shares of Class B common stock vest at the end of a five year period. Such options contain accelerated vesting provisions over a three year period based upon the achievement of certain annual performance goals.

   In December 1999, the Company granted to its outside General
Counsel/stockholder stock options to acquire 387,079 shares of Class B common stock at a purchase price of $5.74468 per share (fair value). Options for approximately 184,830 shares of Class B common stock vested immediately in December 1999 and

                      IWO HOLDINGS, INC. AND SUBSIDIARIES
the remaining options for 202,249 shares of Class B common stock vest ratably on a daily basis over a three year period commencing January 1, 2000.

   The fair value of the fully vested options approximating $930,000 was initially being recognized over the term of the professional services agreement (see Note 15) as stock-based compensation with a corresponding credit to additional paid-in capital. In connection with the termination of the professional services agreement of the General Counsel (see Note 17), the option agreement was modified resulting in accelerated vesting, options for 318,079 shares of Class B common stock were deemed vested and options for 39,000 shares of Class B common stock were forfeited. The General Counsel had previously exercised options on 30,000 shares of Class B common stock. The modification resulted in a new measurement date and the fair value of the accelerated options which approximated $885,000 will be recognized as expense over the remaining term of the consulting agreement. The fair value of the remaining fully vested options described above is being amortized over the term of the new consulting agreement. Stock-based compensation recognized for the year ended December 31, 2000, and the unaudited three months ended March 31, 2000 and 2001, was $1,070,000, $380,000 and $211,000, respectively.

   In March 2000, certain officers of the Company were granted vested options to acquire 99,990 shares of Class B common stock at a purchase price of $5.74468 per share (fair value).

   In 2000, the Company granted to its chief financial officer and employees, stock options to acquire approximately 516,854 shares of Class B common stock at a purchase price of $5.74468 per share (fair value). Options for approximately 84,270 shares of Class B common stock granted to the chief financial officer vested immediately (May 1, 2000). Options for approximately 210,674 shares of Class B common stock granted to the chief financial officer vest ratably on a daily basis over the period May 1, 2000 through December 31, 2002. Options for approximately 95,506 shares of Class B common stock granted to other employees vest ratably on a daily basis over a three year period commencing upon the date of the grant. The remaining options to acquire 126,404 shares of Class B common stock granted to the chief financial officer vest at the end of a five year period. Such options contain accelerated vesting provisions over a three year period based upon the achievement of certain annual performance goals. The aforementioned options for 421,348 shares of Class B common stock granted to the chief financial officer vest and become exercisable upon an approved sale which provides for a specified rate of return as provided for in the agreement.

   In September 2000, the Company amended stock option agreements for 1,264,045 shares of Class B common stock with three of its officers to provide for the immediate vesting of 20% of these options upon a Merger, as defined. One hundred percent of these options are immediately vested in the event the officers' employment is terminated without cause within 12 months of such a Merger. Such modification under certain circumstances will result in future compensation charges to the Company and such amounts could be material.

 Management Stock Purchase Agreements

   In connection with Management Bonus Stock Purchase Agreements dated December 20, 1999, certain Company management acquired in the aggregate 29,012 shares of Class B common stock at $5.74468 per share (fair value). Under these agreements, the Company has the right to repurchase the shares from management and management has the right to put the shares to the Company, and in each case at the lower of cost or the fair value, subject to certain conditions as defined in the agreements. Accordingly, the shares issued have been classified as redeemable common stock in the accompanying consolidated balance sheets (see
Note 10). In December 1999, the Company issued to the General Counsel/stockholder 24,990 shares of Class B common stock at a purchase price of $5.74468 per share (fair value). Also, in connection with a Management Stock Purchase Agreement dated January 2000, the former chief financial officer of the Company acquired 24,990 shares of Class B common stock at $5.74468 per share (fair value) from a stockholder.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

 Stock Option Plans

   The former President entered into an employment agreement with Corp dated May 1999, whereby Corp granted the former President an option to acquire a 5% equity ownership in Corp at purchase prices equal to or in excess of fair value at date of grant (as determined by the Board of Directors). The option agreement contained an acceleration clause, whereby all options vest upon a change in ownership control as defined in the agreement.

   On December 20, 1999, a change in ownership control occurred resulting in all options vesting immediately. In connection with the change in ownership, vested options to acquire 337,079 and 505,620 shares of IWO Holdings, Inc. Class B common stock at exercise prices of $1.45070 per share, and $5.74468 per share (fair value) respectively, were granted to the former President in exchange for the former President's option to acquire a 5% equity ownership in Corp. IWO Holdings, Inc. also granted to the former President unvested options to acquire 842,695 shares of IWO Holdings, Inc. Class B common stock at an exercise price of $5.74468 per share (fair value). Such unvested options vest ratably on a daily basis over three years. On December 20, 1999, Corp. recognized $1,450,000 of compensation expense with a corresponding credit to additional paid-in capital for the difference between the option exercise price ($1.45070) and the fair value of its stock on December 20, 1999 ($5.74468).

   In connection with the resignation of the former President (See Note 17), IWO accelerated the vesting on all unvested options. The intrinsic value of these options which approximated $747,000 was charged to operations in 2000. IWO has also repurchased 14,506 shares of class B common stock held by the former President for a total purchase price of $83,333. The former President retained vested options to purchase 337,079 shares of class B common stock at an exercise price of $1.45070 per share and 1,348,315 shares at an exercise price of $5.74468 per share. The former President's retained options are exercisable until November 7, 2005, or if IWO's initial public offering occurs within five years of the date of his separation agreement, the later of November 7, 2005 or two years after the closing of the initial public offering. The former President's warrants for 74,400 shares of Class B common stock terminated upon his resignation.

   On August 12, 1999, the Chairman of the Board was granted by Corp a vested option to acquire a 1% equity interest in Corp at $489,000. On December 20, 1999, the Chairman of the Board exchanged his right to acquire 1% equity interest in Corp. for vested options to acquire 337,079 shares of IWO Holdings, Inc. Class B common stock at an exercise price $1.45070 per share. Corp recognized $1,450,000 of compensation expense with a corresponding credit to additional paid-in capital for the difference between the option exercise price ($1.45070) and the fair value of its stock on December 20, 1999 ($5.74468).

   All options are exercisable over a ten-year period unless otherwise indicated.

 Warrant Programs

   The Founders, certain officers and the General Counsel/stockholder of the Company have been granted warrants to purchase 828,000, 297,600 and 74,400 shares of Class B common stock, respectively, at a purchase price of $5.74468 per share. The warrants shall vest and become exercisable in full upon the earliest to occur of the following: an approved sale of the Company or an initial public offering, either of which results in a specified annual rate of return to the Class A common stock, Class C common stock and Class D common stock stockholders, as defined in the agreements. A measurement date is established for the warrants at the time the aforementioned events become probable (as defined in SFAS No. 5). For the warrants granted to certain officers, IWO at the measurement date will record a charge to operations (under APB No. 25 intrinsic value method) for the difference between the fair value of its stock and the exercise price of the warrants. For the

                      IWO HOLDINGS, INC. AND SUBSIDIARIES
warrants granted to the General Counsel/stockholder, IWO at the measurement date will record a charge to operations (under SFAS No. 123 fair value method) for the fair value of the warrant (see Note 17).

   Stock options and warrants outstanding were as follows:

                            Outstanding Options               Warrants
                         --------------------------- ---------------------------
                         Number of  Weighted Average Number of  Weighted Average
                          Shares     Exercise Price   Shares     Exercise Price
                         ---------  ---------------- ---------  ----------------
Balance, January 1,
 1999...................       --         $--              --         $--
Granted................. 3,707,300           5       1,200,000           6
Forfeited...............       --          --              --          --
Exercised...............       --          --              --          --
                         ---------                   ---------
Balance, December 31,
 1999................... 3,707,300           5       1,200,000           6
Granted.................   616,855           6          74,400           6
Forfeited...............  (300,270)          6        (148,800)          6
Exercised...............   (98,930)          3             --          --
                         ---------                   ---------
Balance, December 31,
 2000................... 3,924,955           5       1,125,600           6
Granted (unaudited).....   111,953           7             --          --
Purchased (unaudited)...       --          --        2,000,040           7
Forfeited (unaudited)...       --          --              --          --
Exercised (unaudited)...   (40,000)          2             --          --
                         ---------                   ---------
Balance, March 31, 2001
 (unaudited)............ 3,996,908        $  5       3,125,640        $  7
                         =========                   =========

   For various price ranges, weighted average characteristics of outstanding options at unaudited March 31, 2001 were as follows:

                     Options Outstanding                    Options Exercisable
            -------------------------------------------   ---------------------------
                              Weighted-
               Number          Average       Weighted        Number        Weighted
            Outstanding       Remaining      Average      Exercisable      Average
Exercise    At March 31,     Contractual     Exercise     At March 31,     Exercise
 Price          2001            Life          Price           2001          Price
--------    ------------     -----------     --------     ------------     --------
   $1          570,225        7.5 years        $ 1           570,225         $ 1
   $6        3,314,730          8 years        $ 6         2,566,948         $ 6
   $7          111,953         10 years         $7               --           $7
             ---------                                     ---------
             3,996,908                                     3,137,173
             =========                                     =========

   For various price ranges, weighted average characteristics of outstanding options at December 31, 2000 were as follows:

                    Options Outstanding                  Options Exercisable
           -----------------------------------------  ---------------------------
                              Weighted-
               Number          Average     Weighted       Number        Weighted
             Outstanding      Remaining    Average      Exercisable     Average
Exercise   At December 31,   Contractual   Exercise   At December 31,   Exercise
 Price          2000            Life        Price          2000          Price
--------   ---------------   -----------   --------   ---------------   --------
   $1           605,225       7.5 years      $ 1           605,225        $ 1
   $6         3,319,730         8 years      $ 6         2,463,661        $ 6
              ---------                                  ---------
              3,924,955                                  3,068,886
              =========                                  =========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   For various price ranges, weighted average characteristics of outstanding options at December 31, 1999 were as follows:

               Options Outstanding            Options Exercisable
           ------------------------------  ---------------------------
                              Weighted-
               Number          Average     Weighted       Number        Weighted
             Outstanding      Remaining    Average      Exercisable     Average
Exercise   At December 31,   Contractual   Exercise   At December 31,   Exercise
 Price          1999            Life        Price          1999          Price
--------   ---------------   -----------   --------   ---------------   --------
   $1           674,160       10 years       $ 1           674,160        $ 1
   $6         3,033,150       10 years       $ 6         1,044,390        $ 6
              ---------                                  ---------
              3,707,310                                  1,718,550
              =========                                  =========

   The Company follows APB Opinion No. 25, Accounting for Stock Issued to Employees, to account for stock option plans. Had compensation cost for these plans been determined based on the minimum value method at the grant dates for awards as prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, pro forma net loss and loss per share would have been (in thousands except share data):

                                                      For the Year For the Year
                                                         Ended        Ended
                                                      December 31, December 31,
                                                          1999         2000
                                                      ------------ ------------
      Pro forma net loss.............................   $(17,588)    $(50,548)
      Pro forma basic and diluted loss per share.....   $  (2.48)    $  (1.64)

   The weighted average fair value of options granted under the plans during fiscal years 1999 and 2000 was $1.27 and $1.56, respectively. The assumptions used for the minimum value calculation are as follows:

                                                       1999           2000
                                                   -------------  -------------
      Risk-free interest rate..................... 5.24% to 6.28% 5.88% to 6.72%
      Expected term...............................       5 years        5 years
      Company's expected volatility...............         86.93%        100.37%
      Dividend yield..............................          None           None

15. Related Party Transactions

   The Company received financial advisory and investment banking services from several stockholders related to the Company's equity and debt financing and acquisition of Sprint PCS assets. Total amounts incurred for these services were approximately $32,000, $96,000, $9,285,000, $3,638,000 and $-0- in 1997,
1998 and for the periods January 1, 1999 through December 20, 1999 and December 20, 1999 through December 31, 1999, and for the year ended December 31, 2000, respectively. For the period January 1, 1999 through December 20, 1999, the Company charged operations $9,250,000 (of which $8,750,000 was to related parties for financial advisory fees not directly incurred in connection with the successful financing. Associated amounts included in accounts payable-- related parties at December 31, 1998, 1999, and 2000 were approximately $2,000, $4,500,000, and $-0- respectively.

   On December 20, 1999, the Company and an affiliate of a stockholder entered into a five year advisory agreement whereby the Company will receive consulting services from the affiliate for a $5,000,000 fee. The $5,000,000 fee, which was prepaid on December 20, 1999 is included in prepaid management fee-related party and is being amortized over the term of the agreement. In addition, in 1999 the affiliate provided financial advisory services to the Company in connection with the Senior Credit Facility. Costs incurred related to the Senior Credit Facility and paid to the affiliate approximated $3,552,000, all of which are included in debt issuance costs.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   The Company utilizes the services of a law firm in which a partner is a General Counsel/stockholder of IWO. On December 20, 1999, the Company entered into a three year professional services agreement with its outside General Counsel/stockholder, whereby the General Counsel/stockholder will provide legal services annually up to $400,000 and participate in the Company's stock option program (see Notes 14 and 17). In addition, the General Counsel/stockholder is entitled to an annual bonus of $300,000 based on performance. Legal fees incurred under the professional services agreement/consulting agreement in 1997, 1998, the periods January 1, 1999 through December 20, 1999 and December 20, 1999 through December 31, 1999, for the year ended December 31, 2000 and for the unaudited three month periods ended March 31, 2000 and 2001, were approximately $61,000, $273,000, $1,101,000, $15,000, $1,243,000, $279,000 and
$327,000, respectively. Legal fees included in accounts payabale--related parties at December 31, 1998, 1999 and 2000 and unaudited March 31, 2001 were approximately $212,000, $315,000, $213,000 and $109,000, respectively.

   The Company utilizes two firms for marketing, information technology, and general management consulting which are affiliated with its Chairman of the Board. Fees incurred in 1997, 1998 and the periods January 1, 1999 through December 20, 1999 and December 20, 1999 through December 31, 1999 and for the year ended December 31, 2000 approximated $0, $125,000, $369,000, $51,000, and
$165,000, respectively of which approximately $37,000, $51,000 and $-0- is included in accounts payable--related parties at December 31, 1998, 1999 and 2000, respectively.

16. Fair Value of Financial Instruments

   Fair value estimates, assumptions, and methods used to estimate the fair value of the Company's financial instruments are made in accordance with the requirements of SFAS No. 107, "Disclosure about Fair Value of Financial Instruments". The Company has used available information to derive its estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts the Company could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts. The fair value of financial instruments is as follows (in thousands):

                            December 31, December 31, December 31,  March 31,
                                1998         1999         2000        2001
                            ------------ ------------ ------------ -----------
                                                                   (Unaudited)
   Cash and cash
    equivalents............     $319       $104,752     $36,313     $134,544
   Accounts receivable.....      --             --        4,218        4,591
   Accounts payable........      100            807       6,388        6,742
   Accounts payable--
    related parties........      251          4,866         213          109
   Due to Sprint PCS.......      --             --        7,711        4,290
   Accrued expenses........      --             484      12,432       14,730
   Accrued expenses--
    related parties........      --             --          463          383
   Unearned revenue........      --             --        1,652        1,927
   Debt....................      600            --          --           --
   Term loan...............      --             --       80,000      110,000
   Senior notes............      --             --          --       152,108

   The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accounts payable--related parties, due to Sprint PCS, accrued expenses, accrued expenses--related parties, unearned revenue and debt are a reasonable estimate of their fair value due to the short-term nature of the instruments. The fair value of the term loan and Senior Notes is valued at discounted future cash flows using the current borrowing rate.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

17. Termination of Certain Agreements

 Separation Agreements

   IWO and a stockholder/former chief financial officer agreed to separate effective January 31, 2000. Under the separation agreement, the stockholder/former chief financial officer was paid $375,000 plus $75,000 for legal expenses and approximately $169,000 for the repurchase of 29,352 shares at the fair value of $5.74468 per share (fair value). Further, under the agreement the stockholder/former chief financial officer retained 154,461 vested stock options. Accordingly, the Company charged operations in the amount of $450,000 for the year ended December 31, 2000. The stockholder/former chief financial officer's warrants for 74,400 shares of Class B common stock terminated upon his resignation (see Note 14).

   In November 2000, IWO's former President resigned from his position. IWO has engaged the former President as a consultant for the period November 2000 through April 30, 2001 at a fee aggregating $110,000. IWO will also pay the former president severance approximating $800,000. For the year ended December 31, 2000 $820,000 was charged to operations.

 Professional Services Agreement

   On September 17, 2000, the Company terminated the Professional Services Agreement with its General Counsel (see Note 15) and replaced it with a Consulting Agreement having a term of one year unless terminated earlier as a result of the culmination of an Approved Sale as defined in the agreement or a Designated Merger. The Consulting Agreement provides for monthly payments of $10,000 plus a bonus of up to $250,000, guaranteed upon the culmination of certain events as defined in the agreement. In addition, the law firm in which the former General Counsel is a partner was paid $25,000 per month as a retainer for outside legal services for the period of September 17, 2000 through December 31, 2000.

18. Defined Contribution Plan

   Effective April 1, 2000, the Company established a 401(k) defined contribution plan (the Plan) in which all full time employees (as defined) are eligible to participate in the Plan. Under the Plan, participants may elect to withhold up to 15% of their annual compensation, subject to IRS limitations. The Company is required to make matching contributions based on a percentage of the participant's contributions. Participants vest in the Company matching contributions ratably over a four-year vesting period (25% per year). Contribution expense for the year ended December 31, 2000 and for the unaudited three months ended March 31, 2000 and 2001 approximated $226,000, $-0- and $61,000, respectively.

19. Sale of Units Consisting of Senior Notes and Warrants

   In February 2001, the Company issued 160,000 units consisting of $1,000 principal amount of 14% Senior Notes due January 15, 2011 and one warrant to purchase 12.50025 shares of class C common stock at an exercise price of $7.00 per share. Interest is payable semiannually on January 15 and July 15 of each year. The gross proceeds from the offering which were $160,000,000, have been allocated to the fair value of the Senior Notes ($152,042,000) and warrants ($7,958,000). A portion of the proceeds was used to purchase a portfolio of US Treasury obligations, which is expected to generate sufficient proceeds to make the first six scheduled interest payments on the notes. The notes are senior unsecured obligations equal in right of payment to all existing and future senior debt and senior in right of payment for all future subordinated debt. The Senior Notes are fully and unconditionally guaranteed by Corp. The warrants are exercisable on or after February 15, 2002 and will expire on January 15, 2011.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   The amortized cost and approximate market value of investment securities held to maturity at unaudited March 31, 2001 (which are restricted for future interest payments on the Senior Notes) are summarized as follows (in thousands)

                                                    Gross      Gross
                                        Amortized Unrealized Unrealized Market
                                          Cost      Gains      Losses    Value
                                        --------- ---------- ---------- -------
   U.S. Treasury obligations...........  $61,147     $393       $--     $61,540

   The amortized cost and approximate fair value of debt securities held to maturity at unaudited March 31, 2001 by contractual maturity, are shown below (in thousands):

                                                              Amortized Market
                                                                Cost     Value
                                                              --------- -------
   Due in one year or less...................................  $21,590  $21,689
   Due in one year through five..............................   39,557   39,851
                                                               -------  -------
                                                               $61,147  $61,540
                                                               =======  =======

   The above table excludes approximately $810,000 of cash and accrued interest receivable restricted for future interest payments on the Senior Notes.

   There were no sales or maturities of investment securities held to maturity during the three months ended March 31, 2001.

20. Subsequent Events (Unaudited)

   In April 2001, IWO and its former chief operating officer entered into a Separation Agreement pursuant to which the former chief operating officer's employment was terminated. Under the Separation Agreement, the former chief operating officer is to be paid approximately $325,000 for severance and approximately $173,000 for the repurchase of 30,077 shares of Class B common stock. Further, under the agreement, the former chief operating officer shall retain vested stock options at an exercise price per share of $5.74468, for a total of 299,515 shares of Class B common stock earned through the effective date of employment termination. The former chief operating officer's warrants for 74,400 shares of Class B common stock terminated upon his resignation. In addition, the former chief operating officer is required to repay approximately $193,000 that was then outstanding under recourse promissory note agreements. IWO also forgave $19,967 of accrued interest on the promissory note agreements.

   Effective May 7, 2001, the Company entered into a three year employment agreement with its Chief Financial Officer. The annual compensation under this agreement includes salary of $200,000 through December 31, 2001 and increases of $5,000/year thereafter as well as annual bonuses. The officer was also granted stock options to acquire 335,859 shares of Class B common stock at a purchase price of $7.00 per share. Options for 167,930 shares vest ratably on a daily basis over a period of three years commencing May 7, 2001. The remaining options to acquire 167,929 shares become vested on December 31, 2005. The remaining options also contain accelerated vesting provisions through December 31, 2004 based upon the achievement of certain annual performance goals. The agreement also provides for immediate vesting of 20% and 100% of these options in the event of a Merger, as defined, and the termination of the officer's employment within 12 months of such a Merger, respectively.

   In May 2001, the Board of Directors and stockholders of IWO, approved an amendment to the Stock Incentive Plan, increasing the amount of shares of Class B common stock reserved for issuance under the Plan from 2,021,970 shares to 2,500,000 shares.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

21. Condensed Consolidating Financial Information (Unaudited)

   Independent Wireless One Leased Realty Corporation (the "Non-Guarantor"), a 100% wholly-owned subsidiary of Independent Wireless One Corporation, is precluded from guaranteeing the debt of IWO Holdings, Inc. based on current agreements in effect. Independent Wireless One Corporation is not restricted from serving as a guarantor of the IWO Holdings, Inc. debt.

   Independent Wireless One Leased Realty Corporation holds all of the cell site leases and certain leases related to the administrative office facilities and retail stores. Operating expenses are comprised of rent expense from these leases. Independent Wireless One Leased Realty Corporation has charged Independent Wireless One Corporation a fee equal to its rent expense for use of its leased cell sites, office and retail space.

   The information which follows presents the condensed consolidating financial position as of December 31, 1999 and 2000 and unaudited March 31, 2001 and the condensed consolidating results of operations and cash flows for the period December 20, 1999 through December 31, 1999, for the year ended December 31, 2000 and for the unaudited three months ended March 31, 2000 and March 31, 2001 of (a) the Parent Company, IWO Holdings, Inc., (b) the "Guarantor", Independent Wireless One Corporation, (c) the "Non-Guarantor", Independent Wireless One Leased Realty Corporation; and includes eliminating entries and the Company on a consolidated basis.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                            As of December 31, 1999
                        (in thousands except share data)

                                         Independent
                               IWO       Wireless One
                          Holdings, Inc. Corporation
                             (Parent)    (Guarantor)  Eliminations Consolidated
                          -------------- ------------ ------------ ------------
ASSETS
Current assets:
 Cash and cash
  equivalents...........     $    --       $104,752    $     --      $104,752
 Inventory..............          --            315          --           315
 Prepaid expenses.......          --            263          --           263
 Other current assets...          --             61          --            61
 Prepaid management
  fee--related party....          --          1,000          --         1,000
                             --------      --------    ---------     --------
   Total current
    assets..............          --        106,391          --       106,391
                             --------      --------    ---------     --------
Investment in
 subsidiary.............      136,674           --      (136,674)         --
Prepaid management fee--
 related party..........          --          3,970          --         3,970
Property and equipment,
 net....................          --            539          --           539
Construction in
 progress...............          --            243          --           243
Deferred costs, net.....          --         17,915          --        17,915
                             --------      --------    ---------     --------
   Total assets.........     $136,674      $129,058    $(136,674)    $129,058
                             ========      ========    =========     ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.......     $    --       $    807    $     --      $    807
 Accounts payable--
  related parties.......          --          4,866          --         4,866
 Accrued expenses.......          --            484          --           484
                             --------      --------    ---------     --------
   Total current
    liabilities.........          --          6,157          --         6,157
Term loan...............          --            --           --           --
                             --------      --------    ---------     --------
   Total liabilities....          --          6,157          --         6,157
                             --------      --------    ---------     --------
Redeemable common
 stock..................          310           --           --           310
                             --------      --------    ---------     --------
Commitments and
 contingencies
Stockholders' equity:
Preferred stock
 (nonvoting)--$.01 par
 value, 500,000 shares
 authorized, none issued
 and outstanding........          --            --           --           --
Common stock, Class A
 (nonvoting)--$.01 par
 value, 15,000,000
 shares authorized,
 issued and
 outstanding............          150           --           --           150
Common stock, Class B
 (voting) $.01 par
 value, 18,750,000
 shares authorized,
 11,699,301 shares
 issued and
 outstanding............          117           --           --           117
Common stock, Class C
 (nonvoting)--$.01 par
 value, 18,750,000
 shares authorized,
 3,432,365 shares issued
 and outstanding........           34           --           --            34
Common stock, Class D
 (voting)--$.01 par
 value, 60,000 shares
 authorized, issued and
 outstanding............            1           --           --             1
Common stock, (voting)--
 $.01 par value,
 58,105,000 shares
 authorized, none issued
 and outstanding........          --            --           --           --
Capital stock...........          --          2,750       (2,750)         --
Additional paid-in
 capital................      137,138       121,227     (135,000)     123,365
Deficit accumulated
 during developmental
 stage..................       (1,076)       (1,076)       1,076       (1,076)
                             --------      --------    ---------     --------
   Total stockholders'
    equity..............      136,364       122,901     (136,674)     122,591
                             --------      --------    ---------     --------
   Total liabilities and
    stockholders'
    equity..............     $136,674      $129,058    $(136,674)    $129,058
                             ========      ========    =========     ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATING BALANCE SHEET--(Continued)

                            As of December 31, 2000
                        (in thousands except share data)

                                                   Independent
                             IWO    Independent   Wireless One
                          Holdings, Wireless One  Leased Realty
                            Inc.    Corporation    Corporation
                          (Parent)  (Guarantor)  (Non Guarantor) Eliminations Consolidated
                          --------- ------------ --------------- ------------ ------------
         ASSETS
Current assets:
  Cash and cash
   equivalents..........  $    --     $ 36,313       $  --        $     --      $ 36,313
  Accounts receivable,
   net of allowances of
   $312.................       --        4,218          --              --         4,218
  Intercompany
   receivable...........       272         906          350          (1,528)         --
  Inventory.............       --        2,567          --              --         2,567
  Prepaid expenses......       --          418          654             --         1,072
  Other current assets..       --          199          --              --           199
  Prepaid management
   fee--related party...       --        1,000          --              --         1,000
                          --------    --------       ------       ---------     --------
    Total current
     assets.............       272      45,621        1,004          (1,528)      45,369
                          --------    --------       ------       ---------     --------
Restricted cash.........       --        8,000          --              --         8,000
Investment in
 subsidiaries...........   136,594         --           --         (136,594)         --
Prepaid management fee--
 related party..........       --        2,970          --              --         2,970
Property and equipment,
 net....................       --       69,555          --              --        69,555
Construction in
 progress...............       --       33,009          --              --        33,009
Deferred costs, net.....       --       14,898          --              --        14,898
Intangible assets, net..       --       58,874          --              --        58,874
Other...................       --           24          --              --            24
                          --------    --------       ------       ---------     --------
    Total assets........  $136,866    $232,951       $1,004       $(138,122)    $232,699
                          ========    ========       ======       =========     ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATING BALANCE SHEET--(Continued)

                            As of December 31, 2000
                        (in thousands except share data)

                                                       Independent
                                        Independent   Wireless One
                              IWO       Wireless One  Leased Realty
                         Holdings, Inc. Corporation    Corporation
                            (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                         -------------- ------------ --------------- ------------ ------------
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......      $--         $  6,388       $  --         $   --       $  6,388
  Accounts payable--
   related parties......       --              213          --             --            213
  Intercompany payable..       252             622          654         (1,528)          --
  Due to Sprint.........       --            7,711          --             --          7,711
  Accrued expenses......       --           12,082          350            --         12,432
  Accrued expenses--
   related parties......       --              463          --             --            463
  Unearned revenue......       --            1,652          --             --          1,652
                              ----        --------       ------        -------      --------
    Total current
     liabilities........       252          29,131        1,004         (1,528)       28,859
Term loan...............       --           80,000          --             --         80,000
                              ----        --------       ------        -------      --------
    Total liabilities...       252         109,131        1,004         (1,528)      108,859
                              ----        --------       ------        -------      --------
Redeemable common
 stock..................       346             --           --             --            346
                              ----        --------       ------        -------      --------
Commitments and
 contingencies
Stockholders' equity:
  Preferred stock
   (nonvoting)--$.01 par
   value, 500,000 shares
   authorized, none
   issued and
   outstanding..........       --              --           --             --            --
  Common stock, Class A
   (nonvoting)--$.01 par
   value, 15,000,000
   shares authorized,
   issued and
   outstanding..........       150             --           --             --            150
  Common stock, Class B
   (voting)-- $.01 par
   value, 18,750,000
   shares authorized,
   and 13,274,171 shares
   issued...............       133             --           --             --            133

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATING BALANCE SHEET--(Continued)

                            As of December 31, 2000
                        (in thousands except share data)

                                                       Independent
                                        Independent   Wireless One
                              IWO       Wireless One  Leased Realty
                         Holdings, Inc. Corporation    Corporation
                            (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                         -------------- ------------ --------------- ------------ ------------
  Common stock, Class C
   (nonvoting)--$.01 par
   value 18,750,000
   shares authorized,
   3,432,365 shares and
   3,555,630 shares
   issued and
   outstanding at
   December 31, 1999 and
   2000, respectively...          35           --           --              --            35
  Common stock, Class D
   (voting)--$.01 par
   value 60,000 shares
   authorized, issued
   and outstanding......           1           --           --              --             1
  Common stock, Class E
   (nonvoting)--$.01 par
   value 5,545,000
   shares authorized,
   5,543,655 shares
   issued and
   outstanding at
   December 31, 2000....          55           --           --              --            55
  Common stock,
   (voting)--$.01 par
   value 58,105,000
   shares authorized,
   none issued and
   outstanding..........         --            --           --              --           --
Capital stock...........         --          2,750          --           (2,750)         --
Additional paid-in
 capital................     187,302       172,969          --         (185,000)     175,271
Deficit accumulated
 during developmental
 stage..................     (1,076 )       (1,076)         --            1,076       (1,076)
Retained deficit........     (50,080)      (50,080)         --           50,080      (50,080)
                            --------      --------       ------       ---------     --------
                             136,520       124,563          --         (136,594)     124,489
Treasury stock..........        (252)          --           --              --          (252)
Promissory notes
 receivable.............         --           (743)         --              --          (743)
                            --------      --------       ------       ---------     --------
    Total stockholders'
     equity.............     136,268       123,820          --         (136,594)     123,494
                            --------      --------       ------       ---------     --------
    Total liabilities
     and stockholders'
     equity.............    $136,866      $232,951       $1,004       $(138,122)    $232,699
                            ========      ========       ======       =========     ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET

                              As of March 31, 2001
                        (in thousands except share data)

                                                       Independent
                                         Independent   Wireless One
                               IWO       Wireless One Leased Realty
                          Holdings, Inc.  Corporation   Corporation
                             (Parent)     (Guarantor) (Non Guarantor) Eliminations Consolidated
                          -------------- ------------ --------------  ------------ ------------
ASSETS
Current assets:
  Cash and cash
   equivalents..........     $    --       $134,544       $  --        $     --      $134,544
  Accounts receivable,
   net of allowances of
   $345.................          --          4,591          --              --         4,591
  Intercompany
   receivable...........      152,459         1,163          390        (154,012)         --
  Inventory.............          --          1,246          --              --         1,246
  Prepaid expenses......          --            366          911             --         1,277
  Other current assets..          --            218          --              --           218
  Prepaid management
   fee--related party...          --          1,000          --              --         1,000
  Restricted cash and
   U.S. Treasury
   obligations at
   amortized cost-- held
   to maturity..........          --         22,400          --              --        22,400
                             --------      --------       ------       ---------     --------
    Total current
     assets.............      152,459       165,528        1,301        (154,012)     165,276
                             --------      --------       ------       ---------     --------
Restricted cash.........          --          8,000          --              --         8,000
Restricted cash and U.S.
 Treasury obligations,
 at amortized cost--held
 to maturity............          --         39,557          --              --        39,557
Investment in
 subsidiaries...........      121,875           --           --         (121,875)         --
Prepaid management
 fee--related party.....          --          2,720          --              --         2,720
Property and equipment,
 net....................          --         74,984          --              --        74,984
Construction in
 progress...............          --         39,147          --              --        39,147
Deferred costs, net.....          --         20,831          --              --        20,831
Intangible assets, net..          --         57,331          --              --        57,331
Other...................          --             15          --              --            15
                             --------      --------       ------       ---------     --------
    Total assets........     $274,334      $408,113       $1,301       $(275,887)    $407,861
                             ========      ========       ======       =========     ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

          UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET--(Continued)
                              As of March 31, 2001
                        (in thousands except share data)

                                                                        Independent
                                                          Independent   Wireless One
                                                IWO       Wireless One Leased Realty
                                           Holdings, Inc.  Corporation   Corporation
                                              (Parent)     (Guarantor) (Non Guarantor) Eliminations Consolidated
                                           -------------- ------------ --------------  ------------ ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable.........................     $    --       $  6,742       $  --        $     --      $  6,742
Accounts payable--related parties........          --            109          --              --           109
Intercompany payable.....................          252       152,849          911        (154,012)         --
Due to Sprint............................          --          4,290          --              --         4,290
Accrued expenses.........................          --         14,340          390             --        14,730
Accrued expenses--related parties........          --            383          --              --           383
Unearned revenue.........................          --          1,927          --              --         1,927
                                              --------      --------       ------       ---------     --------
    Total current liabilities............          252       180,640        1,301        (154,012)      28,181
Term loan................................          --        110,000          --              --       110,000
Senior notes.............................      152,108           --           --              --       152,108
                                              --------      --------       ------       ---------     --------
    Total liabilities....................      152,360       290,640        1,301        (154,012)     290,289
                                              --------      --------       ------       ---------     --------
Redeemable common stock..................          346           --           --              --           346
                                              --------      --------       ------       ---------     --------
Commitments and contingencies
Stockholders' equity:
Preferred stock (nonvoting)--$.01 par
 value, 500,000 shares authorized,
 none issued and outstanding.............          --            --           --              --           --
Common stock, Class A (nonvoting)--$.01
 par value, 15,000,000 shares authorized,
 issued and outstanding..................          150           --           --              --           150
Common stock, Class B (voting) $.01 par
 value, 18,750,000 shares authorized and
 13,314,171 shares issued................          133           --           --              --           133
Common stock, Class C (nonvoting)--$.01
 par value, 18,750,000 shares authorized,
 3,555,630 shares issued and outstanding..          35           --           --              --            35
Common stock, Class D (voting)--$.01 par
 value, 60,000 shares authorized, issued
 and outstanding.........................            1           --           --              --             1
Common stock, Class E (nonvoting)--$.01
 par value, 5,545,000 shares authorized,
 5,543,654 shares issued and outstanding..          55           --           --              --            55
Common stock, (voting)--$.01 par value,
 58,105,000 shares authorized, none
 issued and outstanding..................          --            --           --              --           --
Capital stock............................          --          2,750          --           (2,750)         --
Additional paid-in capital...............      187,381       181,138          --         (185,000)     183,519
Deficit accumulated during developmental
 stage...................................       (1,076)       (1,076)         --            1,076       (1,076)
Retained deficit.........................      (64,799)      (64,799)         --           64,799      (64,799)
                                              --------      --------       ------       ---------     --------
                                               121,880       118,013          --         (121,875)     118,018
Treasury stock at cost (43,856 Class B
 Shares).................................         (252)          --           --              --          (252)
Promissory notes receivable..............          --           (540)         --              --          (540)
                                              --------      --------       ------       ---------     --------
    Total stockholders' equity...........      121,628       117,473          --         (121,875)     117,226
                                              --------      --------       ------       ---------     --------
    Total liabilities and stockholders'
     equity..............................     $274,334      $408,113       $1,301       $(275,887)    $407,861
                                              ========      ========       ======       =========     ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

           For the period December 20, 1999 through December 31, 1999
                                 (in thousands)

                                         Independent
                               IWO       Wireless One
                          Holdings, Inc. Corporation
                             (Parent)    (Guarantor)  Eliminations Consolidated
                          -------------- ------------ ------------ ------------
Net revenues.............    $    --       $    --       $  --       $    --
                             --------      --------      ------      --------
Operating expenses:......
  Selling and marketing..         --              5         --              5
  General and
   administrative:.......
    Other general and
     administrative......         --            839         --            839
                             --------      --------      ------      --------
      Total operating
       expenses..........         --            844         --            844
                             --------      --------      ------      --------
Operating loss...........         --           (844)        --           (844)
  Interest income........         --            171         --            171
  Amortization of debt
   issuance costs........         --            (84)        --            (84)
  Other debt financing
   fees..................                      (319)                     (319)
  Equity in losses of
   wholly-owned
   subsidiary............      (1,076)          --        1,076           --
                             --------      --------      ------      --------
    Net loss.............    $ (1,076)     $ (1,076)     $1,076      $ (1,076)
                             ========      ========      ======      ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS--(Continued)

                      For the Year Ended December 31, 2000
                                 (in thousands)

                                                       Independent
                                        Independent   Wireless One
                              IWO       Wireless One  Leased Realty
                         Holdings, Inc. Corporation    Corporation
                            (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                         -------------- ------------ --------------- ------------ ------------
Net revenues............    $    --       $ 58,836       $3,115        $ (3,115)    $ 58,836
                            --------      --------       ------        --------     --------
Operating expenses:
  Costs of services and
   equipment (exclusive
   of depreciation and
   amortization shown
   below)...............         --         46,541        2,277             --        48,818
  Selling and
   marketing............         --         19,093          404             --        19,497
  General and
   administrative:
    Noncash stock-based
     compensation.......         --          1,817          --              --         1,817
    Related parties.....         --          2,193          --              --         2,193
    Other general and
     administrative.....         --         15,587          434             --        16,021
  Depreciation and
   amortization.........         --         12,538          --              --        12,538
  Intercompany
   expenses.............         --          3,115          --           (3,115)         --
                            --------      --------       ------        --------     --------
      Total operating
       expenses.........         --        100,884        3,115          (3,115)     100,884
                            --------      --------       ------        --------     --------
Operating loss..........                   (42,048)         --              --       (42,048)
  Interest income.......         --          2,032          --              --         2,032
  Interest expense......         --         (2,918)         --              --        (2,918)
  Interest expense--
   related parties......         --           (614)         --              --          (614)
  Amortization of debt
   issuance costs.......         --         (2,843)         --              --        (2,843)
  Other debt financing
   fees.................         --         (3,689)         --              --        (3,689)
  Equity in losses of
   wholly-owned
   subsidiaries.........     (50,080)          --           --           50,080          --
                            --------      --------       ------        --------     --------
      Net loss..........    $(50,080)     $(50,080)      $  --         $ 50,080     $(50,080)
                            ========      ========       ======        ========     ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                   For the three months ended March 31, 2000
                                 (in thousands)

                                                      Independent
                                        Independent   Wireless One
                              IWO       Wireless One Leased Realty
                         Holdings, Inc.  Corporation   Corporation
                            (Parent)     (Guarantor) (Non Guarantor) Eliminations Consolidated
                         -------------- ------------ --------------  ------------ ------------
Net revenues............    $   --        $10,011         $138          $ (138)     $10,011
                            -------       -------         ----          ------      -------
Operating expenses:
  Costs of services and
   equipment (exclusive
   of depreciation and
   amortization shown
   below)...............        --          9,465            1             --         9,466
  Selling and
   marketing............        --          3,246           45             --         3,291
  General and
   administrative:
    Noncash stock-based
     compensation.......        --            380          --              --           380
    Related parties.....        --            440          --              --           440
    Other general and
     administrative.....        --          3,399           92             --         3,491
  Depreciation and
   amortization.........        --          1,146          --              --         1,146
  Intercompany
   expenses.............        --            138          --             (138)         --
                            -------       -------         ----          ------      -------
    Total operating
     expenses...........        --         18,214          138            (138)      18,214
                            -------       -------         ----          ------      -------
Operating loss..........        --         (8,203)         --              --        (8,203)
  Interest income.......        --            952          --              --           952
  Amortization of debt
   issuance costs.......        --           (628)         --              --          (628)
  Other debt financing
   fees.................        --           (944)         --              --          (944)
  Equity in losses of
   wholly-owned
   subsidiaries.........     (8,823)           --          --            8,823          --
                            -------       -------         ----          ------      -------
    Net loss............    $(8,823)      $(8,823)        $--           $8,823      $(8,823)
                            =======       =======         ====          ======      =======

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                   For the three months ended March 31, 2001
                                 (in thousands)

                                                      Independent
                                        Independent   Wireless One
                              IWO       Wireless One Leased Realty
                         Holdings, Inc.  Corporation   Corporation
                            (Parent)     (Guarantor) (Non Guarantor) Eliminations Consolidated
                         -------------- ------------ --------------  ------------ ------------
Net revenues............    $    --       $ 20,093       $1,593        $(1,593)     $ 20,093
                            --------      --------       ------        -------      --------
Operating expenses:
  Costs of services and
   equipment (exclusive
   of depreciation and
   amortization shown
   below)...............         --         14,795        1,276            --         16,071
  Selling and
   marketing............         --          4,837          193            --          5,030
  General and
   administrative:
    Noncash stock-based
     compensation.......         --            211          --             --            211
    Related Parties.....         --            327          --             --            327
    Other general and
     administrative.....         --          4,268          124            --          4,392
  Depreciation and
   amortization.........         --          4,146          --             --          4,146
  Intercompany
   expenses.............         --          1,593          --          (1,593)          --
                            --------      --------       ------        -------      --------
    Total operating
     expenses...........         --         30,177        1,593         (1,593)       30,177
                            --------      --------       ------        -------      --------
Operating loss..........         --        (10,084)         --             --        (10,084)
  Interest income.......         --          1,829          --             --          1,829
  Interest expense......         --         (4,255)         --             --         (4,255)
  Interest expense--
   related parties......         --           (352)         --             --           (352)
  Amortization of debt
   issuance and offering
   costs................         --         (1,185)         --             --         (1,185)
  Other debt financing
   fees.................                      (672)         --             --           (672)
  Equity in losses of
   wholly-owned
   subsidiaries.........     (14,719)          --           --          14,719           --
                            --------      --------       ------        -------      --------
    Net loss............    $(14,719)     $(14,719)      $  --         $14,719      $(14,719)
                            ========      ========       ======        =======      ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

           For the period December 20, 1999 through December 31, 1999
                                 (in thousands)

                                          Independent
                                IWO       Wireless One
                           Holdings, Inc. Corporation
                              (Parent)    (Guarantor)  Eliminations Consolidated
                           -------------- ------------ ------------ ------------
Cash flows from operating
 activities:
  Net loss...............    $  (1,076)    $  (1,076)   $   1,076    $  (1,076)
  Adjustments to
   reconcile net loss to
   net cash (used in)
   provided by operating
   activities:
    Amortization of debt
     issuance costs......          --             84          --            84
    Equity in losses of
     wholly-owned
     subsidiary..........        1,076           --        (1,076)         --
  Changes in operating
   assets and
   liabilities:
    Intercompany
     receivable..........     (135,000)          --       135,000          --
    Inventory............          --           (295)         --          (295)
    Prepaid expenses.....          --             16          --            16
    Other................          --            (61)         --           (61)
    Prepaid management
     fee--related party..          --         (4,970)         --        (4,970)
    Accounts payable.....          --             67          --            67
    Accounts payable--
     related parties.....          --          4,008          --         4,008
    Intercompany
     payable.............          --        135,000     (135,000)         --
    Accrued expenses.....          --           (790)         --          (790)
    Accrued financial
     advisory fees.......          --         (9,250)         --        (9,250)
                             ---------     ---------    ---------    ---------
      Net cash (used in)
       provided by
       operating
       activities........     (135,000)      122,733          --       (12,267)
                             ---------     ---------    ---------    ---------
Cash flows from investing
 activities:
  Deferred acquisition
   costs.................          --         (2,375)         --        (2,375)
  Purchase of property
   and equipment.........          --           (288)         --          (288)
  Construction in
   progress..............          --           (159)         --          (159)
                             ---------     ---------    ---------    ---------
    Net cash used in
     investing
     activities..........          --         (2,822)         --        (2,822)
                             ---------     ---------    ---------    ---------
Cash flows from financing
 activities:
  Gross proceeds received
   from equity
   investors.............      135,000           --           --       135,000
  Payment of debt........          --         (2,000)         --        (2,000)
  Payment of equity
   issuance costs........          --           (772)         --          (772)
  Payment of debt
   issuance costs........          --        (12,400)         --       (12,400)
                             ---------     ---------    ---------    ---------
    Net cash provided by
     (used in) financing
     activities..........      135,000       (15,172)         --       119,828
                             ---------     ---------    ---------    ---------
Net increase in cash and
 cash equivalents........          --        104,739          --       104,739
Cash and cash
 equivalents, beginning
 of period...............          --             13          --            13
                             ---------     ---------    ---------    ---------
Cash and cash
 equivalents, end of
 period..................    $     --      $ 104,752    $     --     $ 104,752
                             =========     =========    =========    =========
Non-cash:
  Deferred costs included
   in accounts payable
   and accounts payable--
   related parties.......    $     --      $     977    $     --     $     977

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS--(Continued)

                      For the Year Ended December 31, 2000
                                 (in thousands)

                                                      Independent
                                        Independent   Wireless One
                              IWO       Wireless One Leased Realty
                         Holdings, Inc.  Corporation   Corporation
                            (Parent)     (Guarantor) (Non Guarantor) Eliminations Consolidated
                         -------------- ------------ --------------  ------------ ------------
Cash flows from
 operating activities:
  Net loss..............    $(50,080)     $(50,080)      $ --          $ 50,080     $(50,080)
  Adjustments to
   reconcile net loss to
   net cash used in
   operating activities:
    Allowances for
     doubtful accounts
     and sales returns..         --            312         --               --           312
    Depreciation and
     amortization of
     property and
     equipment..........         --          6,813         --               --         6,813
    Amortization of
     intangible assets..         --          5,725         --               --         5,725
    Amortization of debt
     issuance costs.....         --          2,843         --               --         2,843
    Noncash stock-based
     compensation.......         --          1,817         --               --         1,817
    Equity in losses of
     wholly-owned
     subsidiaries.......      50,080           --          --           (50,080)
  Changes in operating
   assets and
   liabilities, net of
   acquired assets:
    Accounts
     receivable.........         --         (2,279)        --               --        (2,279)
    Intercompany
     receivable.........     (49,816)         (906)       (350)          51,072          --
    Inventory...........         --         (2,252)        --               --        (2,252)
    Prepaid expenses....         --           (155)       (654)             --          (809)
    Other...............         --           (418)        --               --          (418)
    Prepaid management
     fee--related
     party..............         --          1,000         --               --         1,000
    Accounts payable....         --            717         --               --           717
    Accounts payable--
     related parties....         --         (3,597)        --               --        (3,597)
    Intercompany
     payable............         252        50,166         654          (51,072)         --
    Due to Sprint.......         --          7,711         --               --         7,711
    Accrued expenses....         --         10,078         350              --        10,428
    Accrued expenses--
     related parties....         --            463         --               --           463
    Unearned revenue....         --          1,652         --               --         1,652
                            --------      --------       -----         --------     --------
      Net cash (used in)
       provided by
       operating
       activities.......     (49,564)       29,610         --               --       (19,954)
                            --------      --------       -----         --------     --------

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS--(Continued)

                      For the Year Ended December 31, 2000
                        (in thousands except share data)

                                                       Independent
                                         Independent   Wireless One
                               IWO       Wireless One Leased Realty
                          Holdings, Inc.  Corporation   Corporation
                             (Parent)     (Guarantor) (Non Guarantor) Eliminations Consolidated
                          -------------- ------------ --------------  ------------ ------------
Cash flows from
 investing activities:
  Deferred acquisition
   costs................         --            (740)        --             --            (740)
  Purchase of Sprint
   assets...............         --        (116,405)        --             --        (116,405)
  Restricted cash.......         --          (8,000)        --             --          (8,000)
  Purchase of property
   and equipment........         --         (19,926)        --             --         (19,926)
  Construction in
   progress.............         --         (27,749)        --             --         (27,749)
                             -------      ---------        ----           ----      ---------
    Net cash used in
     investing
     activities.........         --        (172,820)        --             --        (172,820)
                             -------      ---------        ----           ----      ---------
Cash flows from
 financing activities:
  Gross proceeds
   received from equity
   investors............      49,544            --          --             --          49,544
  Stock option
   exercises............         272            --          --             --             272
  Proceeds received from
   issuance of debt.....         --          85,000         --             --          85,000
  Payment of debt.......         --          (5,000)        --             --          (5,000)
  Payment for Company
   common stock.........        (252)            --         --             --            (252)
  Payment of offering
   costs................         --          (2,234)        --             --          (2,234)
  Payment of equity
   issuance costs.......         --             (75)        --             --             (75)
  Payment of debt
   issuance costs.......         --          (2,920)        --             --          (2,920)
                             -------      ---------        ----           ----      ---------
    Net cash provided by
     financing
     activities.........      49,564         74,771         --             --         124,335
                             -------      ---------        ----           ----      ---------
Net decrease in cash and
 cash equivalents.......         --         (68,439)        --             --         (68,439)
Cash and cash
 equivalents, beginning
 of period..............         --         104,752         --             --         104,752
                             -------      ---------        ----           ----      ---------
Cash and cash
 equivalents, end of
 period.................     $   --       $  36,313        $--            $--       $  36,313
                             =======      =========        ====           ====      =========
Non-Cash:
 Property and equipment
  included in accounts
  payable...............        $--            $950        $--            $--            $950
 Construction in
  progress included in
  accounts payable......          --          3,835         --             --           3,835
 Construction in program
  included in accrued
  expenses..............          --          1,521         --             --           1,521
 Issuance of common
  stock for promissory
  notes.................         --             456         --             --             456
Interest paid...........         --           3,403         --             --           3,407

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                   For the three months ended March 31, 2000
                                 (in thousands)

                                                       Independent
                                        Independent   Wireless One
                              IWO       Wireless One  Leased Realty
                         Holdings, Inc. Corporation    Corporation
                            (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                         -------------- ------------ --------------- ------------ ------------
Cash flows from
 operating activities:
  Net loss.............     $(8,823)     $  (8,823)       $ --          $8,823     $  (8,823)
  Adjustments to
   reconcile net loss
   to net cash used in
   operating
   activities:
   Allowances for
    doubtful accounts
    and sales returns..         --             563          --             --            563
   Depreciation and
    amortization of
    property and
    equipment..........         --             109          --             --            109
   Amortization of
    intangible assets..         --           1,037          --             --          1,037
   Amortization of debt
    issuance costs.....         --             628          --             --            628
   Noncash stock-based
    compensation.......         --             380          --             --            380
   Equity in losses of
    wholly-owned
    subsidiaries.......       8,823            --           --          (8,823)          --
Changes in operating
 assets and
 liabilities, net of
 acquired assets:
   Accounts
    receivable.........         --          (1,761)         --             --         (1,761)
   Intercompany
    receivable.........        (272)           --           --             272           --
   Inventory...........         --             130          --             --            130
   Prepaid expenses....         --             (43)         --             --            (43)
   Other...............         --            (236)         --             --           (236)
   Prepaid management
    fee--related
    party..............         --             250          --             --            250
   Accounts payable....         --           2,266          --             --          2,266
   Accounts payable--
    related parties....         --          (3,751)         --             --         (3,751)
   Intercompany
    payable............         --             272          --            (272)          --
   Due to Sprint.......         --           4,272          --             --          4,272
   Accrued expenses....         --           1,297          --             --          1,297
   Accrued expenses--
    related parties....         --             450          --             --            450
   Unearned revenue....         --             915          --             --            915
                            -------      ---------        -----         ------     ---------
     Net cash used in
      operating
      activities.......        (272)        (2,045)         --             --         (2,317)
                            -------      ---------        -----         ------     ---------
Cash flows from
 investing activities:
  Deferred acquisition
   costs...............         --            (222)         --             --           (222)
  Purchase of Sprint
   assets..............         --        (116,665)         --             --       (116,665)
  Restricted cash......         --          (8,000)         --             --         (8,000)
  Purchase of property
   and equipment.......         --          (2,554)         --             --         (2,554)
  Construction in
   progress............         --          (4,020)         --             --         (4,020)
                            -------      ---------        -----         ------     ---------
   Net cash used in
    investing
    activities.........         --        (131,461)         --             --       (131,461)
                            -------      ---------        -----         ------     ---------
Cash flows from
 financing activities:
  Stock option
   exercises...........         272            --           --             --            272
  Proceeds received
   from issuance of
   debt................         --          50,000          --             --         50,000
  Payment of debt
   issuance costs......         --            (800)         --             --           (800)
                            -------      ---------        -----         ------     ---------
   Net cash provided by
    financing
    activities.........         272         49,200          --             --         49,472
                            -------      ---------        -----         ------     ---------
Net decrease in cash
 and cash equivalents..         --         (84,306)         --             --        (84,306)
Cash and cash
 equivalents, beginning
 of period.............         --         104,752          --             --        104,752
                            -------      ---------        -----         ------     ---------
Cash and cash
 equivalents, end of
 period................     $   --       $  20,446        $ --          $  --      $  20,446
                            =======      =========        =====         ======     =========
Non-cash:
  Share repurchase--
   former CFO included
   in accrued
   expenses--related
   parties.............     $   --       $     169        $ --          $   --     $     169

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

     UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS--(Continued)

                   For the three months ended March 31, 2001
                                 (in thousands)

                                                        Independent
                                         Independent   Wireless One
                               IWO       Wireless One  Leased Realty
                          Holdings, Inc. Corporation    Corporation
                             (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                          -------------- ------------ --------------- ------------ ------------
Cash flows from
 operating activities:
 Net loss...............    $ (14,719)     $(14,719)       $ --        $  14,719     $(14,719)
 Adjustments to
  reconcile net loss to
  net cash (used in)
  provided by operating
  activities:
   Allowances for
    doubtful accounts
    and sales returns...          --             33          --              --            33
   Depreciation and
    amortization of
    property and
    equipment...........          --          2,603          --              --         2,603
   Amortization of
    intangible assets...          --          1,543          --              --         1,543
   Amortization of debt
    issuance and
    offering costs......          --          1,185          --              --         1,185
   Amortization of
    discount on senior
    notes...............          --             66          --              --            66
   Noncash stock-based
    compensation........                        211                                       211
   Equity in losses of
    wholly-owned
    subsidiaries........       14,719           --           --          (14,719)         --
 Changes in operating
  assets and
  liabilities
   Accounts receivable..          --           (406)         --              --          (406)
   Intercompany
    receivable..........     (160,282)         (911)         390         160,803          --
   Inventory............          --          1,322          --              --         1,322
   Prepaid expenses.....          --            706         (911)            --          (205)
   Other................          --             (9)         --              --            (9)
   Prepaid management
    fee--related party..          --            250          --              --           250
   Accounts payable.....          --         (2,710)         --              --        (2,710)
   Accounts payable--
    related parties.....          --           (104)         --              --          (104)
   Intercompany
    payable.............          --        159,892          911        (160,803)         --
   Due to Sprint........          --         (3,421)         --              --        (3,421)
   Accrued expenses.....          --           (975)        (390)            --        (1,365)
   Accrued expenses--
    related parties.....          --            (80)         --              --           (80)
   Unearned revenue.....          --            275          --              --           275
                            ---------      --------        -----       ---------     --------
     Net cash (used in)
      provided by
      operating
      activities........     (160,282)      144,751          --              --       (15,531)
                            ---------      --------        -----       ---------     --------
Cash flows from
 investing activities:
 Restricted cash and
  U.S. Treasury
  obligations, at
  amortized cost--held
  to maturity...........          --        (61,957)         --              --       (61,957)
 Purchase of property
  and equipment.........          --         (6,235)         --              --        (6,235)
 Construction in
  progress..............          --         (1,210)         --              --        (1,210)
                            ---------      --------        -----       ---------     --------
   Net cash used in
    investing
    activities..........          --        (69,402)         --              --       (69,402)
                            ---------      --------        -----       ---------     --------
 Cash flows from
  financing activities:
 Gross proceeds
  received from equity
  investors.............          203           --           --              --           203
 Stock option
  exercises.............           79           --           --              --            79
 Proceeds received from
  issuance of debt......          --         30,000          --              --        30,000
 Proceeds received from
  issuance of senior
  notes.................      160,000                        --              --       160,000
 Payment of offering
  costs.................          --         (7,118)         --              --        (7,118)
                            ---------      --------        -----       ---------     --------
   Net cash provided by
    financing
    activities..........      160,282        22,882          --              --       183,164
                            ---------      --------        -----       ---------     --------
Net increase in cash and
 cash equivalents.......          --         98,231          --              --        98,231
Cash and cash
 equivalents, beginning
 of period..............          --         36,313          --              --        36,313
                            ---------      --------        -----       ---------     --------
Cash and cash
 equivalents, end of
 period.................    $     --       $134,544        $ --        $     --      $134,544
                            =========      ========        =====       =========     ========
Non-cash:
 Property and equipment
  included in accounts
  payable...............    $     --       $    391        $ --        $     --      $    391
 Construction in
  progress included in
  accounts payable......          --          2,673          --              --         2,673
 Construction in
  progress included in
  accrued expenses......          --          3,662          --              --         3,662
Interest paid...........          --          2,765          --              --         2,765

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Independent Wireless One Corporation

   We have audited the accompanying statements of assets sold of the Sprint Spectrum Albany, Syracuse and Manchester Markets (as described in Note 1), which are wholly owned by Independent Wireless One Corporation (IWO) since their acquisition in 2000 from Sprint Spectrum L.P., as of December 31, 1999 and 1998 and the related statements of revenues and expenses for each of the three years in the period ended December 31, 1999. These statements are the responsibility of Sprint Spectrum L.P.'s management. Our responsibility is to express an opinion on these statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statements' presentation. We believe that our audits provide a reasonable basis for our opinion.

   As described in Note 2, the accompanying statements were prepared for inclusion in the Registration Statement of IWO Holdings, Inc. for purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X for the transaction between IWO and Sprint Spectrum L.P. The statements are not intended to be a complete presentation of the Sprint Spectrum Albany, Syracuse and Manchester Markets' financial position or results of their operations.

   In our opinion, the statements referred to above present fairly, in all material respects, the assets sold of the Sprint Spectrum Albany, Syracuse and Manchester Markets as of December 31, 1999 and 1998, and the related revenues and expenses for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Kansas City, Missouri
May 2, 2000

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS
             (wholly owned by Independent Wireless One Corporation)

                           STATEMENTS OF ASSETS SOLD

                                                              December 31
                                                        -----------------------
                                                           1998        1999
                                                        ----------- -----------
Assets:
  Accounts receivable, net of allowance for doubtful
   accounts of $292,106 and $551,040................... $ 1,732,717 $ 3,356,472
  Property, plant and equipment
    Network equipment..................................  76,385,739  85,110,717
    Other..............................................     757,022     757,022
    Construction work in progress......................   1,640,525     204,275
                                                        ----------- -----------
  Total property, plant and equipment..................  78,783,286  86,072,014
    Less: accumulated depreciation.....................  16,709,657  26,914,543
                                                        ----------- -----------
  Net property, plant and equipment....................  62,073,629  59,157,471
  Prepaid lease expense................................     368,713     371,811
                                                        ----------- -----------
Total assets sold...................................... $64,175,059 $62,885,754
                                                        =========== ===========




                            See accompanying notes.

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS
             (wholly owned by Independent Wireless One Corporation)

                      STATEMENTS OF REVENUES AND EXPENSES

                                                 Year ended December 31
                                           -----------------------------------
                                              1997        1998        1999
                                           ----------- ----------- -----------
Net revenues.............................. $ 2,113,189 $ 9,137,334 $23,401,059
Operating expenses:
  Costs of services and equipment.........   8,381,175  12,200,739  20,203,145
  General and administrative..............   6,674,493   7,360,750   8,975,967
  Selling and marketing...................   3,998,455   3,724,401   5,869,705
  Depreciation and amortization...........   6,840,831   9,491,437  10,204,886
                                           ----------- ----------- -----------
    Total operating expenses..............  25,894,954  32,777,327  45,253,703
                                           ----------- ----------- -----------
Operating expenses in excess of net
 revenues................................. $23,781,765 $23,639,993 $21,852,644
                                           =========== =========== ===========




                            See accompanying notes.

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS
             (wholly owned by Independent Wireless One Corporation)

                     NOTES TO STATEMENTS OF ASSETS SOLD AND
                      STATEMENTS OF REVENUES AND EXPENSES

1. Asset Purchase Agreement

   On February 9, 1999, Independent Wireless One Corporation (IWO) and Sprint Spectrum L.P. (Sprint Spectrum) entered into an Asset Purchase Agreement (the Agreement) whereby IWO agreed to purchase from Sprint Spectrum certain assets and IWO assumed certain leases as stipulated in the Agreement. Under the Agreement, IWO purchased Sprint Spectrum's assets related to its wireless mobile telephone services in the Albany and Syracuse, New York and Manchester, New Hampshire markets (collectively, the "Acquired Markets"), which were wholly owned by Sprint Spectrum. The assets purchased by IWO primarily consisted of property, plant and equipment including network assets and retail stores located in the Acquired Markets. IWO assumed certain operating leases within the Acquired Markets; however no deferred revenue, commission or other similar liabilities were assumed. This transaction closed in the first quarter of 2000.

   Following the close of the transaction, IWO began operating the Acquired Markets as Sprint PCS markets through an affiliation agreement with Sprint Spectrum. Under the terms of this agreement, IWO sells wireless voice and data telephone services under the Sprint PCS brand name in exchange for a fee. Also as part of the agreement, Sprint Spectrum continues to provide network monitoring, customer service, billing and collection services to IWO.

2. Basis of Presentation

   Historically, financial statements have not been prepared for the Acquired Markets as they had no separate legal status or existence. The accompanying statements of assets sold and statements of revenues and expenses of the Acquired Markets have been prepared for inclusion in the Registration Statement of IWO Holdings, Inc. for purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X for the transaction between IWO and Sprint Spectrum L.P. These statements have been derived from the historical accounting records of Sprint Spectrum and include revenues and expenses directly attributable to the Acquired Markets. Certain revenues and expenses that are indirectly attributable to the Acquired Markets have been allocated using the methods set forth below. As a result, the statements may not be indicative of the financial position or operating results of the Acquired Markets had they been operated as a separate, stand-alone company. Management believes these allocation methodologies are reasonable and represent the most appropriate methods of determining the expenses of the Acquired Markets.

 Accounts Receivable

   The accounts receivable balances included in the accompanying statements of assets sold are those specifically associated with the subscribers of the Acquired Markets. Allocations have been made of certain unbilled revenue and bad debt accruals that are recorded by Sprint Spectrum at levels above the market level. These allocations are based on average subscribers of the Acquired Markets relative to total subscribers of Sprint Spectrum.

 Property, Plant & Equipment

   The property, plant and equipment balances included in the accompanying statements of assets sold are assets specifically associated with the Acquired Markets that were purchased by IWO pursuant to the Agreement.

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS
             (wholly owned by Independent Wireless One Corporation)

                     NOTES TO STATEMENTS OF ASSETS SOLD AND
                STATEMENTS OF REVENUES AND EXPENSES--(Continued)

 Revenues

   Service revenues included in the statements of revenues and expenses are those specifically related to subscribers of the Acquired Markets. Allocations have been made of certain unbilled revenue and bad debt accruals that are recorded by Sprint Spectrum at levels above the market level. These allocations are based on average subscribers of the Acquired Markets relative to total subscribers of Sprint Spectrum.

   Equipment revenues included in the statements of revenues and expenses related to the Albany and Syracuse, New York markets include those specifically related to equipment sales occurring in Sprint Spectrum's retail stores and equipment sales to third-party retail stores located within these markets.

   Certain equipment revenues related to the Manchester, New Hampshire market are directly attributable to subscribers within that market. The remaining equipment revenues related to the Manchester, New Hampshire market are based on allocations of equipment sales occurring in Sprint Spectrum's retail stores and equipment sales to third-party retail stores located in the Portland, Maine and Boston, Massachusetts districts, which include the Manchester, New Hampshire and other nearby markets. These allocations are based on the Manchester, New Hampshire market's gross subscriber activations relative to total gross subscriber activations of the markets included in the Portland, Maine and Boston, Massachusetts districts.

   Also included are allocations of revenues from equipment sales to national third-party retail chains. These allocations are based on the Acquired Market's gross subscriber activations via national third-party retail chains relative to total gross subscriber activations of Sprint Spectrum via national third-party retail chains.

 Costs of Services and Equipment

   Cost of services expense in the statements of revenues and expenses includes those expenses directly attributable to the Acquired Markets. In addition, allocations have been made of cost of services incurred at levels above the market level. These allocations are based on the Acquired Markets' directly attributable cost of services relative to the total Company's directly attributable cost of services.

   Cost of equipment included in the statements of revenues and expenses related to the Albany and Syracuse, New York markets is that specifically related to equipment sales occurring in Sprint Spectrum's retail stores and equipment sales to third-party retail stores located within these markets.

   Cost of equipment associated with certain equipment revenues related to the Manchester, New Hampshire market are directly attributable to subscribers within that market. The cost of equipment associated with the remaining equipment revenues related to the Manchester, New Hampshire market is based on allocations of the cost of equipment sales occurring in Sprint Spectrum's retail stores and third-party retail stores located in the Portland, Maine and Boston, Massachusetts districts, which include the Manchester, New Hampshire and other nearby markets. These allocations are based on the Manchester, New Hampshire market's gross subscriber activations relative to total gross subscriber activations of the markets included in the Portland, Maine and Boston, Massachusetts districts.

   Also included are allocations of the cost of equipment associated with equipment sales to national third-party retail chains. These allocations are based on the Acquired Market's gross subscriber activations via national third-party retail chains relative to total gross subscriber activations of Sprint Spectrum via national third-party retail chains.

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS
             (wholly owned by Independent Wireless One Corporation)

                     NOTES TO STATEMENTS OF ASSETS SOLD AND
                STATEMENTS OF REVENUES AND EXPENSES--(Continued)

 General and Administrative Expenses and Selling and Marketing Expenses

   Direct general and administrative expenses and selling and marketing expenses are those costs that were incurred as a result of providing wireless mobile telephone services in the Acquired Markets and which are no longer incurred by Sprint Spectrum subsequent to consummation of the transaction with IWO.

   General and administrative expenses and selling and marketing expenses of Sprint Spectrum that are indirectly associated with the Acquired Markets' operations were allocated to the Acquired Markets' statements of revenues and expenses based on the number of subscribers of the Acquired Markets relative to Sprint Spectrum's total subscribers.

 Depreciation Expense

   Depreciation expense included in the statements of revenues and expenses is related to the assets specifically associated with the Acquired Markets that were purchased by IWO pursuant to the Agreement.

3. Summary of Significant Accounting Policies

 Revenue Recognition

   Operating revenues are recognized as services are rendered or as equipment is delivered to customers. Operating revenues are recorded net of an estimate for uncollectible accounts.

 Property, Plant and Equipment

   Property, plant and equipment are stated at cost. The cost of property, plant and equipment is generally depreciated on a straight-line basis over estimated economic useful lives ranging from seven to 20 years. Repair and maintenance costs are expensed as incurred.

 Advertising

   Advertising costs are expensed when the advertisement occurs. Total advertising expense amounted to $3,073,065 in 1997, $2,438,388 in 1998 and $3,503,920 in 1999.

 Use of Estimates

   The statements of assets sold and statements of revenues and expenses are prepared in conformity with accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Also, as discussed in Note 2, the statements of revenues and expenses include allocations and estimates that are not necessarily indicative of the revenues, costs and expenses that would have resulted if the Acquired Markets had been operated as a separate stand-alone company.

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS
             (wholly owned by Independent Wireless One Corporation)

                     NOTES TO STATEMENTS OF ASSETS SOLD AND
                STATEMENTS OF REVENUES AND EXPENSES--(Continued)

4. Operating Leases

   The Acquired Markets' minimum rental commitments at year-end 1999 for all non-cancelable operating leases, consisting mainly of leases for cell and switch sites, are as follows:

             2000.......................... $1,249,543
             2001..........................    636,662
             2002..........................    358,375
             2003..........................    208,700
             2004..........................     67,949
             Thereafter....................    195,269

   The table excludes renewal options related to certain cell and switch site leases. These renewal options generally have five-year terms and may be exercised from time to time. The Acquired Markets' gross rental expense totaled $2,546,996 in 1997, $2,585,344 in 1998 and $2,810,292 in 1999.

5. Cash Flows

   The Acquired Markets' primary requirements for cash have been to fund operating losses and capital expenditures associated with the network build-out. Capital expenditures of the Acquired Markets were $58,209,747 in 1997, $13,071,747 in 1998 and $6,560,077 in 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

   Until , 2001, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. Each broker-dealer that receives notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. For a period of 90 days after the expiration date of the exchange offer this prospectus will be made available to any broker-dealer for use in connection with any such resale.

                               ----------------

                                   PROSPECTUS

                               ----------------


                      [LOGO OF INDEPENDENT WIRELESS ONE]

                               IWO HOLDINGS, INC.

                               Offer to Exchange
                 All Outstanding 14% Senior Notes due 2011 for
                         New 14% Senior Notes due 2011

                                     , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II.
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Officers and Directors

   The registrant's and co-registrant's Certificates of Incorporation (the "Certificates") provide that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), the registrant's and co-registrant's directors shall not be personally liable to the registrant or the co-registrant, as the case may be, or their respective stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant or co-registrant, as the case may be. Under the DGCL, the directors have a fiduciary duty to the registrant or co-registrant, as the case may be, which is not eliminated by these provisions of the Certificates and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. This provision does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

   Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The registrant's Certificate provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The co-registrant's Certificate provides that the co-registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the co-registrant, or is or was serving at the request of the co-registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, against expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding. The registrant and co-registrant have obtained liability insurance for its officers and directors.

   At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificates. The registrant and co-registrant are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

   The registrant and co-registrant have entered into indemnity agreements with each of their respective directors.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits


      Exhibit
       Number   Description
      -------   -----------
        1.1     Purchase Agreement, dated January 26, 2001, among IWO Holdings,
                Inc. and Independent Wireless One Corporation and Credit Suisse
                First Boston Corporation (acting through an affiliate,
                Donaldson, Lufkin & Jenrette Securities Corporation), Chase
                Securities Inc. BNP Paribas Securities Corp. and UBS Warburg
                LLC as representatives of the Initial Purchasers

        3.1     Amended and Restated Certificate of Incorporation of IWO
                Holdings, Inc. (replaces exhibit previously filed as Exhibit
                3.1 to IWO Holdings, Inc.'s Registration Statement on Form S-1,
                Registration No. 333-39746, filed on June 21, 2000)

        3.2 Bylaws of IWO Holdings, Inc., as amended (replaces exhibit previously filed as Exhibit 3.4 to IWO Holdings, Inc.'s
                Registration Statement on Form S-1, Registration No. 333-39746, filed on June 21, 2000)

        3.3     Certificate of Incorporation of Independent Wireless One
                Corporation, as amended

        3.4     Bylaws of Independent Wireless One Corporation, as amended

        4.1     Indenture, dated as of February 2, 2001, among IWO Holdings,
                Inc., Independent Wireless One Corporation and Firstar Bank,
                N.A., as trustee for the Senior Notes

        4.2     Form of certificate of 14% Rule 144A Senior Notes due 2011
                (included in Exhibit 4.1)

        4.3     Form of certificate of 14% Regulation S Senior Notes due 2011
                (included in Exhibit 4.1)

        4.4     Form of certificate of Exchange 14% Rule 144A Senior Notes due
                2011 (included in Exhibit 4.1)

        4.5 Form of certificate of Exchange 14% Regulation S Senior Notes due 2011 (included in Exhibit 4.1)

        4.6     Notes Registration Rights Agreement, dated as of February 2,
                2001, among IWO Holdings, Inc. and Independent Wireless One
                Corporation and Credit Suisse First Boston Corporation (acting through an affiliate, Donaldson, Lufkin & Jenrette Securities
                Corporation), Chase Securities Inc., BNP Paribas Securities
                Corp. and UBS Warburg LLC as representatives of the Initial
                Purchasers

        4.7 Security and Control Agreement, dated as of February 2, 2001, among IWO Holdings, Inc., Independent Wireless One Corporation and Firstar Bank, N.A., as securities intermediary for the Senior Notes

        5.1**   Opinion of Gibson, Dunn & Crutcher LLP

      +10.1 Sprint PCS Management Agreement, dated as of February 9, 1999, among Independent Wireless One Corporation, Sprint Spectrum
                L.P. and WirelessCo, L.P., as amended by Addendum I, Addendum
                II and Addendum III (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to IWO Holdings, Inc.'s Registration
                Statement on Form S-1, Registration No. 333-39746, filed on
                August 14, 2000)

      +10.2     Sprint PCS Services Agreement, dated as of February 9, 1999, between Independent Wireless One Corporation and Sprint
                Spectrum L.P. (incorporated by reference to Exhibit 10.5 to
                Amendment No. 1 to IWO Holdings, Inc.'s Registration Statement
                on Form S-1, Registration No. 333-39746, filed on August 14,
                2000)

       10.3 Sprint Trademark and Service Mark License Agreement, dated as of February 9, 1999, between Independent Wireless One
                Corporation and Sprint Communications Company, L.P.

      10.4 Sprint Spectrum Trademark and Service Mark License Agreement, dated as of February 9, 1999, between Independent Wireless One
                Corporation and Sprint Spectrum L.P.

      10.5      Consent and Agreement, dated as of December 17, 1999, between
                Sprint Spectrum L.P., Sprint Communications Company, L.P.,
                WirelessCo, L.P. and The Chase Manhattan Bank, as administrative agent

      10.6.1    Credit Agreement, dated as of December 20, 1999, among
                Independent Wireless One Corporation, as borrower, the lenders thereto from time to time, Chase Securities Inc., as book manager and lead arranger, First Union National Bank and BNP
                Paribas (as successor in interest to Paribas), as senior managing agents, UBS AG, Stamford Branch, as documentation agent, and The Chase Manhattan Bank, as administrative agent
                (incorporated by reference to Exhibit 10.27 to IWO Holdings,
                Inc.'s Registration Statement on Form S-1, Registration No.
                333-39746, filed on June 21, 2000)

      10.6.2    Amendment No. 1, dated as of June 30, 2000, to the Credit
                Agreement

      10.6.3    Amendment No. 2, dated as of December 8, 2000, to the Credit
                Agreement

      10.7.1    Amended and Restated Stockholders Agreement, dated as of
                December 4, 2000, between IWO Holdings, Inc. and the stockholders of IWO Holdings, Inc. party thereto (replaces exhibit previously filed as Exhibit 10.2 to IWO Holdings, Inc.'s Registration Statement on Form S-1, Registration No.
                333-39746, filed on June 21, 2000)

      10.7.2    Amendment No. 1, dated as of April 2, 2001, to the Amended and
                Restated Stockholders Agreement

      10.8      Lease, dated as of October 22, 1999, between Rosenblum
                Associates and Independent Wireless One Corporation, as amended
                (incorporated by reference to Exhibit 10.25 to IWO Holdings,
                Inc.'s Registration Statement on Form S-1, Registration No.
                333-39746, filed on June 21, 2000)

      10.9 Lease, dated as of September 30, 1996, between Jack Rosenblum and Sprint Spectrum L.P., as amended (incorporated by reference to Exhibit 10.26 to IWO Holdings, Inc.'s Registration Statement on Form S-1, Registration No. 333-39746, filed on
                June 21, 2000)

      10.10     Agreement for Management Advisory, Strategic Planning and
                Consulting Services, dated as of December 20, 1999, between
                Independent Wireless One Corporation and Investcorp
                International Inc. (incorporated by reference to Exhibit 10.22 to IWO Holdings, Inc.'s Registration Statement on Form S-1,
                Registration No. 333-39746, filed on June 21, 2000)

      10.11     Form of Founders Warrant (incorporated by reference to Exhibit
                10.1 to IWO Holdings, Inc.'s Registration Statement on Form S-
                1, Registration No. 333-39746, filed on June 21, 2000)

      10.12.1   Employment Agreement, dated as of April 9, 2000, between IWO
                Holdings, Inc., Independent Wireless One Corporation and Steven
                M. Nielsen (replaces exhibit previously filed as Exhibit 10.17 to IWO Holdings, Inc.'s Registration Statement on Form S-1,
                Registration No. 333-39746, filed on June 21, 2000)

      10.12.2   Letter Agreement, dated September 20, 2000, between IWO
                Holdings, Inc., Independent Wireless One Corporation and Steven
                M. Nielsen

      10.13.1   Employment Agreement, dated as of December 20, 1999, between
                IWO Holdings, Inc., Independent Wireless One Corporation and
                David L. Standig, as amended (incorporated by reference to Exhibit 10.14 to IWO Holdings, Inc.'s Registration Statement on
                Form S-1, Registration No. 333-39746, filed on June 21, 2000)

      10.13.2   Letter Agreement, dated September 1, 2000, between IWO
                Holdings, Inc., Independent Wireless One Corporation and David
                L. Standig

      10.13.3   Letter Agreement, dated as of April 24, 2001, between
                Independent Wireless One Corporation and David L. Standig

      10.14.1   Employment Agreement, dated as of December 20, 1999, between
                IWO Holdings, Inc., Independent Wireless One Corporation and
                John P. Hart, Jr., as amended (incorporated by reference to Exhibit 10.15 to IWO Holdings, Inc.'s Registration Statement on
                Form S-1, Registration No. 333-39746, filed on June 21, 2000)

      10.14.2   Letter Agreement, dated September 1, 2000, between IWO
                Holdings, Inc., Independent Wireless One Corporation and John
                P. Hart, Jr.

      10.15*    IWO Holdings, Inc. Management Stock Incentive Plan, as amended
                (replaces exhibit previously filed as Exhibit 10.18 to IWO
                Holdings, Inc.'s Registration Statement on Form S-1,
                Registration No. 333-39746, filed on June 21, 2000)

      10.16.1   Stock Option Agreement, dated as of December 20, 1999, between
                IWO Holdings, Inc. and David L. Standig

      10.16.2   Stock Option Agreement, dated as of December 20, 1999, between
                IWO Holdings, Inc. and John Hart, Jr.

      10.16.3   Stock Option Agreement, dated as of March 20, 2000, between IWO
                Holdings, Inc. and David L. Standig

      10.16.4   Stock Option Agreement, dated as of March 20, 2000, between IWO
                Holdings, Inc. and John Hart, Jr.

      10.16.5   Stock Option Agreement, dated as of April 9, 2000, between IWO
                Holdings, Inc. and Steven M. Nielsen

      10.16.6   Stock Option Agreement, dated as of September 13, 2000, between
                IWO Holdings, Inc. and Steven M. Nielsen

      10.16.7   Stock Option Agreement, dated as of April 27, 2001, between IWO
                Holdings, Inc. and Timothy J. Medina

      10.17.1   Stock Option Agreement, dated as of December 20, 1999, between
                IWO Holdings, Inc. and J.K. Hage III

      10.17.2   Stock Option Agreement, dated as of December 20, 1999, between
                IWO Holdings, Inc. and Solon L. Kandel (incorporated by reference to Exhibit 10.20 to IWO Holdings, Inc.'s Registration
                Statement on Form S-1, Registration No. 333-39746, filed on
                June 21, 2000)

      10.17.3   Stock Option Agreement, dated as of December 20, 1999, between
                IWO Holdings, Inc. and Alfred F. Boschulte (incorporated by reference to Exhibit 10.21 to IWO Holdings, Inc.'s Registration
                Statement on Form S-1, Registration No. 333-39746, filed on
                June 21, 2000)

      10.17.4   Letter Agreement, dated September 17, 2000, between IWO
                Holdings, Inc., Independent Wireless One Corporation and J.K.
                Hage III

      10.17.5   Consulting Agreement, dated September 17, 2000, between IWO
                Holdings, Inc., Independent Wireless One Corporation and J.K.
                Hage III

      10.17.6   Letter Agreement, dated August 24, 2000, between IWO Holdings,
                Inc., Independent Wireless One Corporation and Solon L. Kandel

      10.17.7   Letter Agreement, dated November 6, 2000, between IWO Holdings,
                Inc., Independent Wireless One Corporation and Solon L. Kandel

      10.18 Form of Management Bonus Stock Purchase Agreement (incorporated by reference to Exhibit 10.23 to IWO Holdings, Inc.'s
                Registration Statement on Form S-1, Registration No. 333-39746, filed on June 21, 2000)

      10.19     Form of Management Warrant (incorporated by reference to
                Exhibit 10.24 to IWO Holdings, Inc.'s Registration Statement on
                Form S-1, Registration No. 333-39746, filed on June 21, 2000)

      10.20     Warrant Agreement, dated as of February 2, 2001, between IWO
                Holdings, Inc. and Firstar Bank, N.A., as warrant agent

      10.21     Warrant Registration Rights Agreement, dated as of February 2,
                2001, among IWO Holdings, Inc. and Credit Suisse First Boston
                Corporation (acting through an affiliate, Donaldson, Lufkin &
                Jenrette Securities Corporation), Chase Securities Inc., BNP
                Paribas Securities Corp. and UBS Warburg LLC as representatives of the Initial Purchasers

      10.22.1   Employment Agreement, dated as of April 27, 2001, between IWO
                Holdings, Inc., Independent Wireless One Corporation and
                Timothy J. Medina

      12.1*     Computation of Ratio of Earnings to Fixed Charges for IWO
                Holdings, Inc.

      21.1      Subsidiaries of IWO Holdings, Inc. (incorporated by reference to Exhibit 21.1 to IWO Holdings, Inc.'s Registration Statement
                on Form S-1, Registration No. 333-39746, filed on June 21,
                2000)

      23.1*     Consent of PricewaterhouseCoopers LLP, Independent Accountants

      23.2*     Consent of Ernst & Young LLP, Independent Auditors

      23.3**    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                5.1)

      24.1      Power of Attorney (see Signature Pages)

      25.1 Form T-1 Statement of Eligibility of Firstar Bank, N.A. to act as Trustee under the Indenture

      99.1**    Form of Letter of Transmittal

      99.2**    Form of Notice of Guaranteed Delivery

      99.3** Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

      99.4**    Letter to Clients for Use by Brokers, Dealers, Commercial
                Banks, Trust Companies and Other Nominees

--------
 * Filed herewith. All other exhibits have been previously filed unless otherwise indicated.
**  To be filed by amendment.
+Confidential treatment has been requested for portions of these exhibits.
   Omitted material has been filed separately with the Commission.

   (b) Financial Statement Schedules

     None.

Item 22. Undertakings

   The undersigned registrant and co-registrant hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrant and co-registrant hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant or co-registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant and co-registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant or co-registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant and co-registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on July 9, 2001.


                                          IWO Holdings, Inc.

                                                /s/ Steven M. Nielsen

                                          By: _________________________________
                                                     Steven M. Nielsen
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


             Signature                           Title                    Date
             ---------                           -----                    ----


       /s/ Steven M. Nielsen         President, Chief Executive          July 9, 2001
____________________________________  Officer and Director
         Steven M. Nielsen            (Principal Executive
                                      Officer)


                 *                   Chief Financial Officer             July 9, 2001
____________________________________  (Principal Financial
         Timothy J. Medina            Officer and Principal
                                      Accounting Officer)

                 *                   Director                            July 9, 2001
____________________________________
           J.K. Hage III

                 *                   Director                            July 9, 2001
____________________________________
          Solon L. Kandel

                 *                   Director                            July 9, 2001
____________________________________
       Christopher J. Stadler

                 *                   Director                            July 9, 2001
____________________________________
           Mamoun Askari

                 *                   Director                            July 9, 2001
____________________________________
           James O. Egan

                 *                   Director                            July 9, 2001
____________________________________
         Thomas J. Sullivan

                 *                   Director                            July 9, 2001
____________________________________
           Savio W. Tung

                 *                   Director                            July 9, 2001
____________________________________
       Christopher J. O'Brien

                 *                   Director                            July 9, 2001
____________________________________
        Alfred F. Boschulte

             Signature                           Title                    Date
             ---------                           -----                    ----

                 *                   Director                            July 9, 2001
____________________________________
            Brian Kwait

                 *                   Director                            July 9, 2001
____________________________________
           Harley Ruppert

                 *                   Director                            July 9, 2001
____________________________________
         Charles K. Marquis


  /s/ Steven M. Nielsen

*By: __________________________
       Steven M. Nielsen
       Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on July 9, 2001.


                                          Independent Wireless One Corporation

                                                     /s/ Steven M. Nielsen

                                          By:__________________________________
                                                     Steven M. Nielsen
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


             Signature                           Title                    Date
             ---------                           -----                    ----


       /s/ Steven M. Nielsen         President, Chief Executive          July 9, 2001
____________________________________  Officer and Director
         Steven M. Nielsen            (Principal Executive
                                      Officer)


                 *                   Chief Financial Officer             July 9, 2001
____________________________________  (Principal Financial
         Timothy J. Medina            Officer and Principal
                                      Accounting Officer)

                 *                   Director                            July 9, 2001
____________________________________
           J.K. Hage III

                 *                   Director                            July 9, 2001
____________________________________
          Solon L. Kandel

                 *                   Director                            July 9, 2001
____________________________________
       Christopher J. Stadler

                 *                   Director                            July 9, 2001
____________________________________
           Mamoun Askari

                 *                   Director                            July 9, 2001
____________________________________
           James O. Egan

                 *                   Director                            July 9, 2001
____________________________________
         Thomas J. Sullivan

                 *                   Director                            July 9, 2001
____________________________________
           Savio W. Tung

                 *                   Director                            July 9, 2001
____________________________________
       Christopher J. O'Brien

                 *                   Director                            July 9, 2001
____________________________________
        Alfred F. Boschulte


             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   Director                            July 9, 2001
____________________________________
            Brian Kwait

                 *                   Director                            July 9, 2001
____________________________________
           Harley Ruppert

                 *                   Director                            July 9, 2001
____________________________________
         Charles K. Marquis


   /s/ Steven M. Nielsen

*By:____________________________
       Steven M. Nielsen
       Attorney-in-fact

                                 EXHIBIT INDEX


 Exhibit
 Number  Description
 ------- -----------
  10.15  IWO Holdings, Inc. Management Stock Incentive Plan, as amended

  12.1   Computation of Ratio of Earnings to Fixed Charges for IWO Holdings,
         Inc.

  23.1   Consent of PricewaterhouseCoopers LLP, Independent Accountants

  23.2   Consent of Ernst & Young LLP, Independent Auditors
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